As filed with the Securities and Exchange Commission on April 14, 2010

Registration No. 333-165465

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DUPONT FABROS TECHNOLOGY, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Maryland		26-0559473
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1212 New York Avenue, NW

Suite 900

Washington, DC 20005

(202) 728-0044

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6798	20-8718331
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1212 New York Avenue, NW

Suite 900

Washington, DC 20005

(202) 728-0044

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Additional Guarantor Registrants Listed on the Following Page

Hossein Fateh

President and Chief Executive Officer

DuPont Fabros Technology, Inc.

1212 New York Avenue, NW

Suite 900

Washington, DC 20005

(202) 728-0044

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

J. Warren Gorrell, Jr., Esq.

Stuart A. Barr, Esq.

Hogan & Hartson LLP

555 Thirteenth Street, NW

Washington, D.C. 20004-1109

(202) 637-5600

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
(DuPont Fabros Technology, Inc. only)
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
8 1/2 % Senior Notes Due 2017	$550,000,000	100%	$550,000,000	$39,215
Guarantees of the 8 1/2% Senior Notes	$550,000,000	(3)	(3)	None
Total	$550,000,000	—	$550,000,000	$39,215

(1)	Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee.
(2)	The registration fee was previously paid.
(3)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate consideration will be received for the guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL GUARANTOR REGISTRANTS (1)(2)(3)

Exact Name of Guarantor	State of Incorporation or Organization	I.R.S. Employer Identification No.
Grizzly Equity LLC	Delaware	20-5853814
Grizzly Ventures LLC	Delaware	20-4744993
Lemur Properties LLC	Delaware	54-2098843
Porpoise Ventures LLC	Delaware	20-3005320
Quill Equity LLC	Delaware	26-0414110
Rhino Equity LLC	Delaware	26-0414185
Tarantula Interests LLC	Delaware	20-8495858
Tarantula Ventures LLC	Delaware	20-8495821
Whale Holdings LLC	Delaware	26-1962238
Whale Interests LLC	Delaware	Not applicable
Whale Ventures LLC	Delaware	20-0410841
Yak Management LLC	Delaware	26-1961985
Yak Interests LLC	Delaware	Not applicable
Xeres Management LLC	Delaware	26-1562612
Xeres Interests LLC	Delaware	26-1562666
Fox Properties LLC	Delaware	26-1277267

(1)	The address and telephone number for each of the additional guarantor registrants is 1212 New York Avenue, NW, Suite 900, Washington, DC 20005, (202) 728-0044.
(2)	The name, address, including zip code, and telephone number, including area code, of agent for service for each of the additional guarantor registrants is Richard A. Montfort, Jr., General Counsel and Secretary of Dupont Fabros Technology, Inc.
(3)	The Primary Standard Industrial Classification Code Number for each additional guarantor registrant is .

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED                     , 2010

PROSPECTUS

DuPont Fabros Technology, L.P.

EXCHANGE OFFER OF

$550,000,000 OF OUR 8 1/2% SENIOR NOTES DUE 2017

Unconditionally Guaranteed by

DuPont Fabros Technology, Inc.

And the other Guarantors

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT

5:00 P.M., NEW YORK CITY TIME,                     , 2010 UNLESS EXTENDED.

Terms of the exchange offer:

•

The exchange notes are being registered with the Securities and Exchange Commission (the “SEC”) and are being offered in exchange for the original notes that were previously issued in an offering exempt, pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), from the Securities and Exchange Commission’s registration requirements. The terms of the exchange offer are summarized below and are more fully described in this prospectus.

•

We will exchange all original notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer. The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2010, unless extended by us.

•	You may withdraw tenders of original notes at any time prior to the expiration of the exchange offer.

•

We believe that the exchange of original notes will not be a taxable event for U.S. federal income tax purposes, but you should see “The Exchange Offer—Tax Consequences of the Exchange Offer” and “Material U.S. Federal Income Tax Considerations” on pages 40 and 123, respectively, of this prospectus for more information.

•	We will not receive any proceeds from the exchange offer.

•

The terms of the exchange notes are substantially identical to the original notes, except that the exchange notes are registered under the Securities Act of 1933, as amended, and the transfer restrictions and registration rights applicable to the original notes do not apply to the exchange notes.

•

The exchange notes will be guaranteed on a senior unsecured basis by DuPont Fabros Technology, Inc., and by each of the following subsidiaries of DuPont Fabros Technology, Inc.: Grizzly Equity LLC, Grizzly Ventures LLC, Lemur Properties LLC, Porpoise Ventures LLC, Quill Equity LLC, Rhino Equity LLC, Tarantula Interests LLC, Tarantula Ventures LLC, Whale Holdings LLC, Whale Interests LLC, Whale Ventures LLC, Yak Management LLC, Yak Interests LLC, Xeres Management LLC, Xeres Interests LLC and Fox Properties LLC (the “Guarantors”).

•

On each of December 15, 2015 and December 15, 2016, $125 million in principal amount of the exchange notes will become due and payable, with the remaining $300 million due and payable at maturity on December 15, 2017.

•	Interest on the exchange notes will accrue at a rate of 8 1/2% per annum, payable semi-annually in cash in arrears on December 15 and June 15 of each year, commencing June 15, 2010.

•	We do not intend to list the exchange notes on any securities exchange or to have them approved for any automated quotation system.

Each broker-dealer that receives exchange notes pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such securities. If the broker-dealer acquired the original notes as a result of market-making or other trading activities, such broker-dealer may use the prospectus for the exchange offer, as supplemented or amended, in connection with resales of the exchange notes. Broker-dealers who acquired the original notes directly from us in the initial offering must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with the secondary resales and cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988).

Investments in these securities involve risks. See Risk Factors beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus, the letter of transmittal and the notice of guaranteed delivery are first being mailed to all holders of the original notes on                     , 2010.

The date of this prospectus is                     , 2010.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The following discussion should be read in conjunction with the financial statements and notes included elsewhere in this prospectus. This prospectus contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended. We caution investors that any forward-looking statements presented in this prospectus are based on management’s beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” and similar expressions, which do not relate solely to historical matters, are intended to identify forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you that while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted by actual events when they occur after we make such statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on results and trends at the time they are made, to anticipate future results or trends.

Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	adverse economic or real estate developments in our markets or the technology industry, including a continued and prolonged economic downturn;

•	general and local economic conditions;

•	defaults on or non-renewal of leases by tenants, including by our three largest tenants that accounted for 66% of our annualized base rent as of December 31, 2009;

•	failure to obtain necessary financing, extend the maturity of or refinance our existing debt, or comply with the financial and other covenants of the agreements that govern our existing debt;

•	failure to successfully complete or delays in completing our development properties;

•	failure to successfully operate stabilized properties and/or lease-up the completed but not yet stabilized properties;

•	decreased rental rates, increased vacancy rates or tenant bankruptcies;

•	increased interest rates;

•	the failure to qualify and maintain qualification as a REIT;

•	adverse changes in tax laws;

•	environmental uncertainties;

•	risks related to natural disasters;

•	financial market fluctuations, including disruptions in the credit markets and the availability of capital and other financing;

•	changes in real estate and zoning laws; and

•	any inability to recover from our tenants’ significant increases in operating expenses, including real property tax rates.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance including factors and risks included in other sections of this prospectus. For a further

ii

discussion of these and other factors that could cause our future rseults to differ materially from any forward-looking statements, see the risk factors described under the “Risk Factors” section of this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

All forward-looking statements included in this prospectus are based on information available at the time the statement is made. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL DUPONT FABROS TECHNOLOGY, L.P. ACCEPT SURRENDERS OF ORIGINAL NOTES FOR EXCHANGE FROM, HOLDERS IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

iii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus. Because this is a summary, it may not contain all the information that may be important to you. You should read the entire prospectus before making an investment decision. Unless otherwise indicated or required by the context, references in this prospectus to (i) “we,” “our,” “us” and the “Company” refer to DuPont Fabros Technology, Inc. (“DFT” or the “REIT”), DuPont Fabros Technology, L.P. (the “Operating Partnership”) and their respective subsidiaries, collectively, and (ii) “fiscal year” refers to the twelve-month period ended December 31 of the applicable year.

DuPont Fabros Technology, L.P. and DuPont Fabros Technology, Inc.

DuPont Fabros Technology, L.P. is a majority-owned operating partnership subsidiary of DuPont Fabros Technology, Inc. DFT is the sole general partner of the Operating Partnership and, as of December 31, 2009, owned approximately 63% of the partnership interests in the Operating Partnership. DFT and the Operating Partnership were each formed on March 2, 2007, and are each headquartered in Washington, D.C. We are a fully integrated, self-administered and self-managed company formed primarily to own, acquire, develop and operate wholesale data centers. DFT is organized so as to qualify, and have elected to be taxed, as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended (the “Code”).

We are a leading owner, developer, operator and manager of large-scale data center facilities leased to tenants under long-term leases—commonly referred to as “wholesale data centers.” Our data centers are highly specialized, secure facilities used by our tenants—primarily national and international technology companies, including Microsoft, Yahoo!, Facebook and Google—to house, power and cool the computer servers which support many of their most critical business processes. We lease the raised square footage and available power of each of our facilities to our tenants under long-term triple-net leases, which contain annual rental increases. Our data centers are strategically located in major population centers with significant electrical power availability and hubs of extensive fiber network connectivity. For the year ended December 31, 2009, we generated $200.3 million of total revenues and $2.9 million in net income, which included a $13.7 million loss on discontinuance of cash flow hedge. As of December 31, 2009, we had total assets of $2.0 billion.

The Operating Partnership holds a fee simple interest in seven operating data centers—referred to as ACC2, ACC3, ACC4, ACC5 Phase I, VA3, VA4 and CH1 Phase I—two data center properties under current development—referred to as NJ1 Phase I and ACC5 Phase II —three data center properties under future development—CH1 Phase II, NJ1 Phase II and SC1 Phases I and II—and land that may be used to develop three additional data centers—referred to as ACC6, ACC7 and SC2.

We derive substantially all of our revenue from rents received from tenants under existing leases at each of our operating properties. We believe our data centers are engineered to the highest specifications commercially available and provide sufficient power to meet the needs of the world’s largest technology companies. Our data center in Northern Virginia known as ACC5 is the prototype for our ground-up developments due to its enhanced power capacity and flexible design, which enables us to accommodate both smaller and larger tenants in a single, secure facility. Our ACC5 data center is designed to provide tenants with a total of 36.4 megawatts, or MW, of power, which we refer to as critical load. Critical load is that portion of each facility’s total power capacity that is made available for the exclusive use by our tenants to operate their computer servers. Because we believe that critical load is the primary factor used by tenants in evaluating their data center requirements, our rents are based on the amount of power that we make available to our tenants, rather than the amount of space that they occupy.

We also provide certain technical services to our tenants as a contractor on a purchase order basis, including layout design and installation of electrical power circuits, data cabling, server cabinets and racks, computer room airflow analyses and monitoring and other services requested by our tenants. By combining our properties with these core operating functions, we believe that we are well positioned as a fully-integrated wholesale data center provider, capable of developing, leasing, operating and managing our growing portfolio.

Our principal executive offices are located at 1212 New York Avenue, NW, Suite 900, Washington, DC 20005, and our main telephone number is (202) 728-0044. We maintain our general corpoarte website at http://www.dft.com. Information on or connected to our website is neither part of nor incorporated into this prospectus.

The Exchange Offer

On December 11, 2009, the Operating Partnership completed the offering of $550,000,000 aggregate principal amount of 8 1/2% Senior Notes due 2017. The offering was made in reliance upon the Rule 144A exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). As part of the offering, we entered into a registration rights agreement with the initial purchasers of the original notes in which we agreed, among other things, to deliver this prospectus and to complete an exchange offer for the original notes. Below is a summary of the exchange offer.

Securities Offered	Up to $550,000,000 aggregate principal amount of exchange 8 1/2% Senior Notes due 2017 which have been registered under the Securities Act. The form and terms of these exchange notes are identical in all material respects to those of the original notes. The exchange notes, however, will not contain transfer restrictions and registration rights applicable to the original notes.

The Exchange Offer	We are offering to exchange $1,000 principal amount of our 8 1/2% Senior Notes due 2017, which have been registered under the Securities Act and which we refer to as the “exchange notes,” for each $1,000 principal amount of our outstanding, unregistered 8 1/2% Senior Notes due 2017, which we issued on December 11, 2009, and which we refer to as the “original notes” (the “Exchange Offer”). No notes of principal amount of $2,000 or less shall be exchanged in part. Unless we specify otherwise or the context indicates otherwise, we refer to the exchange notes and the original notes together as the “notes.”

In order to be exchanged, an original note must be properly tendered and accepted. All original notes that are validly tendered and not withdrawn will be exchanged. As of the date of this prospectus, there are $550,000,000 principal amount of 8 1/2% original notes outstanding. We will issue exchange notes promptly after the expiration of the Exchange Offer.

Resales	Based on interpretations by the staff of the Securities and Exchange Commission (the “SEC”), as detailed in a series of no-action letters issued to third parties, we believe that the exchange notes issued in the Exchange Offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes; and

•	you are not our affiliate.

Rule 405 under the Securities Act defines “affiliate” as a person that, directly or indirectly, controls or is controlled by, or is under common control with, a specified person.

If you are participating in the Exchange Offer for the purpose of distributing the exchange notes to be acquired in the Exchange Offer, you cannot rely on the position of the staff of the SEC enunciated in the no-action letters referred to above or interpretive letters to a similar effect, and you must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a resale of the exchange notes. If you fail to comply with these requirements you may incur liabilities under the Securities Act, and we will not indemnify you for such liabilities.

Each broker or dealer that receives exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale, or other transfer of the exchange notes issued in the Exchange Offer.

Expiration date	5:00 p.m., New York City time, on , 2010, unless we extend the expiration date.

Withdrawal rights	You may withdraw tenders of the original notes at any time prior to 5:00 p.m., New York City time, on the expiration date. For more information, see the section entitled “The Exchange Offer” under the heading “Terms of the Exchange Offer.”

Conditions to the Exchange Offer	The Exchange Offer is subject to certain customary conditions, which we may waive in our sole discretion. For more information, see the section entitled “The Exchange Offer” under the heading “Conditions to the Exchange Offer.” The Exchange Offer is not conditioned upon the exchange of any minimum principal amount of original notes.
Procedures for tendering original notes	If you wish to accept the Exchange Offer, you must (i) complete, sign and date the accompanying letter of transmittal, or a facsimile copy of such letter, in accordance with its instructions and the instructions in this prospectus, and (ii) mail or otherwise deliver the executed letter of transmittal, together with the original notes and any other required documentation to the exchange agent at the address set forth in the letter of transmittal. If you are a broker, dealer, commercial bank, trust company or other nominee and you hold original notes through The Depository Trust Company, or DTC, and wish to accept the Exchange Offer, you must do so pursuant to DTC’s automated tender offer program.

If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your original notes in the Exchange Offer, we urge you to promptly contact the person or entity in whose name your original notes are registered and instruct that person or entity to tender on your behalf. If you wish to tender your original notes in the Exchange Offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your original notes, either make appropriate arrangements to register ownership of your original notes in your name or obtain a properly completed bond power from the person or entity in whose name your original notes are registered. The transfer of registered ownership may take considerable time.

Guaranteed delivery procedures	If you wish to tender your original notes and your original notes are not immediately available or you cannot deliver your original notes, the letter of transmittal or any other documents required to the exchange agent (or comply with the procedures for book-entry transfer) prior to the expiration date, you must tender your original notes according to the guaranteed delivery procedures set forth in the section entitled “The Exchange Offer” under the heading “Guaranteed Delivery Procedures.”

Taxation	We believe the exchange pursuant to the Exchange Offer will generally not be a taxable event for U.S. federal income tax purposes. For more details, see the sections entitled “The Exchange Offer—Tax Consequences of the Exchange Offer” and “Material U.S. Federal Income Tax Considerations.”

Consequences of failure to exchange	If you do not exchange the original notes, they will remain entitled to all the rights and preferences and will continue to be subject to the limitations contained in the indenture governing the notes. However, following the Exchange Offer, all outstanding original notes will still be subject to the same restrictions on transfer, and we will have no obligation to register outstanding original notes under the Securities Act.

Use of proceeds	We will not receive any proceeds from the Exchange Offer. For more details, see the “Use of Proceeds” section.

Exchange agent	The Bank of New York Mellon is serving as the exchange agent in connection with the Exchange Offer. The address, telephone number and facsimile number of the exchange agent are listed under the heading “The Exchange Offer—Exchange Agent.”

The Notes

Issuer	DuPont Fabros Technology, L.P.

Notes Offered	$550,000,000 aggregate principal amount of 8 1/2% senior notes due 2017.

Maturity Date	December 15, 2017. On each of December 15, 2015 and December 15, 2016, $125 million in principal amount of our notes will become due and payable, with the remaining $300 million due and payable at maturity on December 15, 2017.

Interest	Interest on the notes will accrue at a rate of 8 1/2 % per annum, payable semi-annually in cash in arrears on December 15 and June 15 of each year, commencing June 15, 2010.

Guarantees	The notes are and the exchange notes will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis by DuPont Fabros Technology, Inc., our general partner, and certain of our restricted subsidiaries, including our subsidiaries that own the ACC2, ACC3, ACC4, VA3, VA4 and CH1 data centers, the ACC5 data center and the ACC6 parcel of land and the NJ1 development property, but excluding the owners of the SC1 parcel of land at which we have completed initial site work and the SC2 parcel of land, and the ACC7 parcel of land.

Ranking	The notes will be our senior unsecured obligations and:

•	will rank equally in right of payment with all of our existing and future unsecured indebtedness;

•	will rank senior in right of payment to all of our existing and future subordinated indebtedness;

•	will be effectively subordinated in right of payment to all of our existing and future secured indebtedness; and

•	will be structurally subordinated, and effectively junior, to and liabilities of our subsidiaries that do not guarantee the notes.

The guarantees will be each guarantor’s senior unsecured obligations and:

•	will rank equally in right of payment with all of such guarantor’s existing and future unsecured indebtedness;

•	will rank senior in right of payment to all of such guarantor’s existing and future subordinated indebtedness; and

•	will be effectively subordinated in right of payment to all of such guarantor’s existing and future secured indebtedness.

As of December 31, 2009, the Operating Partnership and the guarantors had total indebtedness of $898.5 million (of which $348.5 million is secured indebtedness).

Optional Redemption	At any time prior to December 15, 2013, we may redeem the notes, in whole or in part, by paying the make whole amount described under the “Description of the Notes—Optional Redemption.” On or after December 15, 2013, we may redeem some or all of the notes at the redemption prices set forth under “Description of the Notes,” plus accrued and unpaid interest to the date of redemption. On or prior to December 15, 2012, we may, at our option, redeem up to 35% of the aggregate principal amount of the notes at the premium set forth under “Description of the Notes,” plus accrued and unpaid interest, with the net cash proceeds of certain equity offerings.

Change of Control	If we or DFT experiences a change of control (as hereinafter defined), we must offer to purchase the notes at 101% of their face amount, plus accrued and unpaid interest.

Asset Sale Offer	Upon certain assets sales, we may be required to offer to use the net proceeds of the asset sale to purchase some of the notes at 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of the purchase.

Certain Covenants	The indenture governing the notes will, among other things, limit our ability and the ability of our restricted subsidiaries to, among other things:

•	incur secured or unsecured debt;

•	enter into sale and leaseback transactions;

•	make certain dividend payments, distributions and investments;

•	enter into transactions with affiliates;

•	enter into agreements limiting our ability to make certain transfers and other payments from subsidiaries;

•	sell assets; and

•	merge, consolidate or transfer all or substantially all of our assets.

We and the subsidiary guarantors are also required to maintain total unencumbered assets of at least 150% of our unsecured debt on a consolidated basis.

These covenants contain important exceptions, limitations and qualifications. For so long as the notes are rated investment grade, certain covenants will be suspended with respect to the notes and the subsidiary guarantees will be released. For more details, see “Description of the Notes.”

Risk Factors

See “Risk Factors” and the other information in this prospectus for a discussion of factors you should carefully consider before deciding to participate in the Exchange Offer.

RISK FACTORS

Before you participate in the Exchange Offer, you should be aware that there are various risks, including the ones listed below. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to participate in the Exchange Offer. The risks and uncertainties described below are not the only risks and uncertainties that we face. Some statements in this prospectus including statements in the following risk factors constitute forward-looking statements. Please refer to the section entitled “Special Note Regarding Forward-Looking Statements” at the beginning of this prospectus.

Risks Related to the Notes

The Operating Partnership has significant outstanding indebtedness that involves significant debt service obligations, limits its operational and financial flexibility, exposes it to interest rate fluctuations and exposes it to the risk of default under its debt obligations.

As of December 31, 2009, the Operating Partnership and the guarantors had total indebtedness of $898.5 million (of which $348.5 million is secured indebtedness). The Operating Partnership may incur additional debt for various purposes, including, without limitation, to fund future acquisition and development activities and operational needs. The Operating Partnership’s outstanding indebtedness, and the limitations imposed on it by its debt agreements, could have significant adverse consequences, including the following:

•	make it more difficult for the Operating Partnership to satisfy its obligations with respect to the notes;

•

limit the Operating Partnership’s ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements, or to carry out other aspects of its business plan;

•	limit the Operating Partnership’s ability to refinance its indebtedness at maturity or impose refinancing terms that may be less favorable than the terms of its original indebtedness;

•

require the Operating Partnership to dedicate a substantial portion of its cash flow from operations to payments on indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures and other general corporate requirements, or adversely affect its ability to meet REIT distribution requirements imposed by the Code;

•	cause the Operating Partnership to violate restrictive covenants in its loan documents, which would entitle its lenders to accelerate its debt obligations;

•	cause the Operating Partnership to default on its obligations, causing lenders or mortgagees to foreclose on its properties that secure its loans and receive an assignment of its rents and leases;

•	force the Operating Partnership to dispose of one or more of its properties, possibly on unfavorable terms or in violation of certain covenants that it may be subject to;

•	expose the Operating Partnership to fluctuations in interest rates, to the extent its borrowings bear variable interest rates; and

•

limit the Operating Partnership’s ability to make material acquisitions or take advantage of business opportunities that may arise and limit its flexibility in planning for, or reacting to, changes in its business and industry, thereby limiting its ability to compete effectively or operate successfully.

If any one of these events were to occur, the Operating Partnership’s operations and financial condition would be materially adversely affected.

The Operating Partnership’s ability to meet its payment and other obligations under its debt instruments depends on its ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond its control. The Operating Partnership cannot assure you that its business will generate cash flow from operations, or that future borrowings will be available to it under its existing or any future credit facilities or otherwise, in an amount sufficient to enable it to meet its payment obligations under the notes and its other debt and to fund other liquidity needs. If the Operating Partnership is not able to generate sufficient cash flow to service its debt obligations, it may need to refinance or restructure its debt, including the notes, sell assets, reduce or delay capital investments, or seek to raise additional capital. If the Operating Partnership is unable to implement one or more of these alternatives, it may not be able to meet its payment obligations under the notes and its other debt and other obligations.

A substantial amount of the Operating Partnership’s indebtedness has a stated maturity prior to the notes.

Prior to the repayment of any portion of the notes, the Operating Partnership will be required to refinance or repay the Credit Agreement, dated October 24, 2008, as amended by the First Amendment, dated February 10, 2009, the Second Amendment, dated December 3, 2009 and the Third Amendment, dated March 24, 2010, entered into by the Operating Partnership and our subsidiaries that own the ACC4 and CH1 facilities (as amended, the “ACC4 Term Loan”) and the Credit Agreement, dated December 2, 2009, as amended by the First Amendment, dated December 10, 2009 and the Second Amendment, dated March 26, 2010, entered into by the Operating Partnership and our subsidiary that owns the ACC5 data center (as amended, the “New ACC5 Term Loan”) in a total principal amount of approximately $348.5 million. It is unlikely that the Operating Partnership’s business will generate sufficient cash flow from operations to enable it to repay such debt and it cannot assure you that it will be able to refinance any such debt, or any additional debt it incurs subsequent to the date hereof, on commercially reasonable terms or at all. If the Operating Partnership is unable to make payments or refinance our debt, or obtain new financing under these circumstances, it would have to consider other options, such as:

•	sales of assets;

•	sales of equity; and

•	negotiations with its lenders to restructure the applicable debt.

The Operating Partnership’s credit facilities and the indenture governing the notes may restrict, or market or business conditions may limit, our ability to do some of these things. In addition, certain of the leases in effect at VA4, ACC2, ACC3 and ACC4 prohibit the Operating Partnership (and other leases in the future may prohibit the Operating Partnership) during the terms of such leases, from selling the property to a third party that is a competitor of such tenant.

Despite the Operating Partnership’s current indebtedness levels, it may still be able to incur substantially more debt including secured debt. This could exacerbate further the risks associated with the Operating Partnership’s substantial leverage.

The Operating Partnership and its subsidiaries may be able to incur substantial additional indebtedness, including additional secured indebtedness, in the future. The terms of the indenture do not restrict the incurrence of indebtedness by DFT or its subsidiaries (present or future) who are not subsidiaries of the Operating Partnership and restrict, but do not completely prohibit, the Operating Partnership and its restricted subsidiaries from doing so. The indenture will also allow the Operating Partnership and restricted subsidiaries to incur certain secured debt which would be effectively senior to the notes. In addition, the indenture will not prevent the Operating Partnership or restricted subsidiaries from incurring other liabilities that do not constitute indebtedness. See “Description of the Notes.” If new debt or other liabilities are added to our current debt levels, the related risks that the Operating Partnership now face could intensify.

Our development of ACC5 Phase II and NJ1 Phase I using the proceeds of the original offering may not meet our commercial expectations and involve the risks associated with developing new data centers.

We used a portion of the net proceeds from the original offering of the notes to complete the ACC5 Phase II and NJ1 Phase I data centers. As with any data centers under development, we may not be able to complete or fully lease these data centers on the schedule we expect. Moreover, we may need to grant various concessions to attract new tenants. In this regard, CH1 Phase I has taken longer to lease than we originally planned. Like the CH1 data center, the NJ1 data center is in a geographic area new to us where we are targeting enterprise customers in addition to our traditional technology customers. If our new data centers are not commercially successful, they may not generate the cash flow or return on investment that we expect.

The notes and the related guarantees effectively will be junior in right of payment to the liabilities of the Operating Partnership’s non-guarantor subsidiaries and any secured indebtedness of it or its guarantor subsidiaries.

Only DFT and certain of the Operating Partnership’s restricted subsidiaries, including the Operating Partnership’s subsidiaries that own the ACC2, ACC3, ACC4, VA3, VA4 and CH1 data centers, the ACC5 data center and the ACC6 parcel of land and the NJ1 development property, but excluding the owners of the SC1 parcel of land at which we have completed initial site work and the SC2 parcel of land, and the ACC7 parcel of land, will guarantee the notes. In addition, a new subsidiary will not be required to guarantee the Operating Partnership’s obligations under the notes if they do not guarantee any other debt of the Operating Partnership or another restricted subsidiary. Although the indenture governing the terms of the notes places limits on the indebtedness that non-guarantor restricted subsidiaries may incur or guarantee, it will not limit the incurrence of liabilities that are not covered by the definition of indebtedness. The notes effectively will be junior in right of payment to liabilities of the Operating Partnership’s non-guarantor subsidiaries and to any debt of the Operating Partnership or its subsidiaries that is secured by assets, to the extent of the value of such assets. Since only certain of the Operating Partnership’s restricted subsidiaries are required to guarantee the notes, there can be no assurance as to the number of subsidiaries that will be guarantors of the notes at any point in time or as to the value of their assets or significance of their operations.

Under the terms of the indenture, subject to satisfaction of certain other requirements, the Operating Partnership, the subsidiary guarantors and its other restricted subsidiaries may incur additional debt secured by its respective assets. For a discussion of the Operating Partnership’s ability to incur such secured debt, see “Description of the Notes—Limitation on Indebtedness.” The Operating Partnership’s outstanding ACC4 Term Loan will continue to be secured by its ACC4 data center so the notes and the related guarantees are effectively junior in right of payment to the ACC4 Term Loan to the extent of the value of the assets securing the ACC4 Term Loan. Further, the terms of the second amendment of the ACC4 loan agreement prohibit the ability of the owner of the ACC4 data center, as a guarantor of the notes, from making payments under its guarantee other than ordinary interest payments in certain circumstances until the ACC4 Term Loan is no longer outstanding. Similarly, the terms of the first amendment of the New ACC5 Term Loan prohibit the ability of the owner of the ACC5 data center and the ACC6 parcel of land, as a guarantor of the notes, from making payments under its guarantee other than ordinary interest payments in certain circumstances until the New ACC5 Term Loan is no longer outstanding. The New ACC5 Term Loan will be secured by the ACC5 data center and the land for future development of a data center to be known as ACC6. Neither the notes nor the related guarantees will be secured by the ACC5 data center or the ACC6 parcel of land, and effectively would be junior in right of payment to the New ACC5 Term Loan to the extent of the value of the assets securing the New ACC5 Term Loan. Moreover, the ACC6, ACC7, SC1 and SC2 development properties, parcels of land and data centers, as applicable, may be subject to the prior claims of their lenders.

The terms of the Operating Partnership’s debt place restrictions on it and its subsidiaries, reducing operational flexibility and creating default risks.

The indenture governing the notes contains covenants that place restrictions on the Operating Partnership and its restricted subsidiaries, but does not generally place restrictions on DFT or its subsidiaries (present of future) who are not subsidiaries of the Operating Partnership. These covenants restrict, among other things, the Operating Partnership’s ability and the ability of its restricted subsidiaries to:

•	incur secured or unsecured debt;

•	enter into sale and leaseback transactions;

•	make certain dividend payments, distributions and investments;

•	enter into transactions with affiliates;

•	enter into agreements limiting the Operating Partnership’s ability to make certain transfers and other payments from subsidiaries;

•	sell assets; and

•	merge, consolidate or transfer all or substantially all of its assets.

The Operating Partnership and the subsidiary guarantors are also required to maintain total unencumbered assets of at least 150% of unsecured debt on a consolidated basis. In addition, certain covenants in the indenture governing the notes, the New ACC5 Term Loan and the ACC4 Term Loan require the Operating Partnership and/or its subsidiaries to meet financial performance tests. These restrictive covenants will reduce the Operating Partnership’s flexibility in conducting its operations and will limit its ability to engage in activities that may be in its long-term best interest. The Operating Partnership’s failure to comply with these restrictive covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all or a substantial portion of its debt. For a detailed description of the covenants and restrictions imposed by the documents governing the Operating Partnership’s indebtedness, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Outstanding Indebtedness.”

Certain exceptions under the indenture permit the Operating Partnership to make distributions to DFT even when it cannot otherwise make restricted payments under the indenture.

Under the indenture, the Operating Partnership is allowed to make restricted payments only if, at the time it makes such a restricted payment, the Operating Partnership is able to incur at least $1.00 of indebtedness under certain provisions of the “Limitation on Indebtedness” covenant, including that the Operating Partnership have a consolidated as adjusted EBITDASC to interest expense coverage ratio of at least 2.0 to 1.0, its consolidated indebtedness is not greater than 60% of adjusted total assets and its consolidated secured indebtedness is not greater than 40% of adjusted total assets. For a more complete discussion of the restricted payment and debt incurrence covenants of the indenture applicable to the notes, see “Description of the Notes—Limitation on Restriction Payments” and “Description of the Notes—Limitation on Indebtedness.”

Even when the Operating Partnership is unable to make restricted payments during a period in which it is unable to incur $1.00 of indebtedness, the indenture permits the Operating Partnership to declare or pay any dividend or make any distribution to its equity holders to fund a dividend or distribution by it, so long as DFT believes in good faith that it qualifies as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, and the declaration or payment of any dividend or the making of any distribution is necessary either to maintain DFT’s status as a REIT under the Code for any calendar year or to enable DFT to avoid payment of any tax for any calendar year that could be avoided by reason of a distribution by DFT to its shareholders, with such distribution to be made as and when determined by DFT, whether during or after the end of, the relevant calendar year, if (1) the aggregate principal amount of all outstanding indebtedness of the Operating Partnership on a consolidated basis at such time is less than 65% of adjusted total assets and (2) no default or event of default shall have occurred and be continuing.

The Operating Partnership may make quarterly distributions, in an amount to enable DFT to pay quarterly dividends on its stock to satisfy the requirements applicable to REITs under the Code, subject to certain conditions.

The Operating Partnership may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

Upon the occurrence of certain change of control events by DFT or the Operating Partnership, we will be required to offer to repurchase the notes offered hereby. However, it is possible that the Issuer will not have sufficient funds at the time of the change of control to make the required repurchase of the notes, especially if the change of control also constitutes a change of control under our ACC4 Term Loan and/or our New ACC5 Term Loan, pursuant to the change of control definitions included in those loans. Under the ACC4 Term Loan, a change of control constitutes an event of default, and under the New ACC5 Term Loan, the lender may require the Operating Partnership to repay all outstanding amounts under the loan upon a change of control, which could result in the Operating Partnership’s obligation to pay-off the ACC4 Term Loan and the New ACC5 Term Loan and repurchase these notes at the same time. In addition, the terms of the second amendment of the ACC4 loan agreement prohibit the ability of the owner of the ACC4 data center, as a guarantor of the notes, from making such prepayments until the ACC4 Term Loan is no longer outstanding. Similarly, the terms of the first amendment of the New ACC5 Term Loan prohibit the ability of the owner of the ACC5 data center and ACC6 parcel of land, as a guarantor of the notes, from making such prepayments until the New ACC5 Term Loan is no longer outstanding. The failure of the Operating Partnership to pay-off or repurchase any of these loans or notes would be a default under the indenture and also under the New ACC5 Term Loan and the ACC4 Term Loan.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

If a bankruptcy case or lawsuit is initiated by unpaid creditors of any guarantor, the debt represented by the guarantees entered into by the guarantor may be reviewed under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws. Under these laws, a guarantee could be voided, or claims in respect of the guarantee could be subordinated to certain obligations of a guarantor if, among other things, the guarantor, at the time it entered into the guarantee, received less than reasonably equivalent value or fair consideration for entering into the guarantee and was one of the following:

•	insolvent or rendered insolvent by reason of entering into a guarantee;

•	engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts or contingent liabilities beyond its ability to pay them as they became due.

In addition, any payment by a guarantor could be voided and required to be returned to the guarantor or to a fund for the benefit of the guarantor’s creditors under those circumstances.

If a guarantee of a subsidiary were voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the notes would be solely creditors of us, the Operating Partnership, and creditors of subsidiaries that have validly guaranteed the notes. The notes then would be effectively subordinated to all liabilities of the subsidiary whose guarantee was voided.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts or contingent liabilities as they become due.

The indenture requires that non-guarantor subsidiaries of the Operating Partnership, including future subsidiaries of the Operating Partnership, guarantee the notes under certain circumstances. These considerations will also apply to those guarantees.

Risks Related to Our Business

In addition to the risks related to the exchange notes set forth above, there are other risks related to our debt financing, our business and operations, the real estate industry, our organizational structure, and DFT’s status as a REIT, each as described below.

Risks Related to Our Debt Financing

We depend on external sources of capital to fund our growth and refinance existing indebtedness, which capital may not be available to us at all or on terms favorable or acceptable to us.

In each of 2008 and 2009, the cash that we used for the development of data center facilities exceeded the cash provided by our operating activities. Our operating activities are not expected to generate sufficient cash to provide the capital necessary to develop land that we hold for future data center development, including our SC1 data center facility, to construct the second phases of our CH1 and NJ1 data center facilities or to refinance our existing indebtedness, in part because, as a REIT, DFT is required under the Code to distribute at least 90% of its taxable net income to its stockholders annually. Consequently, we rely on third-party sources of capital to fund our development projects and refinance our existing indebtedness. Our access to capital depends, in part, on:

•	general market conditions;

•	the market’s perception of our business prospects and growth potential;

•	our current debt levels;

•	our current and expected earnings and cash flow; and

•	the market price of our common stock.

There is no assurance that we will be able to obtain equity or debt financing at all or on terms favorable or acceptable to us.

Future increases in interest rates and credit spreads would increase interest expense related to our floating rate indebtedness and affect our results of operations negatively, which could in turn reduce our access to the capital markets.

If we are unable to obtain capital from third parties, we may need to find alternative ways to increase our liquidity, which may include curtailing development activity (such as the temporary suspension of development at our ACC5 and NJ1 projects and the ongoing suspension of our SC1 project) or disposing of one or more of our properties possibly on disadvantageous terms.

Disruptions in the financial markets may materially and adversely affect our ability to secure additional financing.

The credit markets continue to experience significant price volatility, dislocations and liquidity disruptions, the concern of which has led many lenders and institutional investors to reduce, and in some cases cease, to provide credit to businesses and has caused spreads on prospective debt financings to widen considerably. Continued uncertainty in these markets may affect our ability to obtain debt financing at all or on terms favorable or acceptable to us. These events also may make it more difficult or costly for us to raise capital through the issuance of our common stock or preferred stock.

We have significant outstanding indebtedness, which requires that we generate significant cash flow to satisfy the payment and other obligations under our debt instruments.

As of December 31, 2009, our total consolidated indebtedness was $898.5 million. This level of indebtedness exceeds our cash on hand and our annual cash flows from operating activities. Our ability to meet the payment and other obligations under our debt instruments depends on our ability to generate significant cash flow in the future. Our ability to generate cash flow, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors, as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us, in amounts sufficient to enable us to meet our payment obligations under our senior notes and our credit agreements and to fund our other liquidity needs. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, sell assets (which we may be limited in doing in light of the relatively illiquid nature of our properties), reduce or delay capital investments, or seek to raise additional capital. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the senior notes and our other debt obligations, which could materially and adversely affect our liquidity.

The documents that govern our outstanding indebtedness restrict our ability to engage in some business activities, which could materially adversely affect our growth prospects, future operating results and financial condition.

The documents that govern our outstanding indebtedness contain customary negative covenants and other financial and operating covenants that, among other things:

•	restrict our and our subsidiaries’ ability to incur additional indebtedness;

•	restrict our and our subsidiaries’ ability to make certain investments;

•	restrict our and our subsidiaries’ ability to merge with another company;

•	restrict our and our subsidiaries’ ability to create, incur or assume liens;

•	restrict our and our subsidiaries’ ability to sell or transfer assets;

•	restrict our ability to make distributions to our stockholders; and

•	require us to maintain financial coverage ratios.

These restrictions may limit our ability to make acquisitions or take advantage of other business opportunities that may arise and limit our flexibility in planning for, or reacting to, changes in our business and industry, which could materially adversely affect our growth prospects, future operating results and financial condition.

The documents that govern our outstanding indebtedness require that we maintain certain financial ratios and, if we fail to do so, we will be in default under the applicable debt instrument, which in turn could trigger defaults under our other debt instruments, which could result in the maturities of all of our debt obligations being accelerated.

Each of our debt instruments requires that we maintain certain financial ratios. Each of our two secured credit agreements—one secured by our ACC4 data center facility and the other secured by our ACC5 data center facility and the land on which we intend to develop our ACC6 data center facility—provides that the total indebtedness of the Operating Partnership and its subsidiaries cannot exceed 65% of the value of the assets of the Operating Partnership and its subsidiaries, determined based on the appraised value of stabilized data center properties, the amount of unrestricted cash and the book value of development properties and undeveloped land. Under these credit agreements, each respective administrative agent has the right to have each of our stabilized data center properties appraised. If the total indebtedness of the Operating Partnership exceeded 65% of the applicable asset value, the indebtedness in question would have to be reduced to a level that resulted in compliance with this ratio.

In addition, the indenture that governs our senior notes requires that the Operating Partnership and our subsidiaries that guaranty the notes maintain total unencumbered assets of at least 150% of their unsecured debt on a consolidated basis.

If we do not continue to satisfy these covenants ratios, we will be in default under the applicable debt instrument, which in turn could trigger defaults under our other debt instruments, which could result in the maturities of all of our debt obligations being accelerated. These events would have a material adverse effect on our liquidity.

Indebtedness secured by our properties exposes us to the possibility of foreclosure, which could result in the loss of the property that secures the indebtedness and any rents to which we would be entitled from leases on that property.

The obligations under each of our two credit agreements are secured by certain properties that we own. The obligations under one of our secured credit agreements—with an outstanding principal balance at December 31, 2009 of $198.5 million—is secured by our ACC4 data center facility, and the obligations under our other secured credit agreement—with an outstanding principal balance at December 31, 2009 of $150.0 million—is secured by our ACC5 data center facility and the land on which we intend to develop our ACC6 data center facility. A default on any of this indebtedness could result in foreclosure actions by our lenders and the loss of the property securing the indebtedness and an assignment to the lenders of our rents and leases related to any such property.

For tax purposes, a foreclosure of any such property would be treated as a sale of the property for a purchase price equal to the outstanding balance of the underlying indebtedness. If the outstanding balance of this debt exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds from the disposition of the properties.

In the future, we may assume or incur additional indebtedness secured by one or more properties that we own or in connection with property acquisitions.

We may be unable to satisfy our debt obligations upon a change of control of us.

Under the documents that govern our indebtedness, if we experience a change of control, we could be required to repay the entire principal balance of our outstanding indebtedness. Under our ACC4 credit agreement, a change of control, as defined in the credit agreement, is deemed an event of default, which would give the lender the right, among other things, to accelerate the maturity of the loan. Under our ACC5 credit agreement, if we experience a change of control, as defined in the credit agreement, the lenders have the right to accelerate the maturity of the loan. Under our senior notes indenture, if we experience a change of control, as defined in the indenture, we must offer to purchase the notes at 101% of their principal amount, plus accrued interest. We might not have sufficient funds to repay the outstanding principal amount under the term loans or pay the required price for the notes following a change of control. Under the ACC4 credit agreement, we are deemed to have experienced a change of control if Messrs. du Pont or Fateh cease to be one of our senior management executives and a competent and experienced successor senior management executive has not been approved by the lenders within three months of such event. Under the ACC5 credit agreement, we are deemed to have experienced a change of control if Mr. Fateh ceases to be one of our senior management executives and a comparable, competent and experienced successor senior management executive has not been approved by the lenders within 150 days of such event. Any of these events could have a material adverse impact on our financial condition and liquidity.

Risks Related to Our Business and Operations

We face significant competition and may be unable to lease vacant space, renew existing leases, or re-lease space as leases expire, which may have a material adverse affect on our business and results of operations.

We compete with numerous developers, owners and operators of technology-related real estate, many of which own properties similar to ours in the same submarkets in which our properties are located. Some of our competitors and potential competitors have significant advantages over us, including greater name recognition, longer operating histories, pre-existing relationships with current or potential tenants, significantly greater financial, marketing and other resources and more ready access to capital, all of which allows them to respond more quickly to new or changing opportunities. If our competitors offer space that our tenants or potential tenants perceive to be superior to ours based on numerous factors, including available power, security considerations, location, or connectivity, or if they offer rental rates below current market rates, or below the rental rates we are offering, we may lose tenants or potential tenants or be required to incur costs to improve our properties or reduce our rental rates. We may be unable to renew leases or re-lease at net effective rental rates equal to or above the current average net effective rental rates. If the rental rates for our properties decrease, or our existing tenants do not renew their leases or we do not re-lease a significant portion of our available space and space for which leases are scheduled to expire, our business and results of operations could be materially adversely affected.

Any decrease in the demand for data centers, including resulting from a downturn in the technology industry, could materially adversely affect our business and business prospects.

Our portfolio of properties consists entirely of wholesale data centers leased primarily by technology companies. A decline in the technology industry could lead to a decrease in the demand for space in our data centers, which would have a greater adverse effect on our business and financial condition than if we owned a more diversified real estate portfolio. We are also susceptible to adverse developments in the technology industry such as business layoffs or downsizing, industry slowdowns, relocations of businesses, costs of complying with government regulations or increased regulation and other factors. We also may be materially adversely affected by any downturns in the market for data centers due to, among other things, oversupply of or reduced demand for space or a slowdown in web-based commerce. Also, a lack of demand for data center space by enterprise customers could have a material adverse effect on our business and business prospects.

Our tenants may choose to develop new data centers or expand their own existing data centers, which could result in the loss of one or more key tenants or reduce demand for our newly developed data centers, which could have a material adverse effect on our revenues and results of operations.

Some of our tenants, including Microsoft and Yahoo!, have developed their own data center facilities. These and other tenants may choose to develop new data centers or expand any existing data centers of their own in the future. In the event that any of our key tenants were to do so, it could result in a loss of business to us or put pressure on our pricing. If we lose a tenant, there is no assurance that we would be able to replace that tenant at a competitive rate or at all, which could have a material adverse effect on our revenues and results of operations.

As of January 1, 2010, our three largest tenants, Microsoft, Yahoo! and Facebook, collectively accounted for 66% of our annualized base rent, and the loss of any such tenant or any other significant tenant could have a materially adverse affect on our business.

As of January 1, 2010, our three largest tenants, Microsoft, Yahoo! and Facebook, accounted for 66% of our annualized base rent. Any of our tenants could experience a downturn in their businesses, which in turn could result in their inability or failure to make timely rental payments under their leases with us. In the event of any tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment. These risks would be particularly significant if one of our largest tenants, such as Microsoft, Yahoo! or Facebook, were to default under its lease. In addition, if one or more of our significant tenants fail to renew their leases with us and we could not find new tenants to utilize this space at the same rental rates, the expiration of these leases, as well as any future lease expirations, could have a material adverse affect on our business. Some of our largest tenants may compete with one another in various aspects of their businesses. The competitive pressures on our tenants may have a negative impact on our operations.

The bankruptcy or insolvency of a major tenant would have a material adverse impact on our business.

The bankruptcy or insolvency of a major tenant also may materially adversely affect the income produced by our properties. If any tenant becomes a debtor in a case under the federal Bankruptcy Code, we cannot evict the tenant solely because of the bankruptcy. In addition, the bankruptcy court might authorize the tenant to reject and terminate its lease with us. Our claim against the tenant for unpaid future rent would be subject to a statutory cap that might be substantially less than the remaining rent owed under the lease. In either case, our claim for unpaid rent would likely not be paid in full. Our business, including our revenue and cash available for distribution to our stockholders, could be materially adversely affected if any of our significant tenants were to become bankrupt or insolvent, suffer a downturn in its business, or fail to renew its lease at all or renew on terms less favorable to us than its current terms.

Future consolidation in the technology industry could materially adversely affect our revenues and results of operations by eliminating some of our potential tenants and could make us more dependent on a more limited number of tenants.

Mergers or consolidations of technology companies in the future could reduce the number of our tenants and potential tenants. If our tenants merge with or are acquired by other entities that are not our tenants, they may discontinue or reduce the use of our data centers in the future. Any of these developments could have a material adverse effect on our revenues and results of operations.

Our growth depends upon the successful development of our data centers, and unexpected costs or changes in permitting or environmental regulations may delay or preclude the construction of our data centers, thereby materially adversely affecting our growth prospects, future operating results and our financial condition.

With respect to our current and any future developments, we will be subject to certain risks, including risks related to financing, zoning, environmental and other regulatory approvals, construction costs and other risks that would result in a delay in completion of the applicable project. Any delay or denial of an applicable entitlement or permit, including zoning, land use, environmental, emissions or other related permits would impact our plans for future development adversely. Changes to any applicable regulations, including changes to air quality standards or emissions limitations, that are applicable to us could delay or preclude our ability to construct or operate our data center facilities, which would have a material adverse effect on our growth and future results of operations and financial condition. In addition, we will be subject to risks and, potentially, unanticipated costs associated with obtaining access to a sufficient amount of power from local utilities, including the need, in some cases, to develop utility substations on our properties in order to accommodate our power needs, constraints on the amount of electricity that a particular locality’s power grid is capable of providing at any given time, and risks associated with the negotiation of long-term power contracts with utility providers. We may not be able to successfully negotiate such contracts on acceptable terms or at all. Any inability to negotiate utility contracts on a timely basis or on acceptable financial terms or in volumes sufficient to supply the critical load presently anticipated for each of our development properties would have a material adverse effect on our growth and future results of operations and financial condition.

We generally commence development of a data center facility prior to having received any commitments from tenants to lease any space in them.

We generally commence development of a data center facility prior to having received any commitments from tenants to lease any space in them—known as developing “on speculation.” This type of development involves the risk that we will be unable to attract tenants to the properties that we are developing on a timely basis or at all. Once development of a data center facility is complete, we incur a certain amount of operating expenses even if there are no tenants occupying any space. Consequently, if any of our properties have significant vacancies for an extended period of time, our business and financial condition could be materially adversely affected.

The loss of access to key third-party technical service providers and suppliers could materially adversely affect our current and any future development projects.

Our success depends, to a significant degree, on having timely access to certain key technical personnel who are in limited supply and great demand, such as engineering firms and construction contractors capable of developing our properties, and to key suppliers of electrical and mechanical equipment that complement the design of our data center facilities. For our current and any future development projects, we will continue to rely on these personnel and suppliers to develop wholesale data centers. Competition for such technical expertise is intense, and there are a limited number of electrical and mechanical equipment suppliers that design and produce the equipment that we require. We may not always have or retain access to the key service providers and equipment suppliers on which we rely which could materially adversely affect our current and any future development projects.

We depend on third parties to provide Internet connectivity to the tenants in our data centers and any delays or disruptions in connectivity may materially adversely affect our operating results and cash flow.

Our tenants require connectivity to the fiber networks of multiple third party telecommunications carriers, and we depend upon the presence of telecommunications carriers’ fiber networks serving the locations of our data centers in order to attract and retain tenants. Any carrier may elect not to offer its services within our data centers, and any carrier that has decided to provide Internet connectivity to our data centers may not continue to do so for any period of time. If carriers were to consolidate or otherwise downsize or terminate connectivity within our data centers, it could have an adverse effect on the businesses of our tenants and, in turn, our own operating results and cash flow.

Our new data centers require construction and operation of a sophisticated redundant fiber network. The construction required to connect multiple carrier facilities to our data centers is complex and involves factors outside of our control, including regulatory requirements and the availability of construction resources. If the establishment of highly diverse Internet connectivity to our data centers does not occur, is materially delayed or is discontinued, or is subject to failure, our operating results and cash flow may be materially adversely affected. Any hardware or fiber failures on this network may result in significant loss of connectivity to our data centers, which could negatively affect our ability to attract new tenants or retain existing tenants.

Failure to abide by applicable service level commitments could subject us to material liability under the terms of our leases, which could materially adversely affect our business, financial condition and results of operations.

Our leases generally include terms requiring us to meet certain service level commitments primarily in terms of electrical output to, and maintenance of environmental conditions in, the computing rooms leased by tenants. Any failure to meet these commitments, including as a result of mechanical failure, power outage, human error on our part or for other reasons, could subject us to liability under our lease terms, including loss of management fee reimbursements or rent abatement, or, in certain cases of repeated failures, give the tenant a right to terminate the lease. Any such failures could also materially adversely affect our reputation and adversely impact our ability to lease our properties, which could have a material adverse effect on our business, financial condition and results of operations.

Our current portfolio of completed operating properties is located entirely in Northern Virginia and suburban Chicago, Illinois, and any adverse developments in the economies or regulatory environments of these areas may materially adversely affect our business and operating results.

Because our current portfolio of operating properties is located in Northern Virginia and suburban Chicago, Illinois, we may be exposed to greater economic risks than if our portfolio was more geographically diverse. We are susceptible to adverse developments in the Northern Virginia and Chicago economic and regulatory environment, including, but not limited to, business layoffs or downsizing, industry slowdowns, relocations of businesses, increases in real estate and other taxes and costs of complying with governmental regulations or increased regulation. Any adverse developments in the economy or real estate market in Northern Virginia or Chicago in general, or any decrease in demand for data center space resulting from the Northern Virginia or Chicago regulatory or business environment, could materially adversely impact our business and results of operations.

Our data center infrastructure may become obsolete and we may not be able to upgrade our power and cooling systems cost-effectively or at all, which could have a material adverse effect on our business and results of operations.

The markets for the data centers we own and operate, as well as the industries in which our tenants operate, are characterized by rapidly changing technology, evolving industry standards, frequent new service introductions, shifting distribution channels and changing tenant demands. Our data center infrastructure may become obsolete due to the development of new systems to deliver power to or eliminate heat from the servers we house. Additionally, our data center infrastructure could become obsolete as a result of the development of new server technology that does not require the levels of critical load and heat removal that our facilities are designed to provide and could be run less expensively on a different platform. In addition, our power and cooling systems are difficult and expensive to upgrade. Accordingly, we may not be able to efficiently upgrade or change these systems to meet new demands or industry standards without incurring significant costs that we may not be able to pass on to our tenants. The obsolescence of our power and cooling systems could have a material adverse effect on our business and results of operations.

Our properties are not suitable for lease other than as data centers, which could make it difficult to reposition them if we are not able to lease available space.

Our data centers are designed solely to house and run computer servers and related equipment and, therefore, contain extensive electrical and mechanical systems and infrastructure. As a result, they are not suited for use by tenants as anything other than as data centers and major renovations and expenditures would be required in order for us to re-lease vacant space for more traditional uses, or for us to sell a property to a buyer for use other than as a data center.

Declining real estate valuations could result in impairment charges that would materially adversely affect our financial condition and results of operations.

We review our properties for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Indicators of impairment include, but are not limited to, a sustained significant decrease in the market price of or the cash flows expected to be derived from the property. A significant amount of judgment is involved in determining the presence of an indicator of impairment. If the total of the expected undiscounted future cash flows is less than the carrying amount of a property, a loss is recognized for the difference between the fair value and carrying value of the property. The evaluation of anticipated cash flows requires a significant amount of judgment regarding assumptions that could differ materially from actual results in future periods, including assumptions regarding future occupancy, rental rates and capital requirements. Any impairment charge would materially adversely affect our financial condition and results of operations.

Any losses to our properties which are not covered by insurance, or which exceed our policy coverage limits, would materially adversely affect our financial condition and results of operations.

We carry comprehensive liability, fire, extended coverage, business interruption and rental loss insurance covering all of the properties in our portfolio, which includes coverage for riots, terrorism, acts of God and floods that are subject to policy specifications and insured limits. In addition, some of our policies, like those covering losses due to floods, are subject to limitations involving large deductibles or co-payments and policy limits that may not be sufficient to cover potential losses. If we experience a loss that is uninsured or exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged. These events would materially adversely affect our financial condition and results of operations.

We could become subject to liability for failure to comply with environmental and other laws and regulations.

We are subject to environmental laws and regulations regarding the handling of regulated substances and wastes, including, in particular, regulations regarding the storage of petroleum for auxiliary or emergency power. The properties in our portfolio are also subject to various federal, state and local laws and regulations, including those related to: air quality and exhaust emissions; discharges of treated and storm water; and health, safety and fire (See “Business and Properties—Regulation—Environmental Matters”). If we or our tenants fail to comply with these various requirements, we might incur governmental fines or other sanctions or private damage awards. Moreover, existing requirements could change and future requirements could require us to make significant unanticipated expenditures that will materially adversely impact our financial condition and results of operations.

We may be adversely affected by regulations related to climate change.

If we, or other companies with which we do business, particularly utilities that provide our facilities with electricity, become subject to laws or regulations related to climate change, our results of operations and financial condition could be impacted adversely.

Hedging transactions may limit our gains or result in material losses.

The terms of our ACC5 credit agreement require us to enter into an interest rate protection agreement upon the earlier to occur of (i) 30 days following the date on which LIBOR equals or exceeds certain specified levels or (ii) the occurrence of a default under the ACC5 credit agreement. We may also use derivatives to hedge other liabilities of ours from time to time. As of December 31, 2009, we had no hedging transaction in place. Any hedging transactions into which we enter could expose us to certain risks, including:

•	losses on a hedge position may reduce the cash available for distribution to stockholders and such losses may exceed the amount invested in such instruments;

•	counterparties to a hedging arrangement could default on their obligations;

•	we may have to pay certain costs, such as transaction or brokerage fees; and.

•	we may incur costs if we elect to terminate a hedging agreement early, such as was the case with the interest rate swap agreement we terminated in December 2009.

Although the REIT rules impose certain restrictions on our ability to utilize hedges, swaps, and other types of derivatives to hedge our liabilities, we may use these hedging instruments in our risk management strategy to limit the effects of changes in interest rates on our operations. However, hedges may not be effective in eliminating all of the risks inherent in any particular position. Our profitability may be materially adversely affected during any period as a result of the use of such derivatives.

The departure of any key personnel, including either Messrs. du Pont or Fateh, who have developed significant relationships with leading technology tenants in the highly specialized data center business, could have a material adverse impact on our results of operations.

We depend on the efforts of key personnel, particularly Messrs. du Pont and Fateh, the Executive Chairman of our board of directors and our President and Chief Executive Officer, respectively. In particular, our reputation among and our relationships with our key tenants are the direct result of a significant investment of time and effort by Messrs. du Pont and Fateh to build our credibility in a highly specialized industry. If we lost their services, our business and investment opportunities and our relationships with existing and prospective tenants and industry personnel and our reputation among our key tenants could be diminished, which could materially adversely affect our results of operations. This risk may be even more pronounced given the terms of certain of our debt instruments. See “Risks Related to Our Debt Financing—We may be unable to satisfy our debt obligations upon a change of control of us.”

Risks Related to the Real Estate Industry

Our performance and value are subject to risks associated with real estate assets and with the real estate industry.

Real estate investments are subject to various risks and fluctuations and cycles in value and demand, many of which are beyond our control. Certain events may decrease our cash available for distribution, as well as the value of our properties. These events include, but are not limited to:

•	inability to collect rent from tenants;

•

vacancies or our inability to rent space on favorable terms, including possible market pressures to offer tenants rent abatements, tenant improvements, early termination rights or below-market renewal options;

•	adverse changes in financial conditions of buyers, sellers and tenants of properties, including data centers;

•	reductions in the level of demand or increase in the supply for data center space;

•	inability to finance development on favorable terms;

•	fluctuations in interest rates, which could adversely affect our ability, or the ability of buyers and tenants of properties, including data centers, to obtain financing on favorable terms or at all;

•	increases in expenses that are not paid for by or cannot be passed on to our tenants;

•	changes in, and in enforcement of, laws, regulations and governmental policies, and the costs of compliance thereof; and

•	the relative illiquidity of real estate investments, especially the specialized real estate properties that we hold and seek to acquire and develop.

Illiquidity of real estate investments and the terms of certain of our leases could significantly impede our ability to respond to adverse changes in the performance of our properties, which could materially adversely affect our financial condition and results of operations.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties in our portfolio to raise cash in response to adverse changes in the performance of such properties may be limited, thus materially adversely affecting our financial condition.

In addition, data centers represent an illiquid part of the overall real estate market, due to the relatively small number of potential purchasers of such data centers—including other data center operators and large corporate users—and the relatively high cost per square foot to develop data centers, which limits a potential buyer’s ability to purchase a data center property with the intention of redeveloping it for an alternative use, such as an office building, or may substantially reduce the price buyers are willing to pay for the property.

In addition, certain of our leases give the tenant a right of first refusal to purchase certain properties if we propose to sell those properties to a third party or prohibit us from selling certain properties to a third party that is a competitor of the tenant. The existence of such restrictions could hinder our ability to sell one or more of these properties, which could materially adversely affect our financial condition and results of operations.

The terms of the agreements that govern our indebtedness limit our ability to sell the data center properties that have been pledged as collateral for our indebtedness, which could reduce our liquidity.

Two of our income producing data center properties—ACC4 and ACC5—serve as collateral to existing term loans. The agreements that govern these loans limit our ability to sell these properties. The indenture that governs our senior notes limits our ability to sell or transfer assets and, under certain circumstances, requires that we use any net cash proceeds to reduce outstanding indebtedness. Consequently, our ability to raise capital through the disposition of assets is limited.

Our tax protection agreements could limit our ability to sell or otherwise dispose of certain properties.

In connection with our formation transactions and IPO, we entered into tax protection agreements with a number of limited partners of the Operating Partnership, including Messrs. du Pont and Fateh and certain of our directors. The agreements provide that, if we dispose of any interest in ACC2, ACC3, VA3, VA4 or CH1 in a taxable transaction through the year 2016, we will indemnify these partners for their tax liabilities attributable to the built-in gain that exists with respect to such property interest as of the time of our IPO (and tax liabilities incurred as a result of the reimbursement payment) if those tax liabilities exceed a certain amount. Consequently, although it otherwise may be in our best interest to sell one of these properties, these obligations may make it prohibitive for us to do so. In addition, any such sale must be approved by at least 75% of our disinterested directors. Additionally, the agreement contains various provisions to achieve minimum liability allocations to certain limited partners and indemnifies them for their tax liabilities resulting from any gain or income recognized due to breach of those provisions by the Operating Partnership.

As the present or former owner or operator of real property, we could become subject to liability for environmental contamination, regardless of whether we caused such contamination.

Under various federal, state and local laws, regulations and ordinances that relate to the protection of the environment, a current or former owner, operator or tenant of real property may be liable for the cost to remove or remediate contamination resulting from the presence or discharge of hazardous or toxic substances, wastes or petroleum products on, under, from or in such property. These costs could be substantial and liability under these laws may attach without regard to whether the owner or operator knew of, or was responsible for, the presence of the contaminants, and the liability may be joint and several. Previous owners of some or our properties—including previous owners of sites where our CH1 facility is located, our NJ1 and SC1 development properties are located and the undeveloped land for our ACC7 facility—used these properties for industrial and retail purposes. As a result, these properties may (and in the case of the NJ1 property, did) contain some level of environmental contamination (See “Business and Properties—Regulation—Environmental Matters”). In addition, many of our properties presently contain large underground fuel storage tanks for emergency power, which is critical to our operations. We likely would be liable for contamination that results from a release of fuel from any of these storage tanks. Moreover, the presence of contamination or the failure to remediate contamination at our properties may expose us to third-party liability or materially adversely affect our ability to sell, lease or develop the real estate or to borrow using the real estate as collateral.

As the owner of real property, we could become subject to liability for asbestos-containing building materials in the buildings on our property.

Some of our properties may contain asbestos-containing building materials. Environmental laws require that owners or operators of buildings with asbestos-containing building materials properly manage and maintain these materials, adequately inform or train those who may come into contact with asbestos and undertake special precautions, including removal or other abatement, in the event that asbestos is disturbed during building renovation or demolition. These laws may impose fines and penalties on building owners or operators for failure to comply with these requirements. In addition, these laws may also allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos-containing building materials.

Our properties may contain or develop harmful mold or suffer from other adverse conditions, which could lead to liability for adverse health effects and costs of remediation.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Indoor air quality issues can also stem from inadequate ventilation, chemical contamination from indoor or outdoor sources and other biological contaminants such as pollen, viruses and bacteria. Indoor exposure to airborne toxins or irritants above certain levels can be alleged to cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold or other airborne contaminants at any of our properties could require us to undertake a costly remediation program to contain or remove the mold or other airborne contaminants from the affected property or increase indoor ventilation. In addition, the presence of significant mold or other airborne contaminants could expose us to liability from our tenants, employees of our tenants and others if property damage or health concerns arise.

We may incur significant costs complying with the Americans with Disabilities Act, or ADA, and similar laws, which could materially adversely affect our financial condition and operating results.

Under the ADA, all places of public accommodation must meet federal requirements related to access and use by disabled persons. A number of additional federal, state and local laws may also require modifications to our properties. We have not conducted an audit or investigation of all of our properties to determine our compliance with the ADA. If one of our properties is not in compliance with the ADA, we would be required to incur additional costs to bring the property into compliance. Additional federal, state and local laws may require modifications to our properties, or restrict our ability to renovate our properties. We cannot predict the ultimate amount of the cost of compliance with the ADA or other legislation. If we incur substantial costs to comply with the ADA and any other similar legislation, our financial condition and results of operations could be materially adversely affected.

We may incur significant costs complying with other regulations, which could materially adversely affect our operating results.

The properties in our portfolio are subject to various federal, state and local regulatory requirements. If we fail to comply with these various requirements, we might incur governmental fines or private damage awards. In addition, we do not know whether existing requirements will change or whether future requirements will require us to make significant unanticipated expenditures that could materially adversely affect our financial condition and results of operations.

Risks Related to Our Organizational Structure

Conflicts of interest exist or could arise in the future with holders of units of partnership interest in the Operating Partnership, or OP units, which may impede business decisions that could benefit DFT’s stockholders.

Conflicts of interest exist or could arise in the future as a result of the relationships between DFT and its affiliates, on the one hand, and the Operating Partnership or any of its partners, on the other. DFT’s directors and officers have duties to DFT and its stockholders under applicable Maryland law. At the same time, DFT, as general partner, has fiduciary duties to the Operating Partnership and to its limited partners under Maryland law. DFT’s duties as general partner to the Operating Partnership and its partners may come into conflict with the duties of DFT’s directors and officers to DFT and its stockholders. The partnership agreement of the Operating Partnership provides that for so long as DFT is the general partner of the Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either DFT’s stockholders or the limited partners will be resolved in favor of DFT’s stockholders.

Additionally, the partnership agreement expressly limits DFT’s liability by providing that DFT and its officers, directors, agents and employees, will not be liable or accountable to the Operating Partnership for losses sustained, liabilities incurred or benefits not derived if DFT, or such officer, director, agent or employee acted in good faith. In addition, the Operating Partnership is required to indemnify DFT, and its officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of the Operating Partnership, unless it is established that (1) the act or omission was committed in bad faith, was fraudulent or was the result of active and deliberate dishonesty, (2) the indemnified party received an improper personal benefit in money, property or services or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. The provisions of Maryland law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been resolved in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict DFT’s fiduciary duties that would be in effect were it not for the partnership agreement.

DFT is also subject to the following additional conflicts of interest with holders of OP units:

DFT may pursue less vigorous enforcement of terms of the employment agreements with Messrs. du Pont and Fateh and their affiliates because of DFT’s dependence on them and conflicts of interest. Messrs. du Pont and Fateh entered into employment agreements with DFT, including clauses prohibiting them from competing with DFT, subject to certain exceptions, in the data center market. Neither of these agreements was negotiated on an arm’s-length basis. DFT may choose not to enforce, or to enforce less vigorously, its rights under these employment agreements because of its desire to maintain its ongoing relationship with Messrs. du Pont and Fateh and their affiliates and because of conflicts of interest with them, including allowing them to devote significant time to non-data center projects outside of the Company, to engage in activities that may compete with DFT, or to engage in transactions with DFT without receiving the appropriate board approval.

Tax consequences upon sale or refinancing. Sales of properties and repayment of related indebtedness will have different effects on holders of OP units than on DFT’s stockholders. The parties that contributed properties to the Operating Partnership may incur tax consequences upon the sale of these properties and on the repayment of related debt which differ from the tax consequences to DFT and its stockholders. Consequently, these holders of OP units may have different objectives regarding the appropriate pricing and timing of any such sale or repayment of debt. Although DFT has exclusive authority under the partnership agreement of the Operating Partnership to determine when to refinance or repay debt or whether, when, and on what terms to sell a property, any such decision would require the approval of DFT’s board of directors, and DFT’s ability to take such actions, to the extent that they may reduce the liabilities of the Operating Partnership, may be limited pursuant to the tax protection agreements that DFT entered into upon completion of its IPO. Certain of DFT’s directors and executive officers could exercise their influence in a manner inconsistent with the interests of some, or a majority, of its stockholders, including in a manner which could delay or prevent completion of a sale of a property or the repayment of indebtedness.

Messrs. du Pont and Fateh have the right to hold a significant percentage of DFT’s stock. DFT’s charter generally authorizes its directors to take such actions as are necessary and desirable to preserve DFT’s qualification as a REIT and to limit any person (other than a qualified institutional investor) to actual or constructive ownership of no more than 3.3% of the outstanding shares of its common stock by value or by number of shares, whichever is more restrictive and 3.3% of its outstanding capital stock by value. DFT’s board of directors, however, has granted, and in the future may grant, exemptions from the ownership limits described above if such exemptions do not jeopardize its status as a REIT. In addition, DFT’s charter provides that Mr. du Pont, certain of his affiliates, family members and trusts formed for the benefit of the foregoing, may own up to 20.0% of the outstanding shares of DFT’s common stock by value or by number of shares, whichever is more restrictive, and 20.0% of DFT’s outstanding capital stock by value, and that Mr. Fateh, certain of his affiliates, family members and trusts formed for the benefit of the foregoing, may own up to 20.0% of the outstanding shares of DFT’s common stock by value or by number of shares, whichever is more restrictive, and 20.0% of DFT’s outstanding capital stock by value. These exemptions from the general ownership limits give

Messrs. du Pont and Fateh the ability to own a combined interest in DFT’s stock equal to 40.0% of DFT’s shares outstanding. In addition, pursuant to their employment agreements, each of Messrs. du Pont and Fateh, as long as he holds at least 9.8% of our outstanding shares on a fully diluted basis, will have a contractual right to be nominated to the board of directors. These exemptions and contractual rights could allow Messrs. du Pont and Fateh to exercise, individually or in concert, a substantial degree of control over DFT’s affairs even if they are no longer executive officers.

Our senior management team has significant influence over our affairs. As of December 31, 2009, Messrs. du Pont and Fateh, own an aggregate of approximately 1.2% of DFT’s common stock (including shares of unvested restricted common stock) and approximately 43.6% of the OP units (not including those units held by DFT), equal to approximately 17.0% of DFT’s common stock, on a fully diluted basis. As a result, our senior management team, to the extent they vote their shares in a similar manner, can have influence over our affairs and could exercise such influence in a manner that is not in the best interests of DFT’s other stockholders, including by attempting to delay, defer or prevent a change in control transaction that might otherwise be in the best interests of DFT’s stockholders. If our senior management team exercises their redemption rights with respect to their OP units and DFT issues common stock in exchange thereof, our senior management team’s influence over our affairs would increase substantially.

Messrs. du Pont and Fateh have outside business interests that could require time and attention and may interfere with their ability to devote time to our business and affairs. Although under the terms of our employment agreements with Messrs. du Pont and Fateh in which each has agreed to devote substantially all of his business attention and time to our affairs, Messrs. du Pont and Fateh own interests in non-data center real estate assets, including, among other investments, the office building where our corporate headquarters is located, and undeveloped land located outside of Phoenix, Arizona and in Northern Virginia. Messrs. du Pont and Fateh have also agreed, for the terms of their employment with us not to sell any of this land to a competitor of our Company, as determined by at least 75% of our independent directors. Any purchase by us of the undeveloped land held by Messrs. du Pont and Fateh would require the approval of at least 75% of our independent directors.

DFT’s charter and Maryland law contain provisions that may delay, defer or prevent a change in control transaction, even if such a change in control may be in DFT’s stockholders’ interest, and as a result may depress our stock price.

DFT’s charter contains a 3.3% ownership limit. DFT’s charter, subject to certain exceptions, authorizes its directors to take such actions as are necessary and desirable to ensure DFT’s qualification as a REIT and to limit any person (other than a qualified institutional investor or an excepted holder) to actual or constructive ownership of no more than 3.3% of the outstanding shares of its common stock by value or by number of shares, whichever is more restrictive, and 3.3% of its outstanding capital stock by value. This ownership limit may delay, defer or prevent a transaction or a change in control that might involve a premium price for DFT’s common stock or otherwise be in the best interest of its stockholders.

DFT could increase the number of authorized shares of stock and issue stock without stockholder approval. DFT’s charter authorizes its board of directors, without stockholder approval, to increase the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series, to issue authorized but unissued shares of DFT’s common stock or preferred stock and to classify or reclassify any unissued shares of its common stock or preferred stock and to set the preferences, rights and other terms of such classified or unclassified shares. Although DFT’s board of directors has no such intention at the present time, it could establish a series of preferred stock that could, depending on the terms of such series, delay, defer or prevent a transaction or a change in control that might involve a premium price for its common stock or otherwise be in the best interest of its stockholders.

Certain provisions of Maryland law could inhibit changes in control. Certain provisions of the Maryland General Corporation Law, or MGCL, may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change in control under circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then-prevailing market price of such shares, including:

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“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of our then outstanding voting shares) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes special appraisal rights and special stockholder voting requirements on these combinations; and

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“control share” provisions that provide that “control shares” of our Company (defined as shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

DFT has opted out of these provisions of the MGCL, in the case of the business combination provisions of the MGCL by resolution of its board of directors, and in the case of the control share provisions of the MGCL by a provision in its bylaws. However, DFT’s board of directors may by resolution elect to opt in to the business combination provisions of the MGCL and it may, by amendment to its bylaws (which such amendment could be adopted by its board of directors in its sole discretion), opt in to the control share provisions of the MGCL in the future.

The provisions of DFT’s charter on removal of directors and the advance notice provisions of its bylaws could delay, defer or prevent a transaction or a change in control of our Company that might involve a premium price for holders of DFT’s common stock or otherwise be in their best interest. Likewise, if DFT’s board of directors were to opt in to the business combination provisions of the MGCL or adopt a classified board of directors pursuant to Title 3, Subtitle 8 of the MGCL, or if the provision in DFT’s bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions could have similar anti-takeover effects. Further, the partnership agreement provides that DFT may not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of our assets or any reclassification or any recapitalization or change in outstanding shares of our common stock, unless in connection with such transaction DFT obtains the consent of holders of at least 50% of the OP units of the Operating Partnership (not including OP units held by DFT) and/or certain other conditions are met.

Certain provisions in the partnership agreement for the Operating Partnership may delay or prevent unsolicited acquisitions of us. Provisions in the partnership agreement for the Operating Partnership may delay or make more difficult unsolicited acquisitions of us or changes in our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable. These provisions include, among others:

•	redemption rights of qualifying parties;

•	transfer restrictions on the OP units;

•	DFT’s ability, as general partner, in some cases, to amend the partnership agreement without the consent of the limited partners; and

•	the right of the limited partners to consent to transfers of the general partnership interest and mergers under specified circumstances.

DFT’s rights and the rights of its stockholders to take action against its directors and officers are limited.

Maryland law provides that a director or officer has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. As permitted by the MGCL, DFT’s charter limits the liability of its directors and officers to DFT and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

In addition, DFT’s charter authorizes DFT to obligate our Company, and DFT’s bylaws require DFT, to indemnify its directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. As a result, DFT and its stockholders have more limited rights against its directors and officers than might otherwise exist under common law. Accordingly, in the event that actions taken in good faith by any of our directors or officers impede the performance of our Company, stockholders’ ability to recover damages from such director or officer will be limited.

If we fail to establish and maintain an effective system of integrated internal controls, we may not be able to accurately and timely report our financial results.

If we fail to maintain proper overall business controls, our results of operations could be materially adversely affected or we could fail to meet our reporting obligations, including the accurate and timely reporting of our financial results. In addition, the existence of a material weakness could result in errors in our consolidated financial statements that could require a restatement of our consolidated financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, leading to, among other things, a decline in the market value of our common stock.

Future offerings of debt or equity securities or preferred stock, which would be senior to our common stock upon liquidation and for the purpose of distributions, may cause the market price of our common stock to decline.

In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including commercial paper, medium-term notes, senior or subordinated notes and classes of preferred stock or common stock. We will be able to issue additional shares of common stock or preferred stock without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. As data center acquisition or development opportunities arise from time to time, we may issue additional shares of common stock or preferred stock to raise the capital necessary to finance these acquisitions or developments or may issue common stock or preferred stock or OP units, which are redeemable for, at our option, cash or our common stock on a one-to-one basis, to acquire such properties. Such issuances could result in dilution of stockholders’ equity. Preferred stock and debt, if issued, could have a preference on liquidating distributions or a preference on dividend or interest payments that could limit our ability to make a distribution to the holders of our common stock. Because our decision to issue securities in any future offering or acquisition will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock and diluting their interest.

Risks Related to Our Status as a REIT

Failure to qualify as a REIT would have significant adverse consequences to us and the value of our stock.

DFT is a real estate investment trust, or REIT, for federal income tax purposes. Requirements under the Code for qualification and taxation as a REIT are extremely complex and interpretations of the federal income tax laws governing qualification and taxation as a REIT are limited. In addition, new laws, regulations, interpretations, or court decisions may change the federal income tax laws or the federal income tax consequences of DFT’s qualification and taxation as a REIT. As a result, no assurance can be provided that DFT will continue to qualify as a REIT or that new legislation, treasury regulations, administrative interpretations or court decisions will not significantly change the federal income tax laws with respect to, or the federal income tax consequences of, DFT’s qualification and taxation as a REIT. If DFT were to lose its REIT status, the tax consequences could reduce its cash available for distribution to its stockholders substantially for each of the years involved because:

•	DFT would not be allowed a deduction for dividends paid to stockholders in computing its taxable income and would be subject to federal income tax at regular corporate rates;

•	DFT could be subject to the federal alternative minimum tax and increased state and local taxes; and

•	unless DFT is entitled to relief under applicable statutory provisions, DFT could not elect to be taxed as a REIT for four taxable years following the year during which it was disqualified.

The additional tax liability to us for the year or years in which DFT does not qualify as a REIT would reduce our net earnings available for investment, debt service or distribution to DFT’s stockholders. Furthermore, if DFT were to fail to qualify as a REIT, non-U.S. stockholders that own 5% or more of any class of DFT’s shares, who otherwise might not be subject to federal income tax on the sale of DFT’s shares, could be subject to federal income tax with respect to any gain on a net basis similar to the taxation of a U.S. stockholder. In addition, if DFT were to fail to qualify as a REIT, DFT would not be required to make distributions to stockholders, and all distributions to stockholders would be subject to tax as ordinary dividend income to the extent of its current and accumulated earnings and profits. As a result of all these factors, DFT’s failure to qualify as a REIT also could impair our ability to expand our business and raise capital, and would materially adversely affect the value of DFT’s common stock.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The complexity of these provisions and of the applicable Treasury regulations that have been promulgated under the Code is greater in the case of a REIT that, like DFT, holds its assets through a partnership. The determination of various factual matters and circumstances not entirely within our control may affect DFT’s ability to qualify as a REIT. In order to continue to qualify as a REIT, DFT must satisfy a number of requirements, including requirements regarding the composition of its assets, the sources of its income and the diversity of its stock ownership. Also, DFT must make distributions to stockholders aggregating annually at least 90% of its net taxable income, excluding net capital gains. In addition, legislation, new regulations, administrative interpretations or court decisions may materially adversely affect our investors, DFT’s ability to qualify as a REIT for federal income tax purposes or the desirability of an investment in a REIT relative to other investments.

Failure to qualify as a domestically-controlled REIT could subject DFT’s non-U.S. stockholders to adverse federal income tax consequences.

DFT will be a domestically-controlled REIT if, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. stockholders. However, because its shares are publicly traded, DFT cannot guarantee that it will, in fact, be a domestically-controlled REIT. If DFT fails to qualify as a domestically-controlled REIT, its non-U.S. stockholders that otherwise would not be subject to federal income tax on the gain attributable to a sale of DFT’s shares of common stock would be subject to taxation upon such a sale if either (a) the shares of common stock were not considered to be regularly traded under applicable Treasury Regulations on an established securities market, such as The New York Stock Exchange, or the NYSE, or (b) the selling non-U.S. stockholder owned, actually or constructively, more than 5% in value of the outstanding shares of common stock being sold during specified testing periods. If gain on the sale or exchange of DFT’s shares of common stock was subject to taxation for these reasons, the non-U.S. stockholder would be subject to regular U.S. income tax with respect to any gain on a net basis in a manner similar to the taxation of a taxable U.S. stockholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals, and corporate non-U.S. stockholders may be subject to an additional branch profits tax.

If the structural components of our properties were not treated as real property for purposes of the REIT qualification requirements, DFT would fail to qualify as a REIT.

A significant portion of the value of our properties is attributable to structural components related to the provision of electricity, heating ventilation and air conditioning, humidification regulation, security and fire protection, and telecommunication services. We have received a private letter ruling from the Internal Revenue Service (the “IRS”) holding, among other things, that our buildings, including the structural components, constitute real property for purposes of the REIT qualification requirements. We are entitled to rely upon that private letter ruling only to the extent that we did not misstate or omit a material fact in the ruling request we submitted to the IRS and that we operate in the future in accordance with the material facts described in that request. Moreover, the IRS, in its sole discretion, may revoke the private letter ruling. If our structural components are determined not to constitute real property for purposes of the REIT qualification requirements, including as a result of our being unable to rely upon the private letter ruling or the IRS revoking that ruling, DFT would fail to qualify as a REIT, which could have a material adverse impact on the value of DFT’s common stock.

If the Operating Partnership failed to qualify as a partnership for federal income tax purposes, DFT would fail to qualify as a REIT and suffer other adverse consequences.

We believe that the Operating Partnership is organized and operated in a manner so as to be treated as a partnership, and not an association or publicly traded partnership taxable as a corporation, for federal income tax purposes. As a partnership, it is not subject to federal income tax on its income. Instead, each of its partners, including DFT, is allocated that partner’s share of the Operating Partnership’s income. No assurance can be provided, however, that the IRS will not challenge the Operating Partnership’s status as a partnership for federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating the Operating Partnership as an association or publicly traded partnership taxable as a corporation for federal income tax purposes, DFT would fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, would cease to qualify as a REIT. Also, the failure of the Operating Partnership to qualify as a partnership would cause it to become subject to federal corporate income tax, which would reduce significantly the amount of its cash available for debt service and for distribution to its partners, including DFT.

DFT will be subject to some taxes even though it qualifies as a REIT.

Even though DFT qualifies as a REIT for federal income tax purposes, it is subject to some federal, state and local taxes on its income and property. For example, DFT pays tax on certain types of income that it does not distribute. In addition, if assessed, DFT would incur a 100% excise tax on transactions with its taxable REIT subsidiary, or TRS, that are not conducted on an arm’s-length basis. A TRS is a corporation which is owned, directly or indirectly, by DFT and which, together with DFT, makes an election to be treated as our TRS. In addition, our TRS is subject to federal income tax as a corporation on its taxable income, if any, which consists of the revenues mainly derived from providing technical services, on a contract basis, to our tenants. The after-tax net income of our TRS is available for distribution to us but is not required to be distributed.

Moreover, if DFT has net income from “prohibited transactions,” that income will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business. The determination as to whether a particular sale is a prohibited transaction depends on the facts and circumstances related to that sale.

Changes in taxation of corporate dividends may materially adversely affect the value of DFT’s shares.

The maximum marginal rate of tax payable by domestic non-corporate taxpayers on dividends received from a regular “C” corporation under current law is 15% through 2010, as opposed to higher ordinary income rates. The reduced tax rate, however, does not apply to distributions paid to taxpayers taxed at individual rates by a REIT on its stock, except for certain limited amounts. Although the earnings of a REIT that are distributed to its stockholders generally remain subject to less federal income taxation than earnings of a non-REIT “C” corporation that are distributed to its stockholders net of corporate-level income tax, legislation that extends the application of the 15% rate to dividends paid after 2010 by “C” corporations could cause taxpayers taxed at individual rates to view the stock of regular “C” corporations as more attractive relative to the stock of a REIT, because the dividends from regular “C” corporations would continue to be taxed at a lower rate while distributions from REITs (other than distributions designated as capital gain dividends and qualified dividend income) are generally taxed at the same rate as the taxpayer’s other ordinary income.

We will have a reduced carryover tax basis on certain of our assets as a result of the formation transactions, which could reduce our depreciation deductions.

All of our operating properties have a carryover tax basis that is lower than the fair market value of the property. This position could give rise to lower depreciation deductions on these assets that would have the effect of (1) increasing the distribution requirement imposed on us, which could materially adversely affect our ability to satisfy the REIT distribution requirement, and (2) decreasing the extent to which our distributions are treated as tax-free “return of capital” distributions.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES OF

DUPONT FABROS TECHNOLOGY, INC. AND DUPONT FABROS TECHNOLOGY, L.P.

The following tables set forth the ratios of earnings (loss) to combined fixed charges for DFT, the Operating Partnership and the predecessor (referred to in the table as “The Predecessor”), as applicable, for the years ended December 31, 2009, 2008, 2006 and 2005 and for the periods from January 1, 2007 to October 23, 2007 and from October 24, 2007 to December 31, 2007. For the purpose of computing the ratio of earnings to fixed charges, and the amount of coverage deficiency, earnings have been calculated by adding fixed charges, to pre-tax income (loss) from continuing operations before minority interests and capitalized interest. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of debt issuance costs, whether expensed or capitalized, and estimated interest within rental expense. This information below is given on an unaudited historical basis.

DuPont Fabros Technology, Inc.

	DFT			The Predecessor
	For the year ended December 31, 2009	For the year ended December 31, 2008	For the period from October 24, 2007 to December 31, 2007	For the period from January 1, 2007 to October 23, 2007	For the year ended December 31, 2006	For the year ended December 31, 2005
Ratio of earnings (loss) to combined fixed charges (1)	(2)	1.73	(2)	(2)	(2)	(2)

DuPont Fabros Technology, L.P.

	The Operating Partnership			The Predecessor
	For the year ended December 31, 2009	For the year ended December 31, 2008	For the period from October 24, 2007 to December 31, 2007	For the period from January 1, 2007 to October 23, 2007	For the year ended December 31, 2006	For the year ended December 31, 2005
Ratio of earnings (loss) to combined fixed charges (1)	(2)	1.73	(2)	(2)	(2)	(2)

(1)	DFT, the Operating Partnership and the Predecessor did not have any preferred stock outstanding for the periods presented.
(2)	The shortfall of earnings (loss) to combined fixed charges for the year ended December 31, 2009 was $4.1 million. Included in earnings (loss) for the year was a charge of $13.7 million related to the discontinuance of cash flow hedge. The shortfall of earnings (loss) to combined fixed charges for the period from October 24, 2007 to December 31, 2007 was $189.4 million. Included in earnings (loss) for this period was a charge of $176.5 million related to the acquisition of service agreements in connection with DFT’s IPO and $13.4 million of non-cash stock based compensation expense incurred at the time of the IPO. The shortfall of earnings (loss) to combined fixed charges was $2.6 million, $3.1 million and $0.7 million for the period from January 1, 2007 to October 23, 2007 and the years ended December 31, 2006 and 2005, respectively.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes in the Exchange Offer. In consideration for issuing the exchange notes, we will receive in exchange the original notes of like principal amount. The form and terms of the exchange notes are identical in all material respects to the form and terms of the original notes, except for certain transfer restrictions and registration rights relating to the original notes and except for certain provisions providing for an increase in the interest rate on the original notes under certain circumstances relating to the timing of the Exchange Offer. The original notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any increase in our outstanding debt or in the obligations of the Guarantors.

On December 11, 2009, we issued and sold the original notes. The net proceeds from the sale of the notes were used, together with borrowings under the Operating Partnership’s ACC5 Term Loan and cash on hand, to repay approximately $504.0 million of secured debt and pay approximately $14.0 million to terminate an interest rate swap agreement related to a portion of the debt, fund a $10.0 million loan interest reserve for our New ACC5 Term Loan and for working capital, substantially all of which we are using to complete Phase II of the ACC5 data center and Phase I of the NJ1 data center.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

The Exchange Offer is designed to provide holders of original notes with an opportunity to acquire exchange notes which, unlike the original notes, will not be restricted securities and will be freely transferable at all times, subject to any restrictions on transfer imposed by state “blue sky” laws.

Issuance of Original Notes. The outstanding original 8 1/2% Senior Notes in the aggregate principal amount of $550,000,000 were originally issued and sold on December 11, 2009, the issue date, to Jefferies & Company, Inc., as representative of the several initial purchasers, pursuant to the purchase agreement dated as of December 11, 2009. The original notes were issued and sold in a transaction not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act. The concurrent resale of the original notes by the initial purchaser to investors was also done in reliance upon the exemption provided by Rule 144A promulgated under the Securities Act. The original notes are restricted securities and may not be reoffered, resold or transferred other than pursuant to a registration statement filed pursuant to the Securities Act or unless an exemption from the registration requirements of the Securities Act is available. The original notes generally may be resold in accordance with the requirements of Rule 144 under the Securities Act.

Registration Rights Agreement. Pursuant to a registration rights agreement (the “Registration Rights Agreement”), the Operating Partnership and the Guarantors have agreed with the initial purchasers, for the benefit of the holders, that they will use their commercially reasonable efforts, at their cost, to file and cause to become effective a registration statement with respect to a registered exchange offer to exchange the notes offered by the offering memorandum, dated as of December 11, 2009 (the “Offering Memorandum”) for an issue of notes that will be senior notes of the Operating Partnership with terms identical to the notes tendered, including the guarantee by DFT and the subsidiary Guarantors, except that the exchange notes will not have legends restricting transfer. When the SEC declares the registration statement relating to the Exchange Offer effective, the Operating Partnership will offer, to holders who are able to make certain representations, the opportunity to receive exchange notes in return for surrender of the original notes. The Exchange Offer will remain open for at least 20 business days after the date notice of the Exchange Offer is mailed to the holders. For each note surrendered to the Operating Partnership under the Exchange Offer, the holder will receive an exchange note of equal principal amount. Interest on each exchange note accrues from the last interest payment date on which interest was paid on the notes surrendered or, if no interest has been paid on the notes, from December 16, 2009. If the Operating Partnership and DFT effect the Exchange Offer, the Operating Partnership and DFT will be entitled to close the Exchange Offer 20 business days after its commencement; provided that the Operating Partnership has accepted all notes validly tendered in accordance with the terms of the Exchange Offer. Notes offered by the Offering Memorandum not tendered in the Exchange Offer will bear interest at the rate set forth on the cover page of the Offering Memorandum and will be subject to all of the terms and conditions specified in the indenture and to the transfer restrictions described in the Offering Memorandum.

In the event that applicable interpretations of the SEC staff do not permit the Operating Partnership and DFT to effect the Exchange Offer, or under certain other circumstances, the Operating Partnership and DFT will, at their cost, use commercially reasonable efforts to cause a shelf registration statement with respect to resales of the notes to become effective and to keep such shelf registration statement effective until the earliest of (i) December 16, 2010, (ii) the date when all of the notes have been sold under the shelf registration statement and (iii) the date when holders, other than holders that are our “affiliates,” as defined in Rule 144 under the Securities Act, are able to sell such notes without restriction, and without reliance as to the availability of current public information, pursuant to Rule 144 or any successor rule thereto or otherwise (collectively, the “Registration Rights Expiration Date”). The Operating Partnership and DFT shall, in the event of a shelf registration, notify each holder, by any means permitted in the registration rights agreement, of its intent to file a shelf registration statement and when the shelf registration statement for the notes has become effective, provide each holder copies of the prospectus (if requested), and take certain other actions that are required to permit resales of the notes. A holder that sells its notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by those provisions of the registration rights agreement that are applicable to that holder, including certain indemnification obligations. In order to be named as a selling security holder in the prospectus, the holder must satisfy certain conditions and provide certain representations and information in connection with the shelf registration statement within the time periods set forth in the registration rights agreement. If:

(i) (A) the registration statement relating to the Exchange Offer is not filed with the SEC on or prior to 120 days after December 16, 2009 or (B) notwithstanding that the Operating Partnership has consummated or will consummate an exchange offer, the Operating Partnership is required to file a shelf registration statement and such shelf registration statement is not filed on or prior to the later of 120 days after December 16, 2009 and 30 days after the obligation to file such shelf registration statement arises; or

(ii) (A) neither the registration statement relating to the Exchange Offer nor a shelf registration statement is declared effective by the SEC on or prior to 270 days after December 16, 2009 or (B) notwithstanding that the Operating Partnership has consummated or will consummate an exchange offer, the Operating Partnership is required to file a shelf registration statement and such shelf registration statement is not declared effective by the SEC on or prior to the 60th day following the date such shelf registration statement was filed; or

(iii) (A) the Operating Partnership has not exchanged the notes for notes that are senior notes of the Operating Partnership with terms identical to the notes tendered, including the guarantee by DFT and the subsidiary Guarantors, except that the exchange notes do not have legends restricting transfer, for all notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 30th business day after the date on which the registration statement relating to the Exchange Offer was declared effective or (B) if applicable, the shelf registration statement has been declared effective and such shelf registration statement ceases to be effective at any time prior to the Registration Rights Expiration Date; provided that we will be permitted to suspend the use of the prospectus that is part of the shelf registration statement if our management determines to do so for valid business reasons, including circumstances relating to pending corporate developments and similar events or filings with the SEC, for a period not to exceed 30 days in any three-month period and not to exceed an aggregate of 90 days in any twelve-month period and without specifying the nature of the event giving rise to a suspension in any notice of suspension provided to the holders, each a “registration default,” then additional interest (“Additional Interest”) shall accrue on the principal amount of these notes at a rate of 0.50% per annum for the first 90 days commencing on the day following the registration default, and increasing to 1.00% thereafter, to but excluding the day on which the registration default has been cured. Additional Interest will be paid semi-annually in arrears, with the interest payment due on the first interest payment date following the date on which such Additional Interest begins to accrue; provided, however, that

•

the Additional Interest on the notes may not accrue under more than one of the foregoing clauses (i)—(iii) at any one time and in no event will Additional Interest accrue after the Registration Rights Expiration Date;

•

if a holder is not able to or does not provide the representations and information required in connection with the shelf registration statement in a timely manner and is therefore not named as a selling security holder in the shelf registration statement, the holder will not be entitled to receive any Additional Interest with respect to its notes; and

•	the Operating Partnership and Guarantors will have no other liabilities with respect to any registration default.

Accordingly, the Operating Partnership will not be required to pay additional interest once the notes become freely tradeable under Rule 144.

This description of some of the provisions of the registration rights agreement is a summary only. We urge you to read the registration rights agreement because it defines your rights regarding registration of the notes. You can obtain a copy of the registration rights agreement upon request from the Operating Partnership and DFT.

Terms of the Exchange Notes

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all original notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. Subject to the minimum denomination requirements of the exchange notes, the exchange notes are being offered in exchange for a like principal amount of original notes. Original notes may be exchanged only in integral multiples of $1,000 principal amount. Holders may tender some or all of their original notes pursuant to the Exchange Offer. No notes of principal amount of $2,000 or less shall be exchanged in part.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the original notes except that (i) the exchange notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (ii) holders of the exchange notes will not be entitled to certain rights of holders of original notes under the Registration Rights Agreement. The exchange notes will evidence the same debt as the original notes and will be entitled to the benefits of the indenture. The exchange notes will be treated as a single class under the indenture with any original notes that remain outstanding and entitled to participate in any Note Guarantee (as such term is defined in the indenture). The Exchange Offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered for exchange.

As of April 14, 2010, $550,000,000 aggregate principal amount of original 8 1/2% notes were outstanding. This prospectus, the letter of transmittal and notice of guaranteed delivery are being sent to all registered holders of original notes as of                     , 2010. Tendering holders will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes pursuant to the Exchange Offer. We will pay all charges and expenses, other than certain transfer taxes that may be imposed, in connection with the Exchange Offer. See “—Payment of Expenses.”

Expiration Date; Extensions; Termination

The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2010 (20 business days following the date notice of the Exchange Offer was mailed to the holders). We reserve the right to extend the Exchange Offer at our discretion, in which event the term expiration date shall mean the time and date on which the Exchange Offer as so extended shall expire. We shall notify the exchange agent of any extension by oral or written notice and shall mail to the registered holders of original notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right to extend or terminate the Exchange Offer and not accept for exchange any original notes if any of the events set forth below under the caption “Conditions to the Exchange Offer” occur and are not waived by us, by giving oral or written notice of such delay or termination to the exchange agent. See “—Conditions to the Exchange Offer.” The rights reserved by us in this paragraph are in addition to our rights set forth below under the caption “—Conditions to the Exchange Offer.”

Procedures for Tendering

The tender to us of original notes by a holder pursuant to one of the procedures set forth below and the acceptance thereof by us will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

Except as set forth below, a holder who wishes to tender original notes for exchange pursuant to the Exchange Offer must transmit an agent’s message or a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to the exchange agent at the address set forth below under “Exchange Agent” on or prior to the expiration date. In addition, either (i) certificates for such original notes must be received by the exchange agent along with the letter of transmittal, (ii) a timely confirmation of a book-entry transfer (a book-entry confirmation) of such original notes, if such procedure is available, into the exchange agent’s account at DTC pursuant to the procedure of book-entry transfer described below, must be received by the exchange agent prior to the expiration date, or (iii) the holder must comply with the guaranteed delivery procedures described below. LETTERS OF TRANSMITTAL AND ORIGINAL NOTES SHOULD NOT BE SENT TO US.

The term agent’s message means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

Signatures on a letter of transmittal must be guaranteed unless the original notes tendered pursuant thereto are tendered (i) by a registered holder of original notes who has not completed the box entitled “Special Issuance and Delivery Instructions” on the letter of transmittal or (ii) for the account of any firm that is a member of a registered national securities exchange or a commercial bank or trust company having an office in the United States, each an eligible institution. In the event that signatures on a letter of transmittal are required to be guaranteed, such guarantee must be by an eligible institution.

The method of delivery of original notes and other documents to the exchange agent is at the election and risk of the holder, but if delivery is by mail it is suggested that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent before the expiration date.

If the letter of transmittal is signed by a person other than a registered holder of any original notes tendered therewith, such original notes must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name of the registered holder appears on the original notes.

If the letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered original notes will be resolved by us, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of the Exchange Offer (including the instructions in the letter of transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as we shall determine. Neither we nor the exchange agent shall be under any duty to give notification of defects in such tenders or shall incur liabilities for failure to give such notification. Tenders of original notes will not be deemed to have been made until such irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Our acceptance for exchange of original notes tendered pursuant to the Exchange Offer will constitute a binding agreement between the tendering person and us upon the terms and subject to the conditions of the Exchange Offer.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the original notes at DTC for purposes of the Exchange Offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s book-entry transfer facility systems may make book-entry delivery of original notes by causing DTC to transfer those original notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. However, although delivery of original notes may be effected through book-entry transfer into the exchange agent’s account at DTC, an agent’s message or a duly executed letter of transmittal, including all other documents required by such letter of transmittal, must in any case, be transmitted to and received by the exchange agent at one of the addresses set forth below under the caption “Exchange Agent” on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC’S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

Guaranteed Delivery Procedures

Holders who wish to tender their original notes and (i) whose original notes are not immediately available, or (ii) who cannot deliver their original notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, may effect a tender if:

•	the tender is made through an eligible institution;

•

prior to the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed letter of transmittal, or a facsimile of the letter of transmittal, and notice of guaranteed delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder of the original notes, the certificate number or numbers of the original notes and the amount of original notes being tendered, stating that the tender is being made and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the properly completed and duly executed letter of transmittal (or facsimile thereof) together with the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•

a properly completed and executed letter of transmittal (or facsimile thereof), as well as the certificates representing all tendered original notes in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes and may terminate the Exchange Offer (whether or not any original notes have been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

•

there is threatened, instituted or pending any action or proceeding before, or any statute, rule, regulation, injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

(i) seeking to restrain or prohibit the making or completion of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result of this transaction; or

(ii) resulting in a material delay in our ability to accept for exchange or exchange some or all of the original notes in the Exchange Offer; or

•

any action has been taken, proposed or threatened, by any governmental authority, domestic or foreign, that in our sole judgment might directly or indirectly result in any of the consequences referred to in clauses (i) or (ii) above or, in our sole judgment, might result in the holders of exchange notes having obligations with respect to resales and transfers of exchange notes which are greater than those described in the interpretation of the SEC referred to above, or would otherwise make it inadvisable to proceed with the Exchange Offer; or

•	the following has occurred:

(i) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

(ii) any limitation by a governmental authority, which may adversely affect our ability to complete the transactions contemplated by the Exchange Offer; or

(iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

(iv) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening of these calamities; or

•

any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the original notes or the exchange notes, which in our sole judgment, in any case makes it inadvisable to proceed with the Exchange Offer and/or with such acceptance for exchange or with such exchange; or

•

there shall occur a change in the interpretations by the staff of the SEC which permits the exchange notes issued pursuant to the Exchange Offer in exchange for original notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an “affiliate” of the Operating Partnership within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of such exchange notes; or

•	any law, statute, rule or regulation shall have been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the Exchange Offer; or

•

a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement of which this prospectus forms a part, or proceedings shall have been initiated or, to our knowledge, threatened for that purpose, or any governmental approval has not been obtained, which approval we shall, in our sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

•

we have received an opinion of counsel experienced in such matters to the effect that there exists any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which we are a party or by which we are bound) to the consummation of the transactions contemplated by the Exchange Offer.

If we determine in our sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, we may, subject to applicable law, terminate the Exchange Offer (whether or not any original notes have been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the original notes and will extend the Exchange Offer to the extent required by Rule 14e-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them, in whole or in part, in our sole discretion. Any determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

Acceptance of Original Notes for Exchange; Delivery of exchange notes

Upon the terms and subject to the conditions of the Exchange Offer, we will accept all original notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue exchange notes in exchange for original notes promptly following the expiration date.

Subject to the conditions set forth under the caption “—Conditions to the Exchange Offer,” issuance of exchange notes in exchange for original notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the exchange agent of certificates for original notes or a book-entry confirmation of a book-entry transfer of original notes into the exchange agent’s account at DTC, including an agent’s message if the tendering holder does not deliver a letter of transmittal, a completed letter of transmittal, or, in the case of a book-entry transfer, an agent’s message in lieu of the letter of transmittal and any other documents required by such letter of transmittal. Accordingly, the delivery of exchange notes might not be made to all tendering holders at the same time, and will depend upon when certificates for original notes, book-entry confirmations with respect to original notes and other required documents are received by the exchange agent.

Subject to the terms and conditions of the Exchange Offer, we will be deemed to have accepted for exchange, and thereby to have exchanged, original notes validly tendered and not withdrawn as, if and when we give oral or written notice to the exchange agent of our acceptance of such original notes for exchange pursuant to the Exchange Offer. The exchange agent will act as agent for us for the purpose of receiving tenders of original notes, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving original notes, letters of transmittal and related documents and transmitting exchange notes which will not be held in global form by DTC or a nominee of DTC to validly tendered holders. Such exchange will be made promptly after the expiration date. If for any reason whatsoever, acceptance for exchange or the exchange of any original notes tendered pursuant to the Exchange Offer is delayed (whether before or after our acceptance for exchange of original notes) or we extend the Exchange Offer or are unable to accept for exchange or exchange any original notes tendered pursuant to the Exchange Offer, then, without prejudice to our rights set forth herein, the exchange agent may, nevertheless, on our behalf and subject to Rule 14e-l promulgated under the Exchange Act, retain tendered original notes and such original notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under the caption “—Withdrawal Rights.”

Pursuant to an agent’s message or a letter of transmittal, a holder of original notes will represent, warrant and agree in the letter of transmittal that it has full power and authority to tender, exchange, sell, assign and transfer original notes, that we will acquire good, marketable and unencumbered title to the tendered original notes, free and clear of all liens, restrictions, charges and encumbrances, and the original notes tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by us or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the original notes tendered pursuant to the Exchange Offer.

If any tendered original notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, any such unaccepted original notes will be returned, at our expense, to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Withdrawal Rights

Tenders of original notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address, or in the case of eligible institutions, at the facsimile number, set forth below under the caption “—Exchange Agent” before 5:00 p.m., New York City time, on the expiration date.

Any notice of withdrawal must specify the name of the person having tendered the original notes to be withdrawn, identify the original notes to be withdrawn (including the certificate number or numbers and the principal amount of the original notes), and (where certificates for original notes have been transmitted) specify the name in which such original notes are registered, if different from that of the withdrawing holder. If certificates for original notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If original notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, and our determination shall be final and binding on all parties. Any original notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any original notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or in the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, such original notes will be credited to an account maintained with DTC for the original notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn original notes may be retendered by following one of the procedures described above under the caption “—Procedures for Tendering” at any time on or prior to the expiration date.

Exchange Agent

We have appointed The Bank of New York Mellon as the exchange agent for the Exchange Offer. You should direct all executed letters of transmittal to the exchange agent at the address indicated below. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail, or

Hand Delivery or Overnight Delivery

The Bank of New York Mellon

101 Barclay Street

Floor 7 East

New York, New York 10286

Attn: Corporate Trust Operations Re-Org Dept

By Facsimile Transmission:

(Eligible Institutions Only)

(212) 298-1915

Confirm by Telephone:

(212) 815-5076

If you deliver the letter of transmittal to an address other than any address indicated above or transmit instructions by facsimile to a facsimile number other than any facsimile number indicated above, then your delivery or transmission will not constitute a valid delivery of the letter of transmittal.

Payment of Expenses

We have not retained any dealer-manager or similar agent in connection with the Exchange Offer. We will not make any payment to brokers, dealers or others for soliciting acceptances of the Exchange Offer. However, we will pay the reasonable and customary fees and reasonable out-of-pocket expenses to the exchange agent in connection therewith. We will also pay the cash expenses to be incurred in connection with the Exchange Offer, including accounting, legal, printing and other related fees and expenses.

Consequences of Failure to Exchange

Upon consummation of the Exchange Offer, certain rights under the Registration Rights Agreement, including registration rights and the right to receive the contingent increases in the interest rate, will terminate. The original notes that are not exchanged for exchange notes pursuant to the Exchange Offer will remain restricted securities within the meaning of Rule 144 promulgated under the Securities Act. Accordingly, such original notes may be resold only

•	to us or our subsidiaries;

•	under a registration statement that has been declared effective under the Securities Act;

•

for so long as the notes are eligible for resale under Rule 144A promulgated under the Securities Act, to a person the seller reasonably believes is a qualified institutional buyer that is purchasing for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A;

•	through offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act;

•

to an accredited investor (within the meaning of Rule 501(a) under the Securities Act) that is not a qualified institutional buyer and that is purchasing for its own account or for the account of another accredited investor, in each case in a minimum principal amount of notes of $250,000; or

•	under any other available exemption from the registration requirements of the Securities Act. The liquidity of the original notes could be adversely affected by the Exchange Offer.

Tax Consequences of the Exchange Offer

The exchange of original notes for exchange notes will not be treated as a taxable transaction for U.S. federal income tax purposes because the exchange notes will not be considered to differ materially in kind or in extent from the original notes. Rather, the exchange notes received by a holder of original notes will be treated as a continuation of such holder’s investment in the original notes. As a result, there will be no material U.S. federal income tax consequences to holders exchanging original notes for exchange notes.

PERSONS CONSIDERING THE EXCHANGE OF THE ORIGINAL NOTES FOR EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES ARISING UNDER FEDERAL, STATE, LOCAL OR FOREIGN LAWS OF SUCH AN EXCHANGE.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the original notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized.

SELECTED FINANCIAL INFORMATION AND OTHER DATA

OF DUPONT FABROS TECHNOLOGY, INC.

AND DUPONT FABROS TECHNOLOGY, L.P.

The following presents selected financial information and other data for DFT and the Operating Partnership for fiscal years 2008 and 2009 and for the period from October 24, 2007 to December 31, 2007 and for the Predecessor (as defined below) for fiscal years 2004 and 2005, 2006 and for the period from January 1, 2007 to October 23, 2007. DFT is the sole general partner of, and, as of December 31, 2009, owned approximately 63% of the economic interest in the Operating Partnership. Substantially all of DFT’s business is conducted through, and all of DFT’s interests in property are held by or through, the Operating Partnership. Unless the context otherwise requires, references to the “Company,” “we,” “us” and “our” mean DuPont Fabros Technology, Inc. and its subsidiaries, including the Operating Partnership. “Predecessor” refers to, for the periods prior to August 7, 2007, Quill Ventures LLC, and for the periods subsequent to August 7, 2007, Safari Ventures LLC (“Safari”).

DFT completed its initial public offering (the “IPO”) on October 24, 2007. Prior to August 7, 2007, each of the Company’s initial properties, or data centers, was directly owned by a single-property entity. To facilitate the closing of a credit facility on August 7, 2007 and in contemplation of the IPO, we combined the entities holding interests in several of our operating and development properties—VA3, VA4, ACC2, ACC3 and CH1—into one holding company, Safari, in order for those properties to serve as collateral for the credit facility. Following the closing of a credit facility, each of the former members of the property-holding entities held a direct or indirect equity interest in Safari. For accounting purposes, Quill Ventures LLC, the entity that owns ACC3, was determined to be the accounting acquirer or Predecessor to DFT and the Operating Partnership, and the other data center properties—ACC2, VA3, VA4 and CH1—were determined to be the Acquired Properties. The Predecessor is presented on a historical cost basis and the contribution of the interests of ACC2, VA3, VA4 and CH1 has been recorded at their estimated fair value. Subsequent to August 6, 2007, Safari is the accounting predecessor, resulting in the recording of the financial position and results of operations of Safari at historical cost basis at the IPO. The Operating Partnership owned 99% of Safari with the remaining 1% being held by DFT, which is reflected as non-controlling interests in the consolidated financial statements through December 30, 2009. Safari was merged into the Operating Partnership on December 30, 2009, which resulted in the Operating Partnership continuing as the surviving entity and the termination of Safari.

We also acquired as part of the IPO formation transactions on October 24, 2007, the ACC4 data center, land held for the development of the ACC7 data center in Ashburn, Virginia, land held for development of the NJ1 data center in Piscataway, New Jersey, a contract to acquire land in Santa Clara, California (which was later acquired) and property management, development, leasing, asset management and technical services agreements and arrangements for all of our properties from entities affiliated with Lammot J. du Pont, the Executive Chairman of our board of directors, and Hossein Fateh, our President and Chief Executive Officer. The contribution of the interests of ACC4 and the two undeveloped parcels of land were recorded at their estimated fair value.

Prior to August 7, 2007, operating results are presented for Quill Ventures LLC, the Predecessor to DFT and the Operating Partnership. Operating results for the Acquired Properties and Safari are only reflected for the period subsequent to August 7, 2007. Subsequent to October 24, 2007, separate operating results are presented for both DFT and the Operating Partnership, which, in each case, includes the Predecessor, the Acquired Properties, ACC4, NJ1 and ACC7.

This registration statement contains stand-alone audited financial statements and other financial data for each of DFT and the Operating Partnership. As noted above, DFT is the sole general partner of the Operating Partnership and, as of December 31, 2009, owned approximately 63% of the partnership interests in the Operating Partnership, of which 2% is held as general partnership units. The 37% limited partnership interests in the Operating Partnership held by minority investors are presented in DFT’s financial statements as redeemable noncontrolling interests in the Operating Partnership. In presenting the financial statements for the Operating Partnership, these redeemable noncontrolling interests in the Operating Partnership have been eliminated from the consolidated statements of operations and are shown separately on the consolidated balance sheets as Redeemable Partnership Units. For the Operating Partnership, noncontrolling interests represent DFT’s 1% ownership of Safari. Accordingly, the following selected financial and other data for each of DFT and the Operating Partnership, which are derived from the stand-alone audited financial statements and other financial data for such entities included elsewhere in this registration statement, do not differ in any material respects other than with respect to the accounting of the redeemable noncontrolling interests in the Operating Partnership described above.

The following data (in thousands, except share/unit and per share/unit data) should be read in conjunction with the financial statements and notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this registration statement.

DuPont Fabros Technology, Inc. (“DFT”)

	DFT			The Predecessor
	Year ended December 31,		October 24, 2007 (IPO) to December 31, 2007	January 1, 2007 to October 23, 2007	Year ended December 31,
	2009	2008			2006	2005
Statement of Operations:
Revenues:
Total revenues	$200,282	$173,664	$25,871	$35,403	$10,685	$—

Expenses:
Property operating costs	62,911	50,918	7,516	10,317	1,873	9
Real estate taxes and insurance	5,291	3,986	539	669	164	204
Management fees	—	—	—	1,772	616	—
Depreciation and amortization	56,701	50,703	8,896	8,419	2,186	177
General and administrative	13,358	10,568	17,013	250	228	174
Acquisition of service agreements	—	—	176,526	—	—	—
Other expenses	11,485	9,003	530	—	—	—

Total expenses	149,746	125,178	211,020	21,427	5,067	564

Operating income (loss)	50,536	48,486	(185,149)	13,976	5,618	(564)
Interest income	381	308	132	280	157	—
Interest:
Expense incurred	(25,462)	(10,852)	(1,301)	(13,480)	(5,715)	(44)
Amortization of deferred financing costs	(8,854)	(1,782)	(230)	(2,395)	(565)	—
Loss on discontinuance of cash flow hedge	(13,715)	—	—	—	—	—

Net (loss) income	2,886	36,160	(186,548)	(1,619)	(505)	(608)
Net loss (income) attributable to redeemable noncontrolling interests—operating partnership	(1,133)	(17,078)	87,242	—	—	—

Net (loss) income attributable to controlling interests	$1,753	$19,082	$(99,306)	$(1,619)	$(505)	$(608)

Earnings per share—basic:
Net income (loss) per common share	$0.04	$0.54	$(2.80)	N/A	N/A	N/A

Weighted average common shares outstanding	39,938,225	35,428,521	35,382,404	N/A	N/A	N/A

Earnings per share—diluted:
Net income (loss) per common share	$0.04	$0.54	$(2.80)	N/A	N/A	N/A

Weighted average common shares outstanding	40,636,035	35,428,521	35,382,404	N/A	N/A	N/A

Dividends declared per common share	$0.08	$0.5625	$0.15	N/A	N/A	N/A

	DFT			The Predecessor
	As of December 31,
	2009	2008	2007	2006	2005
Balance Sheet Data:
Net real estate	$1,697,544	$1,701,059	$1,356,445	$92,021	$15,972
Total assets	2,023,045	1,864,763	1,454,155	113,905	36,561
Mortgage notes payable	348,500	433,395	296,719	112,490	27,803
Unsecured notes payable	550,000	—	—	—	—
Line of credit	—	233,424	—	—	—
Redeemable noncontrolling interests—operating partnership	448,811	484,768	610,781	—	—
Stockholders’ equity and members’ equity (deficit)	605,441	552,169	436,894	(7,005)	6,500

	DFT			The Predecessor
	Year ended December 31,		October 24, 2007 (IPO) to December 31, 2007	January 1, 2007 to October 23, 2007	Year ended December 31,
	2009	2008			2006	2005
	(unaudited)
Other Data:
Funds from operations (1)
Net (loss) income	$2,886	$36,160	$(186,548)	$(1,619)	$(505)	$(608)
Depreciation and amortization	56,701	50,703	8,896	8,419	2,186	177
Less: Non real estate depreciation and amortization	(496)	(267)	(16)	—	—	—

FFO	$59,091	$86,596	$(177,668)	$6,800	$1,681	$(431)

(1)	Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income (loss) determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

We use FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to our FFO. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (loss) as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income (loss) or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

DuPont Fabros Technology, L.P. (the “Operating Partnership”)

	The Operating Partnership			The Predecessor
	Year ended December 31,		October 24, 2007 (IPO) to December 31, 2007	January 1, 2007 to October 23, 2007	Year ended December 31,
	2009	2008			2006	2005
Statement of Operations:
Revenues:
Total revenues	$200,282	$173,664	$25,871	$35,403	$10,685	$—

Expenses:
Property operating costs	62,911	50,918	7,516	10,317	1,873	9
Real estate taxes and insurance	5,291	3,986	539	669	164	204
Management fees	—	—	—	1,772	616	—
Depreciation and amortization	56,701	50,703	8,896	8,419	2,186	177
General and administrative	13,358	10,568	17,013	250	228	174
Acquisition of service agreements	—	—	176,526	—	—	—
Other expenses	11,485	9,003	530	—	—	—

Total expenses	149,746	125,178	211,020	21,427	5,067	564

Operating income (loss)	50,536	48,486	(185,149)	13,976	5,618	(564)
Interest income	381	308	132	280	157	—
Interest:
Expense incurred	(25,462)	(10,852)	(1,301)	(13,480)	(5,715)	(44)
Amortization of deferred financing costs	(8,854)	(1,782)	(230)	(2,395)	(565)	—
Loss on discontinuance of cash flow hedge	(13,715)	—	—	—	—	—

Net (loss) income	2,886	36,160	(186,548)	(1,619)	(505)	(608)
Net loss (income) attributable to noncontrolling interests	32	(214)	(56)	—	—	—

Net (loss) income attributable to controlling interests	$2,918	$35,946	$(186,604)	$(1,619)	$(505)	$(608)

Earnings per unit—basic:
Net income (loss) per unit	$0.04	$0.54	$(2.80)	N/A	N/A	N/A

Weighted average units outstanding	66,652,771	66,590,792	66,544,675	N/A	N/A	N/A

Earnings per unit—diluted:
Net income (loss) per unit	$0.04	$0.54	$(2.80)	N/A	N/A	N/A

Weighted average units outstanding	67,350,581	66,590,792	66,616,104	N/A	N/A	N/A

Distributions declared per unit	$0.08	$0.5625	$0.15	N/A	N/A	N/A

	The Operating Partnership			The Predecessor
	As of December 31,
	2009	2008	2007 (unaudited)	2006	2005
Balance Sheet Data:
Net real estate	$1,697,544	$1,701,059	$1,356,445	$92,021	$15,972
Total assets	2,018,354	1,864,763	1,454,155	113,905	36,561
Mortgage notes payable	348,500	433,395	296,719	112,490	27,803
Unsecured notes payable	550,000	—	—	—	—
Line of credit	—	233,424	—	—	—
Redeemable partnership units	448,811	484,768	610,781	—	—
Partners’ capital and members’ equity (deficit)	600,750	552,169	436,894	(7,005)	6,500

	The Operating Partnership			The Predecessor
	Year ended December 31,		October 24, 2007 (IPO) to December 31, 2007	January 1, 2007 to October 23, 2007	Year ended December 31,
	2009	2008			2006	2005
	(unaudited)
Other Data:
Funds from operations (1)
Net (loss) income	$2,886	$36,160	$(186,548)	$(1,619)	$(505)	$(608)
Depreciation and amortization	56,701	50,703	8,896	8,419	2,186	177
Less: Non real estate depreciation and amortization	(496)	(267)	(16)	—	—	—

FFO	$59,091	$86,596	$(177,668)	$6,800	$1,681	$(431)

(1)	Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. The Operating Partnership calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income (loss) determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

The Operating Partnership uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. The Operating Partnership also believes that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare the Operating Partnership’s operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of its properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effects and could materially impact the Operating Partnership’s results from operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to our FFO. Therefore, the Operating Partnership believes that in order to facilitate a clear understanding of its historical operating results, FFO should be examined in conjunction with net income (loss) as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income (loss) or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including the Operating Partnership’s ability to pay dividends or make distributions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Overview

DuPont Fabros Technology, Inc. (“DFT”) was incorporated in March 2007 under the laws of the State of Maryland and is headquartered in Washington, D.C. DFT is the sole general partner of DuPont Fabros Technology, L.P. (“Operating Partnership”), and, as of December 31, 2009, owned approximately 63% of the partnership interests in the Operating Partnership, of which 2% is held as general partnership units. DFT is organized so as to qualify, and has elected to be taxed, as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended (the “Code”). DFT’s common stock trades on the New York Stock Exchange, or NYSE, under the symbol “DFT”. Substantially all of DFT’s business is conducted through, and all of DFT’s interests in property are held by or through, the Operating Partnership. Accordingly, except as specifically set forth below under the headings “—Results of Operations” and “—Liquidity and Capital Resources—Discussion of Cash Flows.” management’s discussion and analysis of financial condition and results of operations is presented on a consolidated basis for DFT and its subsidiaries, including the Operating Partnership. For more information regarding the differences between the financial statements for DFT and the Operating Partnership, please see “—Results of Operations” and “—Liquidity and Capital Resources—Discussion of Cash Flows.” Unless the context otherwise requires, references to the “Company,” “we,” “us” and “our” mean DuPont Fabros Technology, Inc. and its subsidiaries, including the Operating Partnership.

We currently own and operate seven data centers, six of which are located in Northern Virginia and one of which is located in suburban Chicago, Illinois. Five of our Northern Virginia facilities are 100% leased, the first phase of our Northern Virginia data center facility known as ACC5, which opened in September 2009, is 84% leased as of December 31, 2009, and the first phase of our Chicago facility known as CH1, which opened in August 2008, is 48% leased as of December 31, 2009. We also own other development properties and parcels of land that we intend to develop into wholesale data centers in the future. With this portfolio of operating and development properties, we believe that we are well positioned as a fully-integrated wholesale data center provider, capable of developing, leasing, operating and managing our growing portfolio.

To conserve liquidity, we had previously suspended development of ACC5, our data center located in Piscataway, New Jersey, known as NJ1 and our data center located in Santa Clara, California known as SC1. However, in December 2009 we secured $700 million of new financing through our Operating Partnership’s offering of $550 million of 8 1/2% senior unsecured notes due 2017 and our entry into a $150 million term loan due 2014 secured by our ACC5 property. We are using a portion of these proceeds to develop the second phase of ACC5, which is 50% pre-leased as of December 31, 2009, and resume development of NJ1. In the future, we intend to resume development of SC1 and develop additional data centers in Santa Clara, California, Northern Virginia, and in suburban Chicago, Illinois. We rely on third-party sources of capital to fund our development projects, and consequently, we will continue to seek additional financing for these projects in 2010 and beyond. See the table below captioned “Development Projects” for the estimated total costs to complete some of our development projects.

The following tables present our operating properties and development projects as of December 31, 2009:

Operating Properties

As of December 31, 2009

Property	Property Location	Year Built/ Renovated	Gross Building Area (2)	Raised Square Feet (3)	Critical Load MW (4)	% Leased (5)
Stabilized (1)
ACC2	Ashburn, VA	2001/2005	87,000	53,000	10.4	100%
ACC3	Ashburn, VA	2001/2006	147,000	80,000	13.0	100%
ACC4	Ashburn, VA	2007	347,000	172,000	36.4	100%
VA3	Reston, VA	2003	256,000	145,000	13.0	100%
VA4	Bristow, VA	2005	230,000	90,000	9.6	100%

Subtotal—stabilized			1,067,000	540,000	82.4	100%

Completed not Stabilized
ACC5 Phase I	Ashburn, VA	2009	181,000	86,000	18.2	84%
CH1 Phase I	Elk Grove Village, IL	2008	285,000	121,000	18.2	48%

Total Operating Properties			1,533,000	747,000	118.8

(1)	Stabilized operating properties are either 85% or more leased or are in service for 24 months or greater.
(2)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where our tenants’ computer servers are located), tenant common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our tenants.
(3)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities.
(4)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by our tenants expressed in terms of megawatt, or MW, or kilowatt, or kW (1 MW is equal to 1,000 kW).
(5)	Percentage leased is expressed as a percentage of critical load that is subject to an executed lease. Represents $141 million of base rent for the next twelve months on a straight-line basis for leases executed and/or amended as of December 31, 2009 over the non-cancellable terms of the respective leases and excludes approximately $3 million net amortization increase in revenue of above and below market leases. Base rent for the next twelve months on a cash basis as of December 31, 2009 is $114 million assuming no additional leasing or changes to existing leases.

Development Projects

As of December 31, 2009

($ in thousands)

Property	Property Location	Gross Building Area (1)	Raised Square Feet (2)	Critical Load MW (3)	Estimated Total Cost (4)	Construction in Progress & Land Held for Development (5)	Percentage Pre-Leased
Current Development Projects
ACC5 Phase II	Ashburn, VA	181,000	86,000	18.2	$ 140,000 – $150,000	$60,479	50%
NJ1 Phase I	Piscataway, NJ	181,000	86,000	18.2	$ 200,000 – $215,000	133,579	0%

		362,000	172,000	36.4	$ 340,000 – $365,000	194,058

Future Development Projects/Phases
CH1 Phase II	Elk Grove Village, IL	200,000	90,000	18.2	*
NJ1 Phase II	Piscataway, NJ	181,000	86,000	18.2	*
SC1 Phase I	Santa Clara, CA	181,000	86,000	18.2	*
SC1 Phase II	Santa Clara, CA	181,000	86,000	18.2	*

		743,000	348,000	72.8		118,811

Land Held for Development
ACC6 Phase I/II	Ashburn, VA	240,000	155,000	31.2	*
ACC7	Ashburn, VA	100,000	50,000	10.4	*
SC2 Phase I/II	Santa Clara, CA	300,000	171,000	36.4	*

		640,000	376,000	78.0		17,301

Total		1,745,000	896,000	187.2		$330,170

*	Development costs have not yet been estimated.
(1)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where our tenants’ computer servers are located), tenant common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our tenants.
(2)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities.
(3)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by our tenants expressed in terms of MW or kW (1 MW is equal to 1,000 kW).
(4)	Includes estimated capitalization for construction and development, including closing costs, capitalized interest and capitalized operating carrying costs, as applicable, upon completion.
(5)	Amount capitalized as of December 31, 2009.

We derive substantially all of our revenue from rents received from tenants under existing leases at each of our operating properties. Because we believe that critical load is the primary factor used by tenants in evaluating data center requirements, our rents are based primarily on the amount of power that we make available to our tenants, rather than the amount of space that they occupy. In 2009, we executed 15 leases representing 37.17 megawatts of critical load and 208,250 raised square feet of space.

Each of our leases includes pass-through provisions under which our tenants are required to pay for their pro rata share of most of our property-level operating expenses—commonly referred to as a triple net lease, such as real estate taxes and insurance. In addition, under our triple-net lease structure, our tenants pay for only the power they use and power that is used to cool their space. We intend to continue to structure future leases as triple net leases. Our leases also provide us with a property management fee based on a percentage of property-level operating expenses, other than charges for power used by tenants to run their servers and cool their space.

Although our leases provide for annual escalation of rents, generally 3% or a function of CPI, our revenue growth in the near term will result primarily from leasing vacant space in our ACC5 and CHI data center properties. As of December 31, 2009, we had a 16% vacancy rate at ACC5 Phase 1 and a 52% vacancy rate at CH1. Our revenue will fluctuate based upon the speed with which we lease the vacant space in these properties and in our ACC5 Phase II and NJ1 development properties. Additionally, under our triple net leases, we receive expense reimbursement from tenants only on space that is leased. Vacant space results in portions of our operating expenses being unreimbursed, which in turn impacts net income negatively.

The amount of net rental income generated by the properties in our portfolio depends on our ability to maintain the historical lease rates of currently leased space and to re-lease space available from leases that expire or are terminated. None of our existing leases are scheduled to expire in 2010. Our operating properties are located in Northern Virginia and suburban Chicago, Illinois. Changes in the conditions of these markets will impact the overall performance of our operating properties. The ability of our tenants to fulfill their lease commitments could be impacted by future economic or regional downturns in the markets in which we operate or downturns in the technology industry. If these or other conditions cause a tenant to default on its payment or other obligations, we could elect to terminate the related lease. We believe that most of our tenants will renew their leases and will continue to make their rental and other payments when due. Nevertheless, if we cannot attract replacement tenants on similar terms in a timely manner for any leases that are not renewed or are terminated, our rental income will be impacted adversely in future periods.

Our taxable REIT subsidiary (“TRS”), DF Technical Services, LLC, generates revenue by providing certain technical services to our tenants on a contract or purchase-order basis, which we commonly refer to as “a la carte” services. Such services include the installation of circuits, racks, breakers and other tenant requested items. Our TRS will generally charge our tenants for these services on a cost-plus basis. Because the degree of utilization of our TRS for these services varies from period to period depending on the needs of our tenants for technical services, we have limited ability to forecast future revenue from this source. Moreover, as a taxable corporation, our TRS is subject to federal, state and local corporate taxes and is not required to distribute its income, if any, to us for purposes of making additional distributions to our stockholders. Because demand for its services is unpredictable, we anticipate that our TRS may retain a significant amount of its revenue to fund future operations, and therefore we do not expect to receive distributions from our TRS on a regular basis.

In the current economic environment, certain types of real estate are experiencing declines in value. We do not believe that any of our properties have experienced a significant decline in value. Nevertheless, if this trend were to be experienced by any of our data centers, we may have to write down the value of that data center, which would result in us recording a charge against earnings.

Results of Operations

This registration statement contains stand-alone audited financial statements and other financial data for each of DFT and the Operating Partnership. DFT is the sole general partner of the Operating Partnership and, as of December 31, 2009, owned approximately 63% of the partnership interests in the Operating Partnership, of which 2% is held as general partnership units. The 37% limited partnership interests in the Operating Partnership held by minority investors are presented in DFT’s financial statements as redeemable noncontrolling interests in the Operating Partnership. In presenting the financial statements for the Operating Partnership, these redeemable noncontrolling interests in the Operating Partnership have been eliminated from the consolidated statements of operations and are shown separately on the consolidated balance sheets as Redeemable Partnership Units. For the Operating Partnership, noncontrolling interests represent DFT’s 1% ownership of Safari. Aside from the accounting of the redeemable noncontrolling interests in the Operating Partnership described above, there are no other material differences in the financial statements of DFT and the Operating Partnership for the periods included herein.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Operating Revenue. Operating revenue for the year ended December 31, 2009 was $200.3 million. This includes base rent of $116.8 million, tenant recoveries of $69.0 million, which includes our property management fee, and other revenue of $14.5 million, primarily from a la carte projects for our tenants performed by our TRS. This compares to revenue of $173.7 million for the year ended December 31, 2008. The increase of $26.6 million, or 15%, was due primarily to the lease-up of ACC4 and, to a lesser degree, CH1, the opening of ACC5 in September 2009 and an increase in revenue from a la carte services provided to our tenants. The increase of $26.6 million was partially offset by a decrease of straight line rent of $8.1 million; therefore, cash rents increased $34.7 million year over year.

Operating Expenses. Operating expenses for the year ended December 31, 2009 were $149.7 million compared to $125.2 million for the year ended December 31, 2008. The increase of $24.5 million, or 20%, was primarily due to the following: $8.3 million of increased operating costs at ACC4 as the property was fully operational in 2009, $2.6 million of increased CH1 property operating costs, $6.0 million of depreciation and amortization resulting from a full year of depreciation and amortization of CH1, which was still in development during the first seven months of 2008, and the opening of ACC5 in September 2009, $1.3 million increase in real estate taxes and insurance, $2.8 million of increased general and administrative expenses primarily for compensation, $2.5 million of other expenses for non-recurring tenant projects, and $1.0 million of expenses related the temporary suspension of development of NJ1 and SC1.

Interest Expense. Interest expense, including amortization of deferred financing costs, for the year ended December 31, 2009 was $34.3 million compared to interest expense of $12.6 million for the year ended December 31, 2008. Included in interest in 2009 is $3.9 million for the write-off of deferred financing costs for debt retired in 2009 as compared to none in 2008. Total interest incurred for the year ended December 31, 2009 was $41.3 million, of which $7.0 million was capitalized as compared to $28.0 million for the year ending December 31, 2008, of which $15.4 million was capitalized. The increase in total interest increased year over year was due to higher debt balances partially offset by lower interest rates. Interest capitalized decreased year over year as there was less development activity in 2009 versus 2008.

Loss on discontinuance of cash flow hedge. On December 16, 2009, we completed a $550 million debt offering and repaid and terminated a credit facility, as discussed further below. In addition, we paid $13.7 million to terminate the related interest rate swap agreement. In connection with the termination of the credit facility and swap agreement, we determined that the forecasted transaction under this swap agreement was no longer probable as originally forecasted and therefore all amounts previously recorded in accumulated other comprehensive loss were recognized in the statement of operations, resulting in $13.7 million being recorded as loss on the discontinuance of cash flow hedge. There was no such loss in 2008.

Net (Loss) Income Attributable to Controlling Interests. Net income attributable to controlling interests for the year ended December 31, 2009 was $2.9 million as compared to $35.9 million for the year ended December 31, 2008. The decrease of $33.0 million was primarily due to the discontinuance of cash flow hedge, higher interest expense and the operating expenses at CH1 due to its opening in August 2008.

Year Ended December 31, 2008 Compared to Year Ended December 31, 2007

Since our formation on March 2, 2007 until the closing of DFT’s initial public offering (“the IPO”) on October 24, 2007, we did not have any corporate activity other than the issuance of shares of DFT’s common stock in connection with the initial capitalization of DFT. Prior to October 24, 2007, operating results are presented for our Predecessor. Operating results for the Acquired Properties are only reflected for the period subsequent to August 7, 2007. For the periods after the IPO, operating results are presented for DFT, which includes the Predecessor, the Acquired Properties, ACC4, NJ1, SC1 and ACC7 and the other formation transactions.

To facilitate a comparison of results of operations for 2008 and 2007, we have combined in the discussion below the operating results for our Predecessor for the period from January 1, 2007 to October 23, 2007 with the operating results for DFT for the period from October 24, 2007 to December 31, 2007. Nonetheless, management believes that a year over year comparison may be of limited usefulness due to significant differences in the composition of our portfolio over such time. In addition, the comparison may be of limited value because, prior to our IPO, our Predecessor paid management and asset management fees to affiliates of our sponsors.

Operating Revenue. Operating revenue for the year ended December 31, 2008 was $173.7 million. This includes base rent of $104.1 million, tenant recoveries of $58.8 million, which includes our property management fee, and other revenue of $10.8 million, primarily from a la carte projects for our tenants performed by our TRS. This compares to revenue of $61.3 million for the year ended December 31, 2007. The increase of $112.4 million is due to revenue in 2007 relating only to ACC3 for the complete year; ACC2, VA3 and VA4 for the period subsequent to August 6, 2007; and ACC4 for the period subsequent to October 23, 2007.

Operating Expenses. Operating expenses for the year ended December 31, 2008 were $125.2 million. This compares to operating expenses of $232.4 million for the year ended December 31, 2007. The decrease of $107.2 million is primarily the result of $176.5 million for the acquisition of service agreements in 2007 as part of our IPO, $15.0 million of non-cash stock based compensation expense related to the issuance of restricted stock and LTIPs in the fourth quarter of 2007, partially offset by operating expenses in 2007 relating only to ACC3 for the complete year; ACC2, VA3 and VA4 for the period subsequent to August 6, 2007; and ACC4 for the period subsequent to October 23, 2007.

Interest Expense. Interest expense for the year ended December 31, 2008 was $12.6 million. This compares to interest expense of $17.4 million expensed for the year ended December 31, 2007 which is a decrease of $4.8 million. Total interest incurred for 2008 was $28.0 million, of which $15.4 million was capitalized for the development projects of CH1, ACC5, NJ1 and SC1. Total interest incurred in 2007 was $21.3 million of which $3.9 million was capitalized primarily for CH1. The increase in total interest in 2008 is due to an increase in indebtedness and to 2007 relating only to ACC3 for the complete year; ACC2, VA3 and VA4 for the period subsequent to August 6, 2007; and ACC4 for the period subsequent to October 23, 2007.

Net (Loss) Income Attributable to Controlling Interests. Net income attributable to controlling interest for the year ended December 31, 2008 was $35.9 million. This compares to a net loss of $188.2 million for the year ended December 31, 2007. The improvement of $224.1 million in 2008 is primarily due to 2007 relating only to ACC3 for the complete year; ACC2, VA3 and VA4 for the period subsequent to August 6, 2007; and ACC4 for the period subsequent to October 23, 2007 and the acquisition of service agreements of $176.5 million and $15.0 million of non-cash stock based compensation expense related to the issuance of restricted stock and LTIPs in the fourth quarter of 2007.

Liquidity and Capital Resources

Discussion of Cash Flows

As noted above under “—Overview,” the discussion of cash flows that follows differs between DFT and the Operating Partnership only with respect to the year ended December 31, 2009 compared to the year ended December 31, 2008, during which period there was a $4.7 million distribution from the Operating Partnership to DFT as payment for DFT’s 1% ownership interest in Safari in connection with the merger completed on December 30, 2009.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Net cash provided by operating activities increased by $6.6 million to $65.9 million for the year ended December 31, 2009, as compared to $59.3 million for the year ended December 31, 2008. The increase is primarily due to additional operating cash generated by the lease-up of ACC4 in 2009, an increase in cash-based rents and an increase in prepaid rents and other liabilities.

Net cash used in investing activities decreased by $72.4 million to $262.4 million for the year ended December 31, 2009 compared to $334.8 million for the year ended December 31, 2008. Cash used in investing activities for 2009 and 2008 primarily consisted of expenditures for projects under development. In addition in 2009, we invested $139.0 million in marketable securities held to maturity with funds from proceeds from our debt issuances. Our development expenditures decreased by $203.4 million in 2009 as compared to 2008. In 2008, we had four projects under development, while there was only one project under development for most of 2009.

Net cash provided by financing activities decreased by $140.9 million to $176.6 million for the year ended December 31, 2009 compared to $317.5 million for the year ended December 31, 2008. Cash provided by financing activities for 2009 primarily consisted of $881.7 million of proceeds from the issuance of debt, partially offset by the repayment of $650.0 million of debt. Additionally, cash was used to fund an interest reserve of $10.0 million related to the ACC5 Term Loan, as defined below, and pay $21.3 million of financing costs, $13.7 million to terminate an interest rate swap and $10.1 million of distributions. Cash provided by financing activities for the year ended December 31, 2008 consisted of $233.7 million of proceeds from a line of credit, $36.7 million of proceeds from a construction loan and $100.0 million of proceeds from the ACC4 Term Loan, defined below, partially offset by distributions of $47.7 million, $4.8 million of financing costs and $0.3 million of repayments to our line of credit.

Year Ended December 31, 2008 Compared to Year Ended December 31, 2007

Net cash provided by operating activities increased by $71.6 million to $59.3 million for the year ended December 31, 2008, compared to cash used of $12.3 million for the prior year. The increase was due to 2007 including results of operations only for ACC3 for the complete year, ACC2, VA3 and VA4 for the period subsequent to August 2007 and ACC4 for the period subsequent to October 2007.

Net cash used in investing activities decreased by $416.5 million to $334.8 million for the year ended December 31, 2008 compared to $751.3 million for the prior year. Cash used in investing activities for the year ended December 31, 2008 consisted of $330.5 million for the development of CH1, ACC5, NJ1 and SC1 (CH1 was placed into service in August 2008), $3.7 million for improvements to operating properties and $0.6 million for non-real estate acquisitions. Cash used in investing activities for the year ended December 31, 2007 consisted of the use of $222.3 million to acquire ACC2, VA3, VA4 and CH1, $378.6 million to acquire ACC4, ACC7, NJ1 and SC1, $21.1 million to acquire the land for the development of SC1, $11.9 million for the acquisition of land for the development of ACC5 and ACC6 and $117.4 million related to the development of CH1, ACC5, NJ1 and SC1 and small projects at the operating properties.

Net cash provided by financing activities decreased by $452.7 million to $317.5 million for the year ended December 31, 2008 compared to $770.2 million for the prior period. Cash provided by financing activities for the year ended December 31, 2008 consisted of $233.7 million of proceeds from a line of credit, $36.7 million of proceeds from a construction loan and $100.0 million of proceeds from the ACC4 Term Loan, partially offset by distributions of $47.7 million, financing costs of $4.8 million related to the construction loan and the ACC4 Term Loan and $0.3 million of repayments to the line of credit. Cash provided by financing activities for the year ended December 31, 2007 primarily reflects the net proceeds from the IPO of $677.0 million and borrowings under the our debt instruments of $643.7 million. A portion of the proceeds from the IPO and our debt instruments was used to pay off the mortgage loan at ACC3 of $125.2 million, pay off the old construction loan at CH1 of $27.1 million and repay amounts under our Credit facility of $332.0 million. In connection with obtaining certain indebtedness, we expended $10.6 million of various fees and costs. Additionally, we repaid $32.0 million of borrowings from affiliates and distributed $23.6 million to members of certain of our predecessors.

Market Capitalization

The following table sets forth DFT’s total market capitalization as of December 31, 2009 (in thousands except per share data):

Capital Structure as of December 31, 2009

(in thousands except per share data)

Mortgage notes payable			$348,500
Unsecured Notes			550,000

Total Debt			898,500	42.6%
Common Shares	63%	42,373
Operating Partnership (“OP”) Units	37%	24,948

Total Shares and OP Units	100%	67,321
Common Share Price at December 31, 2009		$17.99

Total Equity			1,211,105	57.4%

Total Market Capitalization			2,109,605	100.00%

Capital Resources

The development and construction of wholesale data centers is very capital intensive. This development not only requires us to make substantial capital investments, but also increases our operating expenses, which impacts our cash flows from operations negatively until leases are executed and we begin to realize revenue. In addition, because we have elected to be taxed as a REIT for federal income tax purposes, we are required to distribute at least 90% of our taxable income to our stockholders annually.

We generally fund the cost of data center development from additional capital, which, for future developments, we would expect to obtain through unsecured and secured borrowings, construction financings and the issuance of additional equity securities, when market conditions permit. During 2009, we funded a portion of our development costs with cash provided by operating activities. Any increases in project development costs (including the cost of labor and materials and costs resulting from construction delays), and rising interest rates would increase the funds necessary to complete a project and, in turn, the amount of additional capital that we would need to raise. In determining the source of capital to meet our long-term liquidity needs, we will evaluate our level of indebtedness and leverage ratio, our expected cash flow from operations, the state of the capital markets, interest rates and other terms for borrowing, and the relative timing considerations and costs of borrowing or issuing equity securities.

To conserve liquidity, in the fourth quarter of 2008, we announced the temporary suspension of three projects under development, Phase I of each of ACC5, NJ1 and SC1. This decision related to the extremely difficult credit markets at the time, and because funding from a term loan secured by ACC4 described below was less than anticipated. However, in the first quarter of 2009, we obtained additional financing and restarted development at ACC5, and we placed Phase I in service in September 2009. Further, in the fourth quarter of 2009, we obtained $700 million of new debt financing, and with the net proceeds of approximately $683 million, we paid off approximately $504 million of existing debt eliminating all maturities until 2012, assuming we elect to extend the ACC4 Term Loan (which such extension is subject to customary conditions). The excess funds were temporarily invested in marketable securities. In addition, we expect to use approximately $85 million to complete ACC5 phase II and $75 million to complete NJ1 Phase I, each with an expected completion date in the fourth quarter of 2010.

Our ability to pay dividends to our stockholders is dependent on our receipt of distributions from our Operating Partnership, which in turn is dependent on our data center properties generating operating income. The indenture that governs our Unsecured Notes limits our ability to pay dividends, but allows us to pay the minimum necessary to meet our REIT income distribution requirements.

Outstanding Indebtedness

ACC4 Term Loan

On October 24, 2008, we entered into a credit agreement relating to a $100.0 million term loan with a syndicate of lenders (the “ACC4 Term Loan”). We increased this loan to $250.0 million in February 2009 through the exercise of the loan’s “accordion” feature. In December 2009, we repaid $50 million of the outstanding principal amount. On March 24, 2010, we entered into a third amendment to the ACC4 Term Loan that permits one of our subsidiaries to guarantee the obligations of the Operating Partnership under a new credit facility, to the extent the Operating Partnership enters into any such credit facility on or before September 20, 2010, in an aggregate amount not to exceed $100 million and subject to certain approvals by the agents under the ACC4 Term Loan. To date, the Operating Partnership has not entered into any such credit facility as contemplated by such third amendment.

The ACC4 Term Loan matures on October 24, 2011 and includes a one-year extension option subject to, among other things, the payment of an extension fee equal to 50 basis points on the outstanding loan amount, there being no existing event of default, a debt service coverage ratio of no less than 2 to 1, and a loan to value ratio of no more than 40%. The loan bears interest at (i) LIBOR plus 350 basis points during the initial term of the loan, and (ii) LIBOR plus 400 basis points during the additional one-year period if we exercise the extension option. We may elect to have borrowings bear interest at (i) the prime rate plus 200 basis points during the initial term of the loan or (ii) the prime rate plus 250 basis points during the additional one-year period if we exercise the extension option, but only if such interest rate is not less than LIBOR plus the applicable margin set forth above. As of December 31, 2009, the interest rate for this loan was 3.77%.

The loan is secured by our ACC4 data center and an assignment of the lease agreements between us and our tenants of ACC4. The Operating Partnership has guaranteed the outstanding principal amount of the ACC4 Term Loan, plus interest and certain costs under the loan.

The loan requires quarterly principal installment payments of $0.5 million beginning on April 1, 2009; however, if we exercise the one-year extension option, the quarterly installments of principal will increase to $2.0 million during the extension period. We may prepay the loan in whole or in part without penalty, subject to the payment of certain LIBOR rate breakage fees.

The ACC4 Term Loan requires ongoing compliance by us with various covenants, including with respect to restrictions on liens, incurring indebtedness, making investments, effecting mergers and/or assets sales, maintenance of certain leases and the occurrence of a change of control of DFT or the Operating Partnership. In addition, the ACC4 Term Loan requires that we comply with certain financial covenants are adhered to, including, without limitation, the following:

•	We must maintain the following minimum debt service coverage ratios:

•	April 1, 2009 to August 11, 2011—1.35 to 1;

•	August 11, 2011 to October 24, 2011—1.75 to 1; and

•	October 24, 2011 to October 24, 2012—2 to 1 (to the extent that we exercise the one-year extension option on the ACC4 Term Loan).

•

Consolidated total indebtedness of the Operating Partnership and its subsidiaries to gross asset value of the Operating Partnership and its subsidiaries must be less than or equal to 65% during the terms of the loans.

•	Ratio of adjusted consolidated Earnings Before Interest Taxes Depreciation and Amortization to consolidated fixed charges must be at least 1.45 to 1 during the terms of the loans.

•

Minimum consolidated tangible net worth of the Operating Partnership and its subsidiaries must be greater than or equal to approximately $575 million (plus an increase of 75% of the sum of (i) the net proceeds from any future equity offerings and (ii) the value of any interests in the Operating Partnership or DFT issued upon the contribution of assets to DFT, the Operating Partnership or its subsidiaries after October 24, 2008) during the term of the loan.

The terms of the ACC4 Term Loan limit our investment in development properties to $1 billion and we are not permitted to have more than five properties in development at any time. If a development property is being developed in multiple phases, only the phase actually being constructed shall be considered a development property for this test. Once construction of a phase is substantially complete and the phase is 80% leased, it is no longer deemed a development property for purposes of this covenant.

The credit agreement that governs the ACC4 Term Loan also has customary events of default, including, but not limited to, nonpayment, breach of covenants, change of control, and payment or acceleration defaults in certain other of our indebtedness. Upon an event of default, the lenders may declare the loan due and immediately payable.

The credit agreement that governs the ACC4 Term Loan contains definitions of many of the terms used in this summary of covenants. We were in compliance with all the covenants under the loan in 2009 and expect to be in compliance in 2010.

ACC5 Term Loan

On December 2, 2009, we entered into a $150 million term loan facility (the “ACC5 Term Loan”). An interest reserve in the amount of $10.0 million was withheld from the loan proceeds and is classified as restricted cash on our consolidated balance sheet as of December 31, 2009. The ACC5 Term Loan matures on December 2, 2014 and borrowings bear interest at LIBOR plus 4.25% with a LIBOR floor of 1.5%. As of December 31, 2009, the interest rate for this loan was 5.75%. The loan is secured by our ACC5 data center, the land for future development of a data center to be known as ACC6, and an assignment of the lease agreements between us and the tenants of ACC5. The Operating Partnership has guaranteed the outstanding principal amount of the ACC5 Term Loan, plus interest and certain costs under the loan.

On March 26, 2010, we entered into a second amendment to the ACC5 Term Loan that permits one of our subsidiaries to guarantee the obligations of the Operating Partnership under a new credit facility, to the extent the Operating Partnership enters into any such credit facility within 180 days of March 26, 2010, in an aggregate amount not to exceed $100 million and subject to certain approvals by the agents under the ACC5 Term Loan. To date, the Operating Partnership has not entered into any such credit facility as contemplated by such second amendment. As amended, the terms of the ACC5 Term Loan also require that we enter into an interest rate swap or cap agreement with a notional principal amount equal to the outstanding principal amount of the loan upon the earlier to occur of (i) 30 days following the date on which LIBOR equals or exceeds certain specified levels or (ii) the occurrence of a default under the ACC5 Term Loan.

The loan requires quarterly installments of principal of $1.3 million beginning on the earlier of the date on which the debt service coverage ratio is at least 1.00 to 1, or June 30, 2011, and may be prepaid in whole or in part without penalty any time after November 30, 2010, subject to the payment of certain LIBOR rate breakage fees. We may increase the total loan at any time after March 30, 2010 and on or before June 30, 2012 to not more than $250 million, subject to lender commitments, receipt of new appraisals of the ACC5 and ACC6 property, a minimum debt service coverage ratio of no less than 1.65 to 1, and a maximum loan-to-value of 50%.

The ACC5 Term Loan requires ongoing with various covenants, including with respect to restrictions on liens, incurring indebtedness, making investments, effecting mergers and/or assets sales and maintenance of certain leases. In addition, the ACC5 Term Loan requires ongoing compliance with certain financial covenants, including, without limitation, the following:

•	The principal amount of the loan may not exceed 60% of the appraised value of ACC5;

•	We must maintain the following minimum debt service coverage ratios:

•	Calendar quarters ending March 31, 2011 and June 30, 2011—1.00 to 1;

•	Calendar quarter ending September 30, 2011 and December 31, 2011—1.15 to 1; and

•

Commencing with the calendar quarter ending March 31, 2012 and continuing for the remainder of the term—1.50 to 1; provided, however, that if the Borrower exercises its right to increase the total amount of the loan above $150 million, 1.65 to 1.

•

Consolidated total indebtedness of the Operating Partnership and its subsidiaries to gross asset value of the Operating Partnership and its subsidiaries must not exceed 65% during the term of the loan.

•	Ratio of adjusted consolidated Earnings Before Interest Taxes Depreciation and Amortization to consolidated fixed charges must not be less than 1.45 to 1 during the term of the loan.

•

Minimum consolidated tangible net worth of the Operating Partnership and its subsidiaries must not be less than approximately $575 million (plus 75% of the sum of (i) the net proceeds from any offerings after December 2, 2009 and (ii) the value of any interests in the Operating Partnership or DFT issued upon the contribution of assets to DFT, the Operating Partnership or its subsidiaries after December 2, 2009) during the term of the loan.

The terms of the ACC5 Term Loan limit our investment in development properties to $1 billion and we are not permitted to have more than five properties in development at any time. If a development property is being developed in multiple phases, only the phase actually being constructed shall be considered a development property for this test. Once construction of a phase is substantially complete and the phase is 80% leased, it is no longer deemed a development property for purposes of this covenant.

The credit agreement that governs the ACC5 Term Loan also has customary events of default, including, but not limited to, nonpayment, breach of covenants, and payment or acceleration defaults in certain other of our indebtedness. Upon an event of default, the lenders may declare the loan due and immediately payable. Also, upon a change in control, lenders that hold two-thirds of the outstanding principal amount of the loan may declare it due and payable.

The credit agreement that governs the ACC5 Term Loan contains definitions of many of the terms used in this summary of covenants. We were in compliance with all of the covenants under the loan in 2009 and expect to be in compliance in 2010.

Unsecured Notes

On December 16, 2009, the Operating Partnership completed the sale of $550 million of 8 1/2 % senior notes due 2017 (the “Unsecured Notes”). The Unsecured Notes were issued at face value. We will pay interest on the Unsecured Notes semi-annually, in arrears, on December 15 and June 15 of each year, beginning June 15, 2010. On each of December 15, 2015 and December 15, 2016, $125 million in principal amount of the Unsecured Notes will become due and payable, with the remaining $300 million due on December 15, 2017.

The Unsecured Notes are unconditionally guaranteed, jointly and severally on a senior unsecured basis by DFT and certain of the Operating Partnership’s subsidiaries, including the subsidiaries that own the ACC2, ACC3, ACC4, VA3, VA4 and CH1 data centers, the ACC5 data center and the ACC6 parcel of land and the NJ1 development property (collectively, the “Subsidiary Guarantors”), but excluding the owners of the SC1, SC2 and ACC7 parcels of land.

The Unsecured Notes rank (i) equally in right of payment with all of the Operating Partnership’s existing and future senior unsecured indebtedness, (ii) senior in right of payment with all of its existing and future subordinated indebtedness, (iii) effectively subordinate to any of the Operating Partnership’s existing and future secured indebtedness and (iv) effectively junior to any liabilities of any subsidiaries of the Operating Partnership that do not guarantee the Unsecured Notes. The guarantees of the Unsecured Notes by DFT and the Subsidiary

Guarantors rank (i) equally in right of payment with such guarantor’s existing and future senior unsecured indebtedness, (ii) senior in right of payment with all of such guarantor’s existing and future subordinated indebtedness and (iii) effectively subordinate to any of such guarantor’s existing and future secured indebtedness.

At any time prior to December 15, 2013, the Operating Partnership may redeem the Unsecured Notes, in whole or in part, at a price equal to the sum of (i) 100% of the principal amount of the Unsecured Notes to be redeemed, plus (ii) a make-whole premium and accrued and unpaid interest. On or after December 15, 2013, the Operating Partnership may redeem the Unsecured Notes, in whole or in part, at (i) 104.250% from December 15, 2013 to December 14, 2014, (ii) 102.125% from December 15, 2014 to December 14, 2015 and (iii) 100% of the principal amount of the Unsecured Notes from December 15, 2015 and thereafter, in each case plus accrued and unpaid interest. In addition, on or prior to December 15, 2012, the Operating Partnership may redeem up to 35% of the Unsecured Notes at 108.500% of the principal amount thereof, plus accrued and unpaid interest, with the net cash proceeds of certain equity offerings consummated by DFT or the Operating Partnership.

If there is a change of control (as defined in the indenture) of the Operating Partnership or DFT, note holders can require the Operating Partnership to purchase their Unsecured Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest. In addition, in certain circumstances the Operating Partnership may be required to use the net proceeds of asset sales to purchase a portion of the Unsecured Notes at 100% of the principal amount thereof, plus accrued and unpaid interest.

The Unsecured Notes have certain covenants limiting or prohibiting the ability of the Operating Partnership and certain of its subsidiaries from, among other things, (i) incurring secured or unsecured indebtedness, (ii) entering into sale and leaseback transactions, (iii) making certain dividend payments, distributions and investments, (iv) entering into transactions with affiliates, (v) entering into agreements limiting the ability to make certain transfers and other payments from subsidiaries or (vi) engaging in certain mergers, consolidations or transfers/sales of assets. The Unsecured Notes also require the Operating Partnership and the Subsidiary Guarantors to maintain total unencumbered assets of at least 150% of their unsecured debt on a consolidated basis. All of the covenants are subject to a number of important qualifications and exceptions.

The Unsecured Notes also have customary events of default, including, but not limited to, nonpayment, breach of covenants, and payment or acceleration defaults in certain other indebtedness of DFT or certain of its subsidiaries. Upon an event of default, the holders of the Unsecured Notes or the trustee may declare the Unsecured Notes due and immediately payable.

A summary of our total debt and maturity schedule as of December 31, 2009 are as follows:

Debt Summary as of December 31, 2009

($ in thousands)

Year	Fixed Rate		Floating Rate		Total	% of Total	Rates (4)
2010	$—		$2,000	(2)	$2,000	0.2%	3.8%
2011	—		199,100	(2)(3)	199,100	22.2%	3.8%
2012	—		5,200	(3)	5,200	0.6%	5.8%
2013	—		5,200	(3)	5,200	0.6%	5.8%
2014	—		137,000	(3)	137,000	15.2%	5.8%
2015	125,000	(1)	—		125,000	13.9%	8.5%
2016	125,000	(1)	—		125,000	13.9%	8.5%
2017	300,000	(1)	—		300,000	33.4%	8.5%

Total	$550,000		$348,500		$898,500	100%	7.0%

(1)	Represents the scheduled amortization of our Unsecured Notes of $125.0 million due in 2015, $125.0 million due in 2016 and $300.0 million due in 2017.

(2)	The ACC4 Term Loan matures on October 24, 2011 and includes an option to extend the maturity date to October 24, 2012, exercisable by us upon satisfaction of certain customary conditions. Scheduled principal amortization payments are $0.5 million per quarter.
(3)	The ACC5 Term Loan matures on December 2, 2014 with no extension option. Scheduled principal amortization payments of $1.3 million per quarter start in the third quarter of 2011 or upon economic stabilization, whichever is earlier.
(4)	Rate as of December 31, 2009.

Indebtedness Retired During 2009

Credit Facility

On August 7, 2007, we entered into a credit facility that consisted of a $200.0 million secured term loan (the “Safari Term Loan”) and a $275.0 million senior secured revolving credit facility (the “Line of Credit”) (together with the Safari Term Loan, the “Credit Facility”), of which a principal balance of $433.4 million was outstanding as of December 31, 2008. We retired the Credit Facility and terminated the Line of Credit on December 16, 2009.

On August 15, 2007, we entered into a $200.0 million interest rate swap to manage the interest rate risk associated with a portion of the principal amount outstanding under our Credit Facility effective August 17, 2007. This swap agreement effectively fixed the interest rate on $200.0 million of the principal amount at 4.997% plus the applicable credit spread, which was 1.50%. We designated this agreement as a hedge for accounting purposes. In connection with the sale of Unsecured Notes on December 16, 2009, we repaid and terminated the Credit facility. In addition, we paid $13.7 million to terminate the swap agreement. With the termination of the Credit Facility and swap agreement, we determined that the forecasted transaction under this swap agreement was no longer probable as originally forecasted and therefore all amounts previously recorded in accumulated other comprehensive loss were recognized in the statement of operations, resulting in $13.7 million being recorded as loss on the discontinuance of cash flow hedge.

CH1 Construction Loan

On December 20, 2007, we entered into a $148.9 million construction loan to which CH1 was pledged as collateral (the “CH1 Construction Loan”). As of December 31, 2008, amounts outstanding under this loan totaled $133.4 million. We repaid this loan on February 10, 2009.

ACC5 Construction Loan

On February 6, 2009, we entered into a construction loan agreement to borrow up to $25.0 million to pay for a portion of the costs to complete the construction of Phase I of ACC5. We repaid this loan on December 3, 2009.

SC1 Loan

On February 6, 2009, we received a $5.0 million term loan that was secured by the SC1 development property. We repaid this loan on December 16, 2009.

Contractual Obligations

The following table summarizes our contractual obligations as of December 31, 2009, including the maturities without extensions and scheduled principal repayments of our ACC4 Term Loan, the ACC5 Term Loan and the Unsecured Notes (in thousands):

Obligation	2010	2011-2012	2013-2014	Thereafter	Total
Long-term debt obligations	$2,000	$204,300	$142,200	$550,000	$898,500
Interest on long-term debt obligations	63,029	116,688	108,765	106,427	394,909
Construction costs payable	6,229	—	—	—	6,229
Commitments under development contracts (1)	9,306	—	—	—	9,306
Operating leases	367	767	693	—	1,827

Total	$80,931	$321,755	$251,658	$656,427	$1,310,771

(1)	Contracts related to the development of our NJ1 and ACC5 Phase II data centers are not fully included above. The NJ1 development contract is for $201.3 million of which $145.2 million was billed as of December 31, 2009 while the ACC5 Phase II contract is for $82.4 million of which $2.4 million was billed as of December 31, 2009. Because of the cost-plus nature of these contracts, if development was halted on these projects, we would incur liabilities less than what is remaining under these contracts.

Off-Balance Sheet Arrangements

As December 31, 2009, we did not have any off-balance sheet arrangements.

Critical Accounting Policies

We have provided a summary of our significant accounting policies in Note 2 to the financial statements of DFT and the Operating Partnership included elsewhere in this registration statement. The preparation of these financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Our actual results may differ from these estimates. We describe below those accounting policies that we deem critical and require material subjective or complex judgments and that have the most significant impact on our financial condition and results of operations. Our management evaluates these estimates on an ongoing basis, based upon information currently available and on various assumptions management believes are reasonable as of the date hereof.

Revenue Recognition. Rental income is recognized using the straight-line method over the terms of the tenant leases, which commences when control of the space and the critical power have been provided to the tenant. Deferred rent included in our consolidated balance sheets represents the aggregate excess of rental revenue recognized on a straight-line basis over the contractual rental payments that will be recognized under the remaining terms of the leases. Our leases contain provisions under which the tenants reimburse us for a portion of property operating expenses incurred by us. Such reimbursements are recognized in the period that the expenses are incurred. We recognize amortization of the value of acquired above market tenant leases as a reduction of rental revenue and of below market leases as an increase to rental revenue.

We must make subjective estimates as to when our revenue is earned, including a determination of the lease commencement date for accounting purposes, the existence of lease inducements and the collectability of our accounts receivable related to rent, deferred rent, expense reimbursements and other income. We analyze individual accounts receivable and historical bad debts, tenant concentrations, tenant creditworthiness and current economic trends when evaluating the adequacy of the allowance for bad debts. These estimates have a direct impact on our net income because a higher bad debt allowance would result in lower net income, and recognizing rental revenue as earned in one period versus another would result in higher or lower net income for a particular period.

Capitalization of costs. We capitalize direct and indirect costs related to construction and development, including property taxes, insurance and financing costs relating to properties under development. In addition, the Company ceases cost capitalization after a development is placed in service and a certificate of occupancy is obtained, or if a project is temporarily suspended. We capitalize pre-acquisition costs related to probable property acquisitions. The selection of costs to capitalize and the determination of whether a proposed acquisition is probable are subjective and depends on many assumptions including the timing of potential acquisitions and the probability that future acquisitions occur. Variations in these assumptions would yield different amounts of capitalized costs in the periods presented. All capital improvements for the income producing properties that extend the property’s useful life are capitalized.

Useful lives of assets. We are required to make subjective assessments as to the useful lives of the major components of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments have a direct impact on our net income. We currently depreciate our building and building improvements over 40 years, and the electrical and mechanical components of a building over 20 to 30 years.

Asset impairment evaluation. We review the carrying value of our net real estate on a quarterly and annual basis. We base our review on an estimate of the undiscounted future cash flows (excluding interest charges) expected to result from the real estate investment’s use and eventual disposition. We consider factors such as future operating income, trends and prospects, as well as the effects of leasing demand, competition and other factors. If our evaluation indicates that we may be unable to recover the carrying value of a real estate investment, an impairment loss would be recorded to the extent that the carrying value exceeds the estimated fair value of the property, which would result in an immediate negative adjustment to net income. The evaluation of anticipated cash flows is highly subjective and is based in part on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results in future periods. One of our key assumptions in the analysis is that we will complete ACC6 and Phase I of SC1, which is temporarily suspended as of the date of this filing.

Since cash flows from properties considered to be long-lived assets to be held and used are considered on an undiscounted basis to determine whether an asset has been impaired, our strategy of holding properties over the long-term directly decreases the likelihood of recording an impairment loss. If our strategy changes or market conditions dictate an earlier sale date or if we determine that development of a project is no longer viable, an impairment loss may be recognized and such loss could be material. If we determine that impairment has occurred, the affected assets must be reduced to their fair value. No such impairment losses have been recognized to date. We estimate the fair value of rental properties utilizing a discounted cash flow analysis that includes projections of future revenues, expenses and capital improvement costs, similar to the income approach that is commonly utilized by appraisers.

Recent Accounting Pronouncements

On January 1, 2009, we adopted authoritative guidance issued by the Financial Accounting Standards Board (“FASB”) relating to business combinations. This guidance eliminates the step acquisition model, changes the recognition of contingent consideration from being recognized when it is probable to being recognized at the time of acquisition, disallows the capitalization of transaction costs and delays when restructurings related to acquisitions can be recognized. Also, this guidance addresses initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets arising from contingencies in a business combination. The adoption of this guidance will impact the accounting only for acquisitions occurring prospectively.

On January 1, 2009, we adopted authoritative guidance issued by the FASB relating to derivatives and hedging that requires entities to provide greater transparency about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under the authoritative guidance, and how derivative instruments and related hedged items affect an entity’s financial positions, results of operations, and cash flows. We adopted the expanded disclosure requirements of this guidance (see Note 8).

On January 1, 2009, we adopted authoritative guidance issued by the FASB on whether instruments granted in share-based payment transactions are participating securities. Under this guidance, the FASB concluded that all outstanding unvested share-based payment awards that contain rights to non-forfeitable dividends or dividend equivalents participate in undistributed earnings with common shareholders and, accordingly, are considered participating securities that shall be included in the two-class method of computing basic and diluted EPS. The guidance does not address awards that contain rights to forfeitable dividends. The impact of the adoption of this guidance on earnings per share was less than $0.01 per share for the periods presented.

On April 1, 2009, we adopted authoritative guidance issued by the FASB on determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly, which provides additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased, as well as guidance in identifying circumstances that indicate a transaction is not orderly. This guidance emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. The adoption of this guidance did not have a material effect on our financial position or results of operations.

On April 1, 2009, we adopted authoritative guidance issued by the FASB on interim disclosures about fair value of financial instruments. This guidance requires an entity to provide disclosures about fair value of financial instruments in interim financial information and requires those disclosures in summarized financial information at interim reporting periods. Under this guidance, a publicly traded company shall include disclosures about the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods. In addition, an entity shall disclose in the body or in the accompanying notes of its summarized financial information for interim reporting periods and in its financial statements for annual reporting periods the fair value of all financial instruments for which it is practicable to estimate that value, whether recognized or not recognized in the statement of financial position, as required by this guidance. The resulting disclosure from the adoption of this guidance is in Note 16.

During the second quarter of 2009, we adopted authoritative guidance issued by the FASB relating to subsequent events. This guidance provides authoritative accounting literature that was previously addressed only in the auditing literature. The objective of this guidance is to establish principles and requirements for subsequent events. In particular, this guidance sets forth the period after the balance sheet date during which management of a reporting entity shall evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity shall recognize events or transactions occurring after the balance sheet date in its financial statements and the disclosures that an entity shall make about events or transactions that occurred after the balance sheet date. The adoption of this guidance did not have a material effect on our financial position or results of operations.

In June 2009, the FASB issued authoritative accounting guidance which established the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities and stated that all guidance contained in the Codification carries an equal level of authority. The authoritative accounting guidance recognized that rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under federal securities laws are also sources of authoritative GAAP for SEC registrants. We adopted the provisions of the authoritative accounting guidance for the interim reporting period ended September 30, 2009, the adoption of which did not have a material effect on our consolidated financial statements.

Funds From Operations

	The Company			The Predecessor
	Year ended December 31,		October 24, 2007 (IPO) to December 31, 2007	January 1, 2007 to October 23, 2007
	2009	2008
Net (loss) income	$2,886	$36,160	$(186,548)	$(1,619)
Depreciation and amortization	56,701	50,703	8,896	8,419
Less: Non real estate depreciation and amortization	(496)	(267)	(16)	—

FFO (1)	$59,091	$86,596	$(177,668)	$6,800

(1)	Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income (loss) determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

We use FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to our FFO. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (loss) as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income (loss) or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

Related Party Transactions

Leasing Arrangements

As of December 31, 2009, the Company leased approximately 9,337 square feet of office space in Washington, D.C., an office building owned by an entity controlled by our Executive Chairman and our President and Chief Executive Officer. For the year ended December 31, 2009, we paid $0.3 million under the lease. We believe that the terms of this lease are fair and reasonable and reflect the terms that we would expect to obtain in an arm’s length transaction for comparable space elsewhere in Washington, D.C.

Aircraft Charter

From time to time during 2009, we chartered an aircraft owned by our Executive Chairman and our President and Chief Executive Officer for business-related travel. For the year end December 31, 2009, we paid a total of $0.2 million under these charters. We believe that the rates paid for these charters are fair and reasonable and reflect the terms that we would expect to obtain in an arm’s length transaction for use of a comparable aircraft.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Our future income, cash flows and fair values relevant to financial instruments are dependent upon prevalent market interest rates. Market risk refers to the risk of loss from adverse changes in market prices and interest rates. We occasionally use derivatives to manage interest rate risk, but we do not intend to use derivatives for trading or speculative purposes and, to the extent we elect to enter into hedging arrangements under the terms of our loan agreement, we intend to enter into contracts with financial institutions based on their credit rating and other factors.

If interest rates were to increase by 1%, the increase in interest expense on our variable rate debt outstanding as of December 31, 2009 would decrease future net income and cash flows by approximately $2.0 million annually less the impact of capitalization of interest incurred on our net income. Because one-month LIBOR was approximately 0.3% at December 31, 2009, a decrease of 0.3% would result in a decrease in future net income and cash flows of approximately $0.6 million annually less the impact of capitalization. Interest risk amounts were determined by considering the impact of hypothetical interest rates on our financial instruments. These analyses do not consider the effect of any change in overall economic activity that could occur in that environment. Further, in the event of a change of that magnitude, we may take actions to further mitigate our exposure to the change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, these analyses assume no changes in our financial structure.

LEGAL PROCEEDINGS

We are involved from time to time in various legal proceedings, lawsuits and claims that arise in the ordinary course of business. Management believes that the resolution of such matters will not have a material adverse effect on the financial condition or results of operations.

BUSINESS AND PROPERTIES

DuPont Fabros Technology, L.P. is an operating partnership and a majority owned subsidiary of DuPont Fabros Technology, Inc. DFT is the sole general partner of the Operating Partnership and, as of December 31, 2009, owned approximately 63% of the partnership interests in the Operating Partnership. DFT is organized so as to qualify, and have elected to be taxed, as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended (the “Code”). DFT’s common stock trades on the New York Stock Exchange, or NYSE, under the symbol “DFT.” Unless otherwise indicated or required by the context, references to “we,” “our,” “us” and the “Company” refer to DFT, the Operating Partnership and their respective subsidiaries, collectively.

We are a leading owner, developer, operator and manager of large-scale data center facilities leased to tenants under long-term leases—commonly referred to as “wholesale data centers.” Our data centers are highly specialized, secure facilities used by our tenants—primarily national and international technology companies, including Microsoft, Yahoo!, Facebook and Google—to house, power and cool some of their computer servers which support critical business processes. We lease the raised square footage and available power of each of our facilities to our tenants under long-term triple-net leases, which provide for annual rental increases. Our data centers are strategically located in major population centers with significant electrical power availability and hubs of extensive fiber network connectivity. For the year ended December 31, 2009, we generated $200.3 million of total revenues and $2.9 million in net income, which included a $13.7 million loss on discontinuance of cash flow hedge. As of December 31, 2009, we had total assets of $2.0 billion.

We believe our data centers are engineered to provide sufficient power to meet the needs of the world’s largest technology companies. Our data center in Northern Virginia known as ACC5 is the prototype for our ground-up developments due to its enhanced power capacity and flexible design, which enables us to accommodate both smaller and larger tenants in a single, secure facility. Our ACC5 data center is designed to provide tenants with a total of 36.4 megawatts, or MW, of power, which we refer to as critical load. Critical load is that portion of each facility’s total power capacity that is made available for the exclusive use by our tenants to operate their computer servers. Because we believe that critical load is the primary factor used by tenants in evaluating their data center requirements, our rents are based on the amount of power that we make available to our tenants, rather than the amount of space that they occupy. Accordingly, throughout this annual report, we discuss our operations in terms of critical load because it is one of the primary metrics that we use to manage our business. We also provide information relating to a facility’s total gross building area and its raised square footage, which is the net rentable square footage of each of our facilities.

We currently own and operate seven data centers, six of which are located in Northern Virginia and one of which is located in suburban Chicago, Illinois. Five of our Northern Virginia facilities are 100% leased, the first phase of our Northern Virginia data center facility known as ACC5, which opened in September 2009, is 84% leased as of December 31, 2009, and the first phase of our Chicago facility known as CH1, which opened in August 2008, is 48% leased as of December 31, 2009. We also own other development properties and parcels of land that we intend to develop into wholesale data centers in the future. With this portfolio of operating and development properties, we believe that we are well positioned as a fully-integrated wholesale data center provider, capable of developing, leasing, operating and managing our growing portfolio.

We also provide certain technical services to our tenants as a contractor on a purchase order basis, including layout design and installation of electrical power circuits, data cabling, server cabinets and racks, computer room airflow analyses and monitoring and other services requested by our tenants.

Our Market Opportunity

Data centers are buildings that house a large number of computer servers and include the key related infrastructure necessary for operation of the servers, including systems for power distribution, environmental control, fire suppression and security. Network access is typically provided into a data center using optical fiber. The data center market in North America is highly fragmented with more than 350 companies providing different forms of internet data center services. Wholesale data center providers lease to a limited number of tenants relatively large amounts of data center space, which are referred to as cells or pods, that generally range in size from 2,500 to 40,000 square feet. In contrast, colocation providers operate on a retail model and rent space to many customers based on individual racks/cabinets or cages which generally range in size from 500 to 5,000 square feet in size. There are a limited number of wholesale providers that have entered the data center market to meet the growing demand from technology companies by: offering greater power through a single data center facility than can a colocation provider; providing savings on the cost to operate the data center infrastructure through economies of scale; providing secure facilities with on-site security staffed 24 hours a day, seven days a week to support critical business processes; and allowing technology companies to manage their own servers.

The North American data center market is projected to total approximately $5.6 billion in revenue in 2009 and is expected to grow more than 15% each year, reaching to $9.2 billion of revenue in 2012, according to Tier1Research’s September 2009 report “Internet Data center North American Market Overview—2009.” We believe that the total data center market is increasing primarily as a result of the continued strong growth in Internet traffic. Cisco Systems, Inc. in its June 2009 white paper estimates that Internet traffic in North America will increase at a compound annual growth rate of 39% from 2008 to 2013. In particular, consumer Internet traffic, which includes web/email, Internet gaming and Internet video, is expected to increase at a compound annual growth rate of 41% from 2008 to 2013. Cisco further estimates that Internet video streaming and downloads will grow to represent more than 60% of all consumer Internet traffic by 2013.

While demand for data center services continues to increase, the difficult economic environment and tightening credit conditions have limited the ability of data center developers to obtain financing necessary to construct new data center facilities, which has constrained the supply of wholesale data center space. Tier1Research, in its September 2009 report, estimates that market demand for multi-tenant data center space currently exceeds supply and will continue to exceed supply through 2012. As a result of the current data center demand-supply imbalance, we believe there is a significant market opportunity for those data center operators and developers who own properties and parcels of land that are suitable for data center development, have access to capital and have a strong track record of operating data center facilities.

Our Competitive Strengths

We believe that we distinguish ourselves from other data center providers through the following competitive strengths:

Data centers strategically located with high power capacity. Our operating and planned development properties are strategically located in the Northern Virginia, suburban Chicago, Illinois, Piscataway, New Jersey and Santa Clara, California markets, each of which is located near sources of abundant and relatively inexpensive power, major population centers and significant fiber optic networks. We believe these locations help attract and retain tenants because access to less expensive power yields significant cost savings for our tenants under the terms of our triple-net leases, and the proximity to large population centers enhances performance by reducing latency (the time it takes a packet of information to reach the end user). Additionally, our facilities are engineered to provide critical load sufficient to serve many of the world’s largest technology companies, which require more power than colocation facilities are designed to provide.

Long-term triple-net leases to industry-leading tenants with strong credit. Our tenant base includes leading national and international technology companies, such as Microsoft, Yahoo!, Facebook and Google. As of December 31, 2009, our three largest tenants, Microsoft, Yahoo! and Facebook, which are currently under long term leases with staggered lease expirations, collectively accounted for 66% of our annualized base rent. Under the terms of our triple-net leases, our tenants occupy all or a percentage of each of our data centers and are obligated to reimburse us for property-level operating expenses. In addition, under our triple-net lease structure, our tenants pay for only the power they use and power that is used to cool their space. We believe that this lease structure, together with the economies of scale resulting from the size of our data centers, results in our tenants paying less for power and operating expenses over time than they would in a comparable colocation setting, where power costs and operating expenses are included in the license fee paid to the provider. Our leases provide for annual rent increases and, as of December 31, 2009, our weighted average remaining lease term was approximately 7.0 years.

Strong track record and development pipeline. We currently own and operate seven data centers, five of which are 100% leased. We believe that our in-house development expertise, together with our relationships with contractors who are experienced in the construction of data centers, gives us a significant advantage over those of our competitors who are required to rely exclusively on third parties to develop and maintain their properties. We also believe that our development properties and parcels of land suitable for data center development give us an advantage over those of our competitors who may have to acquire suitable sites for future development.

Our Business Strategy

Our primary business objective is to maximize cash flow through the prudent management of a balanced portfolio of operating and development properties. Our business strategies to achieve these objectives are:

Maximize cash flow from existing properties. We derive substantially all of our revenue from rents received from tenants under existing leases at each of our operating properties. We strive to maximize our cash flows under these leases by including a monthly base rent obligation and property management fee to compensate us for the management of our properties, and a “triple-net” structure, which obligates our tenants to reimburse us for the costs that we incur to operate the data center, including the cost of electricity used by tenants to power their computer equipment and their pro rata share of most other operating expenses, such as real estate taxes and insurance. Our leases provide for annual increases of base rent—either a flat rate of about 3% or in some cases based on the consumer price index. We are focused on leasing the first phases of our two operating facilities that have available space: the first phase of CH1, which is 48% leased as of December 31, 2009, and the first phase of ACC5, which is 84% leased as of December 31, 2009.

Expand and diversify tenant base. Our existing tenant base consists primarily of large technology companies, and three of our stabilized data center properties are leased by our two largest tenants under long-term leases with staggered lease expirations in each facility. We seek to expand and diversify our tenant base by marketing our remaining available space at our existing properties and new space at our development properties to other customers, including financial services companies, government agencies and enterprise companies, which demand data center space in smaller quantities—generally 10 MW or less—than large technology companies. We believe that our wholesale data center model offers these customers a number of important advantages compared to a typical colocation facility, including the ability to realize economies of scale (such as bulk-priced power contracts) by sharing the facility with larger users, while at the same time enjoying tightly controlled access to their own dedicated and secure computer room. Our triple-net lease terms also enable these customers to control costs during any ramp-up phase (the period before they are utilizing all of the power they have contracted for). We have attracted these types of customers to our ACC4, ACC5 and CH1 data center properties. We will continue to market our properties to technology companies, financial services companies, government agencies and enterprise companies.

Prudently build-out our current development pipeline. In December 2009, we commenced development of the second phase of the ACC5 data center, which is 50% pre-leased as of December 31, 2009, and resumed development of the first phase of our NJ1 data center. We expect to complete these two data centers in the fourth quarter of 2010. Over time, after we have secured adequate financing, we plan to develop our existing development properties: ACC6 and ACC7, each located in Northern Virginia, SC1 and SC2 located in Santa Clara, California, and the second phases of CH1 and NJ1. Through these developments, we will diversify our geographic footprint and provide new and existing tenants with various geographic options. We intend to finance future developments through a combination of equity and debt capital.

Our Properties

Operating Properties

The following table presents a summary of our operating properties as December 31, 2009:

Operating Properties

As of December 31, 2009

Property	Property Location	Year Built/ Renovated	Gross Building Area (2)	Raised Square Feet (3)	Critical Load MW (4)	% Leased (5)
Stabilized (1)
ACC2	Ashburn, VA	2001/2005	87,000	53,000	10.4	100%
ACC3	Ashburn, VA	2001/2006	147,000	80,000	13.0	100%
ACC4	Ashburn, VA	2007	347,000	172,000	36.4	100%
VA3	Reston, VA	2003	256,000	145,000	13.0	100%
VA4	Bristow, VA	2005	230,000	90,000	9.6	100%

Subtotal—stabilized			1,067,000	540,000	82.4	100%

Completed not Stabilized
ACC5 Phase I	Ashburn, VA	2009	181,000	86,000	18.2	84%
CH1 Phase I	Elk Grove Village, IL	2008	285,000	121,000	18.2	48%

Total Operating Properties			1,533,000	747,000	118.8

(1)	Stabilized operating properties are either 85% or more leased or are in service for 24 months or greater.
(2)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where our tenants’ computer servers are located), tenant common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our tenants.
(3)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities.
(4)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by our tenants expressed in terms of megawatt, or MW, or kilowatt, or kW (1 MW is equal to 1,000 kW).
(5)	Percentage leased is expressed as a percentage of critical load that is subject to an executed lease. Represents $141 million of base rent for the next twelve months on a straight-line basis for leases executed and/or amended as of December 31, 2009 over the non-cancellable terms of the respective leases and excludes approximately $3 million net amortization increase in revenue of above and below market leases. Base rent for the next twelve months on a cash basis as of December 31, 2009 is $114 million assuming no additional leasing or changes to existing leases.

Tenant Diversification

As of December 31, 2009, our portfolio was leased to 22 data center tenants, with 42 different lease expiration dates. As of December 31, 2009, our three largest tenants, Microsoft, Yahoo! and Facebook, accounted for 66% of our annualized base rent. Revenues from Microsoft, which were $56.9 million in 2009, Yahoo!, which were $66.3 million in 2009, and Facebook, which were $21.6 million in 2009, each accounted for greater than 10% of our 2009 consolidated revenues. We have two leases with one of these tenants with expiration dates ranging from 2012 to 2018 and options to renew these leases for periods ranging from 8 to 16 years. We have three leases with another of these tenants with expiration dates ranging from 2012 to 2019 and options to renew these leases for five years. We have two leases with another of these tenants with expiration dates ranging from 2018 to 2021 with options to renew these leases for five years. For revenue information for these three tenants for the last three years, see Note 6 to our consolidated financial statements included herein.

Lease Expirations

The following table sets forth a summary schedule of lease expirations of our operating properties for each of the ten full calendar years beginning January 1, 2010. The information set forth in the table assumes that tenants exercise no renewal options.

Year of Lease Expiration	Number of Leases Expiring (1)	Raised Square Feet Expiring (in thousands) (2)	% of Leased Net Raised Square Feet	Total kW of Expiring Leases (3)	% of Leased kW	Annualized Base Rent (in thousands)	% of Annualized Base Rent
2010	—	—	—	—	—	$—	—
2011	2	20	2.9%	2,438	2.3%	2,608	1.8%
2012	2	82	12.1%	7,340	6.9%	8,863	6.3%
2013	3	45	6.7%	4,630	4.4%	4,498	3.2%
2014	8	58	8.7%	8,700	8.2%	11,970	8.5%
2015	2	68	10.1%	12,000	11.3%	13,848	9.8%
2016	2	55	8.1%	8,100	7.6%	12,156	8.6%
2017	5	71	10.5%	12,324	11.6%	17,678	12.5%
2018	4	75	11.2%	15,113	14.2%	21,311	15.1%
2019	9	119	17.7%	21,500	20.2%	26,836	19.0%
After 2019	5	81	12.0%	14,277	13.3%	21,716	15.2%

Total	42	674	100%	106,422	100%	$141,484	100%

(1)	The operating properties have 22 tenants with 42 different lease expiration dates. Top three tenants represent 66% of annualized base rent.
(2)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities.
(3)	One megawatt is equal to 1,000 kW.

Development Projects

We own fee simple title to the land at our development projects. In late 2008, we temporarily suspended development of ACC5, NJ1 and SC1 to conserve our liquidity. In January 2009, we resumed development at ACC5 and opened Phase I in September 2009. In December 2009, we commenced development of ACC5 Phase II and resumed development of NJ1 Phase I.

The following table presents a summary of our development properties as of December 31, 2009:

Development Projects

As of December 31, 2009

($ in thousands)

Property	Property Location	Gross Building Area (1)	Raised Square Feet (2)	Critical Load MW (3)	Estimated Total Cost (4)	Construction in Progress & Land Held for Development (5)	Percentage Pre-Leased
Current Development Projects
ACC5 Phase II	Ashburn, VA	181,000	86,000	18.2	$ 140,000 – $150,000	$60,479	50%
NJ1 Phase I	Piscataway, NJ	181,000	86,000	18.2	$ 200,000 – $215,000	133,579	0%

		362,000	172,000	36.4	$ 340,000 – $365,000	194,058
Future Development Projects/Phases
CH1 Phase II	Elk Grove Village, IL	200,000	90,000	18.2	*
NJ1 Phase II	Piscataway, NJ	181,000	86,000	18.2	*
SC1 Phase I	Santa Clara, CA	181,000	86,000	18.2	*
SC1 Phase II	Santa Clara, CA	181,000	86,000	18.2	*

		743,000	348,000	72.8		118,811

Land Held for Development
ACC6 Phase I/II	Ashburn, VA	240,000	155,000	31.2	*
ACC7	Ashburn, VA	100,000	50,000	10.4	*
SC2 Phase I/II	Santa Clara, CA	300,000	171,000	36.4	*

		640,000	376,000	78.0		17,301

Total		1,745,000	896,000	187.2		$330,170

*	Development costs have not yet been estimated.
(1)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where our tenants’ computer servers are located), tenant common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our tenants.
(2)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities.
(3)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by our tenants expressed in terms of MW or kW (1 MW is equal to 1,000 kW).
(4)	Includes estimated capitalization for construction and development, including closing costs, capitalized interest and capitalized operating carrying costs, as applicable, upon completion.
(5)	Amount capitalized as of December 31, 2009.

Description of Properties

The following describes our materially important improved real properties as of December 31, 2009. We consider improved real properties to be those properties, or completed phases of those properties, that are ready for use by tenants. An improved real property is deemed to be material if the book value of such property represented 10% or more of our total assets as of December 31, 2009 or represented 10% or more of our total revenues for the year ended December 31, 2009.

VA3, Reston, Virginia. Acquired in 2003 as a fully developed data center, VA3 is situated on approximately 10 acres of land in the Lake Fairfax Business Center in Reston, Virginia, one of metropolitan Washington, D.C.’s largest suburban markets. The facility comprises approximately 256,000 gross square feet and 145,000 raised square feet divided into 10 computer rooms, with an aggregate critical load of 13.0 MW, or 1.3 MW per computer room. As of December 31, 2009, VA3 was 100% leased to six tenants. The 2009 tax rate for this property is $1.3810 per $100 of assessed value, or $842,349 in property taxes annually.

VA4, Bristow, Virginia. Acquired in 2005 as a fully developed data center, VA4 is situated on 32 acres of land in Prince William County, Virginia. The facility comprises approximately 230,000 gross square feet and 90,000 raised square feet divided into six computer rooms with an aggregate critical load of 9.6 MW, with 3.0 MW available to each of two pairs of computer rooms and 3.6 MW available to a third pair of computer rooms. As of December 31, 2009, VA4 was 100% leased to one tenant with six different lease expiration dates over six years. The 2009 tax rate for this property is $1.2891 per $100 of assessed value, or $617,567 in property taxes annually. Under the terms of the lease at VA4, the tenant has a right of first refusal to purchase the property if we propose to sell the property to a third party. In addition, under the terms of the lease, we are prohibited from selling the property to a third party that is a competitor of the tenant.

ACC2, Ashburn, Virginia. Completed in 2005, ACC2 is situated on 22 acres of land at the Ashburn Corporate Center Phase I Condominium in Loudoun County, Virginia. The facility is located within a half mile of the corporate offices of Verizon (formerly MCI’s world headquarters) and America Online’s corporate headquarters. ACC2 comprises approximately 87,000 gross square feet and 53,000 raised square feet, with an aggregate critical load of 10.4 MW evenly divided between two computer rooms. In 2000, we acquired the undeveloped land related to ACC2 and developed ACC2 as an empty shell. The shell was leased from mid-2001 through late 2003 to a provider of colocation services. Thereafter, ACC2 was vacant. In the first quarter of 2005, we began developing the infrastructure of ACC2, and in October 2005 we completed development and brought the property into service as a wholesale data center. As of December 31, 2009, ACC2 was 100% leased to one tenant. The 2009 tax rate for this property is $1.425 per $100 of assessed value, or $184,834 in property taxes annually. Under the terms of the lease, during the lease term, we are prohibited from selling the property to a third party that is a competitor of the tenant.

ACC3, Ashburn, Virginia. Completed in 2006, ACC3 is situated on 22 acres of land at the Ashburn Corporate Center Phase I Condominium in Loudoun County, Virginia. The facility comprises approximately 147,000 gross square feet and 80,000 raised square feet, with an aggregate critical load of 13.0 MW divided among four computer rooms, with 3.9 MW available to each of two computer rooms and 2.6 MW available to each of the remaining two computer rooms. In 2000, we acquired the undeveloped land related to ACC3 and developed ACC3 as an empty shell. The building was briefly leased to a provider of colocation services. This lease was terminated in early 2002 and ACC3 remained vacant. We began to develop the wholesale infrastructure of this facility in December 2005 and brought it into service in as a wholesale data center in June 2006. As of December 31, 2009, ACC3 was 100% leased to one tenant with three different lease expiration dates over three years. The 2009 tax rate for this property is $1.425 per $100 of assessed value, or $311,377 in property taxes annually. Under the terms of the lease at ACC3, the tenant has a right of first refusal to purchase the property if we propose to sell the property to a third party. In addition, under the terms of the lease, we are prohibited from selling the property to a third party that is a competitor of the tenant.

ACC4, Ashburn, Virginia. Completed in 2007, ACC4 is situated on 17 acres of land at the Ashburn Corporate Center in Loudoun County, Virginia. The facility comprises approximately 347,000 gross square feet and 172,000 raised square feet, with an aggregate critical load of 36.4 MW divided among 20 computer rooms, with 2.275 MW going to each of 12 computer rooms and 1.1375 MW to each of the remaining computer rooms. Each computer room is served by an independent and dedicated critical electrical backup system. As of December 31, 2009, ACC4 was 100% leased to twelve tenants. The 2009 tax rate for this property is $1.425 per $100 of assessed value, or $776,656 in property taxes annually. During the term of a lease of a portion of ACC4, the tenant has a right of first refusal to purchase the property if we propose to sell the property to a third party.

Form of Ownership of Our Properties. Through the Operating Partnership, as of December 31, 2009, we hold a 100% fee simple interest in the following operating data centers: ACC2, ACC3, ACC4, ACC5 Phase I, VA3, VA4 and CH1 Phase I. We also hold a 100% fee simple interest in NJ1 Phase I and ACC 5 Phase II, both of which are data center projects under current development, and CH1 Phase II, NJ1 Phase II and SC1 Phases I and II, which are data center projects under future development. We hold a 100% fee simple interest in certain parcels of land being held for development in Northern Virginia and Piscataway, New Jersey, which are referred to as ACC6, ACC7 and SC2.

Property Indebtedness. Our properties have certain indebtedness, as described more fully in “Management’s Discussion and Analysis of Results of Operations and Financial Condition—Liquidity and Capital Resources—Outstanding Indebtedness”.

Historical Percentage Leased and Annualized Rental Rates

The following table sets forth the percentage leased and annualized rental rates per leased raised square foot, or RSF, for each materially important improved real property:

Property/Date Acquired	Year	% Leased (1)	Annualized Base Rent/Leased RSF
VA3/2003	2005	100%	$48.40
	2006	100%	$50.65
	2007	100%	$59.20
	2008	100%	$57.50
	2009	100%	$87.96

VA4/2005	2005	100%	$178.83
	2006	100%	$178.83
	2007	100%	$178.83
	2008	100%	$178.83
	2009	100%	$178.83

ACC2/2001/2005	2005	100%	$208.89
	2006	100%	$208.89
	2007	100%	$208.89
	2008	100%	$208.89
	2009	100%	$208.89

ACC3/2001/2006	2006	100%	$224.33
	2007	100%	$227.08
	2008	100%	$227.08
	2009	100%	$227.08

ACC4/2007	2007	85%	$298.66
	2008	87%	$302.97
	2009	100%	$296.27

(1)	Percentage leased is expressed as a percentage of raised square feet that is subject to a signed lease. With respect to any given facility, critical load is distributed approximately evenly to each raised square foot. Accordingly, percentage leased rates are not materially different when expressed as a percentage of a facility’s critical load.

Primary Tenants

The following table summarizes information regarding 10 primary tenants, which are those tenants occupying 10.0% or more of the raised square feet of any one of our materially important improved real properties:

Property	Nature of Tenant Business	Lease Expirations	Renewal Options		Leased Raised Square Feet (1)	% of Property Raised Square Feet	% of Portfolio Leased Square Feet	Leased kW (2)	% of Property Leased kW	% of Portfolio Leased kW	Annualized Base Rent (in thousands) (3)	% of Portfolio Annualized Base Rent (4)
VA3	Technology	2012	1 x 5 yrs	(6)	66,661	45.5%	9.9%	5,740	44.2%	5.4%	$6,284	4.4%
	Technology	2013	None		27,436	18.7%	4.1%	2,600	20.0%	2.4%	1,428	1.0%
	Reseller	2020	2 x 5 yrs	(6)	21,400	14.6%	3.2%	1,950	15.0%	1.8%	2,749	1.9%

VA4	Technology (5)	2012	1 x 8 yrs	(6)	15,000	16.7%	2.2%	1,600	16.7%	1.5%	2,579	1.8%
		2013	1 x 8 yrs	(6)	15,000	16.7%	2.2%	1,600	16.7%	1.5%	2,613	1.8%
		2014	1 x 8 yrs	(6)	15,000	16.7%	2.2%	1,600	16.7%	1.5%	2,674	1.9%
		2015	1 x 8 yrs	(6)	15,000	16.7%	2.2%	1,600	16.7%	1.5%	2,694	1.9%
		2016	1 x 8 yrs	(6)	15,000	16.7%	2.2%	1,600	16.7%	1.5%	2,757	1.9%
		2017	1 x 8 yrs	(6)	15,000	16.7%	2.2%	1,600	16.7%	1.5%	2,778	2.0%

ACC2	Technology	2015	1 x 5 yrs	(6)	53,397	100.0%	7.9%	10,400	100.0%	9.8%	11,154	7.9%

ACC3	Technology (5)	2016	2 x 8 yrs	(6)	39,800	50.0%	6.1%	6,500	50.0%	6.1%	9,399	6.5%
		2017	2 x 8 yrs	(6)	23,600	29.6%	3.5%	3,900	30.0%	3.7%	5,244	6.6%
		2018	2 x 8 yrs	(6)	16,200	20.4%	2.4%	2,600	20.0%	2.4%	3,433	2.4%

ACC4	Technology (5)	2017	1 x 5 yrs	(6)	21,400	12.4%	3.2%	4,550	12.5%	4.3%	6,247	4.4%
		2018	1 x 5 yrs	(6)	21,400	12.4%	3.2%	4,550	12.5%	4.3%	6,224	4.4%
		2019	1 x 5 yrs	(6)	21,400	12.4%	3.2%	4,550	12.5%	4.3%	5,973	4.2%
	Technology	2018	None		32,400	18.8%	4.8%	6,825	18.8%	6.4%	10,151	7.2%

Totals					435,094		64.7%	63,765		59.9%	$84,379	62.5%

(1)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities. Office and storage space is de minimis.
(2)	Critical load is that portion of each facility’s total load that is made available for the exclusive use by our tenants to operate their computer servers. In addition to critical load, each of our data centers is designed to provide sufficient additional power to cool our tenant’s servers, which we refer to as essential load.
(3)	Annualized base rent is presented for leases commenced as of December 31, 2009 on a straight-lined basis over the non-cancelable terms of the respective leases beginning from the date of the most recent amendment to a lease agreement, or from the original date of an agreement if not amended. Annualized rent includes base rent and other rents (including, as applicable, office, storage, parking and cage space) and all historical and future contractual increases to such rents, including any increases that are scheduled to occur subsequent to December 31, 2009.
(4)	Based on an aggregate portfolio annualized base rent of $141.5 million as of December 31, 2009.
(5)	Lease includes staggered expiration dates. For purposes of the above chart, we have treated each staggered expiration as a separate lease.
(6)	Renewal rate is either a function of fair market value or no less than the current rate plus between 3.0% and 4.0%. Renewal notices with respect to these leases must be received by us no later than 12 months prior to the applicable expiration date.

Depreciation

The following table sets forth for each property in our portfolio and component thereof upon which depreciation is taken, the (i) federal tax basis, (ii) rate, (iii) method, and (iv) life claimed with respect to such property or component thereof for purposes of depreciation.

Property	Federal Tax Basis		Method	Rate	Life Claimed
	(unaudited) (1)
ACC3	$73,616,925		S/L	M/M	MACRS 39
VA3	16,234,928		S/L	M/M	MACRS 39
VA4	41,145,386		S/L	M/M	MACRS 39
ACC2	33,077,708		S/L	M/M	MACRS 39
ACC4	258,160,795		S/L	M/M	MACRS 39
CH1	174,898,564		S/L	M/M	MACRS 39
ACC5	—	(2)	S/L	M/M	MACRS 39
NJ1	—	(2)	S/L	M/M	MACRS 39
ACC6	—	(2)	S/L	M/M	MACRS 39
ACC7	—	(2)	S/L	M/M	MACRS 39
SC1	—	(2)	S/L	M/M	MACRS 39
SC2	—	(2)	S/L	M/M	MACRS 39

(1)	Reflects the federal tax basis for the year ended December 31, 2008, the last period for which such information is available.
(2)	Property had not been placed in service as of December 31, 2008.

In addition, we had an aggregate of approximately $2.1 million in additional tax basis of depreciable furniture, fixtures and equipment associated with the properties in our portfolio as of December 31, 2008. Depreciation on this furniture, fixtures and equipment is computed on the straight line and double declining balance methods over the claimed life of such property, which are between five and twelve years.

Competition

We believe we have two types of competitors:

•	Tenants who choose to build, own and operate their own datacenters rather than to outsource to us, and

•	Developers of both wholesale and colocation data centers.

In operating and managing our portfolio, we compete for tenants based on factors including location, available critical load, amount of raised square footage, flexibility and expertise in the design and operation of data centers.

Based on the current economic environment and lack of available capital, we believe that some companies that would otherwise build their own datacenter may look to a wholesale data center provider, such as us, as an outsourcing solution. In addition, the lack of available capital could limit developers in building new wholesale or colocation facilities. We believe that this situation will reduce the inventory of available data center space and could reduce competition over the next several years.

We also face competition for the acquisition of land suitable for the development of wholesale data centers from real estate developers in our and in other industries. Such competition may have the effect of reducing the number of available properties for acquisition, increasing the price of any acquisition, and reducing the supply of wholesale data center space in the markets we seek to serve.

Regulation

Americans With Disabilities Act

Our properties must comply with Title III of the Americans with Disabilities Act, or ADA, to the extent that such properties are “public accommodations” as defined by the ADA. The ADA may require removal of structural barriers to access by persons with disabilities in certain public areas of our properties where such removal is readily achievable. While we have not conducted a formal audit or investigation of our compliance with the ADA, we believe that our operating properties are in substantial compliance with the ADA and that we will not be required to make substantial capital expenditures to address the requirements of the ADA. However, noncompliance with the ADA could result in imposition of fines or an award of damages to private litigants. The obligation to make readily achievable accommodations is an ongoing one, and we will continue to assess our properties and make alterations as appropriate in this respect.

Environmental Matters

Under various federal, state and local laws, regulations and ordinances relating to the protection of the environment, a current or former owner, operator or tenant of real property may be liable for the cost to remove or remediate contamination resulting from the presence or discharge of hazardous or toxic substances, wastes or petroleum products on, under, from or in such property. These costs could be substantial and liability under these laws may attach without regard to whether the owner or operator knew of, or was responsible for, the presence of the contaminants, and the liability may be joint and several. Previous owners used some of our properties for industrial and retail purposes (CH1, NJ1, SC1 and ACC7), so those properties may contain some level of environmental contamination. In addition, many of our properties presently contain large fuel storage tanks for emergency power, which is critical to our operations. If any of our tanks has a release of fuel to the environment, we would likely have to pay to clean up the contamination. The presence of contamination or the failure to remediate contamination at our properties may expose us to third-party liability or materially adversely affect our ability to sell, lease or develop the real estate or to borrow using the real estate as collateral.

Some of our properties may contain asbestos-containing building materials. Environmental laws require that owners or operators of buildings with asbestos-containing building materials properly manage and maintain these materials, adequately inform or train those who may come into contact with asbestos and undertake special precautions, including removal or other abatement, in the event that asbestos is disturbed during building renovation or demolition. These laws may impose fines and penalties on building owners or operators for failure to comply with these requirements. In addition, these laws may also allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos-containing building materials.

Environmental laws and regulations regarding the handling of regulated substances and wastes apply to our properties, in particular regulations regarding the storage of petroleum for emergency/auxiliary power. The properties in our portfolio are also subject to various federal, state and local health and safety requirements, such as state and local fire requirements. If we or our tenants fail to comply with these various requirements, we might incur governmental fines or private damage awards. Moreover, we do not know whether existing requirements will change or whether future requirements will require us to make significant unanticipated expenditures that will materially adversely impact our financial condition, results of operations, cash flow, cash available for distributions, the per share trading price of our common stock and our ability to satisfy our debt service obligations. We require our tenants to comply with these environmental, health and safety laws and regulations and to indemnify us for any related liabilities. Environmental noncompliance liability could also affect a tenant’s ability to make rental payments to us.

Although our properties have been subjected to Phase I environmental site assessments, they are limited in scope, and may not identify all potential environmental liabilities or risks associated with our properties. Unless required by applicable laws or regulations, we may not further investigate, remedy or ameliorate the liabilities disclosed in the Phase I assessments.

Our NJ1 development property located in Piscataway, New Jersey, is subject to New Jersey’s Industrial Site Recovery Act, or ISRA. Under ISRA, the state’s Department of Environmental Protection, or NJDEP, can require a landowner to undertake efforts to remediate pollution caused by its activities on the site. In our case, the prior owner of our New Jersey site, GlaxoSmithKline (“the Seller”) ceased operation at the site in 2004 and has undertaken remediation efforts in accordance with ISRA, including removal of certain structures on the site and remediation of soil and groundwater. We were not involved in the activities that led to the pollution of this site and the Seller remains liable for the cleanup costs. In addition to its responsibilities under ISRA, the Seller is obligated under the surviving provisions of our purchase contract to diligently proceed with ISRA compliance, to take all reasonable action to complete the work set forth in the NJDEP-approved remedial actions work plan, and to obtain no further action letters with regard to soils and groundwater. The Seller has indemnified us with regard to any fines, charges or liability in connection with ISRA and compliance therewith. Moreover, we are named as an additional insured on a number of the Seller’s environmental, workers’ compensation, and professional liability insurance policies, and we carry insurance regarding some of the risks associated with the known contamination as well. Nonetheless, as the current landowner, under ISRA, we may be held liable for all or a portion of the cost to clean up the site to the extent that Seller is unable or is otherwise not required to pay for the cleanup. The Seller is legally obligated to continue to operate the existing groundwater remediation system for a number of years in accordance with the Remedial Action Work Plan approved by NJDEP in accordance with ISRA. If the Seller were to cease its monitoring activities, we could be required to continue them under applicable law. However, we do not anticipate that such costs would be material and we would seek to recover them from the Seller. The existence of this remediation system has the potential to interfere with the future development of the property. However, the NJDEP has already approved the abandonment of monitoring wells presently located within the proposed footprint of our NJ1 data center facility, so we do not expect the groundwater remediation system to have a material impact on the development of the site as presently planned, although it could make it more difficult to sell the property in the future. As a result of the contamination, there are or will be restrictions on certain uses of the property, such as for residential use. However, our proposed use is not subject to such restrictions and, furthermore, has been confirmed as a permitted use under applicable zoning regulations and ordinances by the relevant zoning authority, so we do not expect such restrictions to have a material impact on us. We are also aware that we may incur additional construction costs associated with the removal and disposal of contaminated soils. For example, we are required to install a vapor intrusion barrier or system in any building constructed on the site for indoor air quality purposes. We do not anticipate these costs will be material. However, if we were to be held liable for any unanticipated costs associated with the environmental contamination or on-going cleanup of this site, such costs could be material and could have a material adverse impact on our financial condition and results of operations.

We are required to obtain a number of permits from various governmental agencies to construct a data center facility, including customary zoning, land use and related permits, and permits from state and local environmental regulatory agencies related to the installation of the diesel engine generators that we use for emergency back-up power at our facilities. In addition, various environmental agencies that regulate air quality require that we obtain permits for the operation of our diesel engine generators. These permits set forth specified levels of certain types of emissions permitted from these engines, such as nitrogen oxides. Changes to any applicable regulations, including changes to air quality standards or permitted emissions levels, that are applicable to us could delay or preclude our ability to construct or operate our data center facilities.

Insurance

We carry comprehensive liability, fire, extended coverage, business interruption and rental loss insurance covering all of the properties in our portfolio, which includes coverage for riots, terrorism, acts of God and floods. We have policy specifications and insured limits which we believe to be appropriate given the relative risk of loss, the cost of the coverage and industry practice and, in the opinion of our management, the properties in our portfolio are currently adequately insured. See “Risk Factors—Risks Related to Our Business and Operations—Any losses to our properties which are not covered by insurance, or which exceed our policy coverage limits, would materially adversely affect our financial condition and results of operations.” Some risks to our properties, such as losses due to war, floods and earthquakes, are either not currently insured against or are insured subject to policy limits that may not be sufficient to cover all of our losses.

Employees

As of December 31, 2009, we had 70 full-time employees, with approximately 60 percent located on site at our various data centers in Northern Virginia, suburban, Chicago, Illinois and Piscataway, New Jersey, and the remainder located in Washington, D.C. at our corporate headquarters. We believe our relations with our employees are good.

Offices

Our headquarters are located at 1212 New York Avenue, N.W., Suite 900, Washington, D.C. 20005 and our phone number is (202) 728-0044. As of December 31, 2009, we leased approximately 9,337 square feet of office space in this building. We believe our current offices are adequate for our current operations.

Available Information

DFT maintains a website, http://www.dft.com, which contains additional information concerning our company. We make available, free of charge through our website, DFT’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. DFT’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, and the charters of the Audit, the Compensation and the Nominating and Corporate Governance Committees of our Board of Directors are also available on our website and are available in print to any stockholder upon request in writing to DuPont Fabros Technology, Inc., c/o Investor Relations, 1212 New York Avenue, NW, Suite 900, Washington, DC 20005. Information on or connected to our website is neither part of nor incorporated into this prospectus.

INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of certain of DFT’s investment, financing and other policies. These policies have been determined by DFT’s board of directors and, in general, may be amended or revised from time to time by its board of directors without a vote of its stockholders.

Investment Policies

Investment in Real Estate or Interests in Real Estate

DFT conducts all of its investment activities through the Operating Partnership and its subsidiaries. Our investment objectives are to maximize the cash flow of our properties, provide quarterly cash distributions and achieve long-term capital appreciation for DFT’s stockholders through increases in the value of our company. We have not established a specific policy regarding the relative priority of these investment objectives. For a discussion of our properties, see “Business and Properties.”

We pursue our investment objectives primarily through the ownership by the Operating Partnership of the properties and other acquired properties and assets. We currently intend to invest primarily in technology-related real estate. Future investment or development activities will not be limited to any geographic area, property type or to a specified percentage of our assets. While we may diversify in terms of property locations, size and market, we do not have any limit on the amount or percentage of our assets that may be invested in any one property or any one geographic area. We intend to engage in such future investment activities in a manner that is consistent with DFT’s qualification as a REIT for federal income tax purposes. In addition, we may purchase or lease income-producing technology-related and other types of properties for long-term investment, expand and improve the properties we presently own or other acquired properties, or sell such properties, in whole or in part, when circumstances warrant.

We may also participate with third parties in property ownership, through joint ventures or other types of co-ownership. These types of investments may permit us to own interests in larger assets without unduly restricting our diversification and, therefore, provide us with flexibility in structuring our portfolio. We will not, however, enter into a joint venture or other partnership arrangement to make an investment that would not otherwise meet our investment policies.

Equity investments in acquired properties may be subject to existing mortgage financing and other indebtedness or to new indebtedness which may be incurred in connection with acquiring or refinancing these properties. Debt service on such financing or indebtedness will have a priority over any dividends with respect to our common stock. Investments are also subject to our policy not to be treated as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act.

Investments in Real Estate Mortgages

While our current portfolio consists of, and our business objectives emphasize, equity investments in technology-related real estate, we may, at the discretion of DFT’s board of directors, invest in mortgages and other types of real estate interests consistent with DFT’s qualification as a REIT. We do not presently intend to invest in mortgages or deeds of trust, but may invest in participating or convertible mortgages if we conclude that we may benefit from the gross revenues or any appreciation in value of the property. Investments in real estate mortgages run the risk that one or more borrowers may default under the mortgages and that the collateral securing those mortgages may not be sufficient to enable us to recoup our full investment.

Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, although we have not done so in the past, we may in the future invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. We do not intend that our investments in securities will require us to register as an investment company under the 1940 Act, and we would intend to divest such securities before any such registration would be required.

Dispositions

We do not currently intend to dispose of any of our properties, although we reserve the right to do so if, based upon management’s periodic review of our portfolio, DFT’s board of directors determines that such action would be in the best interest of its stockholders provided that any disposition triggering payments to one of DFT’s directors or executive officers pursuant to DFT’s tax protection agreements must be approved by at least 75% of DFT’s disinterested directors. Any decision to dispose of a property will be made by DFT’s board of directors.

Financing Policies

DFT’s charter and bylaws do not limit the amount or percentage of indebtedness that we may incur, nor has DFT adopted any policies addressing this. We are, however, subject to certain indebtedness limitations pursuant to the restrictive covenants of our outstanding indebtedness. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

DFT’s board of directors may from time to time modify our debt policy in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general conditions in the market for debt and equity securities, fluctuations in the market price of DFT’s common stock, growth and acquisition opportunities and other factors. Accordingly, we may increase or decrease our ratio of debt to total market capitalization beyond the limits described above. If these policies were changed, we could become more highly leveraged, resulting in an increased risk of default on our obligations and a related increase in debt service requirements that could adversely affect our financial condition and results of operations and DFT’s ability to make distributions to DFT’s stockholders. We have adopted a policy relating to the use of derivative financial instruments to hedge interest rate risks related to our borrowings. This policy governs our use of derivatives to manage the interest rates on our variable rate borrowings. Our policy states that we will not use derivatives for speculative or trading purposes and will only enter into contracts with major financial institutions based on their credit rating and other factors. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

Conflict of Interest Policies

Sale or Refinancing of Properties. Upon the sale of certain of the properties and repayment of related indebtedness, certain holders of the units of partnership interest in the Operating Partnership (“OP units”) could incur adverse tax consequences which are different from the tax consequences to us and to holders of DFT’s common stock. Consequently, holders of the OP units may have differing objectives regarding the appropriate pricing and timing of any such sale or repayment of indebtedness. In addition, DFT has entered into tax protection agreements with certain holders of the OP units, including Messrs. du Pont and Fateh, which may require us to maintain more or less indebtedness than we would otherwise require for our business. Any sale by us that requires payments to one of DFT’s directors or executive officers pursuant to these agreements requires the approval of at least 75% of the disinterested members of DFT’s board of directors.

While DFT, as general partner of the Operating Partnership, will have the exclusive authority under the partnership agreement to determine whether, when, and on what terms to sell a property or when to refinance or repay indebtedness, any such decision would also require the approval of DFT’s board of directors. The limited partners of the Operating Partnership have agreed that in the event of a conflict in the fiduciary duties owed by DFT to its stockholders and, in DFT’s capacity as general partner of the Operating Partnership, to such limited partners, DFT will fulfill our fiduciary duties to the Operating Partnership by acting in the best interests of DFT’s stockholders.

Policies Applicable to All Directors and Officers. DFT adopted certain policies that are designed to eliminate or minimize certain potential conflicts of interest, including a policy for the review, approval or ratification of any related party transactions. DFT has also adopted a code of business conduct and ethics that prohibits conflicts of interest between its employees, officers and directors and the company. In addition, DFT’s board of directors is subject to certain provisions of Maryland law, which are also designed to eliminate or minimize conflicts.

However, we cannot assure you that these policies or provisions of law will always be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

Interested Director and Officer Transactions

Pursuant to the MGCL, a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of DFT’s directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof, provided that:

•

the fact of the common directorship or interest is disclosed or known to DFT’s board of directors or a committee of its board, and DFT’s board or committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•

the fact of the common directorship or interest is disclosed or known to DFT’s stockholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation, firm or other entity; or

•	the transaction or contract is fair and reasonable to us.

Policies With Respect To Other Activities

DFT has the authority to offer common stock, preferred stock or options to purchase stock in exchange for property and to repurchase or otherwise acquire its common stock or other securities in the open market or otherwise, and DFT may engage in such activities in the future. In addition, we expect, but are not obligated, to issue common stock to holders of OP units upon exercise of their redemption rights. DFT’s board of directors has the power, without further stockholder approval, to increase the number of authorized shares of common stock or preferred stock and issue additional shares of common stock or preferred stock, in one or more series, in any manner, and on the terms and for the consideration, it deems appropriate. We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers other than the Operating Partnership and do not intend to do so. At all times, DFT intends to make investments in such a manner as to qualify as a REIT, unless because of circumstances or changes in the Code, or the Treasury regulations, DFT’s board of directors determines that it is no longer in its best interest to qualify as a REIT. We have not made any loans to third parties, although we may in the future make loans to third parties, including, without limitation, to joint ventures in which we participate. We intend to make investments in such a way that we will not be treated as an investment company under the 1940 Act.

Reporting Policies

DFT makes available to its stockholders its annual reports, including its audited financial statements. DFT is subject to the information reporting requirements of the Exchange Act. After the Exchange Offer, the Operating Partnership will become subject to the information reporting requirements of the Exchange Act. Pursuant to those requirements, the Operating Partnership will be required to file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC.

DESCRIPTION OF THE NOTES

DuPont Fabros Technology, L.P. issued the original notes under an indenture, dated as of December 16, 2009 (the “Indenture”) among DuPont Fabros Technology, L.P., as issuer, DuPont Fabros Technology, Inc. (“DFT”), as a guarantor, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The exchange notes will be issued under the Indenture as well.

The following description of certain provisions of the Indenture is a summary only. We urge you to read the Indenture because it defines your rights. More specific terms as well as definitions of relevant terms can be found in the Indenture and the Trust Indenture Act of 1939. You can find definitions of certain capitalized terms used in this description under “—Certain Definitions.” For purposes of this section, references to the “Issuer” refer only to DuPont Fabros Technology, L.P. and not to DuPont Fabros Technology, Inc. or any of its subsidiaries.

General

The offering of the exchange notes will be for the aggregate principal amount of $550 million and will be senior unsecured obligations of the Issuer. The notes will mature on December 15, 2017. The notes will be guaranteed by DFT and each of the Issuer’s existing and future Restricted Subsidiaries except as described below under “Guarantees.”

Principal of, premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, which initially will be the office of the trustee located at 100 Wall Street, Suite 1600 New York, NY 10005; provided that, at the option of the Issuer, payment of interest may be made by check mailed to the holders at their addresses as they appear in the security register for the notes.

The notes will be issued only in fully registered form, without coupons, in denominations of $2,000 of principal amount and any higher integral multiple of $1,000. See “Book-Entry; Delivery and Form.” No service charge will be made for any registration of transfer or exchange of notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with a registration of transfer.

Subject to the covenants described below under “—Covenants”, the Issuer may issue additional notes under the indenture. The original notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture.

Principal, Maturity and Interest

Principal on the notes will be payable in three installments, with an installment of $125 million to be paid on each of December 15, 2015 and December 15, 2016, and the remaining principal amount to be repaid at maturity. Each principal payment will be made to the holder of record on the most recent interest record date referred to below.

The notes will bear interest from and after December 16, 2009 at a rate of 8 1/2% per annum. Interest on the notes will be payable semi-annually in cash on each December 15 and June 15 commencing on June 15, 2010 to the persons who are registered Holders at the close of business on December 1 and June 1 immediately preceding the applicable interest payment date. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Closing Date. The notes will pay Additional Interest under certain circumstances. See “—Registration Rights.”

Guarantees

The obligations of the Issuer pursuant to the notes, including any repurchase obligation resulting from an Asset Sale or Change of Control, will be unconditionally guaranteed, jointly and severally, on an unsecured basis, by DFT and each of the Issuer’s existing Restricted Subsidiaries other than the Persons that directly own the SC1 parcel of land at which the Issuer has completed initial site work and the SC2 parcel of land, and the ACC7 parcel of land and certain other immaterial subsidiaries. If, after the Closing Date, any Restricted Subsidiary (including a newly created or acquired one) that is not a Guarantor guarantees any other Debt of the Issuer or any other Restricted Subsidiary, such Restricted Subsidiary must provide a guaranty of the notes (a “Note Guarantee”); provided that this requirement shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary.

Each Note Guarantee will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Note Guarantee. See “Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.”

The Note Guarantee of a Guarantor (other than DFT) will automatically terminate upon:

(1)	a sale or other disposition (including by way of consolidation or merger) of the Guarantor, or the Capital Stock of the Guarantor such that the Guarantor is no longer a Subsidiary, or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Issuer or a Restricted Subsidiary) otherwise permitted by the indenture,

(2)	the release of the guarantees of all other Indebtedness by such Guarantor, unless at the time of such release a Default or Event of Default shall have occurred and be continuing under the indenture;

(3)	the designation in accordance with the indenture of the Guarantor as an Unrestricted Subsidiary, or

(4)	defeasance or discharge of the notes, as provided in “—Defeasance.”

In addition, if on any date following the Closing Date, the notes are rated Investment Grade by both Rating Agencies, and in connection therewith each Rating Agency received written information from the Company stating that the release of all of the Guarantees (other than that by DFT) will occur upon an Investment Grade rating, and no Default or Event of Default shall have occurred and be continuing under the indenture on the date of such release, then, beginning on that date, the Guarantors (other than DFT) will be automatically released from their obligations under the Guarantees; provided, however, that as soon as possible following a Reinstatement Date, each of the Issuer’s Restricted Subsidiaries who would have been required to Guarantee the notes but for the foregoing, shall execute and deliver a supplemental indenture to the indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary.

The terms of the second amendment of the ACC4 loan agreement prohibit the ability of the owner of the ACC4 data center, as a Subsidiary Guarantor, from making payments under its Guarantee other than ordinary interest payments in certain circumstances. The terms of the first amendment of the New ACC5 Term Loan prohibit the ability of the owner of the ACC5 data center and the ACC6 parcel of land, as a guarantor of the notes, from making payments under its guarantee other than ordinary interest payments in certain circumstances. For more information see “Risk Factors—The notes and the related guarantees effectively will be junior in right of payment to the liabilities of the Operating Partnership’s non-guarantor subsidiaries and any secured indebtedness of it or its guarantor subsidiaries,” and “Risk Factors—The Operating Partnership may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.”

Optional Redemption

Except as described below, the Issuer will not have the right to redeem any notes prior to maturity.

Optional Redemption. The notes will be redeemable at the option of the Issuer, in whole or in part, at any time, and from time to time, on and after December 15, 2013 at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing December 15 of the years indicated below, in each case together with accrued and unpaid interest and Additional Interest, if any, to the date of redemption:

Year	Redemption Price
2013	104.250%
2014	102.125%
2015 and thereafter	100.000%

At any time prior to December 15, 2013, the Issuer may redeem the notes, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, by paying a redemption price equal to 100% of the principal amount of the notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to any note on any redemption date the greater of (i) 1.0% of the principal amount of such note and (ii) the excess (if any) of (a) the present value at such redemption date of (1) the redemption price of such note at December 15, 2013, as set forth in the table above plus (2) all required interest payments due on such note through December 15, 2013 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate on such redemption date plus 50 basis points over (b) the principal amount of such note.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2013; provided that if the period from the redemption date to such date is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Treasury yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of the nearest United States Treasury securities for which such yields are given, except that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Optional Redemption upon Equity Offerings. At any time, or from time to time, on or prior to December 15, 2012, the Issuer may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the notes at a redemption price of 108.500% of the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, to the date of redemption; provided that:

(1)	at least 65% of the principal amount of the notes originally issued under the indenture on the date hereof remain outstanding immediately after such redemption; and

(2)	the Issuer makes such redemption not more than 90 days after the consummation of any such equity offering.

Selection and Notice of Redemption

In the event that the Issuer chooses to redeem less than all of the notes, selection of the notes for redemption will be made by the trustee either:

(1)	in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or,

(2)	on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.

No notes of a principal amount of $2,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, the trustee will select the notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures) unless such method is otherwise prohibited. Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Unless the Issuer defaults in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption.

Sinking Fund

There will be no sinking fund payments for the notes, except with respect to any mandatory redemption.

Registration Rights

The Issuer and the Guarantors have agreed with the initial purchasers, for the benefit of the holders, that they will use their commercially reasonable efforts, at their cost, to file and cause to become effective a registration statement with respect to a registered exchange offer to exchange the notes offered by the offering memorandum, dated as of December 11, 2009 (the “Offering Memorandum”) for an issue of notes that will be senior notes of the Issuer with terms identical to the notes tendered, including the guarantee by DFT and the Subsidiary Guarantors, except that the exchange notes will not have legends restricting transfer. When the SEC declares the registration statement relating to the Exchange Offer effective, the Issuer will offer, to holders who are able to make certain representations, the opportunity to receive exchange notes in return for surrender of the notes. The Exchange Offer will remain open for at least 20 business days after the date notice of the Exchange Offer is mailed to the holders. For each note surrendered to the Issuer under the Exchange Offer, the holder will receive an exchange note of equal principal amount. Interest on each exchange note accrues from the last interest payment date on which interest was paid on the notes surrendered or, if no interest has been paid on the notes, from December 16, 2009. If the Issuer and DFT effect the Exchange Offer, the Issuer and DFT will be entitled to close the Exchange Offer 20 business days after its commencement; provided that the Issuer has accepted all notes validly tendered in accordance with the terms of the Exchange Offer. Notes offered by the Offering Memorandum not tendered in the Exchange Offer will bear interest at the rate set forth on the cover page of the Offering Memorandum and will be subject to all of the terms and conditions specified in the indenture and to the transfer restrictions described in “Transfer Restrictions.”

In the event that applicable interpretations of the SEC staff do not permit the Issuer and DFT to effect the Exchange Offer, or under certain other circumstances, the Issuer and DFT will, at their cost, use commercially reasonable efforts to cause a shelf registration statement with respect to resales of the notes to become effective and to keep such shelf registration statement effective until the earliest of (i) December 16, 2010, (ii) the date when all of the notes have been sold under the shelf registration statement and (iii) the date when holders, other than holders that are our “affiliates,” as defined in Rule 144 under the Securities Act, are able to sell such notes without restriction, and without reliance as to the availability of current public information, pursuant to Rule 144 or any successor rule thereto or otherwise (collectively, the “Registration Rights Expiration Date”). The Issuer and DFT shall, in the event of a shelf registration, notify each holder, by any means permitted in the registration rights agreement, of its intent to file a shelf registration statement and when the shelf registration statement for the notes has become effective, provide each holder copies of the prospectus (if requested), and take certain other actions that are required to permit resales of the notes. A holder that sells its notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by those provisions of the registration rights agreement that are applicable to that holder, including certain indemnification obligations. In order to be named as a selling security holder in the prospectus, the holder must satisfy certain conditions and provide certain representations and information in connection with the shelf registration statement within the time periods set forth in the registration rights agreement. If:

(i) (A) the registration statement relating to the Exchange Offer is not filed with the SEC on or prior to 120 days after December 16, 2009 or (B) notwithstanding that the Issuer has consummated or will consummate an exchange offer, the Issuer is required to file a shelf registration statement and such shelf registration statement is not filed on or prior to the later of 120 days after December 16, 2009 and 30 days after the obligation to file such shelf registration statement arises; or

(ii) (A) neither the registration statement relating to the Exchange Offer nor a shelf registration statement is declared effective by the SEC on or prior to 270 days after December 16, 2009 or (B) notwithstanding that the Issuer has consummated or will consummate an exchange offer, the Issuer is required to file a shelf registration statement and such shelf registration statement is not declared effective by the SEC on or prior to the 60th day following the date such shelf registration statement was filed; or

(iii) (A) the Issuer has not exchanged the notes for notes that are senior notes of the Issuer with terms identical to the notes tendered, including the guarantee by DFT and the Subsidiary Guarantors, except that the exchange notes do not have legends restricting transfer, for all notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 30th business day after the date on which the registration statement relating to the Exchange Offer was declared effective or (B) if applicable, the shelf registration statement has been declared effective and such shelf registration statement ceases to be effective at any time prior to the Registration Rights Expiration Date; provided that we will be permitted to suspend the use of the prospectus that is part of the shelf registration statement if our management determines to do so for valid business reasons, including circumstances relating to pending corporate developments and similar events or filings with the SEC, for a period not to exceed 30 days in any three-month period and not to exceed an aggregate of 90 days in any twelve-month period and without specifying the nature of the event giving rise to a suspension in any notice of suspension provided to the holders, each a “registration default,” then additional interest (“Additional Interest”) shall accrue on the principal amount of these notes at a rate of 0.50% per annum for the first 90 days commencing on the day following the registration default, and increasing to 1.00% thereafter, to but excluding the day on which the registration default has been cured. Additional Interest will be paid semi-annually in arrears, with the interest payment due on the first interest payment date following the date on which such Additional Interest begins to accrue; provided, however, that

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the Additional Interest on the notes may not accrue under more than one of the foregoing clauses (i)—(iii) at any one time and in no event will Additional Interest accrue after the Registration Rights Expiration Date;

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if a holder is not able to or does not provide the representations and information required in connection with the shelf registration statement in a timely manner and is therefore not named as a selling security holder in the shelf registration statement, the holder will not be entitled to receive any Additional Interest with respect to its notes; and

•	the Issuer and Guarantors will have no other liabilities with respect to any registration default.

Accordingly, the Issuer will not be required to pay additional interest once the notes become freely tradeable under Rule 144.

This description of some of the provisions of the registration rights agreement is a summary only. We urge you to read the registration rights agreement because it defines your rights regarding registration of the notes. You can obtain a copy of the registration rights agreement upon request from the Issuer and DFT.

Ranking

The notes will be the Issuer’s and the Guarantors’ senior unsecured obligations. As to right to payments, the notes will rank equally with our other and our Guarantors’ existing and future senior unsecured indebtedness and effectively subordinated to any of our and our Guarantor’s existing and future secured indebtedness. The notes will rank senior in right of payment to all of our and our Guarantor’s existing and future subordinated indebtedness. The notes will be structurally subordinated, and effectively rank junior, to any liabilities of our Subsidiaries that do not guarantee the notes. As of December 31, 2009, As of December 31, 2009, the Operating Partnership and the guarantors had total indebtedness of $898.5 million (of which $348.5 million is secured Indebtedness).

Certain Definitions

Set forth below are definitions of certain terms contained in the indenture that are used in this description. Please refer to the indenture for the definition of other capitalized terms used in this description that are not defined below.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary whether or not Incurred by such Person in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

“Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Issuer and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP (without taking into account Unrestricted Subsidiaries); provided that the following items shall be excluded in computing Adjusted Consolidated Net Income, without duplication:

(1)	the net income (or loss) of any Person, other than the Issuer or a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Issuer or any of its Restricted Subsidiaries by such Person during such period;

(2)	the net income (or loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(3)	any after-tax gains or losses attributable to Asset Sales;

(4)	any after-tax gains or losses from the extinguishment of debt including gains and losses from the termination of Interest Rate Agreements;

(5)	all extraordinary gains and extraordinary losses;

(7)	any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(8)	any non-cash goodwill or intangible asset impairment charges or tangible asset impairment charges resulting from the application of Statement of Financial Accounting Standards Nos. 141, 141R, 142, or 144, as applicable; and

(9)	all non-cash expenses related to stock-based compensation plans or other non-cash compensation, including stock option non-cash expenses.

“Adjusted EBITDASC” means EBITDASC, which shall be further adjusted, for the purposes of the Interest Coverage Ratio and the Leverage Ratio, for Pro Forma Lease Revenues until the Four Quarter Period ended September 30, 2010.

“Adjusted Total Assets” means, for any Person, the sum of:

(1)	Total Assets for such Person as of the end of the calendar quarter preceding the Transaction Date as set forth on the most recent quarterly or annual consolidated balance sheet of the Issuer and its Restricted Subsidiaries, prepared in conformity with GAAP; and

(2)	any increase in Total Assets following the end of such quarter including, without limitation, any increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Asset Acquisition” means:

(1)	an investment by the Issuer or its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Issuer or any of its Restricted Subsidiaries; or

(2)	an acquisition by the Issuer or any of its Restricted Subsidiaries from any other Person that constitutes substantially all of a division or line of business of such Person.

“Asset Disposition” means the sale or other disposition by the Issuer or any of its Restricted Subsidiaries, other than to the Issuer or another Restricted Subsidiary, of:

(1)	all or substantially all of the Capital Stock of any Restricted Subsidiary, or

(2)	all or substantially all of the assets that constitute a division or line of business of the Issuer or any of its Restricted Subsidiaries.

“Asset Sale” means any sale, transfer or other disposition, including by way of merger, consolidation or Sale and Leaseback Transaction, in one transaction or a series of related transactions by the Issuer or any of its Restricted Subsidiaries to any Person other than the Issuer or any of its Restricted Subsidiaries of any assets or properties consisting of:

(1)	all or any of the Capital Stock of any Restricted Subsidiary;

(2)	all or substantially all of the property and assets of an operating unit or business of the Issuer or any of its Restricted Subsidiaries; or

(3)	any other property and assets of the Issuer or any of its Restricted Subsidiaries (other than Capital Stock of a Person that is not a Restricted Subsidiary) and, in each case, that is not governed by the provisions of the indenture applicable to mergers, consolidations and sales of assets of the Issuer as described below under “—Consolidation, Merger and Sale of Assets”;

provided that “Asset Sale” shall not include:

•	sales or other dispositions of property or assets (including leases of real estate assets) in the ordinary course of business of the Issuer or such Restricted Subsidiary;

•	sales or other dispositions of inventory, receivables and other current assets;

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sales, transfers or other dispositions of assets with a Fair Market Value, or involving net proceeds to the Issuer or a Restricted Subsidiary, not in excess of $10 million in any transaction or series of related transactions;

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sales or other dispositions of assets for consideration at least equal to the Fair Market Value of the assets sold or disposed of, to the extent that the consideration received would satisfy the requirements set forth in the “Limitation on Asset Sales” covenant;

•	the sale or other disposition of cash or Temporary Cash Investments;

•	dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business;

•	a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption “Covenants—Limitation on Restricted Payments”;

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the exchange of assets, provided that (x) the Board of Directors has determined in good faith that the Fair Market Values of the exchanged assets are approximately equal and (y) at least 75% of the consideration for such exchange constitutes assets or other property of a kind useful to or usable by the Issuer or any of its Restricted Subsidiaries in its business as conducted prior to the date of such exchange; provided, however, that any cash consideration shall constitute Net Cash Proceeds subject to the provisions under “—Limitation on Asset Sales.”

•	the creation of a Lien not prohibited by the indenture and the sale of assets received as a result of the foreclosure upon a Lien; or

•	the sale or other disposition of damaged, worn out or other obsolete property in the ordinary course of business.

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

“Average Life” means at any date of determination with respect to any debt security, the quotient obtained by dividing:

(1)	the sum of the products obtained by multiplying:

•	the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security, and

•	the amount of such principal payment; by

(2)	the sum of all such principal payments.

“Board of Directors” means:

(1)	with respect to the Issuer, its board of directors or, if the Issuer does not have a board of directors, the board of directors of its general partner;

(2)	with respect to DFT, its board of directors; and

(3)	with respect to any other Person, (i) if the Person is a corporation, the board of directors of the corporation, (ii) if the Person is a partnership, the board of directors of the general partner of the partnership, (iii) if the Person is a member managed limited liability company, the Board of Directors of its managing member, and (iv) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of a company to have been duly adopted by the Board of Directors of such company and to be in full force and effect on the date of such certificate, and delivered to the trustee.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the Closing Date or issued thereafter.

“Capitalized Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease as reflected on the balance sheet of such Person in accordance with GAAP.

“Change of Control” means such time as:

(1)	a “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934 (the “Exchange Act”)), other than Lammot J. du Pont, Hossein Fateh or any entities at least 75% of the Voting Stock of which is owned by Lammot J. du Pont and/or Hossein Fateh, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of DFT or, other than by DFT, of the Issuer;

(2)	during any period of two consecutive years after the Closing Date, individuals who at the beginning of such period constitute the Board of Directors of DFT or the Issuer (together with any new or replacement directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by Holding’s shareholders was approved by a vote of at least a majority of the members of the Board of Directors then still in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or

(3)	DFT ceases to be the general partner of the Issuer.

“Closing Date” means the date the notes are originally issued.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of common stock.

“Consolidated Interest Expense” means, for any period, without duplication, the aggregate amount of interest expense, in respect of Indebtedness during such period, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP including, without limitation:

•	capitalized interest

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(i) amortization of original issue discount with respect to (x) the notes and (y) any other Indebtedness and (ii) the interest portion of any deferred payment obligation, calculated in accordance with GAAP;

•	all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers’ acceptance financing;

•	the net costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of the Issuer or any of its Restricted Subsidiaries; and

•	all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Issuer and its Restricted Subsidiaries;

excluding (A) the amount of such interest expense of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof), (B) any premiums, fees and expenses (and any amortization thereof) paid in connection with the incurrence of any Indebtedness, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP, (C) any non-cash interest expense arising from the application of Statement of Financial Accounting Standards No. 133 or the adoption of FASB Staff Position No. APB 14-1, including unrealized gains or losses from Interest Rate Agreements and (D) any after-tax gains or losses from the termination of Interest Rate Agreements.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1)	required to be redeemed prior to the Stated Maturity of the notes;

(2)	redeemable at the option of the holder of such class or series of Capital Stock, other than Units, at any time prior to the Stated Maturity of the notes; or

(3)	convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the notes,

provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in “Limitation on Asset Sales” and “Repurchase of Notes upon a Change of Control” covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer’s repurchase of the notes as are required to be repurchased pursuant to the “Limitation on Asset Sales” and “Repurchase of Notes upon a Change of Control” covenants described below.

“EBITDASC” means, for any period, without duplication, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

(1)	Consolidated Interest Expense, and to the extent not reflected in Consolidated Interest Expense but otherwise deducted in calculating Adjusted Consolidated Net Income, (i) amortization of original issue discount with respect to (x) the notes and (y) any other Indebtedness Incurred after the Closing Date and (ii) the interest portion of any deferred payment obligation, calculated in accordance with GAAP;

(2)	income taxes (other than income taxes (either positive or negative) attributable to extraordinary gains or losses or sales of assets);

(3)	depreciation expense;

(4)	amortization expense; and

(5)	all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made),

less all non-cash items increasing Adjusted Consolidated Net Income (other than straight line rent and below market lease amortization), all as determined on a consolidated basis for the Issuer and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, EBITDASC (or Adjusted EBITDASC, as appropriate) shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to:

•	the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by

•	the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Issuer or any of its Restricted Subsidiaries.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private offering of Capital Stock (other than Disqualified Stock) of the Issuer or DFT, if such proceeds are contributed as equity to the Issuer.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction under the applicable circumstances, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

“Four Quarter Period” means the then most recent four fiscal quarters prior to the applicable Transaction Date for which financial information is available.

“Funds From Operations” for any period means the consolidated net income of the Issuer and its Restricted Subsidiaries for such period in conformity with GAAP (without taking into account Unrestricted Subsidiaries) excluding gains or losses from debt restructurings and sales of depreciable operating property, plus depreciation of real property (including furniture and equipment) and amortization related to real property and other non-cash charges related to real property, after adjustments for unconsolidated partnerships and joint ventures.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including without limitation, as set forth in the Financial Accounting Standards Board’s “Accounting Standards Codification.” All ratios and computations contained or referred to in the indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person; or

(2)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means DFT and the Subsidiary Guarantors, collectively.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)	all indebtedness of such Person for borrowed money;

(2)	all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement);

(4)	all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5)	all Capitalized Lease Obligations;

(6)	all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at that date of determination and (B) the amount of such Indebtedness;

(7)	all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

(8)	to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, obligations under Currency Agreements and Interest Rate Agreements,

if, and to the extent, any of the preceding items (other than items (3), (6), (7) or (8)) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that:

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the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP; and

•	Indebtedness shall not include any liability for federal, state, local or other taxes.

“Interest Coverage Ratio” means, on any Transaction Date, the ratio of:

•	the aggregate amount of EBITDASC (or Adjusted EBITDASC, as appropriate) for the Four Quarter Period; to

•	the aggregate Consolidated Interest Expense during such Four Quarter Period.

In making the foregoing calculation,

(1)	pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (“Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date, in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

(2)

Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(3)	pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(4)	pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Issuer or any of its Restricted Subsidiaries during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions during such Reference Period but subsequent to the end of the related Four Quarter Period had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period; provided that to the extent that clause (3) or (4) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person that is acquired or disposed of to the extent that such financial information is available.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Issuer and its Restricted Subsidiaries, and residual liabilities with respect to assigned leaseholds incurred in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to another Person or any payment for property or services solely for the account or use of another Person, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

(1)	the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(2)	the Fair Market Value of the Capital Stock (or any other Investment), held by the Issuer or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (3) of the “Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries” covenant;

provided that the Fair Market Value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made, less the net reduction of such Investments. For purposes of the definition of “Unrestricted Subsidiary” and the “Limitation on Restricted Payments” covenant described below:

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“Investment” shall include the Fair Market Value of the assets (net of liabilities (other than liabilities to the Issuer or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary;

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the Fair Market Value of the assets (net of liabilities (other than liabilities to the Issuer or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

•	any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Leverage Ratio” means, on any date, the ratio of (i) the aggregate amount of, without duplication, Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis, to (ii) the aggregate amount of EBITDASC (or Adjusted EBITDASC, as appropriate) of the Issuer and its Restricted Subsidiaries for the Four Quarter Period, calculated on a pro forma basis in the manner set forth in the definition of “Interest Coverage Ratio.”

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including without limitation, any conditional sale or other title retention agreement or lease in the nature thereof).

“Line of Credit” means one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including without limitation any amendment increasing the amount of Indebtedness Incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness Incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means:

(1)	with respect to any Asset Sale, the proceeds received by the Issuer or any Restricted Subsidiary of such Asset Sale in the form of cash or cash equivalents and including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent the assets sold are financed or sold with recourse to the Issuer or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or cash equivalents, without duplication, net of:

•	brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

•

provisions for all taxes actually paid or payable, as reasonably determined by the Issuer, as a result of such Asset Sale by the Issuer and its Restricted Subsidiaries, taken as a whole, including (without duplication) taxes that would have been payable as a result of such Asset Sale by the Issuer and its Restricted Subsidiaries if the Issuer and each Restricted Subsidiary in which the Issuer owns less than 100% of the interests were taxable as a corporation or as a real estate investment trust, as such term is defined in the Code, for federal, state and local income tax purposes, whichever is greater, and in each case without taking into account any deductions, credits or other tax attributes that are not related to such Asset Sale, and at the highest rate that would be applicable to such entity at such time;

•

payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale;

•

amounts reserved by the Issuer and its Restricted Subsidiaries against any liabilities associated with such Asset Sale, including without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP; and

•	any payments required under Tax Protection Agreements as a result of such Asset Sale; and

(2)	with respect to any issuance or sale of Capital Stock, for purposes of the “Limitation on Restricted Payments” covenant, the proceeds of such issuance or sale received by the Issuer or any Restricted Subsidiary in the form of cash or cash equivalents, and including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof.

“Note Guarantee” has the meaning set forth in the section “Guarantees.”

“Offer to Purchase” means an offer to purchase notes by the Issuer, from the holders commenced by mailing a notice to the trustee and each holder stating:

(1)	the covenant pursuant to which the offer is being made and that all notes validly tendered will be accepted for payment on a pro rata basis;

(2)	the purchase price and the date of purchase (which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (“Payment Date”);

(3)	that any note not tendered will continue to accrue interest pursuant to its terms;

(4)	that, unless the Issuer defaults in the payment of the purchase price, any note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5)	that holders electing to have a note purchased pursuant to the Offer to Purchase will be required to surrender the note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the business day immediately preceding the Payment Date;

(6)	that holders will be entitled to withdraw their election if the Payment Agent receives, not later than the close of business on the third business day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such holder, the principal amount of notes delivered for purchase and a statement that such holder is withdrawing his election to have such notes purchased; and

(7)	that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; provided that each note purchased and each new note issued shall be in a principal amount of $2,000 and any higher integral multiple of $1,000 thereof.

On the Payment Date, the Issuer shall

•	accept for payment on a pro rata basis notes or portions thereof tendered pursuant to an Offer to Purchase;

•	deposit with the Paying Agent money sufficient to pay the purchase price of all notes or portions thereof so accepted; and

•

promptly thereafter deliver, or cause to be delivered, to the trustee all notes or portions thereof so accepted together with an Officers’ Certificate specifying the notes or portions thereof accepted for payment by the Issuer.

The Paying Agent shall promptly mail to the holders of notes so accepted payment in an amount equal to the purchase price, and the trustee shall promptly authenticate and mail to such holders a new note equal in principal amount to any unpurchased portion of any note surrendered; provided that each note purchased and each new note issued shall be in a principal amount of $2,000 and any higher integral multiple of $1,000. The Issuer shall publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Issuer shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Issuer is required to repurchase notes pursuant to an Offer to Purchase.

“Partnership Agreement” means that certain Amended and Restated Agreement of Limited Partnership of the Issuer, dated as of October 24, 2007, by and among the partners named therein.

“Permitted Investment” means:

(1)	an Investment in the Issuer or any of its Restricted Subsidiaries or a Person that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Issuer or any of its Restricted Subsidiaries; provided that such person’s primary business is related, ancillary, incidental or complementary to the businesses of the Issuer or any of its Restricted Subsidiaries on the date of such Investment;

(2)	Temporary Cash Investments;

(3)	one or more Investments in a Permitted Joint Venture in an amount not to exceed 10% of Total Assets at any one time outstanding;

(4)	Investments in Permitted Mortgage Investments in an amount not to exceed 2% of Total Assets at any time outstanding;

(5)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(6)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “Covenants—Limitation on Asset Sales” or any disposition of assets or rights not constituting an Asset Sale by reason of the threshold contained in the definition thereof;

(7)	stock, obligations or securities received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business or received in satisfaction of judgment;

(8)	any Investment of the Issuer or any of its Restricted Subsidiaries existing on the date of the indenture, and any extension, modification or renewal of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities), in each case, pursuant to the terms of such Investment as in effect on the Closing Date;

(9)	Guarantees of Indebtedness permitted to be Incurred by the primary obligor pursuant to the covenant described under “Covenants — Limitation on Indebtedness”;

(10)	Investments in respect of Currency Agreements and Interest Rate Agreements; and

(11)	other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken with all other Investments made pursuant to this clause (11) does not exceed 2% of Total Assets.

“Permitted Joint Venture” means a Person owned 50% or more by Issuer and/or any of its Restricted Subsidiaries if (A) such Person is engaged in business related to that of Issuer, DFT or any Restricted Subsidiary and (B) Issuer or is Restricted Subsidiaries has the right to appoint at least half of the Board of Directors of such Person.

“Permitted Mortgage Investment” means an investment in a secured note, mortgage, deed of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other debt instruments, so long as such investment relates directly or indirectly to real property that constitutes or is used as a data center or other property customarily constituting an asset of a real estate investment trust specializing in the ownership, acquisition, development and operation of wholesale data centers.

“Permitted Tax Payments” means, with respect to any year, any distributions to holders of Equity Interests of the Issuer and a Restricted Subsidiary in which the Issuer owns less than 100% of the Equity Interests equal to the amount of federal, state and local income taxes, as reasonably determined by the Issuer, that the Issuer or Restricted Subsidiary would have been required to pay with respect to such year if the Issuer or Restricted Subsidiary were and always had been taxable as a corporation or a real estate investment trust, as such term is defined in the Code, for federal, state and local income tax purposes, whichever is greater, and in each case calculated at the highest marginal rate that would be applicable to such entity with respect to such year.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or other entity.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

“Pro Forma Lease Revenues” means the following amounts in respect of certain leases entered into by a Restricted Subsidiary which shall be deemed to be: $32.5 million for the Four Quarter Period ended September 30, 2009, $26.5 million for the Four Quarter Period ended December 31, 2009, $17.7 million for the Four Quarter Period ended March 30, 2010 and $9.9 million for the Four Quarter Period ended June 30, 2010.

“Rating Agencies” means S&P and Moody’s; provided, that if either S&P or Moody’s (or both) shall cease issuing a rating on the notes for reasons outside the control of the Issuer, the Issuer may select a nationally recognized statistical rating agency to substitute for S&P or Moody’s (or both).

“Reference Period” has the meaning set forth in the definition of Interest Coverage Ratio.

“Reinstatement Date” has the meaning set forth in “Suspension of Covenants.”

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“Secured Indebtedness” means any Indebtedness secured by a Lien upon the property of the Issuer or any of its Restricted Subsidiaries.

“Significant Subsidiary” means, at any determination date, any Restricted Subsidiary that, together with its Subsidiaries:

(1)	for the most recent fiscal year of the Issuer, accounted for more than 10% of the consolidated revenues of the Issuer and its Restricted Subsidiaries; or

(2)	as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Issuer and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements thereof for such fiscal year.

“S&P” means Standard & Poor’s and its successors.

“Stated Maturity” means:

(1)	with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

(2)	with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

“Subsidiary Debt” means all unsecured Indebtedness of which a non-Guarantor Restricted Subsidiary is the obligor.

“Subsidiary Guarantee” means a Guarantee by each Subsidiary Guarantor for payment of the notes by such Subsidiary Guarantor.

As of the Closing Date, “Subsidiary Guarantor” means each of the Subsidiary Guarantors identified in the following sentence and thereafter any other Restricted Subsidiary that executes a Subsidiary Guaranty in compliance with the “Limitation on Issuances of Guarantees by Restricted Subsidiaries” covenant below, but in each case excluding any Persons whose guarantees have been released pursuant to the terms of the indenture.

The current Subsidiary Guarantors are:

1.	Grizzly Equity LLC

2.	Grizzly Ventures LLC

3.	Lemur Properties LLC

4.	Porpoise Ventures LLC

5.	Quill Equity LLC

6.	Rhino Equity LLC

7.	Tarantula Interests LLC

8.	Tarantula Ventures LLC

9.	Whale Holdings LLC

10.	Whale Interests LLC

11.	Whale Ventures LLC

12.	Yak Management LLC

13.	Yak Interests LLC

14.	Xeres Management LLC

15.	Xeres Interests LLC

16.	Fox Properties LLC

“Tax Protection Agreement” means that certain Tax Protection Agreement, dated as of October 24, 2007, by and among DFT, Issuer, Safari Ventures LLC, Rhino Interests LLC, Quill Ventures LLC, Lemur Ventures LLC, Meerkat Interests LLC and Grizzly Interests LLC.

“Temporary Cash Investment” means any of the following:

(1)	direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

(2)	time deposits accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, or any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3)	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)	commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America or any state of the United States of America with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P;

(5)	securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;

(6)	money market funds at least 95% of the assets of which constitute Temporary Cash Investments of the kinds described in clauses (1) through (5) of this definition;

(7)	repurchase obligations of any commercial bank organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $500.0 million, having a term of not more than 30 days, with respect to securities referred to in clause (2) of this definition; and

(8)	instruments equivalent to those referred to in clauses (1) to (7) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by a Restricted Subsidiary organized in such jurisdiction.

“Total Assets” means the sum of:

(1)	Undepreciated Real Estate Assets; and

(2)	all other assets of the Issuer and its Restricted Subsidiaries on a consolidated basis determined in conformity with GAAP (but excluding intangibles).

“Total Unencumbered Assets” as of any date means the sum of:

(1)	those Undepreciated Real Estate Assets, excluding any Undepreciated Real Estate Assets of a non-Guarantor Subsidiary, not securing any portion of Secured Indebtedness; and

(2)	all other assets (but excluding intangibles) of the Issuer and the Subsidiary Guarantors not securing any portion of Secured Indebtedness determined on a consolidated basis in accordance with GAAP but excluding any other assets (including intangibles) of a non-Guarantor Subsidiary.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Issuer or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred, with respect to any Restricted Payment, the date such Restricted Payment is to be made, and with respect to any transaction described in the “Consolidation, Merger and Sale of Assets” covenant, the day on which such transaction is to be consummated.

“Undepreciated Real Estate Assets” means, as of any date, the gross book value of real estate assets of the Issuer and its Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in conformity with GAAP.

“Units” means the limited partnership units of the Issuer, that by their terms are redeemable at the option of the holder thereof and that, if so redeemed, at the election of DFT are redeemable for cash or Common Stock of DFT.

“Unrestricted Subsidiary” means

(1)	any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Issuer or any of its Restricted Subsidiaries (other than Capital Stock of any Subsidiaries of such Subsidiary); provided that:

•

any Guarantee by the Issuer or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Issuer or its Restricted Subsidiary at the time of such designation;

•

either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the “Limitation on Restricted Payments” covenant described below; and

•

if applicable, the Incurrence of Indebtedness and the Investment referred to in the first bullet of this proviso would be permitted under the “Limitation on Indebtedness” and “Limitation on Restricted Payments” covenants described below.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

•	no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

•

all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the indenture.

Any such designation by the Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Unsecured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries that is not Secured Indebtedness.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

Suspension of Covenants

For so long as (i) the notes are rated Investment Grade by each of S&P and Moody’s (or, if either (or both) of S&P and Moody’s have been substituted in accordance with the definition of “Rating Agencies”, by each of the then applicable Rating Agencies) and (ii) no Default has occurred and is continuing under the indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and its Restricted Subsidiaries will not be subject to the covenants in the indenture specifically listed under the following captions in this “Description of the Notes” section of this prospectus (the “Suspended Covenants”):

(1)	“Limitation on Sale and Leaseback Transactions”;

(2)	“Limitation on Restricted Payments”;

(3)	“Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(4)	“Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries”;

(5)	“Limitation on Issuances of Guarantees by Restricted Subsidiaries”;

(6)	“Limitations on Transactions with Affiliates”;

(7)	“Limitation on Asset Sales”;

(8)	clause (3) of “Consolidation, Merger and Sale of Assets”; and

(9)	in clause (3) of “Limitation on Indebtedness”, “2.0” will be “1.5”

Additionally, during such time as the above referenced covenants are suspended, the Issuer will not be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary unless the Issuer would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if the covenants had been in effect for such period.

If at any time the notes’ credit rating is downgraded from an Investment Grade rating or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the notes subsequently attain an Investment Grade rating and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the notes maintain an Investment Grade rating and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reinstatement Date, if any, is referred to as the “Suspension Period.”

Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under “Limitation on Restricted Payments” will be made as though the covenants described under “Limitation on Restricted Payments” had been in effect since the Closing Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “Limitation on Restricted Payments,” to the extent set forth in such covenant.

There can be no assurance that the notes will ever achieve or maintain a rating of Investment Grade from any Rating Agency.

Covenants

The indenture will contain, among others, the following covenants.

Limitation on Indebtedness

(1)	The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness if, immediately after giving effect to the Incurrence of such additional Indebtedness, the aggregate principal amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of Adjusted Total Assets.

(2)	The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Subsidiary Debt or any Secured Indebtedness if, immediately after giving effect to the Incurrence of such additional Subsidiary Debt or Secured Indebtedness, the aggregate principal amount of all outstanding Subsidiary Debt and Secured Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis is greater than 40% of Adjusted Total Assets.

(3)	The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided that the Issuer or any Restricted Subsidiary may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Issuer and its Restricted Subsidiaries on a consolidated basis would be greater than 2.0 to 1.

(4)	Notwithstanding paragraphs (1), (2) or (3), the Issuer or any of its Restricted Subsidiaries may Incur each and all of the following:

(A)	Indebtedness, Incurred after the Closing Date, outstanding under any Line of Credit at any time in an aggregate principal amount not to exceed $100 million, less any amount of such Indebtedness under any Line of Credit permanently repaid as provided under the “Limitation on Asset Sales” covenant described below;

(B)	Indebtedness owed to:

•	the Issuer or a Guarantor evidenced by an unsubordinated promissory note; or

•	any other Restricted Subsidiary, provided that if the Issuer or any Guarantor is an obligor, the Indebtedness is subordinated to the notes,

provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Issuer or any other Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (B);

(C)	Indebtedness outstanding as of the Closing Date not otherwise permitted to be Incurred under this clause (4);

(D)	Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund such outstanding Indebtedness (other than Indebtedness Incurred under clause (A), (B), (E), (H), and (I) of this paragraph (4)) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund Indebtedness that ranks subordinate in right of payment to, the notes shall be permitted under this clause (D) only if:

•

such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the notes at least to the extent that the Indebtedness to be refinanced is subordinated to the notes; and

•

such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and

provided further that in no event may Indebtedness of the Issuer or a Subsidiary Guarantor that ranks equally with or subordinate in right of payment to the notes be refinanced by means of any Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor pursuant to this clause (D);

(E)	Indebtedness:

•	in respect of performance, surety or appeal bonds provided in the ordinary course of business,

•

under Currency Agreements and Interest Rate Agreements; provided that such agreements (i) are designed solely to protect the Issuer or any of its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and

•

arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Issuer or any of its Restricted Subsidiaries on a consolidated basis in connection with such disposition;

(F)	Indebtedness including Capital Leases, mortgage financings or purchase money obligations, Incurred after the Closing Date and no later than 180 days after the date of purchase or completion of construction for the purpose of financing all or any part of the purchase price or cost of the design, construction, installation, repair or improvement of property, plant or equipment or other fixed or capital assets, provided that the principal amount of any Indebtedness Incurred pursuant to this clause, including all refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause, may not exceed 7.5% of Total Assets in the aggregate at any time outstanding;

(G)	Indebtedness of the Issuer, to the extent the net proceeds thereof are promptly

•	used to purchase notes tendered in an Offer to Purchase made as a result of a Change of Control; or

•	deposited to defease the notes as described below under “—Defeasance”;

(H)	Guarantees of the notes and Guarantees of Indebtedness of the Issuer or any Guarantor by any of its Restricted Subsidiaries provided the guarantee of such Indebtedness is permitted by and made in accordance with the “Limitation on Issuances of Guarantees by Restricted Subsidiaries” covenant described below; or

(I)	Additional Indebtedness, Incurred after the Closing Date, of the Issuer and its Restricted Subsidiaries not to exceed 5% of Total Assets in the aggregate at any time outstanding.

(5)	Notwithstanding any other provision of this “Limitation on Indebtedness” covenant, the maximum amount of Indebtedness that the Issuer or any of its Restricted Subsidiaries may Incur pursuant to this “Limitation on Indebtedness” covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

(6)	For purposes of determining any particular amount of Indebtedness under this “Limitation on Indebtedness” covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

For purposes of determining compliance with this “Limitation on Indebtedness” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Issuer, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; provided that the Issuer may divide and classify an item of Indebtedness in one or more of the types of Indebtedness and may later reclassify all or a portion of such item of Indebtedness, in any manner that complies within this covenant.

Maintenance of Total Unencumbered Assets

The Issuer and the Subsidiary Guarantors will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Issuer and the Subsidiary Guarantors on a consolidated basis.

Limitation on Sale and Leaseback Transactions

The Issuer will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or asset unless

(1)	the Issuer or the Restricted Subsidiary would be entitled to Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the “Limitation on Indebtedness” covenant, in which case, the corresponding Indebtedness will be deemed Incurred pursuant to such covenant, and

(2)	the Issuer or any of its Restricted Subsidiaries, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with the “Limitation on Asset Sales” covenant described below.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any distribution on or with respect to its Capital Stock held by Persons other than the Issuer or any of its Restricted Subsidiaries, other than:

•	dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock; and

•	pro rata dividends or distributions on Common Stock of any Restricted Subsidiary held by minority stockholders;

(2)	purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of DFT, the Issuer or any Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person other than the Issuer or any of its Restricted Subsidiaries; or

(3)	make any voluntary or optional principal payment, redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Issuer or any of its Restricted Subsidiaries that is subordinated in right of payment to the notes; or

(4)	make an Investment, other than a Permitted Investment, in any Person

(such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A)	a Default or Event of Default shall have occurred and be continuing;

(B)	the Issuer could not Incur at least $1.00 of Indebtedness under paragraphs (1), (2) and (3) of the “Limitation on Indebtedness” covenant.

(C)	the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined as the Fair Market Value thereof in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made on or after the Closing Date shall exceed the sum of:

•

95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Issuer or any of its Restricted Subsidiaries to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on January 1, 2010 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which financial information is available, plus

•

the aggregate Net Cash Proceeds received by the Issuer after the Closing Date from the issuance and sale permitted by the indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Issuer, including an issuance or sale permitted by the indenture of Indebtedness of the Issuer for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Issuer, or from the issuance to a Person who is not a Subsidiary of the Issuer of any options, warrants or other rights to acquire Capital Stock of the Issuer (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable for cash at the option of the holder, or are required to be redeemed for cash, prior to the Stated Maturity of the notes), plus

•

an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Issuer or any of its Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”) not to exceed, in each case, the amount of Investments previously made by the Issuer and its Restricted Subsidiaries in such Person or Unrestricted Subsidiary, plus

•	the purchase price of noncash tangible assets acquired in exchange for an issuance of Capital Stock (other than Disqualified Stock) of the Issuer subsequent to the Closing Date provided, that any payments of bona fide obligations of the Issuer or any Restricted Subsidiary shall not be deemed to be Restricted Payments solely by virtue of the fact of another Person’s co-obligations with respect thereto.

Notwithstanding the foregoing, the Issuer and any Restricted Subsidiary may declare or pay any dividend or make any distribution to DFT to fund a dividend or distribution by DFT (and make any corresponding distributions to the Issuer’s partners other than DFT), so long as DFT believes in good faith that DFT qualifies as a real estate investment trust under the Code and the declaration or payment of any dividend or the making of any distribution is necessary either to maintain DFT’s status as a real estate investment trust under the Code for any calendar year or to enable DFT to avoid payment of any tax for any calendar year that could be avoided by reason of a distribution by DFT to its shareholders, with such distribution to be made as and when determined by DFT, whether during or after the end of, the relevant calendar year, if:

•	the aggregate principal amount of all outstanding Indebtedness of the Issuer on a consolidated basis in accordance with GAAP at such time is less than 65% of Adjusted Total Assets; and

•	no Default or Event of Default shall have occurred and be continuing.

The foregoing provisions shall not be violated by reason of:

(1)	the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

(2)	the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (D) of paragraph (4) of the “Limitation on Indebtedness” covenant;

(3)	the repurchase, redemption or other acquisition of Capital Stock of the Issuer (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent issuance of, shares of Capital Stock (other than Disqualified Stock) (or options, warrants or other rights to acquire such Capital Stock);

(4)	the making of any principal payment on, or the repurchase, redemption, retirement, defeasance or other acquisition for value of, Indebtedness of the Issuer which is subordinated in right of payment to the notes in exchange for, or out of the proceeds of, a substantially concurrent issuance of, shares of the Capital Stock (other than Disqualified Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock);

(5)	the retirement of Units upon the conversion of such Units to Capital Stock of DFT;

(6)	payment distribution to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Issuer or DFT;

(7)	the payment of cash (i) in lieu of the issuance of fractional shares of Equity Interests upon conversion, redemption or exchange of securities convertible into or exchangeable for Equity Interests of the Issuer and (ii) in lieu of the issuance of whole shares of Equity Interests upon conversion, redemption or exchange of securities convertible into or exchangeable for Equity Interests of the Issuer in an aggregate amount not to exceed $1 million;

(8)	the acquisition or re-acquisition, whether by forfeiture or in connection with satisfying applicable payroll or withholding tax obligations, of Capital Stock of the Issuer or DFT in connection with the administration of their equity compensation programs in the ordinary course of business;

(9)

(i) the redemption, repurchase or other acquisition or retirement of any Capital Stock of the Issuer, or any Restricted Subsidiary from any director, officer or employee of the Issuer, DFT or any Restricted Subsidiary, or from such person’s estate, (a) pursuant to any agreement with such director, officer or employee or (b) upon the death or termination of directorship or employment of such person, in an aggregate amount under this clause (9)(i) not to exceed $5.0 million in any twelve-month period; or (ii) payments of cash upon redemption of Units; provided that (a) upon receipt of a Unit redemption notice, DFT would otherwise be permitted not to use its shelf registration statement but for the expiration of the 90 day aggregate black out period under the terms of Section 8.7(b)(ii) of the

Partnership Agreement, or the redemption shelf is otherwise unavailable to DFT to issue redemption shares thereunder due to laws and regulations, (b) such payment is not made in respect of any Units beneficially owned by any of Lammot J. du Pont, Hossein Fateh or any member of the Board of Directors of the Issuer and (c) the aggregate amount of cash paid upon redemption of Units pursuant to this clause (9)(ii) does not exceed $10.0 million;

(10)	declaration or payment of any cash dividend or other cash distribution in respect of Capital Stock of the Issuer or any of its Restricted Subsidiaries constituting Preferred Stock, so long as the Interest Coverage Ratio contemplated by paragraph (3) of the “Limitation on Indebtedness” covenant shall be greater than or equal to 2 to 1;

(11)	Investments in any Person or Persons in an aggregate amount not to exceed $25.0 million;

(12)	Restricted Payments in an aggregate amount not to exceed $35.0 million;

(13)	the repayment, defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness or Disqualified Stock of the Issuer (a) in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to any Subsidiary) of, the Disqualified Stock of the Issuer, or (b) pursuant to a required change of control offer or asset sale offer arising from a Change of Control or Asset Sale, as the case may be, provided that such repayment, repurchase, redemption, acquisition or retirement occurs after all notes tendered by holders in connection with a related Offer to Purchase have been repurchased, redeemed or acquired for value;

(14)	Permitted Tax Payments; or

(15)	the declaration and payment of a dividend or the distribution by the Issuer of up to $9 million insofar as required to maintain DFT’s status as a real estate investment trust under the Code for calendar year 2009, provided that, in the case of clauses (9), (10), (11) and (12), no Default or Event of Default shall have occurred and be continuing or occur as a direct consequence of the actions or payments set forth therein.

Each Restricted Payment permitted pursuant to this paragraph (other than the Restricted Payment referred to in clause (2), (3), (4) , (5), (6), (8), (11), (12), (13) and (15) of this paragraph), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3) and (4), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this “Limitation on Restricted Payments” covenant have been met with respect to any subsequent Restricted Payments.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

•	pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Issuer or any of its Restricted Subsidiaries,

•	pay any Indebtedness owed to the Issuer or any other Restricted Subsidiary,

•	make loans or advances to the Issuer or any other Restricted Subsidiary, or

•	transfer its property or assets to the Issuer or any other Restricted Subsidiary.

The foregoing provisions shall not restrict any encumbrances or restrictions:

(1)

existing on the Closing Date in the indenture and any other agreement in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect, taken as a whole, to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(2)	imposed under any applicable documents or instruments pertaining to any current or future Secured Indebtedness permitted under the indenture (and relating solely to assets constituting collateral thereunder or cash proceeds from or generated by such assets);

(3)	existing under or by reason of applicable law, the indenture, the notes and the Guarantees;

(4)	existing with respect to any Person or the property or assets of such Person acquired by the Issuer or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

(5)	in the case of the last bullet in the first paragraph of this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant:

•	that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

•

existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by the indenture,

•	existing under or by reason of purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property, or

•

arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer and its Restricted Subsidiaries taken as a whole;

(6)	with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary (including a restriction on distributions by that Restricted Subsidiary pending its sale or other disposition);

(7)	contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

•	the encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings (as determined by the Issuer), and

•	the Issuer determines that any such encumbrance or restriction will not materially affect such Persons’ ability to make principal or interest payments on the notes.

(8)	existing under or by reason of restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; or

(9)	in connection with and pursuant to permitted extensions, refinancings thereof, or as renewals or replacements of restrictions imposed pursuant to clause (4) of this paragraph; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect, taken as a whole, to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced.

Nothing contained in this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant shall prevent the Issuer or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of the Issuer or its Restricted Subsidiaries that secure Indebtedness of the Issuer or any of its Restricted Subsidiaries.

Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries

The Issuer shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

(1)	to the Issuer or a Wholly Owned Restricted Subsidiary;

(2)	issuances of director’s qualifying shares; or

(3)	if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the “Limitation on Restricted Payments” covenant if made on the date of such issuance or sale.

Limitation on Issuances of Guarantees by Restricted Subsidiaries

The Issuer will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee any Indebtedness of the Issuer or any Restricted Subsidiary (“Guaranteed Indebtedness”), unless:

(1)	if such Restricted Subsidiary is not already a Subsidiary Guarantor, such Restricted Subsidiary executes and delivers a supplemental indenture to the indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary within ten (10) business days; and

(2)	such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee;

provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness:

•	ranks equally in right of payment with the notes or Subsidiary Guarantee, then the Guarantee of such Guaranteed Indebtedness shall rank equally with, or subordinate to, the Subsidiary Guarantee; or

•

is subordinate in right of payment to the notes, then the guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the notes or Subsidiary Guarantee.

Limitation on Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction (including, without limitations, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Issuer or the Restricted Subsidiaries, except upon fair and reasonable terms no less favorable to the Issuer or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefore, in a comparable arm’s-length transaction with a Person that is not such an Affiliate.

The foregoing limitation does not limit, and shall not apply to:

(1)	transactions (A) approved by a majority of the independent members of the Board of Directors or (B) for which the Issuer or any Restricted Subsidiary delivers to the trustee a written opinion of (i) in the case of a real estate transaction, an independent qualified real estate appraisal firm, or (ii) otherwise, a nationally recognized investment banking firm, stating that the transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view;

(2)	any transaction solely between the Issuer and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries;

(3)	any payments or other transactions pursuant to any tax-sharing agreement between the Issuer and DFT or other Person with which the Issuer files a consolidated tax return or with which the Issuer is part of a consolidated group for tax purposes;

(4)	any Restricted Payments not prohibited by the “Limitation on Restricted Payments” covenant;

(5)	transactions pursuant to agreements or arrangements in effect on the Closing Date or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to the Issuer and the Restricted Subsidiaries than the original agreement or arrangement in existence on the Closing Date;

(6)	director’s fees and any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Issuer or any of its Restricted Subsidiaries with officers, directors and employees of the Issuer or its Restricted Subsidiaries that are Affiliates of the Issuer or its Restricted Subsidiaries and the payment of compensation to such officers, directors and employees (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), or loans and advances to any officer, director or employee, so long as such agreement has been approved by the Board of Directors;

(7)	commission, payroll, travel and similar advances or loans (including payment or cancellation thereof) to officers and employees of the Issuer or any of its Restricted Subsidiaries;

(8)	sales of Capital Stock (other than Disqualified Stock) of the Issuer to Affiliates;

(9)	any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction; or

(10)	any transaction with a joint venture, partnership, limited liability company or other entity that would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an equity interest in such joint venture, partnership, limited liability company or other entity.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this “Limitation on Transactions with Affiliates” covenant and not covered by (2) through (10) of the immediately foregoing paragraph,

•	the aggregate amount of which exceeds $5 million in value must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above, and

•	the aggregate amount of which exceeds $10 million in value, must be determined to be fair in the manner provided for in clause (1)(B) above.

Limitation on Asset Sales

The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Asset Sale, unless:

(1)	the consideration received by the Issuer or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of, and

(2)

at least 75% of the consideration received consists of cash or Temporary Cash Investments; provided that, with respect to the sale of one or more real estate properties, up to 75% of the consideration may consist of Indebtedness of the purchaser of such real estate properties so long as such Indebtedness is secured by a first priority Lien on the real estate property or properties sold; and provided further that, for purposes of this clause (2) the amount of the following will be deemed to be cash:

(a)	any liabilities, as shown on the Issuer’s or such Restricted Subsidiaries’ most recent balance sheet, of the Issuer or any such Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Guarantee) that are assumed by the transferee of any such assets but, except in the case of an Asset Sale to a Restricted Subsidiary, only to the extent of the reduction in the amount of such liabilities on the Issuer’s consolidated balance sheet; and

(b)	any securities or other obligations received by the Issuer, any Subsidiary Guarantor or any such Restricted Subsidiary from such transferee that are immediately converted by the Issuer, the Subsidiary Guarantor or such Restricted Subsidiary into cash (or as to which the Issuer, any Subsidiary Guarantor or such Restricted Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash within ninety (90) days of the consummation of such Asset Sale and which are thereafter actually converted into cash within such 90-day period).

In the event that the Net Cash Proceeds received by the Issuer or such Restricted Subsidiary from one or more Asset Sales occurring on or after the Closing Date in any period of twelve consecutive months (the “Asset Period) exceeds 1% of Total Assets (determined as of the date closest to the commencement of the Asset Period for which a consolidated balance sheet of the Issuer and its Restricted Subsidiaries is available), then within twelve (12) months after the date Net Cash Proceeds exceed 1% of Total Assets as described above, the Issuer shall or shall cause the excess amount to be applied to:

•

permanently reduce Secured Indebtedness of the Issuer or any Restricted Subsidiary or Indebtedness of any other Restricted Subsidiary that is not a Guarantor, in each case owing to a Person other than DFT, the Issuer or any of its Restricted Subsidiaries, or

•

make a capital expenditure or invest in property or assets (other than current assets) of a nature or type or that are used in a business (or in a Restricted Subsidiary, or a Person that becomes a Restricted Subsidiary upon such an Investment, having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Issuer or any of its Restricted Subsidiaries existing on the date of such capital expenditure or investment (or enter into a definitive agreement committing to make such capital expenditure or so invest within 12 months after the date of such agreement).

Pending the application of any such Net Cash Proceeds as described above, the Issuer may invest such Net Cash Proceeds in any manner that is not prohibited by the indenture. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds.” If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this “Limitation on Asset Sales” covenant totals at least $15 million, the Issuer must commence, not later than the fifteenth business day of such month, and consummate an Offer to Purchase from the holders of the notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, on a pro rata basis, an aggregate principal amount of notes and such other Indebtedness equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the notes and such other Indebtedness plus, in each case, accrued interest and Additional Interest (if any) to the Payment Date.

If the aggregate principal amount of the notes and the other Indebtedness that is pari passu with the notes tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, then the notes and the other Indebtedness that is pari passu with the notes will be purchased on a pro rata basis based on the principal amount of the notes and the other Indebtedness that is pari passu with the notes tendered. Upon completion of each Offer to Purchase, any remaining Excess Proceeds subject to such Offer to Purchase will no longer be deemed to be Excess Proceeds.

Repurchase of Notes upon a Change of Control

The Issuer must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of the principal amount of the notes, plus accrued interest and Additional Interest (if any) to the Payment Date.

There can be no assurance that the Issuer will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of notes) required by the foregoing covenant (as well as any covenant that may be contained in other securities of the Issuer or that might be outstanding at the time). The above covenant requiring the Issuer to repurchase the notes will, unless consents are obtained, require the Issuer to repay all indebtedness then outstanding which by its terms would prohibit such note repurchase, either prior to or concurrently with such note repurchase.

Subject to the following paragraph, the provisions described above that require the Issuer to make an Offer to Purchase following a Change of Control will be applicable regardless of whether any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction. In addition, holders of notes may not be entitled to require the Issuer to purchase their notes in certain circumstances involving a significant change in the composition of Holding’s Board of Directors, including in connection with a proxy contest where Holding’s Board of Directors does not approve a dissident slate of directors but approves them as Continuing Directors.

The Issuer will not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to an Offer to Purchase made by the Issuer and purchases all notes validly tendered and not withdrawn under such Offer to Purchaser. Notwithstanding anything to the contrary herein, an Offer to Purchaser may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Offer to Purchase.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuer will comply with the applicable securities laws or regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

SEC Reports and Reports to Holders

Whether or not the Issuer or DFT is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer and DFT must provide the trustee and holders within fifteen (15) business days after filing, or in the event no such filing is required, within fifteen (15) business days after the end of the time periods specified in those sections with:

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer or DFT were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual financial statements only, a report thereon by the Issuer’s and Holding’s certified independent accountants, and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer and DFT were required to file such reports.

provided that, the foregoing delivery requirements shall be deemed satisfied if the foregoing materials are available on the SEC’s EDGAR system or on the Issuer’s or Holding’s website within the applicable time period.

In addition, whether or not required by the SEC, DFT will, and, after the effectiveness of the Exchange Offer registration statement or shelf registration statement the Issuer will, if the SEC will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) with the SEC for public availability within the time periods specified in the SEC’s rules and regulations. In addition, the Issuer and DFT will make the information and reports available to securities analysts and prospective investors upon request. If the Issuer had any Unrestricted Subsidiaries during the relevant period, the Issuer will also provide to the trustees and the holders information sufficient to ascertain the financial condition and results of operations of Issuer and its Restricted Subsidiaries, excluding in all respects the Unrestricted Subsidiaries.

For so long as any of the notes remain outstanding and constitute “restricted securities” under Rule 144, the Issuer and DFT will furnish to the holders of the notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default

Events of Default under the indenture are defined as the following:

(1)	default in the payment of principal of, or premium, if any, on any note when they are due and payable at maturity, upon acceleration, redemption or otherwise;

(2)	default in the payment of interest on any note when they are due and payable, and such default continues for a period of 30 days;

(3)	default in the performance or breach of the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Issuer or the failure by the Issuer to make or consummate an Offer to Purchase in accordance with the “Limitations on Asset Sales” or “Repurchase of Notes upon a Change of Control” covenants;

(4)	the Issuer or DFT defaults in the performance of or breaches any other covenant or agreement of the Issuer or DFT in the indenture or under the notes (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for a period of 60 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the notes;

(5)	there occurs with respect to any issue or issues of Indebtedness of the Issuer or DFT or any Significant Subsidiary having an outstanding principal amount of $25 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created:

•

an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; and/or

•

the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6)	any final judgment or order (not covered by insurance) for the payment of money in excess of $25 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not covered by insurance):

•	shall be rendered against the Issuer or DFT or any Significant Subsidiary and shall not be paid or discharged; and

•

there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(7)	a court having jurisdiction in the premises enters a decree or order for:

•	relief in respect of the Issuer or DFT or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

•

appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or DFT or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or DFT or any Significant Subsidiary; or

•

the winding up or liquidation of the affairs of the Issuer or DFT or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(8)	the Issuer or DFT or any Significant Subsidiary:

•

commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law;

•

consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or DFT or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or DFT or any Significant Subsidiary;

•	effects any general assignment for the benefit of its creditors; or

(9)	any Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the indenture) or any Guarantor notifies the trustee in writing that it denies or disaffirms its obligations under its Note Guarantee.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above that occurs with respect to the Issuer or DFT) occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to the Issuer and DFT (and to the trustee if such notice is given by the holders), may, and the trustee at the request of the holders of at least 25% in aggregate principal amount of the notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Issuer, DFT or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

If an Event or Default specified in clause (7) or (8) above occurs with respect to the Issuer or DFT, the principal of, premium, if any, and accrued interest on the notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder. The holders of at least a majority in principal amount of the outstanding notes by written notice to the Issuer, DFT and to the trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

•

all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived, and

•	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

As to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes. A holder may not pursue any remedy with respect to the indenture or the notes unless:

(1)	the holder gives the trustee written notice of a continuing Event of Default;

(2)	the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

(3)	such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

(4)	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)	during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes do not give the trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of a note to receive payment of the principal of, premium, if any, or interest on, such note or to bring suit for the enforcement of any such payment on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the holder.

The indenture requires certain officers of the Issuer and DFT to certify, on or before a date not more than 120 days after the end of each fiscal year, that a review has been conducted of the activities of the Issuer and DFT and the Restricted Subsidiaries and of their performance under the indenture and that the Issuer and DFT have fulfilled all obligations thereunder, or, if there has been a default in fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Issuer and DFT will also be obligated to notify the trustee of any default or defaults in the performance of any covenants or agreements under the indenture.

Consolidation, Merger and Sale of Assets

The Issuer. The Issuer will not merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Issuer unless:

(1)	the Issuer shall be the continuing Person, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or that acquired or leased such property and assets of the Issuer shall be an entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of the Issuer on the notes and under the indenture;

(2)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3)

immediately after giving effect to such transaction on a pro forma basis the Issuer, or any Person becoming the successor obligor of the notes, as the case may be, (x) could Incur at least $1.00 of Indebtedness under paragraphs (1), (2) and (3) of the “Limitation on Indebtedness” covenant or (y) has a Leverage Ratio that is at least 0.25 better than immediately before giving effect to the transaction and any related Incurrence of Indebtedness; provided that this clause (3) shall not apply to a consolidation or merger of one or more Wholly Owned Restricted Subsidiaries with or into the Issuer; provided that, in connection with any such merger or consolidation, no consideration (other than Capital Stock (other than Disqualified Stock) in the surviving Person or the Issuer) shall be issued or distributed to the holders of Capital Stock of the Issuer; and

(4)	the Issuer delivers to the trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clause (3), if applicable) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided that clause (3) above does not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of domicile of the Issuer; and provided, further, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

Upon any consolidation or merger or any transfer of all or substantially all of the Issuer’s assets, in accordance with the foregoing, the successor Person formed by such consolidation or into which the Issuer is merged or to which such transfer is made, shall succeed to, be substituted for, and may exercise every one of the Issuer’s rights and powers under the indenture with the same effect as if such successor Person had been named therein as the Issuer and, except in the case of the lease or a sale or other transfer of less than all assets, the Issuer shall be released from the obligations under the notes.

Guarantors. No Guarantor may merge with or into any Person, or sell, convey, transfer or dispose of all or substantially all of the Guarantor’s assets, in one transaction or a series of related transactions, to any Person (other than the Issuer or another Guarantor), unless:

(A)	the other Person becomes a Guarantor concurrently with the transaction; or

(B)	(1)	either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture (or other joinder agreement, as applicable) all of the obligations of the Guarantor under its Note Guarantee and the registration rights agreement; and

	(2)	immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C)	except in the case of DFT, the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Issuer or a Restricted Subsidiary) otherwise permitted by the indenture.

Notwithstanding the foregoing, the Guarantee of the notes by a Guarantor shall be automatically released as set forth under “—Guarantees.”

Defeasance

Defeasance and Discharge. The indenture will provide that the Issuer, DFT and the Subsidiary Guarantors will be deemed to have paid and will be discharged from any and all obligations in respect of the notes or any Subsidiary Guarantee on the 123rd day after the deposit referred to below, and the provisions of the indenture will no longer be in effect with respect to the notes (except for, among other things: certain obligations to register the transfer or exchange of the notes; to replace stolen, lost or mutilated notes; to maintain paying agencies and to hold monies for payment in trust) if, among other things:

(1)	the Issuer has deposited with the trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indenture and the notes;

(2)	the Issuer has delivered to the trustee:

(A)	an Opinion of Counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer’s exercise of its option under this “Defeasance” provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required, and

(B)	an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(3)	immediately after giving effect to such deposit on a pro forma basis, no Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries are bound; and

(4)	if at such time the notes are listed on a national securities exchange, the Issuer has delivered to the trustee an Opinion of Counsel to the effect that the notes will not be delisted as a result of such deposit, defeasance and discharge.

Defeasance of Certain Covenants and Certain Events of Default. The indenture further will provide that the provisions of the indenture will no longer be in effect with respect to clauses (3) and (4) under “Consolidation, Merger and Sale of Assets” and all the covenants described herein under “Covenants,” clause (3) under “Events of Default” with respect to such clauses (3) and (4) under “Consolidation, Merger and Sale of Assets,” clause (4) under “Events of Default” with respect to such other covenants and clauses (5) and (6) under “Events of Default” shall be deemed not to be Events of Default upon, among other things:

(1)	the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indenture and the notes;

(2)	the satisfaction of the provisions described in clauses (2)(B), (3) and (4) of the preceding paragraph titled “Defeasance and Discharge;” and

(3)	the delivery by the Issuer to the trustee of an Opinion of Counsel to the effect that, among other things, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Defeasance and Certain Other Events of Default. In the event the Issuer exercises its option to omit compliance with certain covenants and provisions of the indenture with respect to the notes as described in the immediately preceding paragraph and the notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. However, the Issuer, DFT and the Subsidiary Guarantors will remain liable for such payments.

Modification and Waiver

Subject to certain limited exceptions, modifications, waivers and amendments of the indenture may be made by the Issuer, DFT and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes; provided that no such modification, waiver or amendment may, without the consent of each holder affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of interest on, any note;

(2)	reduce the principal amount of, or premium, if any, or interest on, any note;

(3)	change the place of payment of principal of, or premium, if any, or interest on, any note;
(4)	impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any note;

(5)	reduce the above-stated percentages of outstanding notes the consent of whose holders is necessary to modify or amend the indenture;

(6)	waive a default in the payment of principal of, premium, if any, or interest on the notes;

(7)	voluntarily release a Guarantor of the notes other than in accordance with the indenture;

(8)	after the time an Offer to Purchase is required to have been made under “—Limitation on Asset Sales” or “—Repurchase of Notes upon a Change of Control,” reduce the purchase amount or price or extend the latest expiration date or purchase date thereunder; or

(9)	reduce the percentage or aggregate principal amount of outstanding notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

The Issuer, DFT and the trustee may amend or modify the indenture and the notes without notice to or the consent of any noteholder:

(1)	to cure any ambiguity, defect, omission or inconsistency in the indenture or the notes;

(2)	to comply with “Consolidation, Merger and Sale of Assets;”

(3)	to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

(4)	to evidence and provide for the acceptance of an appointment by a successor trustee;

(5)	to provide for uncertificated notes in addition to or in place of certificated notes, provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

(6)	to provide for any Guarantee of the notes, to secure the notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the notes when such release, termination or discharge is permitted by the indenture;

(7)	to provide for the issuance of additional notes in accordance with the terms of the indenture;

(8)	to conform any provision to this “Description of the Notes;” or

(9)	to make any other change that does not materially and adversely affect the rights of any holder.

No Personal Liability of Incorporators, Partners, Stockholders, Officers, Directors, or Employees

The indenture will provide that no recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or DFT in the indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, partner, stockholder, officer, director, employee or controlling person of the Issuer, DFT or the Subsidiary Guarantors or of any successor Person thereof. Each holder, by accepting the notes, waives and releases all such liability.

Concerning the Trustee

The indenture will provide that, except during the continuance of a Default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act of 1939 incorporated by reference into the indenture contain limitations on the rights of the trustee, should it become a creditor of the Issuer, DFT or the Subsidiary Guarantors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest, it must eliminate such conflict or resign.

BOOK-ENTRY; DELIVERY AND FORM

The exchange notes will initially be represented by one or more global notes in registered form without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•

upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

•

ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. If the laws of a jurisdiction require that certain persons take physical delivery of securities in definitive form, the ability to transfer beneficial interests in a global note to such persons may be limited. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person holding a beneficial interest in a global note to pledge its interest to a person or entity that does not participate in the DTC system, or otherwise take actions in respect of its interest, may be affected by the lack of a physical security. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Notes

Exchange notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated notes; or

•	certain other events provided in the indenture should occur.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations of the Exchange Offer and of the ownership and disposition of exchange notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, or the “Code,” applicable regulations, administrative rulings and judicial decisions in effect as of the date hereof, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service, or the “IRS,” so as to result in U.S. federal income tax considerations different from those discussed below. Except where noted, this summary deals only with a note held as a capital asset by a beneficial owner who purchased an original note on original issuance at the first price at which a substantial portion of the original notes were sold for cash to investors other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, which we refer to as the “issue price.” This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax considerations that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

tax considerations relevant to dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•

tax considerations relevant to persons holding notes as a part of a hedging, conversion, constructive sale, straddle, or other integrated transaction, in each case for U.S. federal income tax purposes;

•	tax considerations relevant to U.S. holders, as defined below, whose “functional currency” is not the U.S. dollar;

•	tax considerations relevant to entities treated as partnerships for U.S. federal income tax purposes and investors therein;

•	tax considerations relevant to U.S. expatriates;

•	alternative minimum tax considerations, if any;

•	any state, local or foreign tax considerations; and

•	estate or gift taxes.

If an entity that is treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner or member will generally depend upon the status of the partner or member and the activities of the entity. If you are a partner or member in such an entity holding the notes, you should consult your tax advisors.

If you are considering participating in the Exchange Offer, you should consult your tax advisors concerning the U.S. federal income tax considerations to you in light of your own specific situation, as well as considerations arising under the laws of any other taxing jurisdiction.

In this discussion, the term “U.S. holder” refers to a beneficial owner of notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The term “non-U.S. holder” refers to a beneficial owner of notes that is an individual, corporation, estate or trust and is not a U.S. holder.

Each person considering participating in the Exchange Offer should seek advice based on such person’s particular circumstances from an independent tax advisor.

Exchange of the Original Notes for exchange notes

The exchange of an original note for an exchange note pursuant to the Exchange Offer will not constitute a taxable exchange for U.S. federal income tax purposes because the exchange note will not be considered to differ materially in kind or extent from the original note. Accordingly, the exchange note will be treated for U.S. federal tax purposes as a continuation of the original note in the hands of a U.S. holder or a non-U.S. holder. As a result, (1) a holder will not recognize any gain or loss on the exchange, (2) the holder’s holding period for an exchange note will include the holding period for the original note, and (3) the holder’s adjusted tax basis of the exchange note will be the same as the holder’s adjusted basis of the original note. The original notes and the exchange notes are referred together as “notes” in this summary of U.S. federal income tax considerations. The Exchange Offer will not have any U.S. federal income tax consequences for a nonexchanging holder of an original note.

Considerations Relevant to U.S. Holders

Payment of Interest. Stated interest on a note will generally be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder’s usual method of accounting for U.S. federal income tax purposes.

Sale, Redemption or Other Taxable Disposition of Notes. A U.S. holder will generally recognize gain or loss upon the sale, exchange, retirement, redemption or other taxable disposition of a note equal to the difference between the amount realized upon the sale, redemption or other taxable disposition (less any portion of such amount attributable to accrued stated interest, which will be taxable as such to the extent not previously so taxed) and the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note will generally be equal to the amount that such U.S. holder paid for the note, reduced by any payments previously made in the notes other than payments of stated interest.

Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. If, at the time of the sale, redemption or other taxable disposition of the note, a U.S. holder is treated as holding the note for more than one year, this capital gain or loss will be long-term capital gain or loss. Otherwise, this capital gain or loss will be short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally will be subject to a maximum U.S. federal income tax rate of 15%, which maximum tax rate currently is scheduled to increase to 20% for dispositions occurring during the taxable years beginning on or after January 1, 2011. A U.S. holder’s ability to deduct capital losses may be limited.

Medicare Tax. For taxable years beginning after December 31, 2012, a U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified gross income for the taxable year over a certain threshold. A holder’s net investment income will generally include its gross interest income and its net gains from the disposition of notes, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Information Reporting and Backup Withholding. Information reporting generally will be required with respect to interest on the notes and the proceeds of a sale or disposition (including a retirement or redemption) of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability if the required information is furnished in a timely manner to the IRS.

Considerations Relevant to Non-U.S. Holders

Payments of Interest. U.S. federal withholding tax will not apply to any payment of interest to a non-U.S. holder provided that:

•	interest paid on the note is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

•	the non-U.S. holder does not actually or constructively own 10% or more of our capital or profits interests;

•	the non-U.S. holder is not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code;

•	the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and

•

the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or other applicable form) or the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfies the certification requirements of applicable Treasury regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business, the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis in the same general manner as if the non-U.S. holder were a U.S. holder unless an applicable income tax treaty provides otherwise. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Sale, Redemption or Other Taxable Disposition of Notes. Gain realized by a non-U.S. holder on the sale, exchange, retirement, redemption or other taxable disposition of a note will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States; or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If a non-U.S. holder is described in the first bullet point above, it will be subject to tax on the net gain derived from the sale, exchange, retirement, redemption or other taxable disposition in the same general manner as if the non-U.S. holder were a U.S. holder, unless an applicable income tax treaty provides otherwise. In addition, if a non-U.S. holder is a foreign corporation that falls under the first bullet point above, it may be subject to the branch profits tax equal to 30% (or lesser rate as may be specified under an applicable income tax treaty) on the effectively connected earnings and profits (subject to certain adjustments). If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to a flat 30% tax (subject to reductions under an applicable income tax treaty) on the gain derived from the sale, exchange, retirement, redemption or other taxable disposition, which may be offset by U.S. source capital losses, even though such holder is not considered a resident of the United States.

Information Reporting and Backup Withholding. Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest that we make, provided the statement described above in the last bullet point under “—Considerations Relevant to Non-U.S. Holders—Payments of Interest” has been received and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient. In addition, proceeds from a sale or other disposition of a note by a non-U.S. holder generally will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale or disposition (including a retirement or redemption) of a note within the United States or conducted through certain U.S. or U.S.-related financial intermediaries, unless the statement described above has been received and we do not have actual knowledge or reason to know that the holder is a U.S. person. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability if the required information is furnished in a timely manner to the IRS.

PLAN OF DISTRIBUTION

Based on interpretations by the staff of the SEC, as detailed in a series of no-action letters issued to third parties, we believe that the exchange notes issued in the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof without compliance with the registration and prospectus delivery requirements of the Securities Act as long as (i) such holder is acquiring the exchange notes in the ordinary course of its business, (ii) such holder is not participating, does not intend to participate and has no arrangement or understanding with any person to participate, in a distribution of the exchange notes, and (iii) such holder is not our affiliate. If such holder is participating in the Exchange Offer for the purpose of distributing the exchange notes to be acquired in the Exchange Offer, such holder cannot rely on the position of the staff of the SEC enunciated in the no-action letters referred to above or interpretive letters to a similar effect, and such holder must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a resale of the exchange notes. If such holder fails to comply with these requirements, such holder may incur liabilities under the Securities Act, and we will not indemnify such holder for such liabilities. Each broker or dealer that receives exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale, or other transfer of the exchange notes issued in the Exchange Offer. To date, the staff of the SEC has taken the position that these broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the Exchange Offer, other than a resale of an unsold allotment from the sale of the outstanding notes to the initial purchasers thereof, with the prospectus contained in the exchange offer registration statement, as supplemented or amended. We have agreed to use our commercially reasonable efforts to keep the exchange registration statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the exchange notes. In addition, until                     , 2010 (90 days after the date of delivery of this prospectus), all broker-dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale. These resales may be made at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any of the exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an underwriter within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the performance of our obligations in connection with the Exchange Offer. We will indemnify the holders of the notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

DFT is subject to the informational reporting requirements of the Exchange Act, which requires it to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that it files at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. You may also inspect DFT’s filings over the Internet at the SEC’s website at www.sec.gov.

This prospectus forms part of the registration statement filed by DuPont Fabros Technology, L.P., DuPont Fabros Technology, Inc. and the subsidiary guarantors with the SEC under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the notes and the Guarantees have been passed upon for the Operating Partnership and the Guarantors by Hogan & Hartson LLP.

EXPERTS

The consolidated financial statements (including financial statement schedule) of DuPont Fabros Technology, Inc. at December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009 and the consolidated financial statements (including financial statement schedule) of DuPont Fabros Technology, L.P. at December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, appearing in this Registration Statement and related Prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of DuPont Fabros Technology, Inc.

We have audited the accompanying consolidated balance sheets of DuPont Fabros Technology, Inc. (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and members’ deficit, and cash flows for the years ended December 31, 2009 and 2008 (representing the Company), for the period from January 1, 2007 through October 23, 2007 (representing Safari Ventures LLC (the “Predecessor”)) and for the period from October 24, 2007 through December 31, 2007 (representing the Company). Our audits also included the financial statement schedule listed in the Index to Consolidated Financial Statements and Schedules. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of DuPont Fabros Technology, Inc. at December 31, 2009 and 2008, and the consolidated results of its operations and its cash flows for the years ended December 31, 2009 and 2008 (representing the Company), for the period from January 1, 2007 through October 23, 2007 (representing the Predecessor) and for the period from October 24, 2007 through December 31, 2007 (representing the Company), in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth herein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), DuPont Fabros Technology, Inc.’s internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 26, 2010 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

McLean, Virginia

February 26, 2010

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of DuPont Fabros Technology, Inc.

We have audited DuPont Fabros Technology, Inc.’s (the “Company”) internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). DuPont Fabros Technology Inc.’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in Management’s Report on Internal Control Over Financial Reporting in Item 9A of the Company’s Annual Report (Form 10-K) for the fiscal year ended December 31, 2009. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, DuPont Fabros Technology, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of DuPont Fabros Technology, Inc. as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and members’ deficit, and cash flows for the years ended December 31, 2009 and 2008 (representing the Company), for the period from January 1, 2007 through October 23, 2007 (representing Safari Ventures LLC (the “Predecessor”)) and for the period from October 24, 2007 through December 31, 2007 (representing the Company), and our report dated February 26, 2010 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

McLean, Virginia

February 26, 2010

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands except share data)

	December 31, 2009	December 31, 2008
ASSETS
Income producing property:
Land	$44,001	$39,617
Buildings and improvements	1,438,598	1,277,230

	1,482,599	1,316,847
Less: accumulated depreciation	(115,225)	(63,669)

Net income producing property	1,367,374	1,253,178
Construction in progress and land held for development	330,170	447,881

Net real estate	1,697,544	1,701,059
Cash and cash equivalents	38,279	53,512
Marketable securities held to maturity	138,978	—
Restricted cash	10,222	134
Rents and other receivables	2,550	1,078
Deferred rent	57,364	39,052
Lease contracts above market value, net	16,349	19,213
Deferred costs, net	52,208	42,917
Prepaid expenses and other assets	9,551	7,798

Total assets	$2,023,045	$1,864,763

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$348,500	$433,395
Unsecured notes payable	550,000	—
Line of credit	—	233,424
Accounts payable and accrued liabilities	19,811	13,257
Construction costs payable	6,229	82,241
Lease contracts below market value, net	28,689	38,434
Prepaid rents and other liabilities	15,564	27,075

Total liabilities	968,793	827,826
Redeemable noncontrolling interests—operating partnership	448,811	484,768
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, par value $.001, 50,000,000 shares authorized, no shares issued or outstanding at December 31, 2009 and December 31, 2008	—	—
Common stock, par value $.001, 250,000,000 shares authorized, 42,373,340 shares issued and outstanding at December 31, 2009 and 35,495,257 shares issued and outstanding at December 31, 2008	42	35
Additional paid in capital	683,870	641,819
Accumulated deficit	(78,471)	(80,224)
Accumulated other comprehensive loss	—	(9,461)

Total stockholders’ equity	605,441	552,169

Total liabilities and stockholders’ equity	$2,023,045	$1,864,763

See accompanying notes

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except share and per share data)

	The Company			The Predecessor
	Year ended December 31,		For the period from October 24, 2007 (IPO) through December 31, 2007	For the period from January 1, 2007 through October 23, 2007
	2009	2008
Revenues:
Base rent	$116,829	$104,032	$16,295	$23,458
Recoveries from tenants	69,014	58,802	8,961	11,823
Other revenues	14,439	10,830	615	122

Total revenues	200,282	173,664	25,871	35,403
Expenses:
Property operating costs	62,911	50,918	7,516	10,317
Real estate taxes and insurance	5,291	3,986	539	669
Management fees	—	—	—	1,772
Depreciation and amortization	56,701	50,703	8,896	8,419
General and administrative	13,358	10,568	17,013	250
Acquisition of service agreements	—	—	176,526	—
Other expenses	11,485	9,003	530	—

Total expenses	149,746	125,178	211,020	21,427

Operating income (loss)	50,536	48,486	(185,149)	13,976
Interest income	381	308	132	280
Interest:
Expense incurred	(25,462)	(10,852)	(1,301)	(13,480)
Amortization of deferred financing costs	(8,854)	(1,782)	(230)	(2,395)
Loss on discontinuance of cash flow hedge	(13,715)	—	—	—

Net (loss) income	2,886	36,160	(186,548)	(1,619)
Net loss (income) attributable to redeemable noncontrolling interests—operating partnership	(1,133)	(17,078)	87,242	—

Net (loss) income attributable to controlling interests	$1,753	$19,082	$(99,306)	$(1,619)

Earnings per share—basic:
Net income (loss) per common share	$0.04	$0.54	$(2.80)	N/A

Weighted average common shares outstanding	39,938,225	35,428,521	35,382,404	N/A

Earnings per share—diluted:
Net income (loss) per common share	$0.04	$0.54	$(2.80)	N/A

Weighted average common shares outstanding	40,636,035	35,428,521	35,382,404	N/A

Dividends declared per common share	$0.08	$0.5625	$0.15	N/A

See accompanying notes

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND MEMBERS’ DEFICIT

(in thousands, except share data)

	Common Shares		Additional Paid-in Capital	Accum- ulated Deficit	Compre- hensive Income	Accumulated Other Comprehensive Loss	Members’ Equity (Deficit)	Total
	Number	Amount
THE PREDECESSOR
Balance at December 31, 2006	—	$—	$—	$—		$—	$(7,005)	$(7,005)
Comprehensive income attributable to controlling interests:
Net income attributable to controlling interests					$(1,619)		(1,619)	(1,619)
Other comprehensive income attributable to controlling interests—change in fair value of interest rate swap					(3,937)	(3,937)		(3,937)

Comprehensive income attributable to controlling interests					$(5,556)

Distributions							(23,552)	(23,552)
Step-up in basis from Safari acquisitions							263,189	263,189

Balance at October 23, 2007	—	—	—	—		(3,937)	231,013	227,076

THE COMPANY
Comprehensive income attributable to controlling interests:
Net income attributable to controlling interests				$(99,306)	$(99,306)			$(99,306)
Other comprehensive income attributeable to controlling interests—change in fair value of interest rate swap					(2,091)	(2,091)		(2,091)

Comprehensive income attributable to controlling interests					$(101,397)

Reclassify members’ equity to additional paid in capital			231,013				$(231,013)	—
Redemption of members’ interests			(21,278)					(21,278)
Dividends declared			(5,318)					(5,318)
Initial capitalization	1,000	—	—					—
Issuance of common stock	35,075,000	35	736,540					736,575
Offering costs			(59,572)					(59,572)
Issuance of stock awards	377,833	—	6,434					6,434
Amortization of deferred compensation costs			728					728
Adjustment to redeemable noncontrolling interests— operating partnership			(348,194)			1,840		(346,354)

Balance at December 31, 2007	35,453,833	$35	$540,353	$(99,306)		$(4,188)	$—	$436,894
Comprehensive income attributable to controlling interests:
Net income attributable to controlling interests				19,082	$19,082			19,082
Other comprehensive income attributable to controlling interests—change in fair value of interest rate swap					(5,265)	(5,265)		(5,265)

Comprehensive income attributable to controlling interests					$13,817

Dividends declared			(19,954)					(19,954)
Offering costs			(87)					(87)
Issuance of stock awards	53,270	—	—					—
Retirement of stock awards	(11,846)	—	(200)					(200)
Amortization of deferred compensation costs			963					963
Adjustment to redeemable noncontrolling interests— operating partnership			120,744			(8)		120,736

Balance at December 31, 2008	35,495,257	35	641,819	(80,224)		(9,461)	—	552,169

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND MEMBERS’ DEFICIT—(Continued)

(in thousands, except share data)

	Common Shares		Additional Paid-in Capital	Accum- ulated Deficit	Compre- hensive Income	Accumulated Other Comprehensive Loss	Members’ Equity (Deficit)	Total
	Number	Amount
Comprehensive income attributable to controlling interests:
Net income attributable to controlling interests				1,753	$1,753			1,753
Other comprehensive income attribute-able to controlling interests—change in fair value of interest rate swap					10,646	10,646		10,646

Comprehensive income attributable to controlling interests					$12,399

Dividends declared			(3,390)					(3,390)
Redemption of Operating Partnership units	6,214,441	6	96,694					96,700
Issuance of stock awards	666,218	1	79					80
Retirement of stock awards	(2,576)	—	(11)					(11)
Amortization of deferred compensation			2,006					2,006
Adjustment to redeemable noncontrolling interests— operating partnership			(53,327)			(1,185)		(54,512)

Balance at December 31, 2009	42,373,340	$42	$683,870	$(78,471)		$—	$—	$605,441

See accompanying notes

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	The Company			The Predecessor
	Year ended December 31,		For the period from October 24, 2007 (IPO) through December 31, 2007	For the period from January 1, 2007 through October 23, 2007
	2009	2008
Cash flow from operating activities
Net income	$2,886	$36,160	(186,548)	(1,619)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	56,701	50,703	8,896	8,419
Straight line rent	(18,312)	(26,441)	(4,491)	(3,934)
Loss on discontinuance of the cash flow hedge	13,715	—	—	—
Amortization of deferred financing costs	4,982	1,782	230	1,067
Write-off of deferred financing costs	3,872	—	—	1,353
Amortization of lease contracts above and below market value	(6,881)	(6,978)	(1,307)	(1,294)
Compensation paid with Company common shares	1,944	963	15,026	—
Acquisition of service agreements	—	—	176,526	—
Changes in operating assets and liabilities
Restricted cash	(88)	(15)	—	—
Rents and other receivables	(1,472)	226	2,296	(251)
Deferred costs	(2,866)	(790)	(20)	—
Prepaid expenses and other assets	(1,373)	(2,809)	1,276	(242)
Accounts payable and accrued liabilities	6,553	1,864	(23,399)	(1,865)
Prepaid rents and other liabilities	6,237	4,611	3,455	(5,851)

Net cash provided by (used in) operating activities	65,898	59,276	(8,060)	(4,217)

Cash flow from investing activities
Acquisition of real estate and service agreements, net of cash acquired	—	—	(378,606)	(222,341)
Investments in real estate—development	(113,918)	(317,299)	(75,259)	(70,188)
Purchases of marketable securities held to maturity	(138,978)	—	—	—
Interest capitalized for real estate under development	(5,691)	(13,150)	(2,567)	(970)
Improvements to real estate	(3,384)	(3,701)	(209)	(1,117)
Additions to non-real estate property	(404)	(642)	—	—

Net cash used in investing activities	(262,375)	(334,792)	(456,641)	(294,616)

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS—(Continued)

(in thousands)

	The Company			The Predecessor
	Year ended December 31,		For the period from October 24, 2007 (IPO) through December 31, 2007	For the period from January 1, 2007 through October 23, 2007
	2009	2008
Cash flow from financing activities
Issuance of common stock, net of offering costs	—	—	677,003	—
Line of credit:
Proceeds	—	233,700	57,000	275,000
Repayments	(233,424)	(276)	(332,000)	—
Unsecured notes payable:
Proceeds	550,000	—	—	—
Mortgage notes payable:
Proceeds	331,726	136,676	97,629	214,118
Lump sum payoffs	(365,121)	—	(27,127)	(125,205)
Repayments	(51,500)	—	—	—
Escrowed proceeds	(10,000)	—	—	—
Offering costs	—	(87)	—	—
Payments of financing costs	(21,310)	(4,776)	(2,322)	(8,308)
Related party repayments	—	—	(615)	(31,438)
Payment for termination of cash flow hedge	(13,715)	—	—	—
Dividends and distributions:
Common shares	(3,389)	(25,273)	—	—
Noncontrolling interests—operating partnership	(2,023)	(22,446)	—	—
Members/principals	—	—	—	(23,552)

Net cash provided by financing activities	181,244	317,518	469,568	300,615

Net (decrease) increase in cash and cash equivalents	(15,233)	42,002	4,867	1,782
Cash and cash equivalents, beginning	53,512	11,510	$6,643	$4,861

Cash and cash equivalents, ending	$38,279	$53,512	$11,510	$6,643

Supplemental information:
Cash paid for interest, net of amounts capitalized	$23,732	$10,195	$758	$14,084

Deferred financing costs capitalized for real estate under development	$1,330	$2,298	$275	$57

Construction costs payable capitalized to real estate	$6,229	$82,241	$28,070	$58,203

Redemptions of OP units for common shares	$96,700	$—	$—	N/A

Adjustments to redeemable non-controlling interests	$58,105	$(124,361)	$124,361	N/A

See accompanying notes

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

1. Description of Business

DuPont Fabros Technology, Inc. (the “Company”, “we”, “us” or “DFT”) was formed on March 2, 2007 and is headquartered in Washington, D.C. We are a fully integrated, self-administered and self-managed company that owns, acquires, develops and operates wholesale data centers. We completed our initial public offering of common stock (the “IPO”) on October 24, 2007. We elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes commencing with our taxable year ended December 31, 2007. We are the sole general partner of, and, as of December 31, 2009, own 62.9% of the economic interest in, DuPont Fabros Technology, L.P. (the “Operating Partnership” or “OP”). Through the Operating Partnership as of December 31, 2009, we hold a fee simple interest in the following properties:

•	seven operating data centers—referred to as ACC2, ACC3, ACC4, ACC5 Phase I, VA3, VA4 and CH1 Phase I;

•	data center projects under current development—referred to as NJ1 Phase I and ACC5 Phase II;

•	data center projects under future development—referred to as CH1 Phase II, NJ1 Phase II and SC1 Phases I and II; and

•	land that may be used to develop additional data centers—referred to as ACC6, ACC7 and SC2.

In late 2008, we temporarily suspended development of NJ1 and SC1 to conserve our liquidity. In December 2009 we resumed construction of NJ1. For more information regarding these properties, see Note 4 of the consolidated financial statements.

The IPO in 2007 resulted in the sale of 35,075,000 shares of common stock at a price per share of $21.00, generating gross proceeds to the Company of $736.6 million. The proceeds to the Company, net of underwriters’ discounts, commissions, financial advisory fees and other offering costs, were $676.9 million. We contributed the proceeds of our IPO to our Operating Partnership in exchange for a number of units of limited partnership interest of our Operating Partnership (“OP units”) equal to the number of common shares sold in the IPO.

Prior to August 7, 2007, each of our initial properties, or data centers, was directly owned by a single-property entity. To facilitate the closing of a Credit Facility (defined herein) on August 7, 2007 and in contemplation of the IPO, we combined the membership interests in the entities that hold interests in VA3, VA4, ACC2, ACC3 and CH1 into one holding company, Safari Ventures LLC (“Safari”), in order for those membership interests and certain of those properties to serve as collateral for the Credit Facility. Following the closing of the Credit Facility, each of the former members of the property-holding entities held a direct or indirect equity interest in Safari. Safari made borrowings under the Credit Facility to purchase land in Ashburn, Virginia that is being used to develop ACC5 and held for use in the development of ACC6. For accounting purposes, Quill Ventures LLC, the entity that owns ACC3, was determined to be the accounting acquirer (the “Predecessor”) in accordance with the authoritative guidance issued by the Financial Accounting Standards Board (“FASB”), in the Safari transaction, and ACC2, VA3, VA4 and CH1 were determined to be the “Acquired Properties”. The financial position and results of operations of the Predecessor are presented on a historical cost basis and the contribution of the interests of ACC2, VA3, VA4 and CH1 has been recorded at their estimated fair value. Subsequent to August 6, 2007, Safari is the accounting predecessor of the Company, resulting in the recording of the financial position and results of operations of Safari at historical cost basis at the IPO. Safari was merged into the Operating Partnership on December 30, 2009, with the Operating Partnership being the surviving entity. The merger resulted in the termination of Safari.

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

Upon completion of the IPO, the Company entered into various formation transactions. The formation transactions included the issuance of 23,045,366 Operating Partnership Units (“OP Units”) and cash payments of $372.5 million (which included $274.0 million of cash used to retire the debt and fund other obligations related to ACC4) for total consideration of $856.5 million for the acquisition of the equity interests in Safari, the entity that owns ACC4 (a data center that was fully completed on October 30, 2007), land that is being held for use in the future development of data centers we refer to as NJ1 and ACC7 and a contract to acquire the land that will be used to develop SC1 and SC2. The contribution of the interests of ACC4 and the two undeveloped parcels of land were recorded at their estimated fair value. The Company also issued 8,116,906 OP units and made a cash payment of $6.1 million for total consideration of $176.5 million for the acquisition of the management, development, leasing, asset management and technical services agreements for these properties.

2. Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared by management in accordance with U.S. generally accepted accounting principles, or GAAP. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements. The Company reviewed subsequent events through February 26, 2010 for inclusion in these consolidated financial statements (See Note 18).

We have one reportable segment consisting of investments in data centers located in the United States.

These consolidated financial statements include the financial position and results of operations of our Predecessor through August 6, 2007 and reflect its acquisition of the Acquired Properties (effective August 7, 2007) and the acquisition of ACC4 and land held for the development of ACC7 and NJ1 (effective October 24, 2007) at their estimated fair values. Accordingly, the results of operations for 2007 include the results of operations of the Predecessor for all months in the reporting periods and the results of operations of the Acquired Properties from their date of acquisition, August 7, 2007 and ACC4, ACC7 and NJ1 from their date of acquisition, October 24, 2007. The financial statements up through October 23, 2007 also do not reflect the Company’s acquisition of property management and other services agreements and thus, the internalization of these services.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income-Producing Property

The Predecessor’s data center, ACC3, is recorded at cost, including the external direct costs of the acquisition. The Acquired Properties’ data centers (ACC2, VA3, VA4 and CH1) were recorded at their estimated fair value on the date of acquisition, August 7, 2007. ACC4, ACC7, NJ1 and SC1 were recorded at their estimated fair value on the date of acquisition, October 24, 2007.

We allocated the purchase price of the Acquired Properties, ACC4, ACC7, and NJ1, to the related physical assets and any in-place leases based on their relative fair values in accordance with the authoritative guidance

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

issued by the FASB. The fair values of acquired buildings are determined on an “as-if-vacant” basis considering a variety of factors, including the physical condition and quality of the buildings, estimated rental and absorption rates, estimated future cash flows, and valuation assumptions consistent with current market conditions. The “as-if-vacant” fair value is allocated to land, building, improvements, and any personal property based on replacement cost estimates and other relevant information.

The fair value of in-place leases consists of the following components as applicable—(1) the estimated cost to replace the leases, including foregone rents during the period of finding a new tenant, foregone recovery of tenant pass-through, tenant improvements, and other direct costs associated with obtaining a new tenant (referred to as Tenant Origination Costs); (2) the estimated leasing commissions associated with obtaining a new tenant (referred to as Leasing Commissions); and (3) the above/below market cash flow of the leases, determined by comparing the projected cash flows of the leases in place to projected cash flows of comparable market-rate leases (referred to as Lease Intangibles). Tenant Origination Costs are included in buildings and improvements on the Company’s consolidated balance sheet and are amortized as depreciation expense on a straight-line basis over the average remaining life of the underlying leases. Leasing Commissions are classified as deferred costs and are amortized as amortization expense on a straight-line basis over the remaining life of the underlying leases. Lease Intangible assets and liabilities are classified as lease contracts above and below market value, respectively, and amortized on a straight-line basis as decreases and increases, respectively, to rental revenue over the remaining term of the underlying leases. Should a tenant terminate its lease, the unamortized portions of the Tenant Origination Cost, Leasing Commissions, and Lease Intangibles associated with that lease are written off to depreciation expense, amortization expense, or rental revenue, respectively.

All capital improvements for the income-producing properties that extend their useful life are capitalized to individual building components, including interest and real estate taxes incurred during the period of development, and depreciated over their estimated useful lives. Interest is capitalized during the period of development based upon applying the property’s weighted-average borrowing rate to the actual development costs expended up to specific borrowings and then applying the weighted-average borrowing rate of the Company to the residual actual development costs expended during the construction period. Interest is capitalized until the property has reached substantial completion and is ready for its intended use. Interest costs capitalized totaled $7.0 million and $15.4 million for the years ended December 31, 2009 and 2008, respectively, $2.9 million for the period from October 24, 2007 to December 31, 2007 and $1.0 million for the period from January 1, 2007 to October 23, 2007. In addition, the Company ceases interest capitalization after a wind down period when a development is temporarily suspended.

In accordance with the authoritative guidance issued by the FASB, the Company capitalizes pre-development costs, including internal costs, incurred in pursuit of new development opportunities for which the Company currently believes future development is probable. Future development is dependent upon various factors, including zoning and regulatory approval, rental market conditions, construction costs and availability of capital. Pre-development costs incurred for which future development is not yet considered probable are expensed as incurred. In addition, if the status of such a pre-development opportunity changes, making future development by the Company no longer probable, any capitalized pre-development costs are written-off with a charge to expense. Furthermore, the revenue from incidental operations received from the current improvements in excess of any incremental costs are being recorded as a reduction of total capitalized costs of the development project and not as a part of net income. The capitalization of costs during the development of assets (including interest and related loan fees, property taxes and other direct and indirect costs) begins when development efforts commence and ends when the asset, or a portion of the asset, is delivered and ready for its intended use.

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

Depreciation on buildings is generally provided on a straight-line basis over 40 years from the date the buildings were placed in service. Building components are depreciated over the life of the respective improvement ranging from 20 to 40 years from the date the components were placed in service. Personal property is depreciated over three to seven years. Depreciation expense was $52.0 million and $46.0 million for the years ended December 31, 2009 and 2008, respectively, $8.1 million for the period from October 24, 2007 to December 31, 2007 and $7.2 million for the period from January 1, 2007 to October 23, 2007. Included in these amounts is amortization expense related to tenant origination costs, which was $4.8 million for each of the years ended December 31, 2009 and 2008, $0.9 million for the period from October 24, 2007 to December 31, 2007 and $0.7 million for the period from January 1, 2007 to October 23, 2007. Repairs and maintenance costs are expensed as incurred.

We record impairment losses on long-lived assets used in operations or in development when events or changes in circumstances indicate that the assets might be impaired, and the estimated undiscounted cash flows to be generated by those assets are less than the carrying amounts. If circumstances indicating impairment of a property are present, we would determine the fair value of that property, and an impairment loss would be recognized in an amount equal to the excess of the carrying amount of the impaired asset over its fair value. Management assesses the recoverability of the carrying value of its assets on a property-by-property basis. No impairment losses were recorded during three years ended December 31, 2009.

In accordance with the authoritative guidance issued by the FASB on the impairment or disposal of long-lived assets, we classify a data center property as held-for-sale when it meets the necessary criteria, which include when we commit to and actively embark on a plan to sell the asset, the sale is expected to be completed within one year under terms usual and customary for such sales, and actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. Data center properties held-for-sale are carried at the lower of cost or fair value less costs to sell. As of December 31, 2009, there were no data center properties classified as held-for-sale and discontinued operations.

Cash and Cash Equivalents

We consider all demand deposits and money market accounts purchased with a maturity date of three months or less, at the date of purchase to be cash equivalents. Our account balances at one or more institutions periodically exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. We have not experienced any losses and believe that the risk is not significant.

Marketable Securities

Debt securities that the Company intends to hold until maturity are classified as held to maturity. Unrealized gains and losses are not recognized in the accompanying consolidated balance sheets and statements of operations. If any of the securities were deemed to be permanently impaired, we would record the loss in earnings. The following table presents our marketable securities as of December 31, 2009 (dollars in thousands):

Type of Security	Aggregate Fair Value	Gross Unrecognized Holding Gains	Gross Unrecognized Holding Losses	Net Carrying Amount (at cost)	Contractual Maturities
U.S. Agency Notes	$103,969	$—	$18	$103,987	April-June 2010
Corporate Commercial Paper	34,980	—	11	34,991	March 2010

Total	$138,949	$—	$29	$138,978

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

Deferred Costs

Deferred costs, net on the Company’s consolidated balance sheets include both financing costs and leasing costs.

Financing costs, which represent fees and other costs incurred in obtaining debt, are amortized on a straight-line basis, which approximates the effective-interest method, over the term of the loan and are included in interest expense. On August 7, 2007, we paid off the ACC3 mortgage loan with borrowings under the Credit Facility. This resulted in the write-off of the remaining unamortized deferred financing costs related to the ACC3 mortgage loan in the amount of $1.4 million. In 2009, we paid off the CH1 Construction Loan, the Credit Facility, the ACC5 construction loan and the SC1 Term Loan resulting in the write-off of $3.9 million of unamortized deferred financing costs. Amortization of the deferred financing costs included in interest expense totaled $5.0 million and $1.8 million for the years ended December 31, 2009 and 2008, respectively, $0.2 million for the period from October 24, 2007 to December 31, 2007 and $1.0 million for the period from January 1, 2007 to October 23, 2007. Balances, net of accumulated amortization, at December 31, 2009 and 2008 are as follows (in thousands):

	December 31,
	2009	2008
Financing costs	$24,250	$15,207
Accumulated amortization	(2,827)	(4,910)

Financing costs, net	$21,423	$10,297

Leasing costs, which are comprised of external fees and costs incurred in the successful negotiations of leases, internal costs expended in the successful negotiations of leases and the estimated leasing commissions resulting from the allocation of the purchase price of the Acquired Properties and ACC4, are deferred and amortized over the terms of the related leases on a straight-line basis. If an applicable lease terminates prior to the expiration of its initial term, the carrying amount of the costs are written off to amortization expense. For the years ended December 31, 2009 and 2008, we recorded $2.9 million and $0.8 million of leasing costs, respectively. Amortization of deferred leasing costs totaled $4.7 million and $4.4 million for the years ended December 31, 2009 and 2008, respectively, $0.8 million for the period from October 24, 2007 to December 31, 2007 and $1.2 million for the period from January 1, 2007 to October 23, 2007. Balances, net of accumulated amortization, at December 31, 2009 and 2008 are as follows (in thousands):

	December 31,
	2009	2008
Leasing costs	$41,793	$39,549
Accumulated amortization	(11,008)	(6,929)

Leasing costs, net	$30,785	$32,620

Inventory

We maintain fuel inventory for our generators, which is recorded at the lower of cost (on a first-in, first-out basis) or market. At December 31, 2009 and 2008, the fuel inventory was $1.6 million and $1.5 million, respectively, and is included in prepaid expenses and other assets in the accompanying consolidated balance sheets.

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

Interest Rate Derivative Instruments

We account for derivative instruments in accordance with the authoritative guidance issued by the FASB, which requires all derivative instruments to be carried at fair value as either assets or liabilities on the consolidated balance sheets. For those derivative instruments that are designated, and qualify, as hedging instruments, we designate the hedging instrument, based upon the exposure being hedged, as a fair value hedge or a cash flow hedge. For derivatives that do not meet the criteria for hedge accounting, changes in fair value are immediately recognized in earnings. For those derivatives that qualify for hedge accounting, the effective portion of the gain or loss on the hedge instruments is reported as a component of accumulated other comprehensive income (loss) and reclassified into earnings in the same line item associated with the forecasted transaction in the same period or periods during which the hedged transaction affects earnings. Any ineffective portion of a derivative’s change in fair value is immediately recognized in earnings.

Derivative financial instruments expose us to credit risk in the event of non-performance by the counterparties under the terms of the derivative instrument. We minimize our credit risk on these transactions by dealing with major, creditworthy financial institutions as determined by management, and therefore, we believe that the likelihood of realizing losses from counterparty non-performance is remote.

Prepaid Rents

Prepaid rents, typically prepayment of the following month’s rent, consist of payments received from tenants prior to the time the payments are earned and are recognized as revenue in subsequent periods when earned.

Rental Income

We, as a lessor, have retained substantially all the risks and benefits of ownership and account for our leases as operating leases. For lease agreements that provide for rent abatements or scheduled fixed and determinable rent increases, rental income is recognized on a straight-line basis over the non-cancellable term of the leases, which commences when control of the space and the critical power have been provided to the tenant. If the lease contains an early termination clause with a penalty payment, we determine the lease termination date by evaluating whether the penalty reasonably assures that the lease will not be terminated early. Straight-line rents receivable are included in deferred rent on the consolidated balance sheets. Lease inducements, which include free rent or improvement allowances that result in cash payments to tenants, are amortized as a reduction of rental income over the non-cancellable lease term. Lease intangible assets and liabilities that have resulted from above-market and below-market leases that were acquired are amortized on a straight-line basis as decreases and increases, respectively, to rental revenue over the remaining non-cancellable term of the underlying leases. If an applicable lease terminates prior to the expiration of its initial term, the unamortized portion of lease intangibles associated with that lease will be written off to rental revenue. Balances, net of accumulated amortization, at December 31, 2009 and 2008 are as follows (in thousands):

	December 31,
	2009	2008
Lease contracts above market value	$23,100	$23,100
Accumulated amortization	(6,751)	(3,887)

Lease contracts above market value, net	$16,349	$19,213

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

	December 31,
	2009	2008
Lease contracts below market value	$45,700	$51,900
Accumulated amortization	(17,011)	(13,466)

Lease contracts below market value, net	$28,689	$38,434

We record a provision for losses on accounts receivable equal to the estimated uncollectible accounts. The estimate is based on management’s historical experience and a review of the current status of our receivables. We will also establish, as necessary, an appropriate allowance for doubtful accounts for receivables arising from the straight-lining of rents. This receivable arises from revenue recognized in excess of amounts currently due under the lease. As of December 31, 2009 and 2008, no allowance was considered necessary.

Tenant leases generally contain provisions under which the tenants reimburse us for a portion of the property’s operating expenses and real estate taxes incurred by us. Recoveries from tenants are included in revenue in the consolidated statements of operations in the period the applicable expenditures are incurred. Recoveries from tenants also include the property management fees that we earn from our tenants.

Other Revenue

Other revenue primarily consists of services provided to our tenants on a non-recurring basis, which includes the purchase and installation of circuits, racks, breakers and other tenant requested items. Revenue is recognized on a completed contract basis. Costs of providing these services are included in other expenses in the accompanying consolidated statements of operations.

Income Taxes

We elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), commencing with our taxable year ended December 31, 2007. In general, a REIT that meets certain organizational and operational requirements and distributes at least 90 percent of its REIT taxable income to its shareholders in a taxable year will not be subject to income tax to the extent of the income it distributes. We currently qualify and intend to continue to qualify as a REIT under the Code. As a result, no provision for federal income taxes on income from continuing operations is required, except for taxes on certain property sales and on income, if any, of our taxable REIT subsidiary (“TRS”). If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our income at regular corporate tax rates for the year in which we do not qualify and the succeeding four years. Although we expect to qualify for taxation as a REIT, we may be subject to state and local income and franchise taxes and to federal income and excise taxes on any undistributed income.

We have elected to treat DF Technical Services LLC, a 100% owned subsidiary of our Operating Partnership, as a TRS. In general, a TRS may perform non-customary services for tenants, hold assets that the Company cannot hold directly and generally may engage in any real estate or non-real estate related business. A TRS is subject to corporate federal and state income taxes on its taxable income at regular statutory tax rates. For the years ending December 31, 2009 and 2008, and the period from October 24, 2007 to December 31, 2007, we incurred income taxes $0.4 million, $0.3 million, and $0, respectively, and recorded these taxes as general and administrative expenses in the consolidated statements of operations.

The Predecessor was not subject to U.S. federal income tax on its income. Results of operations of the Predecessor were included proportionately in the federal income tax returns of the individual members; therefore, no provision for federal income taxes is included in the accompanying consolidated financial statements for periods prior to October 24, 2007.

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

Redeemable Noncontrolling Interests—Operating Partnership

Redeemable noncontrolling interests—operating partnership, which require cash payment, or allow settlement in shares, but with the ability to deliver shares outside of the control of the Company, are reported outside of the permanent equity section of the Company’s consolidated balance sheets. Redeemable noncontrolling interests—operating partnership are adjusted for income, losses and distributions allocated to OP units not held by the Company (normal noncontrolling interest accounting amount). Adjustments to redeemable noncontrolling interests—operating partnership are recorded to reflect increases or decreases in the ownership of the Operating Partnership by holders of OP units, including in the case of redemptions of OP units for cash or in exchange for shares of the Company’s common stock. If such adjustments result in redeemable noncontrolling interests—operating partnership being recorded at less than the redemption value of the OP units, redeemable noncontrolling interests—operating partnership are further adjusted to their redemption value (see Note 11). The Redeemable noncontrolling interests—operating partnership are recorded at the greater of the normal noncontrolling interest accounting amount or redemption value. The following is a summary of activity for redeemable noncontrolling interests—operating partnership for the years ended December 31, 2009 and 2008 and the period from October 24, 2007 to December 31, 2007 (dollars in thousands):

	OP Units		Compre-hensive Income
	Number	Amount
Balance at October 23, 2007	—	$—

Comprehensive income attributable to redeemable noncontrolling interests—operating partnership:
Net income attributable to redeemable noncontrolling interests—operating partnership	—	(87,242)	$(87,242)
Other comprehensive loss attributable to redeemable noncontrolling interests—operating partnership—change in fair value of interest rate swap	—	(1,842)	(1,842)

Comprehensive income attributable to redeemable noncontrolling interests—operating partnership			$(89,084)

Distributions declared	—	(4,674)
Issuance of OP units	31,162,271	654,408
Adjustment to redeemable noncontrolling interests—operating partnership	—	50,131

Balance at December 31, 2007	31,162,271	610,781

Comprehensive income attributable to redeemable noncontrolling interests—operating partnership:
Net income attributable to redeemable noncontrolling interests—operating partnership	—	17,078	$17,078
Other comprehensive loss attributable to redeemable noncontrolling interests—operating partnership—change in fair value of interest rate swap	—	(4,632)	(4,632)

Comprehensive income attributable to redeemable noncontrolling interests—operating partnership			$12,446

Distributions declared	—	(17,529)
Adjustment to redeemable noncontrolling interests—operating partnership	—	(120,930)

Balance at December 31, 2008	31,162,271	484,768

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

	OP Units		Comprehensive Income
	Number	Amount
Comprehensive income attributable to redeemable noncontrolling interests—operating partnership:
Net income attributable to redeemable noncontrolling interests—operating partnership	—	1,133	$1,133
Other comprehensive income attributable to redeemable noncontrolling interests—operating partnership—change in fair value of interest rate swap	—	7,121	7,121

Comprehensive income attributable to redeemable noncontrolling interests—operating partnership			$8,254

Distributions declared	—	(2,023)
Redemption of OP units	(6,214,441)	(96,700)
Adjustment to redeemable noncontrolling interests—operating partnership	—	54,512

Balance at December 31, 2009	24,947,830	$448,811

The following is a summary of net income (loss) attributable to controlling interests and transfers from redeemable noncontrolling interests—operating partnership for the years ended December 31, 2009 and 2008 and the period from October 24, 2007 to December 31, 2007 (dollars in thousands):

	Year ended December 31,		October 24, 2007 (IPO) to December 31, 2007
	2009	2008
Net income (loss) attributable to controlling interests	$1,753	$19,082	$(99,306)
Transfers from noncontrolling interests:
Net increase (decrease) in the Company’s common stock, additional paid in capital and accumulated other comprehensive income due to the redemption of OP units and other adjustments to redeemable noncontrolling interests—operating partnership	54,512	120,930	(50,131)

	$56,265	$140,012	$(149,437)

Comprehensive Income

Comprehensive income, as reflected on the consolidated statement of stockholders’ equity and within redeemable noncontrolling interests—operating partnership, is defined as all changes in equity during each period except those resulting from investments by or distributions to shareholders or members. Accumulated other comprehensive loss, as also reflected on the consolidated statement of stockholders’ equity and within redeemable noncontrolling interests—operating partnership, reflects the effective portion of cumulative changes in the fair value of derivatives in qualifying cash flow hedge relationships.

Earnings Per Share

Basic earnings per share is calculated by dividing the net income attributable to controlling interests for the period by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing the net income attributable to controlling interests for the period by the weighted average number of common and dilutive securities outstanding during the period using the treasury stock method.

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

Stock-based Compensation

We have awarded stock-based compensation to employees, selected contractors and members of our Board of Directors in the form of common stock and LTIP units. We estimate the fair value of the awards and recognize this value over the requisite vesting period. The fair value of restricted stock-based compensation is based on the market value of our common stock on the date of the grant. The fair value of LTIP units is based on the market value of our common stock on the date of the grant less a discount for post-vesting transferability restrictions estimated by a third-party consultant. Compensation paid with Company common shares, which is included in general and administrative expense on the consolidated statements of operations, totaled $1.9 million and $1.0 million for the years ended December 31, 2009 and 2008, respectively and $15.0 million for the period from October 24, 2007 to December 31, 2007, respectively.

Recently Adopted Accounting Pronouncements

On January 1, 2009, the Company adopted authoritative guidance issued by the FASB relating to business combinations. This guidance eliminates the step acquisition model, changes the recognition of contingent consideration from being recognized when it is probable to being recognized at the time of acquisition, disallows the capitalization of transaction costs and delays when restructurings related to acquisitions can be recognized. Also, this guidance addresses initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets arising from contingencies in a business combination. The adoption of this guidance will impact the accounting only for acquisitions occurring prospectively.

On January 1, 2009, the Company adopted authoritative guidance issued by the FASB relating to derivatives and hedging that requires entities to provide greater transparency about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under the authoritative guidance, and how derivative instruments and related hedged items affect an entity’s financial positions, results of operations, and cash flows. The Company adopted the expanded disclosure requirements of this guidance (see Note 8).

On January 1, 2009, the Company adopted authoritative guidance issued by the FASB on whether instruments granted in share-based payment transactions are participating securities. Under this guidance, the FASB concluded that all outstanding unvested share-based payment awards that contain rights to non-forfeitable dividends or dividend equivalents participate in undistributed earnings with common shareholders and, accordingly, are considered participating securities that shall be included in the two-class method of computing basic and diluted EPS. The guidance does not address awards that contain rights to forfeitable dividends. The impact of the adoption of this guidance on earnings per share was less than $0.01 per share for the periods presented.

On April 1, 2009, the Company adopted authoritative guidance issued by the FASB on determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly, which provides additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased, as well as guidance in identifying circumstances that indicate a transaction is not orderly. This guidance emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

or distressed sale) between market participants at the measurement date under current market conditions. The adoption of this guidance did not have a material effect on the Company’s financial position or results of operations.

On April 1, 2009, the Company adopted authoritative guidance issued by the FASB on interim disclosures about fair value of financial instruments. This guidance requires an entity to provide disclosures about fair value of financial instruments in interim financial information and requires those disclosures in summarized financial information at interim reporting periods. Under this guidance, a publicly traded company shall include disclosures about the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods. In addition, an entity shall disclose in the body or in the accompanying notes of its summarized financial information for interim reporting periods and in its financial statements for annual reporting periods the fair value of all financial instruments for which it is practicable to estimate that value, whether recognized or not recognized in the statement of financial position, as required by this guidance. The resulting disclosure from the adoption of this guidance is in Note 16.

During the second quarter of 2009, the Company adopted authoritative guidance issued by the FASB relating to subsequent events. This guidance provides authoritative accounting literature that was previously addressed only in the auditing literature. The objective of this guidance is to establish principles and requirements for subsequent events. In particular, this guidance sets forth the period after the balance sheet date during which management of a reporting entity shall evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity shall recognize events or transactions occurring after the balance sheet date in its financial statements and the disclosures that an entity shall make about events or transactions that occurred after the balance sheet date. The adoption of this guidance did not have a material effect on the Company’s financial position or results of operations.

In June 2009, the FASB issued authoritative accounting guidance which established the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities and stated that all guidance contained in the Codification carries an equal level of authority. The authoritative accounting guidance recognized that rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under federal securities laws are also sources of authoritative GAAP for SEC registrants. The Company adopted the provisions of the authoritative accounting guidance for the interim reporting period ended September 30, 2009, the adoption of which did not have a material effect on the Company’s consolidated financial statements.

Reclassifications

Certain amounts from the prior years have been reclassified for consistency with the current year presentation.

3. Acquisitions

In connection with our IPO on October 24, 2007, we acquired the following properties:

•

four stabilized data centers located in Northern Virginia, which we refer to as VA3, VA4, ACC2 and ACC3, having an aggregate critical load of 46.0 megawatts (“MW”) and which were, as of December 31, 2009 and 2008, 100% leased;

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

•

our ground-up development in Northern Virginia, ACC4, which has an aggregate critical load of 36.4 MW. We completed the final phase of this facility in October 2007 which was 100% and 87.5% leased as of December 31, 2009 and 2008, respectively.

•

one data center under development in suburban Chicago, which we refer to as CH1, which also is expected to have an aggregate 36.4 MW of critical load and a flexible design. The first phase of 18.2 MW of critical load was placed into service in the third quarter of 2008 which was 47.6% and 9.5% leased as of December 31, 2009 and 2008; respectively, and

•

undeveloped properties in Northern Virginia, which we refer to as ACC5, ACC6 and ACC7, and Piscataway, New Jersey, which we refer to as NJ1, and a contract to acquire land in Santa Clara, California, which we refer to as SC1. We subsequently closed on the acquisition of land in Santa Clara, CA in December 2007 and began construction on Phase I of ACC5, NJ1 and SC1 in 2008. This construction was temporarily suspended in the fourth quarter of 2008 pending the Company securing additional financing for these projects. In 2009, we have completed construction of ACC5 Phase I, resumed construction of Phase I of NJ1 and began construction of Phase II of ACC5. We believe that these properties will, in the aggregate, support the development of six new data centers with an aggregate critical load of 187.2 MW.

Concurrent with our acquisition of the properties and interests described above, we also acquired property management, development, leasing, asset management and technical services agreements and arrangements for these properties from entities affiliated with our Executive Chairman and our President and Chief Executive Officer.

If the acquisition of the Acquired Properties and ACC4 had occurred on January 1, 2007, then the unaudited results of operations for the year ended December 31, 2007 on a pro forma basis would have been as follows:

Year Ended December 31, 2007
(in thousands)
Revenue	$108,256
Expenses	270,755
Operating loss	(162,499)
Net loss	(94,235)

The unaudited pro forma amounts are presented for illustrative purposes only and are not necessarily indicative of future consolidated results of operations. The unaudited pro forma condensed consolidated results of operations include the pro forma impact of: (i) the adjustment of revenue for straight-line revenue and amortization of above market and below market lease contracts, (ii) the adjustment of depreciation and amortization expense for the step-up of the real estate assets’ value and the adjustment to lease commissions and (iii) the adjustment of interest expense for the refinancing of the Acquired Properties’ mortgage loans with borrowings under the Credit Facility. For the year ended December 31, 2007, expenses include charges of $176.5 million for the acquisition of service agreements and $15.0 million of non-cash stock based compensation.

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

4. Real Estate Assets

The following is a summary of properties owned by the Company at December 31, 2009:

(dollars in thousands)
Property	Location	Land	Buildings and Improvements	Construction in Progress and Land Held for Development	Total Cost
ACC2	Ashburn, VA	$2,500	$158,570	$—	$161,070
ACC3	Ashburn, VA	1,071	94,037	—	95,108
ACC4	Ashburn, VA	6,600	534,802	—	541,402
VA3	Reston, VA	10,000	173,736	—	183,736
VA4	Bristow, VA	6,800	141,742	—	148,542
CH1, Phase I	Elk Grove Village, IL	13,807	181,832	—	195,639
ACC5, Phase I	Ashburn, VA	3,223	153,879		157,102

		44,001	1,438,598	—	1,482,599
Construction in progress and land held for development	(1)	—	—	330,170	330,170

		$44,001	$1,438,598	$330,170	$1,812,769

(1)	Properties located in Ashburn, VA (ACC5 Phase II, ACC6 and ACC7); Elk Grove Village, IL (CH1 Phase II); Piscataway, NJ (NJ1) and Santa Clara, CA (SC1 and SC2).

5. Intangible Assets and Liabilities

Leasing Costs are classified as deferred costs and are amortized as amortization expense on a straight-line basis over the remaining life of the underlying leases. As of December 31, 2009, these assets have a weighted average remaining life of 7.9 years with estimated future amortization as follows (in thousands):

Year Ending December 31,
2010	$4,509
2011	4,305
2012	4,087
2013	3,941
2014	3,800
2015 and thereafter	10,143

$30,785

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

Lease Intangible assets and liabilities are classified as lease contracts above and below market value, respectively, and amortized on a straight-line basis as decreases and increases, respectively, to rental revenue over the remaining term of the underlying leases. As of December 31, 2009, these net Lease Intangible liabilities have a weighted average remaining life of 6.5 years for above market leases and 6.2 years for below market leases with estimated net future amortization (increase to rental income) as follows (in thousands):

Year Ending December 31,
2010	$3,184
2011	2,321
2012	1,697
2013	1,488
2014	1,101
2015 and thereafter	2,549

$12,340

Tenant Origination Costs are included in buildings and improvements on the Company’s consolidated balance sheet and are amortized as depreciation expense on a straight-line basis over the average remaining life of the underlying leases. As of December 31, 2009, these assets have a weighted average remaining life of 6.4 years with estimated future amortization as follows (in thousands):

Year Ending December 31,
2010	$4,770
2011	4,333
2012	3,148
2013	3,148
2014	3,148
2015 and thereafter	5,252

$23,799

6. Leases

For the years ended December 31, 2009, 2008 and 2007, the following tenants comprised more than 10% of our consolidated revenues:

	Microsoft	Yahoo!	Facebook
Year ended December 31, 2009	28.4%	33.1%	10.8%
Year ended December 31, 2008	33.6%	36.6%	8.7%
Year ended December 31, 2007	58.8%	28.5%	0.7%

As of December 31, 2009, these three tenants accounted for $12.7 million, $13.2 million and $10.6 million of deferred rent and $4.8 million, $4.9 million and $0 of prepaid rents, respectively. As of December 31, 2008, these three tenants accounted for $0.3 million, $0.2 million and $0.1 of rents and other receivables, and $10.9 million, $10.7 million and $6.6 million of deferred rent, respectively, and $0, $4.8 million and $1.1 million of prepaid rents, respectively. The Company does not hold security deposits from these tenants. The majority of our tenants operate within the technology industry and, as such, their viability is subject to market fluctuations in that industry.

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

Future minimum lease payments to be received under noncancelable operating leases are as follows for the years ending December 31, excluding properties under development (in thousands):

2010	$113,639
2011	130,341
2012	136,427
2013	135,353
2014	132,958
2015 and thereafter	482,906

$1,131,624

7. Debt

Debt Summary as of December 31, 2009 and 2008

($ in thousands)

	December 31, 2009				December 31, 2008
	Amounts	% of Total	Rates (1)	Maturities (years)	Amounts
Secured	$348,500	38.8%	4.6%	3.2	$666,819
Unsecured	550,000	61.2%	8.5%	7.3	—

Total	$898,500	100.0%	7.0%	5.7	$666,819

Fixed Rate Debt:
Unsecured Notes	$550,000	61.2%	8.5%	7.3	$—
Safari Term Loan	—	—	—	—	200,000

Fixed Rate Debt	550,000	61.2%	8.5%	7.3	200,000

Floating Rate Debt:
ACC4 Term Loan	198,500	22.1%	3.8%	1.8	100,000
ACC5 Term Loan	150,000	16.7%	5.8%	4.9	—
CH1 Construction Loan	—	—	—	—	133,395
Line of Credit	—	—	—	—	233,424
Floating Rate Debt	348,500	38.8%	4.6%	3.2	466,819

Total	$898,500	100.0%	7.0%	5.7	$666,819

Note:	The Company capitalized interest of $0.8 million and $7.0 million during the three and twelve months ended December 31, 2009, respectively. The Company capitalized interest of $15.4 million for the twelve months ending December 31, 2008.
(1)	Rate as of December 31, 2009.

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

Outstanding Indebtedness

ACC4 Term Loan

On October 24, 2008, we entered into a credit agreement relating to a $100.0 million term loan with a syndicate of lenders (the “ACC4 Term Loan”). We increased this loan to $250.0 million in February 2009 through the exercise of the loan’s “accordion” feature. In December 2009, we repaid $50 million of the outstanding principal amount.

The ACC4 Term Loan matures on October 24, 2011 and includes a one-year extension option subject to, among other things, the payment of an extension fee equal to 50 basis points on the outstanding loan amount, there being no existing event of default, a debt service coverage ratio of no less than 2 to 1, and a loan to value ratio of no more than 40%. The loan bears interest at (i) LIBOR plus 350 basis points during the initial term of the loan, and (ii) LIBOR plus 400 basis points during the additional one-year period if we exercise the extension option. We may elect to have borrowings bear interest at (i) the prime rate plus 200 basis points during the initial term of the loan or (ii) the prime rate plus 250 basis points during the additional one-year period if we exercise the extension option, but only if such interest rate is not less than LIBOR plus the applicable margin set forth above. As of December 31, 2009, the interest rate for this loan was 3.77%.

The loan is secured by our ACC4 data center and an assignment of the lease agreements between us and our tenants of ACC4. The Operating Partnership has guaranteed the outstanding principal amount of the ACC4 Term Loan, plus interest and certain costs under the loan.

The loan requires quarterly principal installment payments of $0.5 million beginning on April 1, 2009; however, if we exercise the one-year extension option, the quarterly installments of principal will increase to $2.0 million during the extension period. We may prepay the loan in whole or in part without penalty, subject to the payment of certain LIBOR rate breakage fees.

The ACC4 Term Loan requires ongoing compliance by us with various covenants, including with respect to restrictions on liens, incurring indebtedness, making investments, effecting mergers and/or assets sales, maintenance of certain leases and the occurrence of a change of control of the Company or the Operating Partnership. In addition, the ACC4 Term Loan requires that we comply with certain financial covenants, including, without limitation, the following:

•	We must maintain the following minimum debt service coverage ratios:

•	April 1, 2009 to August 11, 2011—1.35 to 1;

•	August 11, 2011 to October 24, 2011—1.75 to 1; and

•	October 24, 2011 to October 24, 2012—2 to 1 (to the extent that we exercise the one-year extension option on the ACC4 Term Loan).

•

Consolidated total indebtedness of the Operating Partnership and its subsidiaries to gross asset value of the Operating Partnership and its subsidiaries must be less than or equal to 65% during the terms of the loans.

•	Ratio of adjusted consolidated Earnings Before Interest Taxes Depreciation and Amortization to consolidated fixed charges must be at least 1.45 to 1 during the terms of the loans.

•	Minimum consolidated tangible net worth of the Operating Partnership and its subsidiaries must be greater than or equal to approximately $575 million (plus an increase of 75% of the sum of (i) the net

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

proceeds from any future equity offerings and (ii) the value of any interests in the Operating Partnership or the Company issued upon the contribution of assets to the Company, the Operating Partnership or its subsidiaries after October 24, 2008) during the term of the loan.

The terms of the ACC4 Term Loan limit our investment in development properties to $1 billion and we are not permitted to have more than five properties in development at any time. If a development property is being developed in multiple phases, only the phase actually being constructed shall be considered a development property for this test. Once construction of a phase is substantially complete and the phase is 80% leased, it is no longer deemed a development property for purposes of this covenant.

The credit agreement that governs the ACC4 Term Loan also has customary events of default, including, but not limited to, nonpayment, breach of covenants, change of control, and payment or acceleration defaults in certain other of our indebtedness. Upon an event of default, the lenders may declare the loan due and immediately payable.

The credit agreement that governs the ACC4 Term Loan contains definitions of many of the terms used in this summary of covenants. We were in compliance with all the covenants under the loan in 2009 and expect to be in compliance in 2010.

ACC5 Term Loan

On December 2, 2009, we entered into a $150 million term loan facility (the “ACC5 Term Loan”). An interest reserve in the amount of $10.0 million was withheld from the loan proceeds and is classified as restricted cash on our consolidated balance sheet as of December 31, 2009. The ACC5 Term Loan matures on December 2, 2014 and borrowings bear interest at LIBOR plus 4.25% with a LIBOR floor of 1.5%. As of December 31, 2009, the interest rate for this loan was 5.75%. The loan is secured by our ACC5 data center, the land for future development of a data center to be known as ACC6, and an assignment of the lease agreements between us and the tenants of ACC5. The Operating Partnership has guaranteed the outstanding principal amount of the ACC5 Term Loan, plus interest and certain costs under the loan. The terms of the ACC5 Term Loan require that, within 120 days of the Closing Date, we enter into an interest rate swap or cap agreement with a notional principal amount equal to the outstanding principal amount of the loan.

The loan requires quarterly installments of principal of $1.3 million beginning on the earlier of the date on which the debt service coverage ratio is at least 1.00 to 1, or June 30, 2011, and may be prepaid in whole or in part without penalty any time after November 30, 2010, subject to the payment of certain LIBOR rate breakage fees. We may increase the total loan at any time after March 30, 2010 and on or before June 30, 2012 to not more than $250 million, subject to lender commitments, receipt of new appraisals of the ACC5 and ACC6 property, a minimum debt service coverage ratio of no less than 1.65 to 1, and a maximum loan-to-value of 50%.

The ACC5 Term Loan requires ongoing compliance with various covenants, including with respect to restrictions on liens, incurring indebtedness, making investments, effecting mergers and/or assets sales and maintenance of certain leases. In addition, the ACC5 Term Loan requires ongoing compliance with certain financial covenants, including, without limitation, the following:

•	The principal amount of the loan may not exceed 60% of the appraised value of ACC5;

•	We must maintain the following minimum debt service coverage ratios:

•	Calendar quarters ending March 31, 2011 and June 30, 2011—1.00 to 1;

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

•	Calendar quarter ending September 30, 2011 and December 31, 2011—1.15 to 1; and

•

Commencing with the calendar quarter ending March 31, 2012 and continuing for the remainder of the term—1.50 to 1; provided, however, that if the Borrower exercises its right to increase the total amount of the loan above $150 million, 1.65 to 1.

•

Consolidated total indebtedness of the Operating Partnership and its subsidiaries to gross asset value of the Operating Partnership and its subsidiaries must not exceed 65% during the term of the loan.

•	Ratio of adjusted consolidated Earnings Before Interest Taxes Depreciation and Amortization to consolidated fixed charges must not be less than 1.45 to 1 during the term of the loan.

•

Minimum consolidated tangible net worth of the Operating Partnership and its subsidiaries must not be less than approximately $575 million (plus 75% of the sum of (i) the net proceeds from any offerings after December 2, 2009 and (ii) the value of any interests in the Operating Partnership or the Company issued upon the contribution of assets to the Company, the Operating Partnership or its subsidiaries after December 2, 2009) during the term of the loan.

The terms of the ACC5 Term Loan limit our investment in development properties to $1 billion and we are not permitted to have more than five properties in development at any time. If a development property is being developed in multiple phases, only the phase actually being constructed shall be considered a development property for this test. Once construction of a phase is substantially complete and the phase is 80% leased, it is no longer deemed a development property for purposes of this covenant.

The credit agreement that governs the ACC5 Term Loan also has customary events of default, including, but not limited to, nonpayment, breach of covenants, and payment or acceleration defaults in certain other of our indebtedness. Upon an event of default, the lenders may declare the loan due and immediately payable. Also, upon a change in control, lenders that hold two-thirds of the outstanding principal amount of the loan may declare it due and payable.

The credit agreement that governs the ACC5 Term Loan contains definitions of many of the terms used in this summary of covenants. We were in compliance with all of the covenants under the loan in 2009 and expect to be in compliance in 2010.

Unsecured Notes

On December 16, 2009, the Operating Partnership completed the sale of $550 million of 8 1 /2% senior notes due 2017 (the “Unsecured Notes”). The Unsecured Notes were issued at face value. We will pay interest on the Unsecured Notes semi-annually, in arrears, on December 15 and June 15 of each year, beginning June 15, 2010. On each of December 15, 2015 and December 15, 2016, $125 million in principal amount of the Unsecured Notes will become due and payable, with the remaining $300 million due on December 15, 2017.

The Unsecured Notes are unconditionally guaranteed, jointly and severally on a senior unsecured basis by the Company and certain of the Operating Partnership’s subsidiaries, including the subsidiaries that own the ACC2, ACC3, ACC4, VA3, VA4 and CH1 data centers, the ACC5 data center and the ACC6 parcel of land and the NJ1 development property (collectively, the “Subsidiary Guarantors”), but excluding the owners of the SC1, SC2 and ACC7 parcels of land.

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

The Unsecured Notes rank (i) equally in right of payment with all of the Operating Partnership’s existing and future senior unsecured indebtedness, (ii) senior in right of payment with all of its existing and future subordinated indebtedness, (iii) effectively subordinate to any of the Operating Partnership’s existing and future secured indebtedness and (iv) effectively junior to any liabilities of any subsidiaries of the Operating Partnership that do not guarantee the Unsecured Notes. The guarantees of the Unsecured Notes by the Company and the Subsidiary Guarantors rank (i) equally in right of payment with such guarantor’s existing and future senior unsecured indebtedness, (ii) senior in right of payment with all of such guarantor’s existing and future subordinated indebtedness and (iii) effectively subordinate to any of such guarantor’s existing and future secured indebtedness.

At any time prior to December 15, 2013, the Operating Partnership may redeem the Unsecured Notes, in whole or in part, at a price equal to the sum of (i) 100% of the principal amount of the Unsecured Notes to be redeemed, plus (ii) a make-whole premium and accrued and unpaid interest. On or after December 15, 2013, the Operating Partnership may redeem the Unsecured Notes, in whole or in part, at (i) 104.250% from December 15, 2013 to December 14, 2014, (ii) 102.125% from December 15, 2014 to December 14, 2015 and (iii) 100% of the principal amount of the Unsecured Notes from December 15, 2015 and thereafter, in each case plus accrued and unpaid interest. In addition, on or prior to December 15, 2012, the Operating Partnership may redeem up to 35% of the Unsecured Notes at 108.500% of the principal amount thereof, plus accrued and unpaid interest, with the net cash proceeds of certain equity offerings consummated by the Company or the Operating Partnership.

If there is a change of control (as defined in the indenture) of the Operating Partnership or the Company, Note holders can require the Operating Partnership to purchase their Unsecured Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest. In addition, in certain circumstances the Operating Partnership may be required to use the net proceeds of asset sales to purchase a portion of the Unsecured Notes at 100% of the principal amount thereof, plus accrued and unpaid interest.

The Unsecured Notes have certain covenants limiting or prohibiting the ability of the Operating Partnership and certain of its subsidiaries from, among other things, (i) incurring secured or unsecured indebtedness, (ii) entering into sale and leaseback transactions, (iii) making certain dividend payments, distributions and investments, (iv) entering into transactions with affiliates, (v) entering into agreements limiting the ability to make certain transfers and other payments from subsidiaries or (vi) engaging in certain mergers, consolidations or transfers/sales of assets. The Unsecured Notes also require the Operating Partnership and the Subsidiary Guarantors to maintain total unencumbered assets of at least 150% of their unsecured debt on a consolidated basis. All of the covenants are subject to a number of important qualifications and exceptions.

The Unsecured Notes also have customary events of default, including, but not limited to, nonpayment, breach of covenants, and payment or acceleration defaults in certain other indebtedness of the Company or certain of its subsidiaries. Upon an event of default, the holders of the Unsecured Notes or the trustee may declare the Unsecured Notes due and immediately payable.

We also entered into a registration rights agreement under which we have agreed to use commercially reasonable efforts to file, on or before 120 days after December 16, 2009, and cause to become effective, on or before 270 days after December 16, 2009, an exchange offer registration statement that would offer to exchange the Unsecured Notes for bonds identical in terms, except that the newly-issued bonds would not be subject to transfer restrictions. Under certain circumstances, we also may be required to file a shelf registration statement to cover the resale of the Unsecured Notes. If we fail to file a registration statement or any such registration

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

statement is not declared effective within the prescribed time periods, the Operating Partnership will be required to pay additional interest to the Unsecured Note holders.

A summary of the Company’s total debt and maturity schedule as of December 31, 2009 are as follows:

Debt Maturities as of December 31, 2009

($ in thousands)

Year	Fixed Rate		Floating Rate		Total	% of Total	Rates (4)
2010	$—		$2,000	(2)	$2,000	0.2%	3.8%
2011	—		199,100	(2)(3)	199,100	22.2%	3.8%
2012	—		5,200	(3)	5,200	0.6%	5.8%
2013	—		5,200	(3)	5,200	0.6%	5.8%
2014	—		137,000	(3)	137,000	15.2%	5.8%
2015	125,000	(1)	—		125,000	13.9%	8.5%
2016	125,000	(1)	—		125,000	13.9%	8.5%
2017	300,000	(1)	—		300,000	33.4%	8.5%

Total	$550,000		$348,500		$898,500	100%	7.0%

(1)	The Unsecured Notes have mandatory amortizations of $125.0 million due in 2015, $125.0 million due in 2016 and $300.0 million due in 2017.
(2)	The ACC4 Term Loan matures on October 24, 2011 and includes an option to extend the maturity date one year to October 24, 2012 exercisable by the Company upon satisfaction of certain customary conditions. Scheduled principal amortization payments are $0.5 million per quarter.
(3)	The ACC5 Term Loan matures on December 2, 2014 with no extension option. Scheduled principal amortization payments of $1.3 million per quarter start in the third quarter of 2011 or upon economic stabilization, whichever is earlier.
(4)	Rate as of December 31, 2009.

Indebtedness Retired During 2009

Credit Facility

On August 7, 2007, we entered into a credit facility that consisted of a $200.0 million secured term loan (the “Safari Term Loan”) and a $275.0 million senior secured revolving credit facility (the “Line of Credit”) (together the “Credit Facility”), of which a principal balance of $433.4 million was outstanding as of December 31, 2008. We retired the Credit Facility and terminated the Line of Credit on December 16, 2009.

On August 15, 2007, we entered into a $200.0 million interest rate swap to manage the interest rate risk associated with a portion of the principal amount outstanding under our Credit Facility effective August 17, 2007. This swap agreement effectively fixed the interest rate on $200.0 million of the principal amount at 4.997% plus the applicable credit spread, which was 1.50%. We designated this agreement as a hedge for accounting purposes. In connection with the sale of Unsecured Notes on December 16, 2009, the Company repaid and terminated the Credit facility. In addition, the Company paid $13.7 million to terminate the swap agreement. With the termination of the Credit Facility and swap agreement, the Company determined that the forecasted transaction under this swap agreement was no longer probable as originally forecasted and therefore

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

all amounts previously recorded in accumulated other comprehensive loss were recognized in the statement of operations, resulting in $13.7 million being recorded as loss on the discontinuance of cash flow hedge.

CH1 Construction Loan

On December 20, 2007, we entered into a $148.9 million construction loan to which CH1 was pledged as collateral (the “CH1 Construction Loan”). As of December 31, 2008, amounts outstanding under this loan totaled $133.4 million. We repaid this loan on February 10, 2009.

ACC5 Construction Loan

On February 6, 2009, the Company entered into a construction loan agreement to borrow up to $25.0 million to pay for a portion of the costs to complete the construction of Phase I of ACC5. We repaid this loan on December 3, 2009.

SC1 Loan

On February 6, 2009, the Company received a $5.0 million term loan that was secured by the SC1development property. We repaid this loan on December 16, 2009.

8. Derivative Instruments

On August 15, 2007, the Company entered into a $200.0 million interest rate swap agreement to manage the interest rate risk associated with a portion of the Credit Facility effective August 17, 2007 with a maturity date of August 7, 2011. This swap agreement effectively fixed the interest rate on $200.0 million of the Credit Facility at 4.997% plus the credit spread of 1.5%. We had designated this agreement as a hedge for accounting purposes. Therefore, the effective portion of the changes in the fair value of the interest rate swap had been recorded in other comprehensive income (loss) and reclassified into interest expense as the hedged forecasted interest payments were recognized. Any ineffective portion of the hedging relationship was recorded directly to earnings. As of December 31, 2008 the cumulative reduction in fair value of the interest rate swap of $17.8 million was recognized as a liability in prepaid rents and other liabilities and deferred in accumulated other comprehensive loss in the accompanying consolidated balance sheet and no amounts were recognized in earnings as hedge ineffectiveness.

On December 16, 2009, the Company completed a $550 million debt offering and repaid and terminated the Credit Facility. In addition, the Company paid $13.7 million to terminate the swap agreement. In connection with the termination of the Credit Facility and swap agreement, the Company determined that the forecasted transaction under this swap agreement was no longer probable as originally forecasted and therefore all amounts previously recorded in accumulated other comprehensive loss were recognized in the statement of operations, resulting in $13.7 million being recorded as loss on the discontinuance of cash flow hedge.

9. Related Party Transactions

For the year ending December 31, 2009 the Company incurred $0.2 million of expense to charter an aircraft jointly owned by the Executive Chairman and the President and CEO.

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

Subsequent to the closing of the IPO, we have been paying rent for our headquarters building to an affiliate of Messrs. du Pont and Fateh. Rent expense for the years ended December 31, 2009 and 2008 was $0.4 million and $0.4 million, respectively, and for the period from October 24, 2007 to December 31, 2007 was less than $0.1 million.

Prior to the closing of the IPO on October 24, 2007:

•

DFD Technical Services LLC (DFTS) was responsible for the management of the properties. Management fees incurred with DFTS were generally based on 5% of gross receipts collected for the properties and totaled $1.4 million for the period from January 1, 2007 to October 23, 2007.

•

DuPont Fabros Development LLC (DFD) earned an asset management fee. Asset management fees, which are included in management fees in the consolidated statements of operations, incurred with DFD totaled $0.4 million for the period from January 1, 2007 to October 23, 2007.

•

DFD was reimbursed for salaries and overhead expenses related to operation management totaling $1.1 million for the period from January 1, 2007 to October 23, 2007. These fees are included in property operating costs in the accompanying consolidated statements of operations.

10. Commitments and Contingencies

Contracts related to the development of our NJ1 and ACC5 Phase II data centers were in place as of December 31, 2009. The NJ1 development contract is for $201.3 million of which $145.2 million was billed as of December 31, 2009, while the ACC5 Phase II contract is for $82.4 million of which $2.4 million was billed as of December 31, 2009. Because of the cost-plus nature of these contracts, if development was halted on these projects, the Company would incur liabilities less than what is remaining under these contracts. As of December 31, 2009, we had entered into commitments via our construction vendor to purchase $9.3 million in equipment and labor for our ACC5 Phase II development property.

Concurrent with our IPO, we entered into tax protection agreements with some of the contributors of the initial properties including our Executive Chairman and our President and CEO. Pursuant to the terms of these agreements, if we dispose of any interest in ACC2, ACC3, VA3, VA4 or CH1 that generates more than a certain allowable amount of built-in gain for the contributors, as a group, in any single year through 2016, we will indemnify the contributors for tax liabilities incurred with respect to the amount of built-in gain and tax liabilities incurred as a result of the reimbursement payment. The required indemnification will decrease ratably over the course of each year of tax protection by 10% of the estimated tax on the built-in gain, declining to zero by the end of 2016. The aggregate built-in gain on the initial properties as of December 31, 2008 was approximately $650.0 million (unaudited). Any sale by us that requires payments to any of our executive officers or directors pursuant to these agreements requires the approval of at least 75% of the disinterested members of our board of directors.

In 2007, we received three Notice of Violation from the Virginia Department of Environmental Quality (“VDEQ”) related to generators at three of our facilities. First, in March 2007, we were cited by the VDEQ compliance office about our emissions from the ACC2 diesel generators exceeding short-term emission limits. Second, on October 5, 2007, we received a notice of violation from VDEQ regarding certain diesel generators at ACC4. The notice asserts that construction and operation of the generators was commenced prior to receiving a required air permit from VDEQ for construction and operation of the generators and that the generators have been operating since June 2007 without an air permit. Third, on October 19, 2007, we received a notice of

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

violation from VDEQ regarding certain diesel generators at one of our facilities in Northern Virginia, VA4. The notice asserts that the operation of our generators has not been in conformity with our air permit and that certain equipment added to the generators to reduce emissions has not been constructed, tested, and maintained in compliance with applicable regulations.

On August 4, 2008, we entered into a consent order with the VDEQ to resolve these matters. The order provided that we pay a $0.5 million civil penalty and undertake various remedial actions to bring the facilities into compliance and reduce future emissions, including installation of pollution control equipment at certain facilities, at a cost of $1.9 million, of which $1.5 million has been incurred and the remainder was accrued at December 31, 2008. These projects were completed and paid for in 2009. The civil penalty was paid as of December 31, 2008.

At the time of our IPO, our Executive Chairman and President and Chief Executive Officer agreed to indemnify us against certain costs that we may incur as a result of the alleged violations cited in the October 5 and 19, 2007 notices from VDEQ, and set aside, as partial collateral for a portion of these obligations, certain funds accruing for the account of the former members of the entity that contributed VA4 to our Company. We, with the approval of our disinterested directors, determined that $0.4 million of the costs incurred by us in connection with the notices of violation, including a portion of our attorney’s fees, are covered by these indemnification obligations, which they paid as of December 31, 2008.

We are involved from time to time in other various legal proceedings, lawsuits, examinations by various tax authorities, and claims that have arisen in the ordinary course of business. Management believes that the resolution of such matters will not have a material adverse effect on the financial condition or results of operations.

11. Redeemable noncontrolling interests

Redeemable noncontrolling interests represent the limited partnership interests in the Operating Partnership, or OP units, held by individuals and entities other than the Company. As of December 31, 2009, the owners of redeemable noncontrolling interests in the Operating Partnership owned 24,947,830 OP units, or 37.1% of the Operating Partnership, and the Company held the remaining interests in the Operating Partnership. Holders of OP units are entitled to receive distributions in a per unit amount equal to the per share dividends made with respect to each share of the Company’s common stock, if and when the Company’s Board of Directors declares such a dividend. Holders of OP units have the right to tender their units for redemption, in an amount equal to the fair market value of the Company’s common stock. The Company may elect to redeem tendered OP units for cash or for shares of the Company’s common stock. During the year ended December 31, 2009, 6,214,441 OP units were redeemed and the Company elected to issue 6,214,441 shares of its common stock in exchange for the tendered OP units, representing approximately 20% of the 31,162,271 OP units held by redeemable noncontrolling interests at December 31, 2008. No OP units were redeemed in the year ending December 31, 2008. The redemption value of the redeemable noncontrolling interests at December 31, 2009 and 2008 was $448.8 million and $64.5 million based on the closing share price of the Company’s common stock of $17.99 and $2.07, respectively, on those dates.

During the fourth quarter of 2007, the Company issued 341,145 fully vested LTIP units at $20.80 per share to certain officers, employees and consultants and recorded compensation expense of $6.4 million. LTIP units are a special class of partnership interests in our Operating Partnership. LTIP units, whether vested or not, will receive the same quarterly per unit profit distributions as units of our Operating Partnership, which profit

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

distribution will generally equal per share distributions on our shares of common stock. Initially, LTIP units do not have full parity with Operating Partnership units with respect to liquidating distributions. Under the terms of the LTIP units, our Operating Partnership will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the time of grant until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of Operating Partnership unit holders. Upon equalization of the capital accounts of the holders of LTIP units with the holders of Operating Partnership units, the LTIP units will achieve full parity with Operating Partnership units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of Operating Partnership units at any time, and thereafter receive all the rights of Operating Partnership units. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that a recipient will realize for a given number of vested LTIP units will be less than the value of an equal number of OP units. As of December 31, 2009, parity with the Operating Partnership units had not been achieved and the LTIP units could not be converted into Operating Partnership units.

12. Stockholders’ Equity

We completed our initial public offering of our common shares (the “IPO”) on October 24, 2007. The IPO resulted in the sale of 35,075,000 common shares at a price per share of $21.00, generating gross proceeds to the Company of $736.6 million. The proceeds to the Company, net of underwriters’ discounts, commissions and financial advisory fees and other offering costs, were $676.9 million.

In connection with the IPO, we issued 377,833 shares of common stock at $21.00 per share to directors, employees and consultants in October 2007, of which 306,404 were vested as of December 31, 2007 and 71,429 vested in 2008. We recorded compensation expense of $8.6 million in 2007.

On February 26, 2009, the Company issued 607,632 shares of restricted stock to employees, which vest in equal increments on March 1, 2010, March 1, 2011 and March 1, 2012.

On May 19, 2009, the Company issued 57,886 fully vested shares to independent members of its’ Board of Directors.

During the year ended December 31, 2009, OP unitholders redeemed 6,214,441 OP units in exchange for an equal number of shares of common stock.

For the year ended December 31, 2009, the Company declared and paid the following cash dividend:

Record Date	Payment Date	Cash Dividend	Ordinary Taxable Dividend (Unaudited)	Nontaxable Return of Capital Distributions (Unaudited)
12/24/2009	12/30/2009	$0.08	$0.08	$0.00

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

For the year ended December 31, 2008, the Company declared and paid the following cash dividends:

Record Date	Payment Date	Cash Dividend	Ordinary Taxable Dividend (Unaudited)	Nontaxable Return of Capital Distributions (Unaudited)
03/28/2008	04/11/2008	$0.18750	$0.15005	$0.03745
06/27/2008	07/11/2008	0.18750	0.15005	0.03745
09/26/2008	10/10/2008	0.18750	0.15005	0.03745

		$0.56250	$0.45015	$0.11235

For the year ended December 31, 2007, the Company declared and paid the following cash dividend:

Record Date	Payment Date	Cash Dividend	Ordinary Taxable Dividend (Unaudited)	Nontaxable Return of Capital Distributions (Unaudited)
12/28/2007	1/11/2008	$0.15	$0.00	$0.15

13. Equity Compensation Plan

Concurrent with our IPO, our Board of Directors adopted the 2007 Equity Compensation Plan (“the Plan”). The Plan is administered by the Compensation Committee of the Board of Directors. The plan allows for the issuance of common stock, stock options, stock appreciation rights (“SARs”), performance unit awards and LTIP units. As of December 31, 2009, the maximum aggregate number of shares of common stock that may be issued under this Plan pursuant to the exercise of options and SARs, the grant of stock awards, or LTIP units and the settlement of performance units is equal to 4,967,795, of which 2,782,090 share equivalents had been issued leaving 2,185,705 shares available for future issuance.

Beginning January 1, 2008, and on each January 1 thereafter during the term of the Plan, the maximum aggregate number of shares of common stock that may be issued under this Plan pursuant to the exercise of options and SARs, the grant of stock awards or other-equity based awards and the settlement of performance units shall be increased by seven and one-half percent (7  1/2%)  of any additional shares of common stock or interests in the Operating Partnership issued by the Company or the Operating Partnership; provided, however, that the maximum aggregate number of shares of common stock that may be issued under this Plan shall be 11,655,525 shares.

If any award or grant under the Plan (including LTIP units) expires, is forfeited or is terminated without having been exercised or paid, then any shares of common stock covered by such lapsed, cancelled, expired or unexercised portion of such award or grant and any forfeited, lapsed, cancelled or expired LTIP units shall be available for the grant of other options, SARs, stock awards, other equity-based awards and settlement of performance units under this Plan.

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

The following table discloses the number of unvested shares of restricted stock and the weighted average fair value of these shares at the date of grant:

	Shares of Restricted Stock	Weighted Average Fair Value at Date of Grant
Unvested balance at October 24, 2007	—	N/A
Granted	71,429	$21.00
Vested	—	N/A
Forfeited	—	N/A

Unvested balance at December 31, 2007	71,429	$21.00
Granted	53,270	$18.00
Vested	(71,429)	$21.00
Forfeited	—	N/A

Unvested balance at December 31, 2008	53,270	$18.00
Granted	607,632	$5.13
Vested	(19,160)	$17.90
Forfeited	(1,365)	$5.13

Unvested balance at December 31, 2009	640,377	$5.82

During the years ended December 31, 2009 and 2008 and the period from October 24, 2007 to December 31, 2007, the Company issued 607,632, 53,270 and 71,429 shares of restricted stock, respectively, which had values of $3.1 million, $1.0 million and $1.5 million, respectively, on the grant dates. These amounts are amortized to expense over a three year vesting period. Also during the years ended December 31, 2009 and 2008, 19,160 and 71,429 shares of restricted stock, respectively, vested at values of $0.1 million and $1.3 million, respectively, on the vesting dates. During the period from October 24, 2007 to December 31, 2007, there was no vesting of restricted stock.

As of December 31, 2009 and 2008, total unearned compensation on restricted stock was $2.7 million and $0.8 million, respectively, and the weighted average vesting period was 1.1 years and 1.3 years, respectively.

Stock Options

Stock option awards are granted with an exercise price equal to the closing market price of the Company’s common stock at the date of grant. A third of the outstanding stock options currently under the Plan will vest and be exercisable on each March 1, 2010, 2011 and 2012. All shares to be issued upon option exercises will be newly issued shares and the options have 10-year contractual terms.

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

No stock options were issued in the period from October 24, 2007 to December 31, 2007 and the year ending December 31, 2008. A summary of our stock option activity under the Plan for the year ended December 31, 2009 is presented in the table below.

	Number of Shares Subject to Option	Exercise Price
Under option, December 31, 2008	—	N/A
Granted	1,274,696	$5.06
Forfeited	—	N/A
Exercised	—	N/A

Under option, December 31, 2009	1,274,696	$5.06

The following table sets forth the number of shares subject to option that are unvested as of December 31, 2009 and 2008 and the weighted average fair value of these options at the grant date.

	Number of Shares Subject to Option	Weighted Average Fair Value at Date of Grant
Unvested balance at December 31, 2008	—	N/A
Granted	1,274,696	$1.48
Forfeited	—	N/A
Vested	—	N/A

Unvested balance at December 31, 2009	1,274,696	$1.48

The fair value of each option award is estimated on the date of grant using a Black-Scholes option valuation model. As the Company has been a publicly traded company only since October 24, 2007, expected volatilities used in the Black-Scholes model are based on the historical volatility of a group of comparable REITs. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The following table summarizes the assumptions used to value the stock options granted during the year ended December 31, 2009.

Assumption
Number of options granted	1,274,696
Exercise price	$5.06
Expected term (in years)	6
Expected volatility	41%
Expected annual dividend	3.75%
Risk-free rate	2.76%

The total fair value of options granted during the year ended December 31, 2009 was $1.9 million. The intrinsic value of options as of December 31, 2009 is $16.5 million. As of December 31, 2009, total unearned compensation on options was $1.4 million, the weighted average vesting period was 1.2 years, and the weighted average remaining contractual term was 9.2 years.

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

14. Earnings Per Share

The following table sets forth the reconciliation of basic and diluted average shares outstanding used in the computation of income (loss) per share of common stock (in thousands):

	Year ended December 31,		October 24, 2007 (IPO) to December 31, 2007
	2009	2008
Numerator:
Net income (loss) attributable to controlling interests	$1,753	$19,082	$(99,306)
Adjustments to redeemable noncontrolling interests	12	—	93

Numerator for basic earnings (loss) per share	1,765	19,082	(99,213)
Adjustments to redeemable noncontrolling interests	—	—	—

Numerator for diluted earnings (loss) per share	$1,765	$19,082	$(99,213)

	Year ended December 31,		October 24, 2007 (IPO) to December 31, 2007
	2009	2008
Denominator:
Weighted average shares	40,492	35,477	35,453
Unvested restricted stock	(554)	(48)	(71)

Denominator for basic earnings (loss) per share	39,938	35,429	35,382
Effect of dilutive securities	698	—	—

Denominator for diluted earnings (loss) per share—adjusted weighted average	40,636	35,429	35,382

For the years ending December 31, 2009 and 2008, 341,145 LTIP units have been excluded from the calculation of diluted earnings per share as their effect would have been antidilutive. For the period from October 24, 2007 to December 31, 2007, 412,574 shares of unvested and restricted common stock and LTIP units have been excluded from the calculation of diluted earnings per share as their effect would have been antidilutive.

15. Employee Benefit Plan

Upon completion of the IPO, we established a tax qualified retirement plan (“401(k) Plan”) that provides employees with an opportunity to save for retirement on a tax advantaged basis. Employees participate in the 401(k) Plan on their first day of employment and are able to defer compensation up to the limits established by the Internal Revenue Service. We match 50% of the employees’ contributions up to a maximum match contribution of 4% of the employee’s salary. Our contributions vest immediately. During the years ended December 31, 2009 and 2008 and the period from October 24, 2007 to December 31, 2007, we contributed $0.3 million, $0.2 million and less than $0.1 million, respectively, to the 401(k) Plan.

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

16. Fair Value of Financial Instruments

Assets and Liabilities Measured at Fair Value

There are no assets and liabilities measured at fair value as of December 31, 2009.

The table below presents the Company’s liabilities measured at fair value on a recurring basis as of December 31, 2008, aggregated by the level in the fair value hierarchy within which those measurements fall. These liabilities are recorded in prepaid rents and other liabilities in the consolidated balance sheet.

(in thousands)

	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at December 31, 2008
Liabilities
Derivative financial instruments	$—	$17,767	$—	$17,767

The following methods and assumptions were used in estimating the fair value amounts and disclosures for financial instruments as of December 31, 2009 and 2008:

•

Cash and cash equivalents: The carrying amount of cash and cash equivalents reported in the consolidated balance sheet approximates fair value because of the short maturity of these instruments (i.e., less than 90 days).

•	Marketable securities held to maturity: See Note 2.

•	Restricted cash: The carrying amount of restricted cash reported in the consolidated balance sheets approximates fair value because of the short maturities of these instruments.

•

Rents and other receivables, accounts payable and accrued liabilities, and prepaid rents: The carrying amount of these assets and liabilities reported in the balance sheet approximates fair value because of the short-term nature of these amounts.

•

Debt: As of December 31, 2009, the combined balance of our Unsecured Notes and mortgage notes payable was $898.5 million with a fair value of $904.7 million based on Level 1 and Level 3 data. The Level 1 data is for the Unsecured Notes and consisted of a quote from the market maker in the Unsecured Notes. The Level 3 data is for the mortgage notes payable and is based on discounted cash flows using interest rates from the ACC5 Term Loan that we obtained in December 2009.

As of December 31, 2008, the combined balance of our Line of Credit and mortgage notes payable was $666.8 million with a fair value of $669.8 million. This was calculated using Level 3 data, which is based on discounted cash flows using interest rates from the ACC4 Term Loan that we obtained in October 2008.

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

17. Quarterly Financial Information (unaudited)

The table below reflects the selected quarterly information for the years ended December 31, 2009 and 2008 (in thousands except share data):

	Three months ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
Total revenue	$52,676	$51,920	$48,867	$46,819
Net (loss) income (1)	(11,435)	5,524	5,540	3,257
Net (loss) income attributable to controlling interests	(6,815)	3,387	3,295	1,886
Net (loss) income attributable to controlling interests per common share—basic (2)	(0.16)	0.08	0.08	0.05
Net (loss) income attributable to controlling interests per common share—diluted (2)	(0.16)	0.08	0.08	0.05
Weighted average shares of common stock outstanding—basic	41,514,002	41,041,140	40,035,504	37,101,648
Weighted average shares of common stock outstanding—diluted	41,514,002	41,992,512	40,617,869	37,101,648

	Three months ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
Total revenue	$47,530	$42,918	$42,068	$41,148
Net income	6,596	7,881	11,163	10,520
Net income attributable to controlling interests	3,453	4,149	5,914	5,566
Net income attributable to controlling interests per common share—basic (2)	0.10	0.12	0.17	0.16
Net income attributable to controlling interests per common share—diluted (2)	0.10	0.12	0.17	0.16
Weighted average shares of common stock outstanding—basic	35,441,987	35,436,020	35,418,119	35,417,727
Weighted average shares of common stock outstanding—diluted	35,441,987	35,455,303	35,439,836	35,418,600

(1)	Quarter ended December 31, 2009 includes a $13.7 million loss on discontinuance of cash flow hedge.
(2)	Amounts may not equal full year results due to rounding.

18. Subsequent Events

OP Unit Redemption

From January 1, 2010 through February 26, 2010, holders of 50,000 OP units elected to redeem these units. The Company had the option to pay the OP unitholders with cash or issue shares of its common stock. The Company elected to issue an equal number of shares of its common stock.

DUPONT FABROS TECHNOLOGY, INC. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

Stock Compensation Plan (unaudited)

On February 25, 2010, the compensation committee of the Company’s board of directors granted incentive compensation awards to employees of the Company consisting of 218,245 shares of restricted stock and options to purchase 290,560 shares of its common stock, in the aggregate. One-third of these vest on each of March 1, 2011, 2012 and 2013, so long as the recipients remain employed with the Company. The options have a life of 10 years.

DUPONT FABROS TECHNOLOGY, INC.

SCHEDULE III

CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION

DECEMBER 31, 2009

	Encum- brances	Initial Cost		Cost Capitalized Subsequent to Acquisition		Gross Carry Amount at December 31, 2009			Accumulated Depreciation at December 31, 2009	Year Built/ Renovated	Year Acquired
		Land	Buildings & Improvements	Land	Buildings & Improvements	Land	Buildings & Improvements	Total
Operating Properties (1)
ACC2	$—	$2,500	$157,100	$—	$1,470	$2,500	$158,570	$161,070	$(16,165)	2005	2001
ACC3	—	1,071	—	—	94,037	1,071	94,037	95,108	(12,411)	2006	2001
ACC4	198,500	6,600	506,081	—	28,720	6,600	534,801	541,401	(41,655)	2007	2006
ACC5 Phase I	150,000	3,223	43	—	153,836	3,223	153,879	157,102	(1,801)	2009	2007
VA3	—	10,000	172,881	—	854	10,000	173,735	183,735	(20,299)	2003-2004	2003
VA4	—	6,800	140,575	—	1,167	6,800	141,742	148,542	(14,315)	2005	2005
CH1 Phase I	—	12,646	70,190	1,161	111,644	13,807	181,834	195,641	(8,579)	2007-2008	2007

Subtotal	348,500	42,840	1,046,870	1,161	391,728	44,001	1,438,598	1,482,599	(115,225)

Development Properties
CH1 Phase II (1)	—	—	3,753	—	13,801	—	17,554	17,554	—	2007-2009	2007
ACC5 Phase II and ACC6 (1)	—	8,735	—	—	62,049	8,735	62,049	70,784	—	2007-2009	2007
NJ1 (1)	—	9,293	—	—	153,004	9,293	153,004	162,297	—	2007-2009	2007
SC1	—	740	—	—	74,144	740	74,144	74,884	—	2007-2009	2007
ACC7	—	4,180	—	472	—	4,651	—	4,651	—	2007-2009	2007

Subtotal	—	22,948	3,753	472	302,998	23,419	306,751	330,170	—

Grand Total	$348,500	$65,788	$1,050,623	$1,633	$694,726	$67,420	$1,745,349	$1,812,769	$(115,225)

(1)	The subsidiaries that own these data centers are guarantors of the Company’s $550.0 million 8.5% Unsecured Notes.

DUPONT FABROS TECHNOLOGY, INC.

SCHEDULE III

CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION

DECEMBER 31, 2009

The following is a reconciliation of real estate assets and accumulated depreciation for the years ended December 31, 2009, 2008 and 2007:

	2009	2008	2007
	(in thousands)
Real estate assets
Balance, beginning of period	$1,764,728	$1,374,117	$94,471
Additions—property acquisitions	—	—	1,168,262
—improvements	48,041	390,611	111,384

Balance, end of period	$1,812,769	$1,764,728	$1,374,117

Accumulated depreciation
Balance, beginning of period	$63,669	$17,672	$2,442
Additions—depreciation	51,556	45,997	15,230

Balance, end of period	$115,225	$63,669	$17,672

Report of Independent Registered Public Accounting Firm

The Partners of DuPont Fabros Technology, L.P.

We have audited the accompanying consolidated balance sheets of DuPont Fabros Technology, L.P. (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, partners’ capital and members’ deficit, and cash flows for the years ended December 31, 2009 and 2008 (representing the Company), for the period from January 1, 2007 through October 23, 2007 (representing Safari Ventures LLC (the “Predecessor”)), and for the period from October 24, 2007 through December 31, 2007 (representing the Company). Our audits also included the financial statement schedule listed in the Index to Consolidated Financial Statements and Schedules. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of DuPont Fabros Technology, L.P. at December 31, 2009 and 2008, and the consolidated results of its operations and its cash flows for the years ended December 31, 2009 and 2008 (representing the Company), for the period from January 1, 2007 through October 23, 2007 (representing the Predecessor), and for the period from October 24, 2007 through December 31, 2007 (representing the Company), in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth herein.

/s/ Ernst & Young LLP

McLean, Virginia

March 12, 2010

DUPONT FABROS TECHNOLOGY, L.P.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2009	December 31, 2008
ASSETS
Income producing property:
Land	$44,001	$39,617
Buildings and improvements	1,438,598	1,277,230

	1,482,599	1,316,847
Less: accumulated depreciation	(115,225)	(63,669)

Net income producing property	1,367,374	1,253,178
Construction in progress and land held for development	330,170	447,881

Net real estate	1,697,544	1,701,059
Cash and cash equivalents	33,588	53,512
Marketable securities held to maturity	138,978	—
Restricted cash	10,222	134
Rents and other receivables	2,550	1,078
Deferred rent	57,364	39,052
Lease contracts above market value, net	16,349	19,213
Deferred costs, net	52,208	42,917
Prepaid expenses and other assets	9,551	7,798

Total assets	$2,018,354	$1,864,763

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities:
Mortgage notes payable	$348,500	$433,395
Unsecured notes payable	550,000	—
Line of credit	—	233,424
Accounts payable and accrued liabilities	19,811	13,257
Construction costs payable	6,229	82,241
Lease contracts below market value, net	28,689	38,434
Prepaid rents and other liabilities	15,564	27,075

Total liabilities	968,793	827,826
Redeemable partnership units	448,811	484,768
Commitments and contingencies	—	—
Partners’ capital:
General partner’s capital	9,391	10,238
Limited partners’ capital	591,359	538,417

Total DuPont Fabros Technology, L.P. capital	600,750	548,655
Noncontrolling interests in consolidated subsidiaries	—	3,514

Total partners’ capital	600,750	552,169

Total liabilities & partners’ capital	$2,018,354	$1,864,763

See accompanying notes

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per unit data)

	The Company			The Predecessor
	Year ended December 31,		For the period from October 24, 2007 (IPO) through December 31, 2007	For the period from January 1, 2007 through October 23, 2007
	2009	2008
Revenues:
Base rent	$116,829	$104,032	$16,295	$23,458
Recoveries from tenants	69,014	58,802	8,961	11,823
Other revenues	14,439	10,830	615	122

Total revenues	200,282	173,664	25,871	35,403
Expenses:
Property operating costs	62,911	50,918	7,516	10,317
Real estate taxes and insurance	5,291	3,986	539	669
Management fees	—	—	—	1,772
Depreciation and amortization	56,701	50,703	8,896	8,419
General and administrative	13,358	10,568	17,013	250
Acquisition of service agreements	—	—	176,526	—
Other expenses	11,485	9,003	530	—

Total expenses	149,746	125,178	211,020	21,427

Operating income (loss)	50,536	48,486	(185,149)	13,976
Interest income	381	308	132	280
Interest:
Expense incurred	(25,462)	(10,852)	(1,301)	(13,480)
Amortization of deferred financing costs	(8,854)	(1,782)	(230)	(2,395)
Loss on discontinuance of cash flow hedge	(13,715)	—	—	—

Net (loss) income	2,886	36,160	(186,548)	(1,619)
Net loss (income) attributable to non-controlling interests	32	(214)	(56)	—

Net (loss) income attributable to controlling interests	$2,918	$35,946	$(186,604)	$(1,619)

Earnings per unit—basic:
Net income (loss) per unit	$0.04	$0.54	$(2.80)	N/A

Weighted average units outstanding	66,652,771	66,590,792	66,544,675

Earnings per unit—diluted:
Net income (loss) per unit	$0.04	$0.54	$(2.80)	N/A

Weighted average units outstanding	67,350,581	66,590,792	66,616,104

Distributions per unit	$0.08	$0.5625	$0.15	N/A

See accompanying notes

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL AND MEMBERS’ DEFICIT

(in thousands, except unit data)

	Total Units	General Partner’s Capital	Limited Partners’ Capital	Non-controlling Interests	Comprehensive Income	Accumulated Other Comprehensive Loss	Members’ Equity (Deficit)	Total
THE PREDECESSOR
Balance at December 31, 2006	—	$—	$—	$—		$—	$(7,005)	$(7,005)
Comprehensive loss attributable to controlling interests:
Net loss attributable to controlling interests					$(1,619)		(1,619)	(1,619)
Other comprehensive loss attributable to controlling interests—change in fair value of interest rate swap					(3,937)	(3,937)		(3,937)

Comprehensive loss attributable to controlling interests					$(5,556)

Distributions							(23,552)	(23,552)
Step-up in basis from Safari acquisitions							263,189	263,189

Balance at October 23, 2007	—	—	—	—		(3,937)	231,013	227,076
THE COMPANY
Comprehensive loss attributable to controlling interests:
Net loss attributable to controlling interests		(3,486)	(183,118)		$(186,604)			(186,604)
Other comprehensive loss attributable to controlling interests—change in fair value of interest rate swap		(73)	(3,860)		(3,933)			(3,933)

Comprehensive loss attributable to controlling interests					$(190,537)

Net income attributable to non-controlling interests				56				56
Reclassify members’ equity to partners’ equity		4,200	220,605	2,271		3,937	(231,013)	—
Redemption of members’ interests		(398)	(20,880)					(21,278)
Distributions		(99)	(5,219)					(5,318)
Initial capitalization	1,000	—	—					—
Issuance of OP units—IPO	35,075,000	13,761	722,814					736,575
Offering costs		(1,113)	(58,459)					(59,572)
Issuance of OP units—employees	377,833	134	7,028					7,162
Amortization of deferred compensation costs			728					728
Adjustment to redeemable partnership units		(4,856)	(255,760)	2,618				(257,998)

Balance at December 31, 2007	35,453,833	8,070	423,879	4,945		—	—	436,894
Comprehensive income attributable to controlling interests:
Net income attributable to controlling interests		671	35,275		$35,946			35,946
Other comprehensive income attributable to controlling interests—change in fair value of interest rate swap		(185)	(9,712)		(9,897)			(9,897)

Comprehensive income attributable to controlling interests					$26,049

Net income attributable to non-controlling interests				214				214
Distributions		(372)	(19,582)					(19,954)
Offering costs		(2)	(85)					(87)
Issuance of OP units	53,270	—						—
Retirement of OP units	(11,846)	—	(200)					(200)
Amortization of deferred compensation costs			963					963
Adjustment to redeemable partnership units		2,056	107,879	(1,645)				108,290

Balance at December 31, 2008	35,495,257	10,238	538,417	3,514		—	—	552,169

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL AND MEMBERS’ DEFICIT—(Continued)

(in thousands, except unit data)

	Total Units	General Partner’s Capital	Limited Partners’ Capital	Non-controlling Interests	Comprehensive Income	Accumulated Other Comprehensive Loss	Members’ Equity (Deficit)	Total
Comprehensive income attributable to controlling interests:
Net income attributable to controlling interests		46	2,872		$2,918			2,918
Other comprehensive income attributable to controlling interests—change in fair value of interest rate swap		278	17,489		17,767			17,767

Comprehensive income attributable to controlling interests					$20,685

Net loss attributable to non-controlling interests				(32)				(32)
Distributions		(53)	(3,337)					(3,390)
Issuance of OP units to REIT when redeemable partnership units redeemed	6,214,441	—	96,700					96,700
Issuance of OP units	666,218	—	80					80
Retirement of OP units	(2,576)	—	(11)					(11)
Amortization of deferred compensation costs		—	2,006					2,006
Issuance of OP units—acquisition of Safari	268,668	54	3,428	(3,482)				—
Redemption of OP units—Safari	(268,668)	(73)	(4,618)					(4,691)
Adjustment to redeemable partnership units		(1,099)	(61,667)					(62,766)

Balance at December 31, 2009	42,373,340	$9,391	$591,359	$—		$—	$—	$600,750

See accompanying notes

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	The Company			The Predecessor
	Year ended December 31,		For the period from October 24, 2007 (IPO) through December 31, 2007	For the period from January 1, 2007 through October 23, 2007
	2009	2008
Cash flow from operating activities
Net income (loss)	$2,886	$36,160	$(186,548)	$(1,619)
Adjustments to reconcile net income (loss) to net cash provided by (used by) operating activities
Depreciation and amortization	56,701	50,703	8,896	8,419
Straight line rent	(18,312)	(26,441)	(4,491)	(3,934)
Loss on discontinuance of cash flow hedge	13,715	—	—	—
Amortization of deferred financing costs	4,982	1,782	230	1,067
Write-off of deferred financing costs	3,872	—	—	1,353
Amortization of lease contracts above and below market value	(6,881)	(6,978)	(1,307)	(1,294)
Compensation paid with common partnership units	1,944	963	15,026	—
Acquisition of service agreements	—	—	176,526	—
Changes in operating assets and liabilities
Restricted cash	(88)	(15)	—	—
Rents and other receivables	(1,472)	226	2,296	(251)
Deferred costs	(2,866)	(790)	(20)	—
Prepaid expenses and other assets	(1,374)	(2,809)	1,276	(242)
Accounts payable and accrued liabilities	6,554	1,864	(23,399)	(1,865)
Prepaid rents and other liabilities	6,237	4,611	3,455	(5,851)

Net cash provided by (used in) operating activities	65,898	59,276	(8,060)	(4,217)

Cash flow from investing activities
Acquisition of real estate and service agreements, net of cash acquired	—	—	(378,606)	(222,341)
Investments in real estate—development	(113,918)	(317,299)	(75,259)	(70,188)
Purchases of marketable securities held to maturity	(138,978)	—	—	—
Interest capitalized for real estate under development	(5,691)	(13,150)	(2,567)	(970)
Improvements to real estate	(3,384)	(3,701)	(209)	(1,117)
Additions to non-real estate property	(404)	(642)	—	—

Net cash used in investing activities	(262,375)	(334,792)	(456,641)	(294,616)

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS—(Continued)

(in thousands)

	The Company			The Predecessor
	Year ended December 31,		For the period from October 24, 2007 (IPO) through December 31, 2007	For the period from January 1, 2007 through October 23, 2007
	2009	2008
Cash flow from financing activities
Issuance of common units, net of offering costs	—	—	677,003	—
Line of credit:
Proceeds	—	233,700	57,000	275,000
Repayments	(233,424)	(276)	(332,000)	—
Unsecured notes:
Proceeds	550,000	—	—	—
Mortgage notes payable:
Proceeds	331,726	136,676	97,629	214,118
Lump sum payoffs	(365,121)	—	(27,127)	(125,205)
Repayments	(51,500)	—	—	—
Escrowed proceeds	(10,000)	—	—	—
Offering costs	—	(87)	—	—
Payments of financing costs	(21,310)	(4,776)	(2,322)	(8,308)
Payment for termination of cash flow hedge	(13,715)	—	—	—
Related party payments	—	—	(615)	(31,438)
Distributions	(10,103)	(47,719)	—	(23,552)

Net cash provided by financing activities	176,553	317,518	469,568	300,615

Net (decrease) increase in cash and cash equivalents	(19,924)	42,002	4,867	1,782
Cash and cash equivalents, beginning	53,512	11,510	6,643	4,861

Cash and cash equivalents, ending	$33,588	$53,512	$11,510	$6,643

Supplemental information:
Cash paid for interest, net of amounts capitalized	$23,732	$10,195	$758	$14,084

Deferred financing costs capitalized for real estate under development	$1,330	$2,298	$275	$57

Construction costs payable capitalized to real estate	$6,229	$54,171	$30,133	$3,542

Issuance of OP units to REIT	$96,700	$—	$—	N/A

Adjustments to redeemable partnership units	$58,105	$(124,361)	$124,361	N/A

See accompanying notes

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

1. Description of Business

DuPont Fabros Technology, L.P. (the “Company”, “we”, “us” or “DFT”) was formed on March 2, 2007 and is headquartered in Washington, D.C. We are a fully integrated, self-administered and self-managed company that owns, acquires, develops and operates wholesale data centers. Our parent company, DuPont Fabros Technology, Inc. (the “Parent” or “REIT”), completed its initial public offering of common stock (the “IPO”) on October 24, 2007. The Parent elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes commencing with our taxable year ended December 31, 2007. As of December 31, 2009, the Parent owns 62.9% of our partnership units (“OP Units”), of which 1.6% is held as general partnership units. The Parent is the sole general partner. As of December 31, 2009, we hold a fee simple interest in the following properties:

•	seven operating data centers—referred to as ACC2, ACC3, ACC4, ACC5 Phase I, VA3, VA4 and CH1 Phase I;

•	data center projects under current development—referred to as NJ1 Phase I and ACC5 Phase II;

•	data center projects under future development—referred to as CH1 Phase II, NJ1 Phase II and SC1 Phases I and II; and

•	land that may be used to develop additional data centers—referred to as ACC6, ACC7 and SC2.

In late 2008, we temporarily suspended development of NJ1 and SC1 to conserve our liquidity. In December 2009 we resumed construction of NJ1. For more information regarding these properties, see Note 4 of the consolidated financial statements.

The IPO in 2007 resulted in the sale of 35,075,000 shares of our Parent’s common stock at a price per share of $21.00, generating gross proceeds to the Parent of $736.6 million. The proceeds to the Parent, net of underwriters’ discounts, commissions, financial advisory fees and other offering costs, were $676.9 million. The Parent contributed the proceeds of their IPO to us in exchange for a number OP Units equal to the number of common shares sold in the IPO.

Prior to August 7, 2007, each of our initial properties, or data centers, was directly owned by a single-property entity. To facilitate the closing of a Credit Facility (defined herein) on August 7, 2007 and in contemplation of the IPO, we combined the membership interests in the entities that hold interests in VA3, VA4, ACC2, ACC3 and CH1 into one holding company, Safari Ventures LLC (“Safari”), in order for those membership interests and certain of those properties to serve as collateral for the Credit Facility. Following the closing of the Credit Facility, each of the former members of the property-holding entities held a direct or indirect equity interest in Safari. Safari made borrowings under the Credit Facility to purchase land in Ashburn, Virginia that is being used to develop ACC5 and held for use in the development of ACC6. For accounting purposes, Quill Ventures LLC, the entity that owns ACC3, was determined to be the accounting acquirer (the “Predecessor”) in accordance with the authoritative guidance issued by the Financial Accounting Standards Board (“FASB”), in the Safari transaction, and ACC2, VA3, VA4 and CH1 were determined to be the “Acquired Properties”. The financial position and results of operations of the Predecessor are presented on a historical cost basis and the contribution of the interests of ACC2, VA3, VA4 and CH1 has been recorded at their estimated fair value. Subsequent to August 6, 2007, Safari is the accounting predecessor of the Company, resulting in the recording of the financial position and results of operations of Safari at historical cost basis at the IPO. The Company owned 99% of Safari with the remaining 1% being held by the Parent, which is reflected as non-controlling interests in the accompanying consolidated financial statements through December 30, 2009. Safari was merged into the Company on December 30, 2009, with the Company being the surviving entity. The merger resulted in the termination of Safari.

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

Upon completion of the IPO, the Company entered into various formation transactions. The formation transactions included the issuance of 23,045,366 OP Units and cash payments of $372.5 million (which included $274.0 million of cash used to retire the debt and fund other obligations related to ACC4) for total consideration of $856.5 million for the acquisition of the equity interests in Safari, the entity that owns ACC4 (a data center that was fully completed on October 30, 2007), land that is being held for use in the future development of data centers we refer to as NJ1 and ACC7 and a contract to acquire the land that will be used to develop SC1 and SC2. The contribution of the interests of ACC4 and the two undeveloped parcels of land were recorded at their estimated fair value. The Company also issued 8,116,906 OP units and made a cash payment of $6.1 million for total consideration of $176.5 million for the acquisition of the management, development, leasing, asset management and technical services agreements for these properties.

2. Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared by management in accordance with U.S. generally accepted accounting principles, or GAAP. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

We have one reportable segment consisting of investments in data centers located in the United States.

These consolidated financial statements include the financial position and results of operations of our Predecessor through August 6, 2007 and reflect its acquisition of the Acquired Properties (effective August 7, 2007) and the acquisition of ACC4 and land held for the development of ACC7 and NJ1 (effective October 24, 2007) at their estimated fair values. Accordingly, the results of operations for 2007 include the results of operations of the Predecessor for all months in the reporting periods and the results of operations of the Acquired Properties from their date of acquisition, August 7, 2007 and ACC4, ACC7 and NJ1 from their date of acquisition, October 24, 2007. The financial statements up through October 23, 2007 also do not reflect the Company’s acquisition of property management and other services agreements and thus, the internalization of these services.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income-Producing Property

The Predecessor’s data center, ACC3, is recorded at cost, including the external direct costs of the acquisition. The Acquired Properties’ data centers (ACC2, VA3, VA4 and CH1) were recorded at their estimated fair value on the date of acquisition, August 7, 2007. ACC4, ACC7, NJ1 and SC1 were recorded at their estimated fair value on the date of acquisition, October 24, 2007.

We allocated the purchase price of the Acquired Properties, ACC4, ACC7, and NJ1, to the related physical assets and any in-place leases based on their relative fair values in accordance with the authoritative guidance

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

issued by the FASB. The fair values of acquired buildings are determined on an “as-if-vacant” basis considering a variety of factors, including the physical condition and quality of the buildings, estimated rental and absorption rates, estimated future cash flows, and valuation assumptions consistent with current market conditions. The “as-if-vacant” fair value is allocated to land, building, improvements, and any personal property based on replacement cost estimates and other relevant information.

The fair value of in-place leases consists of the following components as applicable—(1) the estimated cost to replace the leases, including foregone rents during the period of finding a new tenant, foregone recovery of tenant pass-through, tenant improvements, and other direct costs associated with obtaining a new tenant (referred to as Tenant Origination Costs); (2) the estimated leasing commissions associated with obtaining a new tenant (referred to as Leasing Commissions); and (3) the above/below market cash flow of the leases, determined by comparing the projected cash flows of the leases in place to projected cash flows of comparable market-rate leases (referred to as Lease Intangibles). Tenant Origination Costs are included in buildings and improvements on the Company’s consolidated balance sheet and are amortized as depreciation expense on a straight-line basis over the average remaining life of the underlying leases. Leasing Commissions are classified as deferred costs and are amortized as amortization expense on a straight-line basis over the remaining life of the underlying leases. Lease Intangible assets and liabilities are classified as lease contracts above and below market value, respectively, and amortized on a straight-line basis as decreases and increases, respectively, to rental revenue over the remaining term of the underlying leases. Should a tenant terminate its lease, the unamortized portions of the Tenant Origination Cost, Leasing Commissions, and Lease Intangibles associated with that lease are written off to depreciation expense, amortization expense, or rental revenue, respectively.

All capital improvements for the income-producing properties that extend their useful life are capitalized to individual building components, including interest and real estate taxes incurred during the period of development, and depreciated over their estimated useful lives. Interest is capitalized during the period of development based upon applying the property’s weighted-average borrowing rate to the actual development costs expended up to specific borrowings and then applying the weighted-average borrowing rate of the Company to the residual actual development costs expended during the construction period. Interest is capitalized until the property has reached substantial completion and is ready for its intended use. Interest costs capitalized totaled $7.0 million and $15.4 million for the years ended December 31, 2009 and 2008, respectively, $2.9 million for the period from October 24, 2007 to December 31, 2007 and $1.0 million for the period from January 1, 2007 to October 23, 2007. In addition, the Company ceases interest capitalization after a wind down period when a development is temporarily suspended.

In accordance with the authoritative guidance issued by the FASB, the Company capitalizes pre-development costs, including internal costs, incurred in pursuit of new development opportunities for which the Company currently believes future development is probable. Future development is dependent upon various factors, including zoning and regulatory approval, rental market conditions, construction costs and availability of capital. Pre-development costs incurred for which future development is not yet considered probable are expensed as incurred. In addition, if the status of such a pre-development opportunity changes, making future development by the Company no longer probable, any capitalized pre-development costs are written-off with a charge to expense. Furthermore, the revenue from incidental operations received from the current improvements in excess of any incremental costs are being recorded as a reduction of total capitalized costs of the development project and not as a part of net income. The capitalization of costs during the development of assets (including interest and related loan fees, property taxes and other direct and indirect costs) begins when development efforts commence and ends when the asset, or a portion of the asset, is delivered and ready for its intended use.

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

Depreciation on buildings is generally provided on a straight-line basis over 40 years from the date the buildings were placed in service. Building components are depreciated over the life of the respective improvement ranging from 20 to 40 years from the date the components were placed in service. Personal property is depreciated over three to seven years. Depreciation expense was $52.0 million and $46.0 million for the years ended December 31, 2009 and 2008, respectively, $8.1 million for the period from October 24, 2007 to December 31, 2007 and $7.2 million for the period from January 1, 2007 to October 23, 2007. Included in these amounts is amortization expense related to tenant origination costs, which was $4.8 million for each of the years ended December 31, 2009 and 2008, $0.9 million for the period from October 24, 2007 to December 31, 2007 and $0.7 million for the period from January 1, 2007 to October 23, 2007. Repairs and maintenance costs are expensed as incurred.

We record impairment losses on long-lived assets used in operations or in development when events or changes in circumstances indicate that the assets might be impaired, and the estimated undiscounted cash flows to be generated by those assets are less than the carrying amounts. If circumstances indicating impairment of a property are present, we would determine the fair value of that property, and an impairment loss would be recognized in an amount equal to the excess of the carrying amount of the impaired asset over its fair value. Management assesses the recoverability of the carrying value of its assets on a property-by-property basis. No impairment losses were recorded during three years ended December 31, 2009.

In accordance with the authoritative guidance issued by the FASB on the impairment or disposal of long-lived assets, we classify a data center property as held-for-sale when it meets the necessary criteria, which include when we commit to and actively embark on a plan to sell the asset, the sale is expected to be completed within one year under terms usual and customary for such sales, and actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. Data center properties held-for-sale are carried at the lower of cost or fair value less costs to sell. As of December 31, 2009, there were no data center properties classified as held-for-sale and discontinued operations.

Cash and Cash Equivalents

We consider all demand deposits and money market accounts purchased with a maturity date of three months or less, at the date of purchase to be cash equivalents. Our account balances at one or more institutions periodically exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. We have not experienced any losses and believe that the risk is not significant.

Marketable Securities

Debt securities that the Company intends to hold until maturity are classified as held to maturity. Unrealized gains and losses are not recognized in the accompanying consolidated balance sheets and statements of operations. If any of the securities were deemed to be permanently impaired, we would record the loss in earnings. The following table presents our marketable securities as of December 31, 2009 (dollars in thousands):

Type of Security	Aggregate Fair Value	Gross Unrecognized Holding Gains	Gross Unrecognized Holding Losses	Net Carrying Amount (at cost)	Contractual Maturities
U.S. Agency Notes	$103,969	$—	$18	$103,987	April-June 2010
Corporate Commercial Paper	34,980	—	11	34,991	March 2010

Total	$138,949	$—	$29	$138,978

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

Deferred Costs

Deferred costs, net on the Company’s consolidated balance sheets include both financing costs and leasing costs.

Financing costs, which represent fees and other costs incurred in obtaining debt, are amortized on a straight-line basis, which approximates the effective-interest method, over the term of the loan and are included in interest expense. On August 7, 2007, we paid off the ACC3 mortgage loan with borrowings under the Credit Facility. This resulted in the write-off of the remaining unamortized deferred financing costs related to the ACC3 mortgage loan in the amount of $1.4 million. In 2009, we paid off the CH1 Construction Loan, the Credit Facility, the ACC5 construction loan and the SC1 Term Loan resulting in the write-off of $3.9 million of unamortized deferred financing costs. Amortization of the deferred financing costs included in interest expense totaled $5.0 million and $1.8 million for the years ended December 31, 2009 and 2008, respectively, $0.2 million for the period from October 24, 2007 to December 31, 2007 and $1.0 million for the period from January 1, 2007 to October 23, 2007. Balances, net of accumulated amortization, at December 31, 2009 and 2008 are as follows (in thousands):

	December 31,
	2009	2008
Financing costs	$24,250	$15,207
Accumulated amortization	(2,827)	(4,910)

Financing costs, net	$21,423	$10,297

Leasing costs, which are comprised of external fees and costs incurred in the successful negotiations of leases, internal costs expended in the successful negotiations of leases and the estimated leasing commissions resulting from the allocation of the purchase price of the Acquired Properties and ACC4, are deferred and amortized over the terms of the related leases on a straight-line basis. If an applicable lease terminates prior to the expiration of its initial term, the carrying amount of the costs are written off to amortization expense. For the years ended December 31, 2009 and 2008, we recorded $2.9 million and $0.8 million of leasing costs, respectively. Amortization of deferred leasing costs totaled $4.7 million and $4.4 million for the years ended December 31, 2009 and 2008, respectively, $0.8 million for the period from October 24, 2007 to December 31, 2007 and $1.2 million for the period from January 1, 2007 to October 23, 2007. Balances, net of accumulated amortization, at December 31, 2009 and 2008 are as follows (in thousands):

	December 31,
	2009	2008
Leasing costs	$41,793	$39,549
Accumulated amortization	(11,008)	(6,929)

Leasing costs, net	$30,785	$32,620

Inventory

We maintain fuel inventory for our generators, which is recorded at the lower of cost (on a first-in, first-out basis) or market. At December 31, 2009 and 2008, the fuel inventory was $1.6 million and $1.5 million, respectively, and is included in prepaid expenses and other assets in the accompanying consolidated balance sheets.

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

Interest Rate Derivative Instruments

We account for derivative instruments in accordance with the authoritative guidance issued by the FASB, which requires all derivative instruments to be carried at fair value as either assets or liabilities on the consolidated balance sheets. For those derivative instruments that are designated, and qualify, as hedging instruments, we designate the hedging instrument, based upon the exposure being hedged, as a fair value hedge or a cash flow hedge. For derivatives that do not meet the criteria for hedge accounting, changes in fair value are immediately recognized in earnings. For those derivatives that qualify for hedge accounting, the effective portion of the gain or loss on the hedge instruments is reported as a component of accumulated other comprehensive income (loss) and reclassified into earnings in the same line item associated with the forecasted transaction in the same period or periods during which the hedged transaction affects earnings. Any ineffective portion of a derivative’s change in fair value is immediately recognized in earnings.

Derivative financial instruments expose us to credit risk in the event of non-performance by the counterparties under the terms of the derivative instrument. We minimize our credit risk on these transactions by dealing with major, creditworthy financial institutions as determined by management, and therefore, we believe that the likelihood of realizing losses from counterparty non-performance is remote.

Prepaid Rents

Prepaid rents, typically prepayment of the following month’s rent, consist of payments received from tenants prior to the time the payments are earned and are recognized as revenue in subsequent periods when earned.

Rental Income

We, as a lessor, have retained substantially all the risks and benefits of ownership and account for our leases as operating leases. For lease agreements that provide for rent abatements or scheduled fixed and determinable rent increases, rental income is recognized on a straight-line basis over the non-cancellable term of the leases, which commences when control of the space and the critical power have been provided to the tenant. If the lease contains an early termination clause with a penalty payment, we determine the lease termination date by evaluating whether the penalty reasonably assures that the lease will not be terminated early. Straight-line rents receivable are included in deferred rent on the consolidated balance sheets. Lease inducements, which include free rent or improvement allowances that result in cash payments to tenants, are amortized as a reduction of rental income over the non-cancellable lease term. Lease intangible assets and liabilities that have resulted from above-market and below-market leases that were acquired are amortized on a straight-line basis as decreases and increases, respectively, to rental revenue over the remaining non-cancellable term of the underlying leases. If an applicable lease terminates prior to the expiration of its initial term, the unamortized portion of lease intangibles associated with that lease will be written off to rental revenue. Balances, net of accumulated amortization, at December 31, 2009 and 2008 are as follows (in thousands):

	December 31,
	2009	2008
Lease contracts above market value	$23,100	$23,100
Accumulated amortization	(6,751)	(3,887)

Lease contracts above market value, net	$16,349	$19,213

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

	December 31,
	2009	2008
Lease contracts below market value	$45,700	$51,900
Accumulated amortization	(17,011)	(13,466)

Lease contracts below market value, net	$28,689	$38,434

We record a provision for losses on accounts receivable equal to the estimated uncollectible accounts. The estimate is based on management’s historical experience and a review of the current status of our receivables. We will also establish, as necessary, an appropriate allowance for doubtful accounts for receivables arising from the straight-lining of rents. This receivable arises from revenue recognized in excess of amounts currently due under the lease. As of December 31, 2009 and 2008, no allowance was considered necessary.

Tenant leases generally contain provisions under which the tenants reimburse us for a portion of the property’s operating expenses and real estate taxes incurred by us. Recoveries from tenants are included in revenue in the consolidated statements of operations in the period the applicable expenditures are incurred. Recoveries from tenants also include the property management fees that we earn from our tenants.

Other Revenue

Other revenue primarily consists of services provided to our tenants on a non-recurring basis, which includes the purchase and installation of circuits, racks, breakers and other tenant requested items. Revenue is recognized on a completed contract basis. Costs of providing these services are included in other expenses in the accompanying consolidated statements of operations.

Income Taxes

We are a partnership and our earnings are passed through to our partners. As a result, no provision for federal income taxes is required, except for taxes on certain property sales and on income, if any, of our taxable REIT subsidiary (“TRS”). We have elected to treat DF Technical Services LLC, a 100% owned subsidiary, as a TRS. In general, a TRS may perform non-customary services for tenants, hold assets that our Parent cannot hold directly and generally may engage in any real estate or non-real estate related business. A TRS is subject to corporate federal and state income taxes on its taxable income at regular statutory tax rates. For the years ending December 31, 2009 and 2008, and the period from October 24, 2007 to December 31, 2007, we incurred income taxes $0.4 million, $0.3, and $0 million, respectively, and recorded these taxes as general and administrative expenses in the consolidated statements of operations.

The Predecessor was not subject to U.S. federal income tax on its income. Results of operations of the Predecessor were included proportionately in the federal income tax returns of the individual members; therefore, no provision for federal income taxes is included in the accompanying consolidated financial statements for periods prior to October 24, 2007.

Redeemable Partnership Units

Redeemable partnership units, which require cash payment, or allow settlement in the Parent’s common shares, but with the ability to deliver the Parent’s common shares outside of the control of the Company, are reported outside of the permanent equity section of the Company’s consolidated balance sheets. Redeemable

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

partnership units are adjusted for income, losses and distributions allocated to OP units not held by the Parent (normal noncontrolling interest accounting amount). Adjustments to partnership units are recorded to reflect increases or decreases in the ownership of the Operating Partnership by holders of OP units, including in the case of redemptions of OP units for cash or in exchange for shares of the Parent’s common stock. If such adjustments result in redeemable partnership units being recorded at less than the redemption value, redeemable partnership units are further adjusted to their redemption value (see Note 11). The redeemable partnership units are recorded at the greater of the normal noncontrolling interest accounting amount or redemption value. The following is a summary of activity for redeemable partnership units for the years ended December 31, 2009 and 2008 and the period from October 24, 2007 to December 31, 2007 (dollars in thousands):

	OP Units		Comprehensive Income
	Number	Amount
Balance at October 23, 2007	—	$—
Comprehensive income attributable to redeemable partnership units:
Net income attributable to redeemable partnership units	—	(87,242)	$(87,242)
Other comprehensive loss attributable to redeemable partnership units—change in fair value of interest rate swap	—	(1,842)	(1,842)

Comprehensive income attributable to redeemable partnership units			$(89,084)

Distributions declared	—	(4,674)
Issuance of OP units	31,162,271	654,408
Adjustment to redeemable partnership units	—	50,131

Balance at December 31, 2007	31,162,271	610,781
Comprehensive income attributable to redeemable partnership units:
Net income attributable to redeemable partnership units	—	17,078	$17,078
Other comprehensive loss attributable to redeemable partnership units —change in fair value of interest rate swap	—	(4,632)	(4,632)

Comprehensive income attributable to redeemable partnership units			$12,446

Distributions declared	—	(17,529)
Adjustment to redeemable partnership units	—	(120,930)

Balance at December 31, 2008	31,162,271	484,768
Comprehensive income attributable to redeemable partnership units:
Net income attributable to redeemable partnership units	—	1,133	$1,133
Other comprehensive income attributable to redeemable partnership units—change in fair value of interest rate swap	—	7,121	7,121

Comprehensive income attributable to redeemable partnership units			$8,254

Distributions declared	—	(2,023)
Redemption of OP units	(6,214,441)	(96,700)
Adjustment to redeemable partnership units	—	54,512

Balance at December 31, 2009	24,947,830	$448,811

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

Comprehensive Income

Comprehensive income, as reflected on the consolidated statement of partners’ capital and members’ deficit is defined as all changes in equity during each period except those resulting from investments by or distributions to partners or members.

Earnings Per Unit

Basic earnings per unit is calculated by dividing net income attributable to controlling interests for the period by the weighted average number of units outstanding during the period. Diluted earnings per unit is calculated by dividing net income attributable to controlling interests for the period by the weighted average number of units and dilutive units outstanding during the period using the treasury stock method.

Stock-based Compensation

We have awarded stock-based compensation to employees, selected contractors and members of our Parent’s Board of Directors in the form of common units and LTIP units. For each stock award granted by the Parent, we issue an equivalent common unit of the Company, which may be referred to herein as a common share, common stock, or common unit. We estimate the fair value of the awards and recognize this value over the requisite vesting period. The fair value of restricted stock-based compensation is based on the market value of our Parent’s common stock on the date of the grant. The fair value of LTIP units is based on the market value of our Parent’s common stock on the date of the grant less a discount for post-vesting transferability restrictions estimated by a third-party consultant. Compensation paid with common units, which is included in general and administrative expense on the consolidated statements of operations, totaled $1.9 million and $1.0 million for the years ended December 31, 2009 and 2008, respectively and $15.0 million for the period from October 24, 2007 to December 31, 2007, respectively.

Recently Adopted Accounting Pronouncements

On January 1, 2009, the Company adopted authoritative guidance issued by the FASB relating to business combinations. This guidance eliminates the step acquisition model, changes the recognition of contingent consideration from being recognized when it is probable to being recognized at the time of acquisition, disallows the capitalization of transaction costs and delays when restructurings related to acquisitions can be recognized. Also, this guidance addresses initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets arising from contingencies in a business combination. The adoption of this guidance will impact the accounting only for acquisitions occurring prospectively.

On January 1, 2009, the Company adopted authoritative guidance issued by the FASB relating to derivatives and hedging that requires entities to provide greater transparency about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under the authoritative guidance, and how derivative instruments and related hedged items affect an entity’s financial positions, results of operations, and cash flows. The Company adopted the expanded disclosure requirements of this guidance (see Note 8).

On January 1, 2009, the Company adopted authoritative guidance issued by the FASB on whether instruments granted in share-based payment transactions are participating securities. Under this guidance, the FASB concluded that all outstanding unvested share-based payment awards that contain rights to non-forfeitable

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

dividends or dividend equivalents participate in undistributed earnings with common shareholders and, accordingly, are considered participating securities that shall be included in the two-class method of computing basic and diluted EPS. The guidance does not address awards that contain rights to forfeitable dividends. The impact of the adoption of this guidance on earnings per unit was less than $0.01 per share for the periods presented.

On April 1, 2009, the Company adopted authoritative guidance issued by the FASB on determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly, which provides additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased, as well as guidance in identifying circumstances that indicate a transaction is not orderly. This guidance emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. The adoption of this guidance did not have a material effect on the Company’s financial position or results of operations.

On April 1, 2009, the Company adopted authoritative guidance issued by the FASB on interim disclosures about fair value of financial instruments. This guidance requires an entity to provide disclosures about fair value of financial instruments in interim financial information and requires those disclosures in summarized financial information at interim reporting periods. Under this guidance, a publicly traded company shall include disclosures about the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods. In addition, an entity shall disclose in the body or in the accompanying notes of its summarized financial information for interim reporting periods and in its financial statements for annual reporting periods the fair value of all financial instruments for which it is practicable to estimate that value, whether recognized or not recognized in the statement of financial position, as required by this guidance. The resulting disclosure from the adoption of this guidance is in Note 16.

During the second quarter of 2009, the Company adopted authoritative guidance issued by the FASB relating to subsequent events. This guidance provides authoritative accounting literature that was previously addressed only in the auditing literature. The objective of this guidance is to establish principles and requirements for subsequent events. In particular, this guidance sets forth the period after the balance sheet date during which management of a reporting entity shall evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity shall recognize events or transactions occurring after the balance sheet date in its financial statements and the disclosures that an entity shall make about events or transactions that occurred after the balance sheet date. The adoption of this guidance did not have a material effect on the Company’s financial position or results of operations.

In June 2009, the FASB issued authoritative accounting guidance which established the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities and stated that all guidance contained in the Codification carries an equal level of authority. The authoritative accounting guidance recognized that rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under federal securities laws are also sources of authoritative GAAP for SEC registrants. The Company adopted the provisions of the authoritative accounting guidance for the interim reporting period ended September 30, 2009, the adoption of which did not have a material effect on the Company’s consolidated financial statements.

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

3. Acquisitions

In connection with the IPO on October 24, 2007, we acquired the following properties:

•

four stabilized data centers located in Northern Virginia, which we refer to as VA3, VA4, ACC2 and ACC3, having an aggregate critical load of 46.0 megawatts (“MW”) and which were, as of December 31, 2009 and 2008, 100% leased;

•

our ground-up development in Northern Virginia, ACC4, which has an aggregate critical load of 36.4 MW. We completed the final phase of this facility in October 2007 which was 100% and 87.5% leased as of December 31, 2009 and 2008, respectively.

•

one data center under development in suburban Chicago, which we refer to as CH1, which also is expected to have an aggregate 36.4 MW of critical load and a flexible design. The first phase of 18.2 MW of critical load was placed into service in the third quarter of 2008 which was 47.6% and 9.5% leased as of December 31, 2009 and 2008; respectively, and

•

undeveloped properties in Northern Virginia, which we refer to as ACC5, ACC6 and ACC7, and Piscataway, New Jersey, which we refer to as NJ1, and a contract to acquire land in Santa Clara, California, which we refer to as SC1. We subsequently closed on the acquisition of land in Santa Clara, CA in December 2007 and began construction on Phase I of ACC5, NJ1 and SC1 in 2008. This construction was temporarily suspended in the fourth quarter of 2008 pending the Company securing additional financing for these projects. In 2009, we have completed construction of ACC5 Phase I, resumed construction of Phase I of NJ1 and began construction of Phase II of ACC5. We believe that these properties will, in the aggregate, support the development of six new data centers with an aggregate critical load of 187.2 MW.

Concurrent with our acquisition of the properties and interests described above, we also acquired property management, development, leasing, asset management and technical services agreements and arrangements for these properties from entities affiliated with our Parent’s Executive Chairman and our President and Chief Executive Officer.

If the acquisition of the Acquired Properties and ACC4 had occurred on January 1, 2007, then the unaudited results of operations for the year ended December 31, 2007 on a pro forma basis would have been as follows:

Year Ended December 31, 2007
(in thousands)
Revenue	$108,256
Expenses	270,755
Operating loss	(162,499)
Net loss	(94,235)

The unaudited pro forma amounts are presented for illustrative purposes only and are not necessarily indicative of future consolidated results of operations. The unaudited pro forma condensed consolidated results of operations include the pro forma impact of: (i) the adjustment of revenue for straight-line revenue and amortization of above market and below market lease contracts, (ii) the adjustment of depreciation and amortization expense for the step-up of the real estate assets’ value and the adjustment to lease commissions and (iii) the adjustment of interest expense for the refinancing of the Acquired Properties’ mortgage loans with

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

borrowings under the Credit Facility. For the year ended December 31, 2007, expenses include charges of $176.5 million for the acquisition of service agreements and $15.0 million of non-cash stock based compensation.

4. Real Estate Assets

The following is a summary of properties owned by the Company at December 31, 2009:

(dollars in thousands)

Property	Location	Land	Buildings and Improvements	Construction in Progress and Land Held for Development	Total Cost
ACC2	Ashburn, VA	$2,500	$158,570	$—	$161,070
ACC3	Ashburn, VA	1,071	94,037	—	95,108
ACC4	Ashburn, VA	6,600	534,802	—	541,402
VA3	Reston, VA	10,000	173,736	—	183,736
VA4	Bristow, VA	6,800	141,742	—	148,542
CH1, Phase I	Elk Grove Village, IL	13,807	181,832	—	195,639
ACC5, Phase I	Ashburn, VA	3,223	153,879		157,102

		44,001	1,438,598	—	1,482,599
Construction in progress and land held for development	(1)	—	—	330,170	330,170

		$44,001	$1,438,598	$330,170	$1,812,769

(1)	Properties located in Ashburn, VA (ACC5 Phase II, ACC6 and ACC7); Elk Grove Village, IL (CH1 Phase II); Piscataway, NJ (NJ1) and Santa Clara, CA (SC1 and SC2).

5. Intangible Assets and Liabilities

Leasing Costs are classified as deferred costs and are amortized as amortization expense on a straight-line basis over the remaining life of the underlying leases. As of December 31, 2009, these assets have a weighted average remaining life of 7.9 years with estimated future amortization as follows (in thousands):

Year Ending December 31,
2010	$4,509
2011	4,305
2012	4,087
2013	3,941
2014	3,800
2015 and thereafter	10,143

$30,785

Lease Intangible assets and liabilities are classified as lease contracts above and below market value, respectively, and amortized on a straight-line basis as decreases and increases, respectively, to rental revenue over the remaining term of the underlying leases. As of December 31, 2009, these net Lease Intangible liabilities

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

have a weighted average remaining life of 6.5 years for above market leases and 6.2 years for below market leases with estimated net future amortization (increase to rental income) as follows (in thousands):

Year Ending December 31,
2010	$3,184
2011	2,321
2012	1,697
2013	1,488
2014	1,101
2015 and thereafter	2,549

$12,340

Tenant Origination Costs are included in buildings and improvements on the Company’s consolidated balance sheet and are amortized as depreciation expense on a straight-line basis over the average remaining life of the underlying leases. As of December 31, 2009, these assets have a weighted average remaining life of 6.4 years with estimated future amortization as follows (in thousands):

Year Ending December 31,
2010	$4,770
2011	4,333
2012	3,148
2013	3,148
2014	3,148
2015 and thereafter	5,252

$23,799

6. Leases

For the years ended December 31, 2009, 2008 and 2007, the following tenants comprised more than 10% of our consolidated revenues:

	Microsoft	Yahoo!	Facebook
Year ended December 31, 2009	28.4%	33.1%	10.8%
Year ended December 31, 2008	33.6%	36.6%	8.7%
Year ended December 31, 2007	58.8%	28.5%	0.7%

As of December 31, 2009, these three tenants accounted for $12.7 million, $13.2 million and $10.6 million of deferred rent and $4.8 million, $4.9 million and $0 of prepaid rents, respectively. As of December 31, 2008, these three tenants accounted for $0.3 million, $0.2 million and $0.1 of rents and other receivables, and $10.9 million, $10.7 million and $6.6 million of deferred rent, respectively, and $0, $4.8 million and $1.1 million of prepaid rents, respectively. The Company does not hold security deposits from these tenants. The majority of our tenants operate within the technology industry and, as such, their viability is subject to market fluctuations in that industry.

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

Future minimum lease payments to be received under noncancelable operating leases are as follows for the years ending December 31, excluding properties under development (in thousands):

2010	$113,639
2011	130,341
2012	136,427
2013	135,353
2014	132,958
2015 and thereafter	482,906

$1,131,624

7. Debt

Debt Summary as of December 31, 2009 and 2008

($ in thousands)

	December 31, 2009				December 31, 2008
	Amounts	% of Total	Rates (1)	Maturities (years)	Amounts
Secured	$348,500	38.8%	4.6%	3.2	$666,819
Unsecured	550,000	61.2%	8.5%	7.3	—

Total	$898,500	100.0%	7.0%	5.7	$666,819

Fixed Rate Debt:
Unsecured Notes	$550,000	61.2%	8.5%	7.3	$—
Safari Term Loan	—	—	—	—	200,000

Fixed Rate Debt	550,000	61.2%	8.5%	7.3	200,000

Floating Rate Debt:
ACC4 Term Loan	198,500	22.1%	3.8%	1.8	100,000
ACC5 Term Loan	150,000	16.7%	5.8%	4.9	—
CH1 Construction Loan	—	—	—	—	133,395
Line of Credit	—	—	—	—	233,424

Floating Rate Debt	348,500	38.8%	4.6%	3.2	466,819

Total	$898,500	100.0%	7.0%	5.7	$666,819

Note:	The Company capitalized interest of $0.8 million and $7.0 million during the three and twelve months ended December 31, 2009, respectively. The Company capitalized interest of $15.4 million for the twelve months ending December 31, 2008.
(1)	Rate as of December 31, 2009.

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

Outstanding Indebtedness

ACC4 Term Loan

On October 24, 2008, we entered into a credit agreement relating to a $100.0 million term loan with a syndicate of lenders (the “ACC4 Term Loan”). We increased this loan to $250.0 million in February 2009 through the exercise of the loan’s “accordion” feature. In December 2009, we repaid $50 million of the outstanding principal amount.

The ACC4 Term Loan matures on October 24, 2011 and includes a one-year extension option subject to, among other things, the payment of an extension fee equal to 50 basis points on the outstanding loan amount, there being no existing event of default, a debt service coverage ratio of no less than 2 to 1, and a loan to value ratio of no more than 40%. The loan bears interest at (i) LIBOR plus 350 basis points during the initial term of the loan, and (ii) LIBOR plus 400 basis points during the additional one-year period if we exercise the extension option. We may elect to have borrowings bear interest at (i) the prime rate plus 200 basis points during the initial term of the loan or (ii) the prime rate plus 250 basis points during the additional one-year period if we exercise the extension option, but only if such interest rate is not less than LIBOR plus the applicable margin set forth above. As of December 31, 2009, the interest rate for this loan was 3.77%.

The loan is secured by our ACC4 data center and an assignment of the lease agreements between us and our tenants of ACC4. The Company has guaranteed the outstanding principal amount of the ACC4 Term Loan, plus interest and certain costs under the loan.

The loan requires quarterly principal installment payments of $0.5 million beginning on April 1, 2009; however, if we exercise the one-year extension option, the quarterly installments of principal will increase to $2.0 million during the extension period. We may prepay the loan in whole or in part without penalty, subject to the payment of certain LIBOR rate breakage fees.

The ACC4 Term Loan requires ongoing compliance by us with various covenants, including with respect to restrictions on liens, incurring indebtedness, making investments, effecting mergers and/or assets sales, maintenance of certain leases and the occurrence of a change of control of the Company or the Parent. In addition, the ACC4 Term Loan requires that we comply with certain financial covenants, including, without limitation, the following:

•	We must maintain the following minimum debt service coverage ratios:

•	April 1, 2009 to August 11, 2011—1.35 to 1;

•	August 11, 2011 to October 24, 2011—1.75 to 1; and

•	October 24, 2011 to October 24, 2012—2 to 1 (to the extent that we exercise the one-year extension option on the ACC4 Term Loan).

•	Consolidated total indebtedness of the Company and its subsidiaries to gross asset value of the Company and its subsidiaries must be less than or equal to 65% during the terms of the loans.

•	Ratio of adjusted consolidated Earnings Before Interest Taxes Depreciation and Amortization to consolidated fixed charges must be at least 1.45 to 1 during the terms of the loans.

•	Minimum consolidated tangible net worth of the Company and its subsidiaries must be greater than or equal to approximately $575 million (plus an increase of 75% of the sum of (i) the net proceeds from

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

any future equity offerings and (ii) the value of any interests in the Parent or the Company issued upon the contribution of assets to the Parent, the Company or its subsidiaries after October 24, 2008) during the term of the loan.

The terms of the ACC4 Term Loan limit our investment in development properties to $1 billion and we are not permitted to have more than five properties in development at any time. If a development property is being developed in multiple phases, only the phase actually being constructed shall be considered a development property for this test. Once construction of a phase is substantially complete and the phase is 80% leased, it is no longer deemed a development property for purposes of this covenant.

The credit agreement that governs the ACC4 Term Loan also has customary events of default, including, but not limited to, nonpayment, breach of covenants, change of control, and payment or acceleration defaults in certain other of our indebtedness. Upon an event of default, the lenders may declare the loan due and immediately payable.

The credit agreement that governs the ACC4 Term Loan contains definitions of many of the terms used in this summary of covenants. We were in compliance with all the covenants under the loan in 2009 and expect to be in compliance in 2010.

ACC5 Term Loan

On December 2, 2009, we entered into a $150 million term loan facility (the “ACC5 Term Loan”). An interest reserve in the amount of $10.0 million was withheld from the loan proceeds and is classified as restricted cash on our consolidated balance sheet as of December 31, 2009. The ACC5 Term Loan matures on December 2, 2014 and borrowings bear interest at LIBOR plus 4.25% with a LIBOR floor of 1.5%. As of December 31, 2009, the interest rate for this loan was 5.75%. The loan is secured by our ACC5 data center, the land for future development of a data center to be known as ACC6, and an assignment of the lease agreements between us and the tenants of ACC5. The Company has guaranteed the outstanding principal amount of the ACC5 Term Loan, plus interest and certain costs under the loan. The terms of the ACC5 Term Loan require that, within 120 days of the Closing Date, we enter into an interest rate swap or cap agreement with a notional principal amount equal to the outstanding principal amount of the loan.

The loan requires quarterly installments of principal of $1.3 million beginning on the earlier of the date on which the debt service coverage ratio is at least 1.00 to 1, or June 30, 2011, and may be prepaid in whole or in part without penalty any time after November 30, 2010, subject to the payment of certain LIBOR rate breakage fees. We may increase the total loan at any time after March 30, 2010 and on or before June 30, 2012 to not more than $250 million, subject to lender commitments, receipt of new appraisals of the ACC5 and ACC6 property, a minimum debt service coverage ratio of no less than 1.65 to 1, and a maximum loan-to-value of 50%.

The ACC5 Term Loan requires ongoing compliance with various covenants, including with respect to restrictions on liens, incurring indebtedness, making investments, effecting mergers and/or assets sales and maintenance of certain leases. In addition, the ACC5 Term Loan requires ongoing compliance with certain financial covenants, including, without limitation, the following:

•	The principal amount of the loan may not exceed 60% of the appraised value of ACC5;

•	We must maintain the following minimum debt service coverage ratios:

•	Calendar quarters ending March 31, 2011 and June 30, 2011—1.00 to 1;

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

•	Calendar quarter ending September 30, 2011 and December 31, 2011—1.15 to 1; and

•

Commencing with the calendar quarter ending March 31, 2012 and continuing for the remainder of the term—1.50 to 1; provided, however, that if the Borrower exercises its right to increase the total amount of the loan above $150 million, 1.65 to 1.

•	Consolidated total indebtedness of the Company and its subsidiaries to gross asset value of the Company and its subsidiaries must not exceed 65% during the term of the loan.

•	Ratio of adjusted consolidated Earnings Before Interest Taxes Depreciation and Amortization to consolidated fixed charges must not be less than 1.45 to 1 during the term of the loan.

•

Minimum consolidated tangible net worth of the Company and its subsidiaries must not be less than approximately $575 million (plus 75% of the sum of (i) the net proceeds from any offerings after December 2, 2009 and (ii) the value of any interests in the Parent or the Company issued upon the contribution of assets to the Parent, the Company or its subsidiaries after December 2, 2009) during the term of the loan.

The terms of the ACC5 Term Loan limit our investment in development properties to $1 billion and we are not permitted to have more than five properties in development at any time. If a development property is being developed in multiple phases, only the phase actually being constructed shall be considered a development property for this test. Once construction of a phase is substantially complete and the phase is 80% leased, it is no longer deemed a development property for purposes of this covenant.

The credit agreement that governs the ACC5 Term Loan also has customary events of default, including, but not limited to, nonpayment, breach of covenants, and payment or acceleration defaults in certain other of our indebtedness. Upon an event of default, the lenders may declare the loan due and immediately payable. Also, upon a change in control, lenders that hold two-thirds of the outstanding principal amount of the loan may declare it due and payable.

The credit agreement that governs the ACC5 Term Loan contains definitions of many of the terms used in this summary of covenants. We were in compliance with all of the covenants under the loan in 2009 and expect to be in compliance in 2010.

Unsecured Notes

On December 16, 2009, we completed the sale of $550 million of 8 1 /2% senior notes due 2017 (the “Unsecured Notes”). The Unsecured Notes were issued at face value. We will pay interest on the Unsecured Notes semi-annually, in arrears, on December 15 and June 15 of each year, beginning June 15, 2010. On each of December 15, 2015 and December 15, 2016, $125 million in principal amount of the Unsecured Notes will become due and payable, with the remaining $300 million due on December 15, 2017.

The Unsecured Notes are unconditionally guaranteed, jointly and severally on a senior unsecured basis by the Parent and certain of the Company’s subsidiaries, including the subsidiaries that own the ACC2, ACC3, ACC4, VA3, VA4 and CH1 data centers, the ACC5 data center and the ACC6 parcel of land and the NJ1 development property (collectively, the “Subsidiary Guarantors”), but excluding the owners of the SC1, SC2 and ACC7 parcels of land and our TRS (collectively, the “Subsidiary Non-Guarantors).”

The Unsecured Notes rank (i) equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness, (ii) senior in right of payment with all of its existing and future subordinated

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

indebtedness, (iii) effectively subordinate to any of the Company’s existing and future secured indebtedness and (iv) effectively junior to any liabilities of any subsidiaries of the Company that do not guarantee the Unsecured Notes. The guarantees of the Unsecured Notes by the Parent and the Subsidiary Guarantors rank (i) equally in right of payment with such guarantor’s existing and future senior unsecured indebtedness, (ii) senior in right of payment with all of such guarantor’s existing and future subordinated indebtedness and (iii) effectively subordinate to any of such guarantor’s existing and future secured indebtedness.

At any time prior to December 15, 2013, the Company may redeem the Unsecured Notes, in whole or in part, at a price equal to the sum of (i) 100% of the principal amount of the Unsecured Notes to be redeemed, plus (ii) a make-whole premium and accrued and unpaid interest. On or after December 15, 2013, the Company may redeem the Unsecured Notes, in whole or in part, at (i) 104.250% from December 15, 2013 to December 14, 2014, (ii) 102.125% from December 15, 2014 to December 14, 2015 and (iii) 100% of the principal amount of the Unsecured Notes from December 15, 2015 and thereafter, in each case plus accrued and unpaid interest. In addition, on or prior to December 15, 2012, the Company may redeem up to 35% of the Unsecured Notes at 108.500% of the principal amount thereof, plus accrued and unpaid interest, with the net cash proceeds of certain equity offerings consummated by the Company or the Parent.

If there is a change of control (as defined in the indenture) of the Parent or the Company, Unsecured Notes holders can require the Company to purchase their Unsecured Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest. In addition, in certain circumstances the Company may be required to use the net proceeds of asset sales to purchase a portion of the Unsecured Notes at 100% of the principal amount thereof, plus accrued and unpaid interest.

The Unsecured Notes have certain covenants limiting or prohibiting the ability of the Company and certain of its subsidiaries from, among other things, (i) incurring secured or unsecured indebtedness, (ii) entering into sale and leaseback transactions, (iii) making certain dividend payments, distributions and investments, (iv) entering into transactions with affiliates, (v) entering into agreements limiting the ability to make certain transfers and other payments from subsidiaries or (vi) engaging in certain mergers, consolidations or transfers/sales of assets. The Unsecured Notes also require the Company and the Subsidiary Guarantors to maintain total unencumbered assets of at least 150% of their unsecured debt on a consolidated basis. All of the covenants are subject to a number of important qualifications and exceptions.

The Unsecured Notes also have customary events of default, including, but not limited to, nonpayment, breach of covenants, and payment or acceleration defaults in certain other indebtedness of the Company or certain of its subsidiaries. Upon an event of default, the holders of the Unsecured Notes or the trustee may declare the Unsecured Notes due and immediately payable.

We also entered into a registration rights agreement under which we have agreed to use commercially reasonable efforts to file, on or before 120 days after December 16, 2009, and cause to become effective, on or before 270 days after December 16, 2009, an exchange offer registration statement that would offer to exchange the Unsecured Notes for bonds identical in terms, except that the newly-issued bonds would not be subject to transfer restrictions. Under certain circumstances, we also may be required to file a shelf registration statement to cover the resale of the Unsecured Notes. If we fail to file a registration statement or any such registration statement is not declared effective within the prescribed time periods, the Company will be required to pay additional interest to the Unsecured Notes holders.

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

A summary of the Company’s total debt and maturity schedule as of December 31, 2009 are as follows:

Debt Maturities as of December 31, 2009

($ in thousands)

Year	Fixed Rate		Floating Rate		Total	% of Total	Rates (4)
2010	$—		$2,000	(2)	$2,000	0.2%	3.8%
2011	—		199,100	(2)(3)	199,100	22.2%	3.8%
2012	—		5,200	(3)	5,200	0.6%	5.8%
2013	—		5,200	(3)	5,200	0.6%	5.8%
2014	—		137,000	(3)	137,000	15.2%	5.8%
2015	125,000	(1)	—		125,000	13.9%	8.5%
2016	125,000	(1)	—		125,000	13.9%	8.5%
2017	300,000	(1)	—		300,000	33.4%	8.5%

Total	$550,000		$348,500		$898,500	100%	7.0%

(1)	The Unsecured Notes have mandatory amortizations of $125.0 million due in 2015, $125.0 million due in 2016 and $300.0 million due in 2017.
(2)	The ACC4 Term Loan matures on October 24, 2011 and includes an option to extend the maturity date one year to October 24, 2012 exercisable by the Company upon satisfaction of certain customary conditions. Scheduled principal amortization payments are $0.5 million per quarter.
(3)	The ACC5 Term Loan matures on December 2, 2014 with no extension option. Scheduled principal amortization payments of $1.3 million per quarter start in the third quarter of 2011 or upon economic stabilization, whichever is earlier.
(4)	Rate as of December 31, 2009.

Indebtedness Retired During 2009

Credit Facility

On August 7, 2007, we entered into a credit facility that consisted of a $200.0 million secured term loan (the “Safari Term Loan”) and a $275.0 million senior secured revolving credit facility (the “Line of Credit”) (together the “Credit Facility”), of which a principal balance of $433.4 million was outstanding as of December 31, 2008. We retired the Credit Facility and terminated the Line of Credit on December 16, 2009.

On August 15, 2007, we entered into a $200.0 million interest rate swap to manage the interest rate risk associated with a portion of the principal amount outstanding under our Credit Facility effective August 17, 2007. This swap agreement effectively fixed the interest rate on $200.0 million of the principal amount at 4.997% plus the applicable credit spread, which was 1.50%. We designated this agreement as a hedge for accounting purposes. In connection with the sale of Unsecured Notes on December 16, 2009, the Company repaid and terminated the Credit facility. In addition, the Company paid $13.7 million to terminate the swap agreement. With the termination of the Credit Facility and swap agreement, the Company determined that the forecasted transaction under this swap agreement was no longer probable as originally forecasted and therefore all amounts previously recorded in accumulated other comprehensive loss were recognized in the statement of operations, resulting in $13.7 million being recorded as loss on the discontinuance of cash flow hedge.

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

CH1 Construction Loan

On December 20, 2007, we entered into a $148.9 million construction loan to which CH1 was pledged as collateral (the “CH1 Construction Loan”). As of December 31, 2008, amounts outstanding under this loan totaled $133.4 million. We repaid this loan on February 10, 2009.

ACC5 Construction Loan

On February 6, 2009, the Company entered into a construction loan agreement to borrow up to $25.0 million to pay for a portion of the costs to complete the construction of Phase I of ACC5. We repaid this loan on December 3, 2009.

SC1 Loan

On February 6, 2009, the Company received a $5.0 million term loan that was secured by the SC1development property. We repaid this loan on December 16, 2009.

8. Derivative Instruments

On August 15, 2007, the Company entered into a $200.0 million interest rate swap agreement to manage the interest rate risk associated with a portion of the Credit Facility effective August 17, 2007 with a maturity date of August 7, 2011. This swap agreement effectively fixed the interest rate on $200.0 million of the Credit Facility at 4.997% plus the credit spread of 1.5%. We had designated this agreement as a hedge for accounting purposes. Therefore, the effective portion of the changes in the fair value of the interest rate swap had been recorded in other comprehensive income (loss) and reclassified into interest expense as the hedged forecasted interest payments were recognized. Any ineffective portion of the hedging relationship was recorded directly to earnings. As of December 31, 2008 the cumulative reduction in fair value of the interest rate swap of $17.8 million was recognized as a liability in prepaid rents and other liabilities and deferred in accumulated other comprehensive loss in the accompanying consolidated balance sheet and no amounts were recognized in earnings as hedge ineffectiveness.

On December 16, 2009, the Company completed a $550 million debt offering and repaid and terminated the Credit Facility. In addition, the Company paid $13.7 million to terminate the swap agreement. In connection with the termination of the Credit Facility and swap agreement, the Company determined that the forecasted transaction under this swap agreement was no longer probable as originally forecasted and therefore all amounts previously recorded in accumulated other comprehensive loss were recognized in the statement of operations, resulting in $13.7 million being recorded as loss on discontinuance of cash flow hedge.

9. Related Party Transactions

For the year ending December 31, 2009 the Company incurred $0.2 million of expense to charter an aircraft jointly owned by the Parent’s Executive Chairman and the President and CEO.

Subsequent to the closing of the IPO, we have been paying rent for our headquarters building to an affiliate of the Parent’s Executive Chairman and the President and CEO. Rent expense for the years ended December 31, 2009 and 2008 was $0.4 million and $0.4 million, respectively, and for the period from October 24, 2007 to December 31, 2007 was less than $0.1 million.

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

Prior to the closing of the IPO on October 24, 2007:

•

DFD Technical Services LLC (DFTS) was responsible for the management of the properties. Management fees incurred with DFTS were generally based on 5% of gross receipts collected for the properties and totaled $1.4 million for the period from January 1, 2007 to October 23, 2007.

•

DuPont Fabros Development LLC (DFD) earned an asset management fee. Asset management fees, which are included in management fees in the consolidated statements of operations, incurred with DFD totaled $0.4 million for the period from January 1, 2007 to October 23, 2007.

•

DFD was reimbursed for salaries and overhead expenses related to operation management totaling $1.1 million for the period from January 1, 2007 to October 23, 2007. These fees are included in property operating costs in the accompanying consolidated statements of operations.

10. Commitments and Contingencies

Contracts related to the development of our NJ1 and ACC5 Phase II data centers were in place as of December 31, 2009. The NJ1 development contract is for $201.3 million of which $145.2 million was billed as of December 31, 2009, while the ACC5 Phase II contract is for $82.4 million of which $2.4 million was billed as of December 31, 2009. Because of the cost-plus nature of these contracts, if development was halted on these projects, the Company would incur liabilities less than what is remaining under these contracts. As of December 31, 2009, we had entered into commitments via our construction vendor to purchase $9.3 million in equipment and labor for our ACC5 Phase II development property.

Concurrent with our Parent’s IPO, we entered into tax protection agreements with some of the contributors of the initial properties including our Parent’s Executive Chairman and our President and CEO. Pursuant to the terms of these agreements, if we dispose of any interest in ACC2, ACC3, VA3, VA4 or CH1 that generates more than a certain allowable amount of built-in gain for the contributors, as a group, in any single year through 2016, we will indemnify the contributors for tax liabilities incurred with respect to the amount of built-in gain and tax liabilities incurred as a result of the reimbursement payment. The required indemnification will decrease ratably over the course of each year of tax protection by 10% of the estimated tax on the built-in gain, declining to zero by the end of 2016. The aggregate built-in gain on the initial properties as of December 31, 2008 was approximately $650.0 million (unaudited). Any sale by us that requires payments to any of our executive officers or directors pursuant to these agreements requires the approval of at least 75% of the disinterested members of our board of directors.

In 2007, we received three Notice of Violation from the Virginia Department of Environmental Quality (“VDEQ”) related to generators at three of our facilities. First, in March 2007, we were cited by the VDEQ compliance office about our emissions from the ACC2 diesel generators exceeding short-term emission limits. Second, on October 5, 2007, we received a notice of violation from VDEQ regarding certain diesel generators at ACC4. The notice asserts that construction and operation of the generators was commenced prior to receiving a required air permit from VDEQ for construction and operation of the generators and that the generators have been operating since June 2007 without an air permit. Third, on October 19, 2007, we received a notice of violation from VDEQ regarding certain diesel generators at one of our facilities in Northern Virginia, VA4. The notice asserts that the operation of our generators has not been in conformity with our air permit and that certain equipment added to the generators to reduce emissions has not been constructed, tested, and maintained in compliance with applicable regulations.

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

On August 4, 2008, we entered into a consent order with the VDEQ to resolve these matters. The order provided that we pay a $0.5 million civil penalty and undertake various remedial actions to bring the facilities into compliance and reduce future emissions, including installation of pollution control equipment at certain facilities, at a cost of $1.9 million, of which $1.5 million has been incurred and the remainder was accrued at December 31, 2008. These projects were completed and paid for in 2009. The civil penalty was paid as of December 31, 2008.

At the time of our Parent’s IPO, our Executive Chairman and President and Chief Executive Officer agreed to indemnify us against certain costs that we may incur as a result of the alleged violations cited in the October 5 and 19, 2007 notices from VDEQ, and set aside, as partial collateral for a portion of these obligations, certain funds accruing for the account of the former members of the entity that contributed VA4 to our Company. We, with the approval of our disinterested directors, determined that $0.4 million of the costs incurred by us in connection with the notices of violation, including a portion of our attorney’s fees, are covered by these indemnification obligations, which they paid as of December 31, 2008.

We are involved from time to time in other various legal proceedings, lawsuits, examinations by various tax authorities, and claims that have arisen in the ordinary course of business. Management believes that the resolution of such matters will not have a material adverse effect on the financial condition or results of operations.

11. Redeemable Partnership Units

Redeemable partnership units represent the limited partnership interests in the Company, or OP units, held by individuals and entities other than the Parent. As of December 31, 2009, the owners of redeemable partnership units in the Company owned 24,947,830 OP units, or 37.1% of the Company, and the Parent held the remaining interests in the Company. Holders of OP units are entitled to receive distributions in a per unit amount equal to the per share dividends made with respect to each share of the Parent’s common stock, if and when the Parent’s Board of Directors declares such a dividend. Holders of OP units have the right to tender their units for redemption, in an amount equal to the fair market value of the Parent’s common stock. The Parent may elect to redeem tendered OP units for cash or for shares of the Parent’s common stock. During the year ended December 31, 2009, 6,214,441 OP units were redeemed and the Parent elected to issue 6,214,441 shares of its common stock in exchange for the tendered OP units, representing approximately 20% of the 31,162,271 OP units held by redeemable partnership units at December 31, 2008. No OP units were redeemed in the year ending December 31, 2008. The redemption value of the redeemable partnership units at December 31, 2009 and 2008 was $448.8 million and $64.5 million based on the closing share price of the Parent’s common stock of $17.99 and $2.07, respectively, on those dates.

During the fourth quarter of 2007, the Company issued 341,145 fully vested LTIP units at $20.80 per share to certain officers, employees and consultants and recorded compensation expense of $6.4 million. LTIP units are a special class of partnership interests in the Company. LTIP units, whether vested or not, will receive the same quarterly per unit profit distributions as units of the Company, which profit distribution will generally equal per share distributions on our shares of the Parent’s common stock. Initially, LTIP units do not have full parity with OP Units with respect to liquidating distributions. Under the terms of the LTIP units, the Company will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the time of grant until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of OP Unit holders. Upon equalization of the capital accounts of the holders of LTIP units with the holders of OP units, the LTIP units will achieve full parity with OP Units for all purposes,

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of OP Units at any time, and thereafter receive all the rights of OP units. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that a recipient will realize for a given number of vested LTIP units will be less than the value of an equal number of OP Units. As of December 31, 2009, parity with the OP Units had not been achieved and the LTIP units could not be converted into OP Units.

12. Partners’ Capital

Our Parent completed its IPO on October 24, 2007. The IPO resulted in the sale of 35,075,000 common shares at a price per share of $21.00, generating gross proceeds to the Parent of $736.6 million. The proceeds to the Parent, net of underwriters’ discounts, commissions and financial advisory fees and other offering costs, were $676.9 million.

In connection with the IPO, our Parent issued 377,833 shares of its common stock at a price per share of $21.00 to its directors, employees and consultants, of which 306,404 were vested as of December 31, 2007 and 71,429 vested in 2008. We recorded compensation expense of $8.6 million in 2007.

On February 26, 2009, our Parent issued 607,632 shares of restricted stock to employees, which vest in equal increments on March 1, 2010, March 1, 2011 and March 1, 2012.

On May 19, 2009, our Parent issued 57,886 fully vested shares to independent members of its Board of Directors.

13. Equity Compensation Plan

Concurrent with the IPO, our Parent’s Board of Directors adopted the 2007 Equity Compensation Plan (“the Plan”). The Plan is administered by the Compensation Committee of Parent’s Board of Directors. The Plan allows for the issuance of common stock, stock options, stock appreciation rights (“SARs”), performance unit awards and LTIP units. As of December 31, 2009, the maximum aggregate number of shares of common stock that may be issued under this Plan pursuant to the exercise of options and SARs, the grant of stock awards, or LTIP units and the settlement of performance units is equal to 4,967,795, of which 2,782,090 share equivalents had been issued leaving 2,185,705 shares available for future issuance.

Beginning January 1, 2008, and on each January 1 thereafter during the term of the Plan, the maximum aggregate number of shares of common stock that may be issued under this Plan pursuant to the exercise of options and SARs, the grant of stock awards or other-equity based awards and the settlement of performance units shall be increased by seven and one-half percent (7  1/2%)  of any additional shares of common stock or interests in the Company issued by the Parent or the Company; provided, however, that the maximum aggregate number of shares of common stock that may be issued under this Plan shall be 11,655,525 shares.

If any award or grant under the Plan (including LTIP units) expires, is forfeited or is terminated without having been exercised or paid, then any shares of common stock covered by such lapsed, cancelled, expired or unexercised portion of such award or grant and any forfeited, lapsed, cancelled or expired LTIP units shall be available for the grant of other options, SARs, stock awards, other equity-based awards and settlement of performance units under this Plan.

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

The following table discloses the number of unvested shares of restricted stock and the weighted average fair value of these shares at the date of grant:

	Shares of Restricted Stock	Weighted Average Fair Value at Date of Grant
Unvested balance at October 24, 2007	—	N/A
Granted	71,429	$21.00
Vested	—	N/A
Forfeited	—	N/A

Unvested balance at December 31, 2007	71,429	$21.00
Granted	53,270	$18.00
Vested	(71,429)	$21.00
Forfeited	—	N/A

Unvested balance at December 31, 2008	53,270	$18.00
Granted	607,632	$5.13
Vested	(19,160)	$17.90
Forfeited	(1,365)	$5.13

Unvested balance at December 31, 2009	640,377	$5.82

During the years ended December 31, 2009 and 2008 and the period from October 24, 2007 to December 31, 2007, the Parent issued 607,632, 53,270 and 71,429 shares of restricted stock, respectively, which had values of $3.1 million, $1.0 million and $1.5 million, respectively, on the grant dates. These amounts are amortized to expense over a three year vesting period. Also during the years ended December 31, 2009 and 2008, 19,160 and 71,429 shares of restricted stock, respectively, vested at values of $0.1 million and $1.3 million, respectively, on the vesting dates. During the period from October 24, 2007 to December 31, 2007, there was no vesting of restricted stock.

As of December 31, 2009 and 2008, total unearned compensation on restricted stock was $2.7 million and $0.8 million, respectively, and the weighted average vesting period was 1.1 years and 1.3 years, respectively.

Stock Options

Stock option awards are granted with an exercise price equal to the closing market price of the Parent’s common stock at the date of grant. A third of the outstanding stock options currently under the Plan will vest and be exercisable on each March 1, 2010, 2011 and 2012. All shares to be issued upon option exercises will be newly issued shares and the options have 10-year contractual terms.

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

No stock options were issued in the period from October 24, 2007 to December 31, 2007 and the year ending December 31, 2008. A summary of our stock option activity under the Plan for the year ended December 31, 2009 is presented in the table below.

	Number of Shares Subject to Option	Exercise Price
Under option, December 31, 2008	—	N/A
Granted	1,274,696	$5.06
Forfeited	—	N/A
Exercised	—	N/A

Under option, December 31, 2009	1,274,696	$5.06

The following table sets forth the number of shares subject to option that are unvested as of December 31, 2009 and 2008 and the weighted average fair value of these options at the grant date.

	Number of Shares Subject to Option	Weighted Average Fair Value at Date of Grant
Unvested balance at December 31, 2008	—	N/A
Granted	1,274,696	$1.48
Forfeited	—	N/A
Vested	—	N/A

Unvested balance at December 31, 2009	1,274,696	$1.48

The fair value of each option award is estimated on the date of grant using a Black-Scholes option valuation model. As the Parent has been a publicly traded company only since October 24, 2007, expected volatilities used in the Black-Scholes model are based on the historical volatility of a group of comparable REITs. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The following table summarizes the assumptions used to value the stock options granted during the year ended December 31, 2009.

Assumption
Number of options granted	1,274,696
Exercise price	$5.06
Expected term (in years)	6
Expected volatility	41%
Expected annual dividend	3.75%
Risk-free rate	2.76%

The total fair value of options granted during the year ended December 31, 2009 was $1.9 million. The intrinsic value of options as of December 31, 2009 is $16.5 million. As of December 31, 2009, total unearned compensation on options was $1.4 million, the weighted average vesting period was 1.2 years, and the weighted average remaining contractual term was 9.2 years.

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

14. Earnings Per Unit

The following table sets forth the reconciliation of basic and diluted average units outstanding used in the computation of income (loss) per unit (in thousands):

	Year ended December 31,		October 24, 2007 (IPO) to December 31, 2007
	2009	2008
Weighted Average Units Outstanding:
OP Units—basic (includes redeemable partnership units and units of general and limited partners)	66,652,771	66,590,792	66,544,675
Units issued from assumed conversion of
—Restricted Units	268,316	—	71,429
—Unit options	429,494	—	—

OP Units—diluted	67,350,581	66,590,792	66,616,104

For the years ending December 31, 2009 and 2008, 341,145 LTIP units have been excluded from the calculation of diluted earnings per unit as their effect would have been antidilutive. For the period from October 24, 2007 to December 31, 2007, 412,574 shares of unvested and restricted units and LTIP units have been excluded from the calculation of diluted earnings per unit as their effect would have been antidilutive.

15. Employee Benefit Plan

Upon completion of the Parent’s IPO, we established a tax qualified retirement plan (“401(k) Plan”) that provides employees with an opportunity to save for retirement on a tax advantaged basis. Employees participate in the 401(k) Plan on their first day of employment and are able to defer compensation up to the limits established by the Internal Revenue Service. We match 50% of the employees’ contributions up to a maximum match contribution of 4% of the employee’s salary. Our contributions vest immediately. During the years ended December 31, 2009 and 2008 and the period from October 24, 2007 to December 31, 2007, we contributed $0.3 million, $0.2 million and less than $0.1 million, respectively, to the 401(k) Plan.

16. Fair Value of Financial Instruments

Assets and Liabilities Measured at Fair Value

There are no assets and liabilities measured at fair value as of December 31, 2009.

The table below presents the Company’s liabilities measured at fair value on a recurring basis as of December 31, 2008, aggregated by the level in the fair value hierarchy within which those measurements fall. These liabilities are recorded in prepaid rents and other liabilities in the consolidated balance sheet.

(in thousands)

	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at December 31, 2008
Liabilities
Derivative financial instruments	$—	$17,767	$—	$17,767

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

The following methods and assumptions were used in estimating the fair value amounts and disclosures for financial instruments as of December 31, 2009 and 2008:

•

Cash and cash equivalents: The carrying amount of cash and cash equivalents reported in the consolidated balance sheet approximates fair value because of the short maturity of these instruments (i.e., less than 90 days).

•	Marketable securities held to maturity: See Note 2.

•	Restricted cash: The carrying amount of restricted cash reported in the consolidated balance sheets approximates fair value because of the short maturities of these instruments.

•

Rents and other receivables, accounts payable and accrued liabilities, and prepaid rents: The carrying amount of these assets and liabilities reported in the balance sheet approximates fair value because of the short-term nature of these amounts.

•

Debt: As of December 31, 2009, the combined balance of our Unsecured Notes and mortgage notes payable was $898.5 million with a fair value of $904.7 million based on Level 1 and Level 3 data. The Level 1 data is for the Unsecured Notes and consisted of a quote from the market maker in the Unsecured Notes. The Level 3 data is for the mortgage notes payable and is based on discounted cash flows using interest rates from the ACC5 Term Loan that we obtained in December 2009.

As of December 31, 2008, the combined balance of our Line of Credit and mortgage notes payable was $666.8 million with a fair value of $669.8 million. This was calculated using Level 3 data, which is based on discounted cash flows using interest rates from the ACC4 Term Loan that we obtained in October 2008.

17. Supplemental Consolidating Financial Data for Subsidiary Guarantors of 8.5% Senior Unsecured Notes

On December 16, 2009 we issued our 8.5% Senior Unsecured Notes. The Unsecured Notes are unconditionally guaranteed, jointly and severally on a senior unsecured basis by the Parent and certain of the Company’s subsidiaries, including the subsidiaries that own the ACC2, ACC3, ACC4, VA3, VA4 and CH1 data centers, the ACC5 data center and the ACC6 parcel of land and the NJ1 development property, but excluding the owners of the SC1, SC2 and ACC7 parcels of land and our TRS. The following consolidating financial information sets forth the financial position as of December 31, 2009 and 2008 and results of operations and cash flows for the three years ended December 31, 2009 of the Company, Subsidiary Guarantors and the Subsidiary Non-Guarantors.

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

SUPPLEMENTAL CONSOLIDATING STATEMENTS OF OPERATIONS

(in thousands)

	Year ended December 31, 2009
	The Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated Total
Revenues:
Base rent	$—	$116,829	$—	$—	$116,829
Recoveries from tenants	—	69,014	—	—	69,014
Other revenues	—	957	13,482	—	14,439

Total revenues	—	186,800	13,482	—	200,282
Expenses:
Property operating costs	—	62,478	433	—	62,911
Real estate taxes and insurance	—	4,865	426		5,291
Management fees	—	—	—	—	—
Depreciation and amortization	27	56,671	3	—	56,701
General and administrative	11,334	304	1,720	—	13,358
Acquisition of service agreements	—	—	—	—	—
Other expenses	5	113	11,367		11,485

Total expenses	11,366	124,431	13,949	—	149,746

Operating income (loss)	(11,366)	62,369	(467)	—	50,536
Interest income	84	294	3		381
Interest:
Expense incurred	(1,950)	(22,990)	(522)		(25,462)
Amortization of deferred financing costs	(73)	(8,545)	(236)		(8,854)
Equity in earnings	16,191	—	—	(16,191)	—
Loss on discontinuance of cash flow hedge	—	(13,715)	—	—	(13,715)

Net (loss) income	2,886	17,413	(1,222)	(16,191)	2,886
Net loss (income) attributable to non-controlling interests	32	—	—	—	32

Net (loss) income attributable to controlling interests	$2,918	$17,413	$(1,222)	$(16,191)	$2,918

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

SUPPLEMENTAL CONSOLIDATING STATEMENTS OF OPERATIONS

(in thousands)

	Year ended December 31, 2008
	The Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated Total
Revenues:
Base rent	$—	$104,032	$—	$—	$104,032
Recoveries from tenants	—	58,802	—	—	58,802
Other revenues	—	681	10,149	—	10,830

Total revenues	—	163,515	10,149	—	173,664
Expenses:
Property operating costs	—	50,918	—	—	50,918
Real estate taxes and insurance	—	3,776	210		3,986
Management fees	—	—	—	—	—
Depreciation and amortization	61	50,641	1	—	50,703
General and administrative	9,246	426	896	—	10,568
Acquisition of service agreements	—	—	—	—	—
Other expenses	95	256	8,652		9,003

Total expenses	9,402	106,017	9,759	—	125,178

Operating income (loss)	(9,402)	57,498	390	—	48,486
Interest income	154	148	6		308
Interest:
Expense incurred	(3)	(12,535)	1,686		(10,852)
Amortization of deferred financing costs	—	(2,062)	280		(1,782)
Equity in earnings	45,411	—	—	(45,411)	—
Loss on discontinuance of cash flow hedge	—	—	—	—	—

Net (loss) income	36,160	43,049	2,362	(45,411)	36,160
Net loss (income) attributable to non-controlling interests	(214)	—	—	—	(214)

Net (loss) income attributable to controlling interests	$35,946	$43,049	$2,362	$(45,411)	$35,946

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

SUPPLEMENTAL CONSOLIDATING STATEMENTS OF OPERATIONS

(in thousands)

	For the period from October 24, 2007 (IPO) through December 31, 2007
	The Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated Total
Revenues:
Base rent	$—	$16,295	$—	$—	$16,295
Recoveries from tenants	—	8,961	—	—	8,961
Other revenues	—	35	580	—	615

Total revenues	—	25,291	580	—	25,871
Expenses:
Property operating costs	—	7,516	—	—	7,516
Real estate taxes and insurance	—	548	(9)		539
Management fees	—	—	—	—	—
Depreciation and amortization	1	8,895	—	—	8,896
General and administrative	1,446	15,262	305	—	17,013
Acquisition of service agreements	—	176,526	—	—	176,526
Other expenses	—	—	530		530

Total expenses	1,447	208,747	826	—	211,020

Operating income (loss)	(1,447)	(183,456)	(246)	—	(185,149)
Interest income	—	132	—		132
Interest:
Expense incurred	—	(1,363)	62		(1,301)
Amortization of deferred financing costs	—	(240)	10		(230)
Equity in earnings	(185,101)	—	—	185,101	—
Loss on discontinuance of cash flow hedge	—	—	—	—	—

Net (loss) income	(186,548)	(184,927)	(174)	185,101	(186,548)
Net loss (income) attributable to non-controlling interests	(56)	—	—	—	(56)

Net (loss) income attributable to controlling interests	$(186,604)	$(184,927)	$(174)	$185,101	$(186,604)

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

SUPPLEMENTAL CONSOLIDATING STATEMENTS OF OPERATIONS

(in thousands)

	For the period from January 1, 2007 through October 23, 2007
	The Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated Total
Revenues:
Base rent	$—	$23,458	$—	$—	$23,458
Recoveries from tenants	—	11,823	—	—	11,823
Other revenues	—	122	—	—	122

Total revenues	—	35,403	—	—	35,403
Expenses:
Property operating costs	—	10,317	—	—	10,317
Real estate taxes and insurance	—	669	—		669
Management fees	—	1,772	—	—	1,772
Depreciation and amortization	—	8,419	—	—	8,419
General and administrative	—	250	—	—	250
Acquisition of service agreements	—	—	—	—	—
Other expenses	—	—	—		—

Total expenses	—	21,427	—	—	21,427

Operating income (loss)	—	13,976	—	—	13,976
Interest income	—	280	—		280
Interest:
Expense incurred	—	(13,480)	—		(13,480)
Amortization of deferred financing costs	—	(2,395)	—		(2,395)
Loss on discontinuance of cash flow hedge	—	—	—	—	—

Net (loss) income	—	(1,619)	—	—	(1,619)
Net loss (income) attributable to non-controlling interests	—	—	—	—	—

Net (loss) income attributable to controlling interests	$—	$(1,619)	$—	$—	$(1,619)

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

SUPPLEMENTAL CONSOLIDATING BALANCE SHEETS

(in thousands)

	December 31, 2009
	The Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated Total
ASSETS
Income producing property:
Land	$—	$44,001	$—	$—	$44,001
Buildings and improvements	—	1,438,598			1,438,598

	—	1,482,599	—	—	1,482,599
Less: accumulated depreciation	—	(115,225)	—	—	(115,225)

Net income producing property	—	1,367,374	—	—	1,367,374
Construction in progress and land held for development	—	250,634	79,536	—	330,170

Net real estate	—	1,618,008	79,536	—	1,697,544
Cash and cash equivalents	15,119	17,787	682	—	33,588
Marketable securities held to maturity	138,978	—	—	—	138,978
Restricted cash	—	10,222	—	—	10,222
Rents and other receivables	13	381	2,156	—	2,550
Deferred rent	—	57,364	—	—	57,364
Lease contracts above market value, net	—	16,349	—	—	16,349
Deferred costs, net	13,425	38,783	—	—	52,208
Investment in affiliates	1,437,687	—	—	(1,437,687)	—
Prepaid expenses and other assets	1,306	6,484	1,761	—	9,551

Total assets	$1,606,528	$1,765,378	$84,135	$(1,437,687)	$2,018,354

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities:
Mortgage notes payable	$—	$348,500	$—	$—	$348,500
Unsecured notes payable	550,000	—	—	—	550,000
Line of credit	—	—	—	—	—
Accounts payable and accrued liabilities	6,948	10,501	2,362	—	19,811
Construction costs payable	—	5,586	643	—	6,229
Lease contracts below market value, net	—	28,689	—	—	28,689
Prepaid rents and other liabilities	19	13,705	1,840	—	15,564

Total liabilities	556,967	406,981	4,845	—	968,793
Redeemable partnership units	448,811	—	—	—	448,811
Commitments and contingencies	—	—	—	—
Partners’ capital:
General partner’s capital	9,391	—	—	—	9,391
Limited partners’ capital	591,359	1,358,397	79,290	(1,437,687)	591,359

Total DuPont Fabros Technology, L.P. capital	600,750	—	—	—	600,750
Noncontrolling interests in consolidated subsidiaries	—	—	—	—	—

Total partners’ capital	600,750	—	—	—	600,750

Total liabilities & partners’ capital	$1,606,528	$1,765,378	$84,135	$(1,437,687)	$2,018,354

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

SUPPLEMENTAL CONSOLIDATING BALANCE SHEETS

(in thousands)

	December 31, 2008
	The Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated Total
ASSETS
Income producing property:
Land	$—	$39,617	$—	$—	$39,617
Buildings and improvements	—	1,277,230			1,277,230

	—	1,316,847	—	—	1,316,847
Less: accumulated depreciation	—	(63,669)	—	—	(63,669)

Net income producing property	—	1,253,178	—	—	1,253,178
Construction in progress and land held for development	—	334,017	113,864	—	447,881

Net real estate	—	1,587,195	113,864	—	1,701,059
Cash and cash equivalents	22,094	29,859	1,559	—	53,512
Marketable securities held to maturity	—	—	—	—	—
Restricted cash	—	134	—	—	134
Rents and other receivables	30	548	500	—	1,078
Deferred rent	—	39,052	—	—	39,052
Lease contracts above market value, net	—	19,213	—	—	19,213
Deferred costs, net	—	42,866	51	—	42,917
Investment in affiliates	1,015,818	—	—	(1,015,818)	—
Prepaid expenses and other assets	1,024	4,557	2,217	—	7,798

Total assets	$1,038,966	$1,723,424	$118,191	$(1,015,818)	$1,864,763

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities:
Mortgage notes payable	$—	$433,395	$—	$—	$433,395
Unsecured notes payable	—	—	—	—	—
Line of credit	—	233,424	—	—	233,424
Accounts payable and accrued liabilities	2,018	9,871	1,368	—	13,257
Construction costs payable	—	39,548	42,693	—	82,241
Lease contracts below market value, net	—	38,434	—	—	38,434
Prepaid rents and other liabilities	11	25,179	1,885	—	27,075

Total liabilities	2,029	779,851	45,946	—	827,826
Redeemable partnership units	484,768	—	—	—	484,768
Commitments and contingencies	—	—	—	—	—
Partners’ capital:
General partner’s capital	10,238	—	—	—	10,238
Limited partners’ capital	538,417	943,573	72,245	(1,015,818)	538,417

Total DuPont Fabros Technology, L.P. capital	548,655	—	—	—	548,655
Noncontrolling interests in consolidated subsidiaries	3,514	—	—	—	3,514

Total partners’ capital	552,169	—	—	—	552,169

Total liabilities & partners’ capital	$1,038,966	$1,723,424	$118,191	$(1,015,818)	$1,864,763

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

SUPPLEMENTAL CONSOLIDATING STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended December 31, 2009
	The Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated Total
Cash flow from operating activities

Net cash provided by (used in) operating activities	$(8,472)	$76,043	$(1,673)	$—	$65,898

Cash flow from investing activities
Acquisition of real estate and service agreements, net of cash acquired	—	—	—	—	—
Investments in real estate – development	—	(113,918)	—	—	(113,918)
Purchases of marketable securities held to maturity	(138,978)	—	—	—	(138,978)
Investments in affiliates	(385,883)	385,087	796	—	—
Interest capitalized for real estate under development	—	(5,691)	—	—	(5,691)
Improvements to real estate	—	(3,384)	—	—	(3,384)
Additions to non-real estate property	(41)	(363)			(404)

Net cash used in investing activities	(524,902)	261,731	796	—	(262,375)

Cash flow from financing activities
Issuance of common units, net of offering costs	—	—	—	—	—
Line of credit:
Proceeds	—	—	—	—	—
Repayments	—	(233,424)	—	—	(233,424)
Unsecured notes:
Proceeds	550,000	—	—	—	550,000
Mortgage notes payable:
Proceeds	—	326,726	5,000	—	331,726
Lump sum payoffs	—	(360,121)	(5,000)	—	(365,121)
Repayments	—	(51,500)	—	—	(51,500)
Escrowed proceeds	—	(10,000)	—	—	(10,000)
Offering costs	—				—
Payments of financing costs	(13,498)	(7,812)	—	—	(21,310)
Payment for termination of cash flow hedge	—	(13,715)	—	—	(13,715)
Related party payments	—	—	—	—	—
Distributions	(10,103)	—	—	—	(10,103)

Net cash provided by financing activities	526,399	(349,846)	—	—	176,553

Net (decrease) increase in cash and cash equivalents	(6,975)	(12,072)	(877)	—	(19,924)
Cash and cash equivalents, beginning	22,094	29,859	1,559	—	53,512

Cash and cash equivalents, ending	$15,119	$17,787	$682	$—	$33,588

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

SUPPLEMENTAL CONSOLIDATING STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended December 31, 2008
	The Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated Total
Cash flow from operating activities

Net cash provided by (used in) operating activities	$(8,939)	$66,715	$1,500	$—	$59,276

Cash flow from investing activities
Acquisition of real estate and service agreements, net of cash acquired	—	—	—	—	—
Investments in real estate – development	—	(251,157)	(66,142)	—	(317,299)
Purchases of marketable securities held to maturity	—	—	—	—	—
Investments in affiliates	79,184	(147,071)	67,887	—	—
Interest capitalized for real estate under development	—	(11,464)	(1,686)	—	(13,150)
Improvements to real estate	—	(3,701)	—	—	(3,701)
Additions to non-real estate property	(432)	(210)	—	—	(642)

Net cash used in investing activities	78,752	(413,603)	59	—	(334,792)

Cash flow from financing activities
Issuance of common units, net of offering costs	—	—	—	—	—
Line of credit:
Proceeds	—	233,700	—	—	233,700
Repayments	—	(276)	—	—	(276)
Unsecured notes:
Proceeds	—	—	—	—	—
Mortgage notes payable:
Proceeds	—	136,676	—	—	136,676
Lump sum payoffs	—	—	—	—	—
Repayments	—	—	—	—	—
Escrowed proceeds	—	—	—	—	—
Offering costs	—	(87)	—	—	(87)
Payments of financing costs	—	(4,776)	—	—	(4,776)
Payment for termination of cash flow hedge	—	—	—	—	—
Related party payments	—	—	—	—	—
Distributions	(47,719)	—	—	—	(47,719)

Net cash provided by financing activities	(47,719)	365,237	—	—	317,518

Net (decrease) increase in cash and cash equivalents	22,094	18,349	1,559	—	42,002
Cash and cash equivalents, beginning	—	11,510	—	—	11,510

Cash and cash equivalents, ending	$22,094	$29,859	$1,559	$—	$53,512

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

SUPPLEMENTAL CONSOLIDATING STATEMENTS OF CASH FLOWS

(in thousands)

	For the period from October 24, 2007 (IPO) through December 31, 2007
	The Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated Total
Cash flow from operating activities

Net cash provided by (used in) operating activities	$(1,502)	$(6,384)	$(174)	$—	$(8,060)

Cash flow from investing activities
Acquisition of real estate and service agreements, net of cash acquired	—	(378,606)	—	—	(378,606)
Investments in real estate – development	—	(50,867)	(24,392)	—	(75,259)
Purchases of marketable securities held to maturity	—	—	—	—	—
Investments in affiliates	(675,501)	650,873	24,628	—	—
Interest capitalized for real estate under development	—	(2,505)	(62)	—	(2,567)
Improvements to real estate	—	(209)	—	—	(209)
Additions to non-real estate property	—	—	—	—	—

Net cash used in investing activities	(675,501)	218,686	174	—	(456,641)

Cash flow from financing activities
Issuance of common units, net of offering costs	677,003	—	—	—	677,003
Line of credit:
Proceeds	—	57,000	—	—	57,000
Repayments	—	(332,000)	—	—	(332,000)
Unsecured notes:
Proceeds	—	—	—	—	—
Mortgage notes payable:
Proceeds	—	97,629	—	—	97,629
Lump sum payoffs	—	(27,127)	—	—	(27,127)
Repayments	—	—	—	—	—
Escrowed proceeds	—	—	—	—	—
Offering costs	—	—	—	—	—
Payments of financing costs	—	(2,322)	—	—	(2,322)
Payment for termination of cash flow hedge	—	—	—	—	—
Related party payments	—	(615)	—	—	(615)
Distributions	—	—	—	—	—

Net cash provided by financing activities	677,003	(207,435)	—	—	469,568

Net (decrease) increase in cash and cash equivalents	—	4,867	—	—	4,867
Cash and cash equivalents, beginning	—	6,643	—	—	6,643

Cash and cash equivalents, ending	$—	$11,510	$—	$—	$11,510

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

SUPPLEMENTAL CONSOLIDATING STATEMENTS OF CASH FLOWS

(in thousands)

	For the period from January 1, 2007 through October 23, 2007
	The Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated Total
Cash flow from operating activities

Net cash provided by (used in) operating activities	$—	$(4,217)	$—	$—	$(4,217)

Cash flow from investing activities
Acquisition of real estate and service agreements, net of cash acquired	—	(222,341)	—	—	(222,341)
Investments in real estate – development	—	(70,188)	—	—	(70,188)
Purchases of marketable securities held to maturity	—	—	—	—	—
Interest capitalized for real estate under development	—	(970)	—	—	(970)
Improvements to real estate	—	(1,117)	—	—	(1,117)
Additions to non-real estate property	—	—	—	—	—

Net cash used in investing activities	—	(294,616)	—	—	(294,616)

Cash flow from financing activities
Issuance of common units, net of offering costs	—	—	—	—	—
Line of credit:
Proceeds	—	275,000	—	—	275,000
Repayments	—	—	—	—	—
Unsecured notes:
Proceeds	—	—	—	—	—
Mortgage notes payable:
Proceeds	—	214,118	—	—	214,118
Lump sum payoffs	—	(125,205)	—	—	(125,205)
Repayments	—	—	—	—	—
Escrowed proceeds	—	—	—	—	—
Offering costs	—	—	—	—	—
Payments of financing costs	—	(8,308)	—	—	(8,308)
Payment for termination of cash flow hedge	—	—	—	—	—
Related party payments	—	(31,438)	—	—	(31,438)
Distributions	—	(23,552)	—	—	(23,552)

Net cash provided by financing activities	—	300,615	—	—	300,615

Net (decrease) increase in cash and cash equivalents	—	1,782	—	—	1,782
Cash and cash equivalents, beginning	—	4,861	—	—	4,861

Cash and cash equivalents, ending	$—	$6,643	$—	$—	$6,643

DUPONT FABROS TECHNOLOGY, L.P. (THE COMPANY)

AND ITS PREDECESSOR, SAFARI VENTURES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2009

18. Subsequent Events

OP Unit Redemption

From January 1, 2010 through February 26, 2010, holders of 50,000 redeemable OP units elected to redeem these units. The Parent had the option to pay the OP unitholders with cash or issue shares of its common stock. The Parent elected to issue an equal number of shares of its common stock, which increased the Parent’s ownership interest in the OP.

Stock Compensation Plan (unaudited)

On February 25, 2010, the compensation committee of the Parent’s board of directors granted incentive compensation awards to employees of the Company consisting of 218,245 shares of restricted stock and options to purchase 290,560 shares of the Parent’s common stock, in the aggregate. One-third of these vest on each of March 1, 2011, 2012 and 2013, so long as the recipients remain employed with the Company. The options have a life of 10 years.

DUPONT FABROS TECHNOLOGY, L.P.

SCHEDULE III

CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION

DECEMBER 31, 2009

	Encum- brances	Initial Cost		Cost Capitalized Subsequent to Acquisition		Gross Carry Amount at December 31, 2009			Accumulated Depreciation at December 31, 2009	Year Built/ Renovated	Year Acquired
		Land	Buildings & Improvements	Land	Buildings & Improvements	Land	Buildings & Improvements	Total
Operating Properties (1)
ACC2	$—	$2,500	$157,100	$—	$1,470	$2,500	$158,570	$161,070	$(16,165)	2005	2001
ACC3	—	1,071	—	—	94,037	1,071	94,037	95,108	(12,411)	2006	2001
ACC4	198,500	6,600	506,081	—	28,720	6,600	534,801	541,401	(41,655)	2007	2006
ACC5 Phase I	150,000	3,223	43	—	153,836	3,223	153,879	157,102	(1,801)	2009	2007
VA3	—	10,000	172,881	—	854	10,000	173,735	183,735	(20,299)	2003-2004	2003
VA4	—	6,800	140,575	—	1,167	6,800	141,742	148,542	(14,315)	2005	2005
CH1—Phase I	—	12,646	70,190	1,161	111,644	13,807	181,834	195,641	(8,579)	2007-2008	2007

Subtotal	348,500	42,840	1,046,870	1,161	391,728	44,001	1,438,598	1,482,599	(115,225)

Development Properties
CH1—Phase II (1)	—	—	3,753	—	13,801	—	17,554	17,554	—	2007-2009	2007
ACC5 Phase II and ACC6 (1)	—	8,735	—	—	62,049	8,735	62,049	70,784	—	2007-2009	2007
NJ1 (1)	—	9,293	—	—	153,004	9,293	153,004	162,297	—	2007-2009	2007
SC1	—	740	—	—	74,144	740	74,144	74,884	—	2007-2009	2007
ACC7	—	4,180	—	472	—	4,651	—	4,651	—	2007-2009	2007

Subtotal	—	22,948	3,753	472	302,998	23,419	306,751	330,170	—

Grand Total	$348,500	$65,788	$1,050,623	$1,633	$694,726	$67,420	$1,745,349	$1,812,769	$(115,225)

(1)	The subsidiaries that own these data centers are guarantors of the Company’s $550.0 million 8.5% Unsecured Notes.

DUPONT FABROS TECHNOLOGY, L.P.

SCHEDULE III

CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION

DECEMBER 31, 2009

The following is a reconciliation of real estate assets and accumulated depreciation for the years ended December 31, 2009, 2008 and 2007:

	2009	2008	2007
	(in thousands)
Real estate assets
Balance, beginning of period	$1,764,728	$1,374,117	$94,471
Additions—property acquisitions	—	—	1,168,262
—improvements	48,041	390,611	111,384

Balance, end of period	$1,812,769	$1,764,728	$1,374,117

Accumulated depreciation
Balance, beginning of period	$63,669	$17,672	$2,442
Additions—depreciation	51,556	45,997	15,230

Balance, end of period	$115,225	$63,669	$17,672

We have not authorized any dealer or salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus unless the information specifically indicates that another date applies.

Until                     , 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$550,000,000

DuPont Fabros Technology, L.P.

Exchange Offer of

$550,000,000 of our 8 1/2% Senior Notes due 2017

Unconditionally Guaranteed by

DuPont Fabros Technology, Inc.

And the Other Guarantors

                    , 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following applies to DuPont Fabros Technology, Inc. and DuPont Fabros Technology, L.P.

DuPont Fabros Technology, Inc. and DuPont Fabros Technology, L.P. are governed by the laws of the state of Maryland.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established in a judgment or other final adjudication to be material to the cause of action. Our charter contains a provision that limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission if the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right if the corporation or if the director or officer was adjudged to be liable to the corporation nor may a director be indemnified in circumstances in which the director is found liable for an improper personal benefit. In accordance with the MGCL and our bylaws, our bylaws require us, as a condition to advancement of expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

Our charter provides that we shall indemnify, to the maximum extent permitted by Maryland law in effect from time to time, any individual who is a present or former director or officer (including any individual who, at our request, serves or has served as an, officer, partner, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise) from and against any claim or liability to which such person may become subject by reason of service in such capacity. We have the power, with the approval of our board of directors, to provide indemnification and advancement of expenses to a present or former director or officer who served any of our contributing entities in any of the capacities described above and to any employee or agent of our company or any of our contributing entities. Maryland law requires us to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

In addition, we have entered into indemnification agreements with our executive officers and directors that obligate us to indemnify them to the maximum extent permitted by Maryland law. Under such agreements, we must pay all indemnifiable expenses in advance of the final disposition of any proceeding if the director or executive officer furnishes us with a written affirmation of the director’s or executive officer’s good faith belief that the standard of conduct necessary for indemnification by our company has been met and a written undertaking to reimburse us if a court of competent jurisdiction determines that the director or executive officer is not entitled to indemnification.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

The following exhibits are filed as part of this registration statement on Form S-4:

Number	Description

*3.1	Articles of Amendment and Restatement of Incorporation of DuPont Fabros Technology, Inc.

*3.2	Amended and Restated Bylaws of DuPont Fabros Technology, Inc.

*3.3	Amended and Restated Agreement of Limited Partnership of DuPont Fabros Technology, L.P.

*3.4	Certificate of Formation of Grizzly Equity LLC.

*3.5	LLC Operating Agreement of Grizzly Equity LLC.

*3.6	Certificate of Formation of Grizzly Ventures LLC.

*3.7	LLC Operating Agreement of Grizzly Ventures LLC.

*3.8	Certificate of Formation of Lemur Properties LLC.

*3.9	LLC Operating Agreement of Lemur Properties LLC.

*3.10	Certificate of Formation of Porpoise Ventures LLC.

*3.11	LLC Operating Agreement of Porpoise Ventures LLC.

*3.12	Certificate of Formation of Quill Equity LLC.

*3.13	LLC Operating Agreement of Quill Equity LLC.

*3.14	Certificate of Formation of Rhino Equity LLC.

*3.15	LLC Operating Agreement of Rhino Equity LLC.

*3.16	Certificate of Formation of Tarantula Interests LLC.

*3.17	LLC Operating Agreement of Tarantula Interests LLC.

*3.18	Certificate of Formation of Tarantula Ventures LLC.

*3.19	LLC Operating Agreement of Tarantula Ventures LLC.

*3.20	Certificate of Formation of Whale Holdings LLC.

*3.21	LLC Operating Agreement of Whale Holdings LLC.

*3.22	Certificate of Formation of Whale Interests LLC.

*3.23	LLC Operating Agreement of Whale Interests LLC.

*3.24	Certificate of Formation of Whale Ventures LLC.

*3.25	LLC Operating Agreement of Whale Ventures LLC.

*3.26	Certificate of Formation of Yak Management LLC.

*3.27	LLC Operating Agreement of Yak Management LLC.

*3.28	Certificate of Formation of Yak Interests LLC.

*3.29	LLC Operating Agreement of Yak Interests LLC.

*3.30	Certificate of Formation of Xeres Management LLC.

*3.31	LLC Operating Agreement of Xeres Management LLC.

Number	Description

*3.32	Certificate of Formation of Xeres Interests LLC.

*3.33	LLC Operating Agreement of Xeres Interests LLC.

*3.34	Certificate of Formation of Fox Properties LLC.

*3.35	LLC Operating Agreement of Fox Properties LLC.

*4.1	Indenture, dated December 16, 2009, by and among DuPont Fabros Technology, L.P., DuPont Fabros Technology, Inc., certain of its subsidiaries and U.S. Bank National Association.

*4.2	Registration Rights Agreement, dated December 16, 2009, by and among DuPont Fabros Technology, L.P., DuPont Fabros Technology, Inc., certain of its subsidiaries and Jefferies & Company, Inc.

*5.1	Opinion of Hogan & Hartson LLP with respect to DuPont Fabros Technology, L.P. and the Guarantors.

8.1	Opinion of Hogan & Hartson LLP with respect to certain tax matters.

*12.1	Ratio of Earnings to Fixed Charges of DuPont Fabros Technology, Inc. and DuPont Fabros Technology, L.P.

*21.1	List of Subsidiaries.

23.1	Consent of Ernst & Young LLP regarding DuPont Fabros Technology, Inc. and DuPont Fabros Technology, L.P.

*23.2	Consent of Hogan & Hartson LLP with respect to DuPont Fabros Technology, L.P. and the Guarantors (included in Exhibit 5.1).

*24	Power of Attorney (included on signature pages hereof).

*25	Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939.

*99.1	Form of Letter of Transmittal.

*99.2	Form of Notice of Guaranteed Delivery.

*99.3	Form of Exchange Agent Agreement.

*99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees and Form of Letter to Clients.

*	Previously filed with the initial filing of this registration statement (Commission File No. 333-165465).

(b)	Financial Statements and Financial Statement Schedules

Financial Statements and Financial Statement Schedules are listed in the Index to Consolidated Financial Statements and Schedules on page F-1 of this registration statement.

ITEM 22.	UNDERTAKINGS

(a)	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c)	The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d)	The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on April 14, 2010.

DUPONT FABROS TECHNOLOGY, INC.

By:	/s/ HOSSEIN FATEH
Hossein Fateh President and Chief Executive Officer

DUPONT FABROS TECHNOLOGY, L.P.

By:	DuPont Fabros Technology, Inc., its general partner

By:	/s/ HOSSEIN FATEH
Hossein Fateh President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LAMMOT J. DU PONT Lammot J. du Pont	Executive Chairman of the Board of Directors	April 14, 2010

/s/ HOSSEIN FATEH Hossein Fateh	President and Chief Executive Officer and Director (Principal Executive Officer)	April 14, 2010

/s/ MARK L. WETZEL Mark L. Wetzel	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 14, 2010

/s/ JEFFREY H. FOSTER Jeffrey H. Foster	Chief Accounting Officer (Principal Accounting Officer)	April 14, 2010

* Mark Amin	Director	April 14, 2010

* Michael A. Coke	Director	April 14, 2010

* Thomas D. Eckert	Director	April 14, 2010

* Frederick V. Malek	Director	April 14, 2010

Signature	Title	Date

* John H. Toole	Director	April 14, 2010

*By:	/s/ HOSSEIN FATEH
Hossein Fateh Attorney-in-Fact

GRIZZLY EQUITY, LLC

By:	DuPont Fabros Technology, L.P., its managing member

	By:	Dupont Fabros Technology, Inc., its general partner

	By:	/s/ HOSSEIN FATEH
Hossein Fateh President and Chief Executive Officer

GRIZZLY VENTURES, LLC

By:	Grizzly Equity, LLC, its managing member

	By:	DuPont Fabros Technology, L.P., its managing member

		By:	Dupont Fabros Technology, Inc., its general partner

		By:	/s/ HOSSEIN FATEH
Hossein Fateh President and Chief Executive Officer

WHALE HOLDINGS, LLC

By:	DuPont Fabros Technology, L.P., its managing member

	By:	Dupont Fabros Technology, Inc., its general partner

	By:	/s/ HOSSEIN FATEH
Hossein Fateh President and Chief Executive Officer

WHALE INTERESTS, LLC

By:	Whale Holdings, LLC, its managing member

	By:	DuPont Fabros Technology, L.P., its managing member

		By:	Dupont Fabros Technology, Inc., its general partner

		By:	/s/ HOSSEIN FATEH
Hossein Fateh President and Chief Executive Officer

WHALE VENTURES, LLC

By:	Whale Interests, LLC, its managing member

	By:	Whale Holdings, LLC, its managing member

		By:	DuPont Fabros Technology, L.P., its managing member

			By:	Dupont Fabros Technology, Inc., its general partner

			By:	/s/ HOSSEIN FATEH
Hossein Fateh President and Chief Executive Officer

YAK MANAGEMENT, LLC

By:	DuPont Fabros Technology, L.P., its managing member

	By:	Dupont Fabros Technology, Inc., its general partner

	By:	/s/ HOSSEIN FATEH
Hossein Fateh President and Chief Executive Officer

YAK INTERESTS, LLC

By:	Yak Management, LLC, its managing member

	By:	DuPont Fabros Technology, L.P., its managing member

		By:	Dupont Fabros Technology, Inc., its general partner

		By:	/s/ HOSSEIN FATEH
Hossein Fateh President and Chief Executive Officer

XERES MANAGEMENT, LLC

By:	DuPont Fabros Technology, L.P., its managing member

	By:	Dupont Fabros Technology, Inc., its general partner

	By:	/s/ HOSSEIN FATEH
Hossein Fateh President and Chief Executive Officer

XERES INTERESTS, LLC

By:	Xeres Management, LLC, its managing member

	By:	DuPont Fabros Technology, L.P., its managing member

		By:	Dupont Fabros Technology, Inc., its general partner

		By:	/s/ HOSSEIN FATEH
Hossein Fateh President and Chief Executive Officer

RHINO EQUITY, LLC

By:	DuPont Fabros Technology, L.P., its managing member

	By:	Dupont Fabros Technology, Inc., its general partner

	By:	/s/ HOSSEIN FATEH
Hossein Fateh President and Chief Executive Officer

QUILL EQUITY, LLC

By:	DuPont Fabros Technology, L.P., its managing member

	By:	Dupont Fabros Technology, Inc., its general partner

	By:	/s/ HOSSEIN FATEH
Hossein Fateh President and Chief Executive Officer

LEMUR PROPERTIES, LLC

By:	DuPont Fabros Technology, L.P., its managing member

	By:	Dupont Fabros Technology, Inc., its general partner

	By:	/s/ HOSSEIN FATEH
Hossein Fateh President and Chief Executive Officer

PORPOISE VENTURES, LLC

By:	DuPont Fabros Technology, L.P., its managing member

	By:	Dupont Fabros Technology, Inc., its general partner

	By:	/s/ HOSSEIN FATEH
Hossein Fateh President and Chief Executive Officer

FOX PROPERTIES, LLC

By:	DuPont Fabros Technology, L.P., its managing member

	By:	Dupont Fabros Technology, Inc., its general partner

	By:	/s/ HOSSEIN FATEH
Hossein Fateh President and Chief Executive Officer

TARANTULA INTERESTS, LLC

By:	DuPont Fabros Technology, L.P., its managing member

	By:	Dupont Fabros Technology, Inc., its general partner

	By:	/s/ HOSSEIN FATEH
Hossein Fateh President and Chief Executive Officer

TARANTULA VENTURES, LLC

By:	Tarantula Interests, LLC, its managing member

	By:	DuPont Fabros Technology, L.P., its managing member

		By:	Dupont Fabros Technology, Inc., its general partner

		By:	/s/ HOSSEIN FATEH
Hossein Fateh President and Chief Executive Officer

INDEX TO EXHIBITS

Number	Description
*3.1	Articles of Amendment and Restatement of Incorporation of DuPont Fabros Technology, Inc.

*3.2	Amended and Restated Bylaws of DuPont Fabros Technology, Inc.

*3.3	Amended and Restated Agreement of Limited Partnership of DuPont Fabros Technology, L.P.

*3.4	Certificate of Formation of Grizzly Equity LLC.

*3.5	LLC Operating Agreement of Grizzly Equity LLC.

*3.6	Certificate of Formation of Grizzly Ventures LLC.

*3.7	LLC Operating Agreement of Grizzly Ventures LLC.

*3.8	Certificate of Formation of Lemur Properties LLC.

*3.9	LLC Operating Agreement of Lemur Properties LLC.

*3.10	Certificate of Formation of Porpoise Ventures LLC.

*3.11	LLC Operating Agreement of Porpoise Ventures LLC.

*3.12	Certificate of Formation of Quill Equity LLC.

*3.13	LLC Operating Agreement of Quill Equity LLC.

*3.14	Certificate of Formation of Rhino Equity LLC.

*3.15	LLC Operating Agreement of Rhino Equity LLC.

*3.16	Certificate of Formation of Tarantula Interests LLC.

*3.17	LLC Operating Agreement of Tarantula Interests LLC.

*3.18	Certificate of Formation of Tarantula Ventures LLC.

*3.19	LLC Operating Agreement of Tarantula Ventures LLC.

*3.20	Certificate of Formation of Whale Holdings LLC.

*3.21	LLC Operating Agreement of Whale Holdings LLC.

*3.22	Certificate of Formation of Whale Interests LLC.

*3.23	LLC Operating Agreement of Whale Interests LLC.

*3.24	Certificate of Formation of Whale Ventures LLC.

*3.25	LLC Operating Agreement of Whale Ventures LLC.

*3.26	Certificate of Formation of Yak Management LLC.

*3.27	LLC Operating Agreement of Yak Management LLC.

*3.28	Certificate of Formation of Yak Interests LLC.

*3.29	LLC Operating Agreement of Yak Interests LLC.

*3.30	Certificate of Formation of Xeres Management LLC.

*3.31	LLC Operating Agreement of Xeres Management LLC.

*3.32	Certificate of Formation of Xeres Interests LLC.

*3.33	LLC Operating Agreement of Xeres Interests LLC.

Number	Description
*3.34	Certificate of Formation of Fox Properties LLC.

*3.35	LLC Operating Agreement of Fox Properties LLC.

*4.1	Indenture, dated December 16, 2009, by and among DuPont Fabros Technology, L.P., DuPont Fabros Technology, Inc., certain of its subsidiaries and U.S. Bank National Association.

*4.2	Registration Rights Agreement, dated December 16, 2009, by and among DuPont Fabros Technology, L.P., DuPont Fabros Technology, Inc., certain of its subsidiaries and Jefferies & Company, Inc.

*5.1	Opinion of Hogan & Hartson LLP with respect to DuPont Fabros Technology, L.P. and the Guarantors.

8.1	Opinion of Hogan & Hartson LLP with respect to certain tax matters.

*12.1	Ratio of Earnings to Fixed Charges of DuPont Fabros Technology, Inc. and DuPont Fabros Technology, L.P.

*21.1	List of Subsidiaries.

23.1	Consent of Ernst & Young LLP regarding DuPont Fabros Technology, Inc. and DuPont Fabros Technology, L.P.

*23.2	Consent of Hogan & Hartson LLP with respect to DuPont Fabros Technology, L.P. and the Guarantors (included in Exhibit 5.1).

*24	Power of Attorney (included on signature pages hereof).

*25	Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939.

*99.1	Form of Letter of Transmittal.

*99.2	Form of Notice of Guaranteed Delivery.

*99.3	Form of Exchange Agent Agreement.

*99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees and Form of Letter to Clients.

*	Previously filed with the initial filing of this registration statement (Commission File No. 333-165465).